      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 5, 1998
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                            USA WASTE SERVICES, INC.
             (Exact name of Registrant as specified in its charter)

                DELAWARE                                    4953                                   73-1309529
    (State or Other Jurisdiction of             (Primary Standard Industrial        (I.R.S. Employer Identification Number)
     Incorporation or Organization)             Classification Code Number)

                               1001 FANNIN STREET
                                   SUITE 4000
                              HOUSTON, TEXAS 77002
                                 (713) 512-6200
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                              GREGORY T. SANGALIS
                            USA WASTE SERVICES, INC.
                               1001 FANNIN STREET
                                   SUITE 4000
                               HOUSTON, TX 77002
                                 (713) 512-6200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                JOHN A. MARZULLI, JR.                                  CHARLES W. MULANEY, JR.
                 SHEARMAN & STERLING                       SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)
                 599 LEXINGTON AVENUE                                   333 WEST WACKER DRIVE
                  NEW YORK, NY 10022                                    CHICAGO, IL 60606-1285
                    (212) 848-4000                                          (312) 407-0700

Approximate date of commencement of proposed sale to the public: As promptly as practicable after this Registration Statement becomes effective and the effective time of the proposed merger of Waste Management, Inc. ("Waste Management") with and into Dome Merger Subsidiary, Inc., a wholly owned subsidiary of the Registrant, as described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                        CALCULATION OF REGISTRATION FEE

                                                                                     PROPOSED MAXIMUM       PROPOSED MAXIMUM
            TITLE OF EACH CLASS OF SECURITIES                     AMOUNT TO         OFFERING PRICE PER     AGGREGATE OFFERING
                     TO BE REGISTERED                         BE REGISTERED (1)          SECURITY               PRICE (2)
Common Stock, par value $0.01 per share...................       380,625,000          Not Applicable       $16,389,870,000.00


            TITLE OF EACH CLASS OF SECURITIES                     AMOUNT OF
                     TO BE REGISTERED                       REGISTRATION FEE (3)
Common Stock, par value $0.01 per share...................      $4,835,011.65

(1) Based on the maximum number of shares of Common Stock that the Registrant may be required to issue in connection with the Merger calculated as the product of (a) 525,000,000, the sum of (i) the number of shares of common stock of Waste Management, par value $1.00 per share ("Waste Management Common Stock"), outstanding on May 31, 1998, (ii) the number of shares of Waste Management Common Stock issuable pursuant to outstanding stock options through the date the Merger is expected to be consummated, (iii) the number of shares of Waste Management Common Stock issuable upon conversion, prior to the date the Merger is expected to be consummated, of outstanding convertible securities of Waste Management and (iv) the number of shares of Waste Management Common Stock otherwise expected to be issued prior to the date the Merger is expected to be consummated and (b) an exchange ratio of
    0.725 of a share of Common Stock for each share of Waste Management Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and computed pursuant to Rule 457(f)(1) and Rule 457(c) thereunder on the basis of the market value of the Waste Management Common Stock to be exchanged in the Merger, as the product of (a) $31.2188 (the average of the high and low sales prices per share of Waste Management Common Stock as reported on the New York Stock Exchange Composite Transactions Tape on June 4, 1998) and (b) 525,000,000, the sum of (i) the number of shares of Waste Management Common Stock outstanding on May 31, 1998, (ii) the number of shares of Waste Management Common Stock issuable pursuant to outstanding stock options through the date the Merger is expected to be consummated, (iii) the number of shares of Waste Management Common Stock issuable upon conversion, prior to the date the Merger is expected to be consummated, of outstanding convertible securities of Waste Management and (iv) the number of shares of Waste Management Common Stock otherwise expected to be issued prior to the date the Merger is expected to be consummated.

(3) Pursuant to Rule 457(b) under the Securities Act, the registration fee has been reduced by the $3,088,162.92 paid on April 23, 1998 in connection with the filing under the Securities Exchange Act of 1934, as amended, of preliminary copies of the proxy materials included herein. Therefore, the registration fee payable upon the filing of this Registration Statement is $1,746,848.73.
                         ------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED JUNE 5, 1998

                            USA WASTE SERVICES, INC.
                                      AND
                             WASTE MANAGEMENT, INC.
                              -------------------

                             JOINT PROXY STATEMENT
                              -------------------

                      USA WASTE SERVICES, INC. PROSPECTUS

    This Joint Proxy Statement/Prospectus is being furnished to holders of common stock, par value $0.01 per share ("USA Waste Common Stock"), of USA Waste Services, Inc., a Delaware corporation ("USA Waste"), in connection with the solicitation of proxies by the Board of Directors of USA Waste (the "USA Waste Board") for use at a Special Meeting of Stockholders of USA Waste (the "USA Waste Special Meeting") to be held on Wednesday, July 15, 1998, at the Four Seasons Hotel, 1300 Lamar, Houston, Texas, commencing at 3:00 p.m., local time, and at any adjournment or postponement thereof.

    This Joint Proxy Statement/Prospectus is also being furnished to holders of common stock, par value $1.00 per share ("Waste Management Common Stock"), of Waste Management, Inc., a Delaware corporation ("Waste Management"), in connection with the solicitation of proxies by the Board of Directors of Waste Management (the "Waste Management Board") for use at the Special Meeting of Stockholders of Waste Management (the "Waste Management Special Meeting") to be held on Wednesday, July 15, 1998 at the offices of Harris Trust and Savings Bank, 111 West Monroe Street, Chicago, Illinois, commencing at 2:00 p.m., local time, and at any adjournment or postponement thereof.

    USA Waste has filed a Registration Statement on Form S-4 (including the exhibits and any amendments thereto, the "USA Waste Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering up to 380,625,000 shares of USA Waste Common Stock which may be issued pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 10, 1998, among USA Waste, Dome Merger Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of USA Waste ("Dome Merger Subsidiary"), and Waste Management, in exchange for outstanding shares of Waste Management Common Stock (including shares that may become outstanding prior to the closing of the Merger (as defined below) upon the exercise of options for the purchase of Waste Management Common Stock, the conversion of convertible securities of Waste Management or other issuance by Waste Management). This Joint Proxy Statement/Prospectus constitutes the Prospectus of USA Waste comprising a part of the USA Waste Registration Statement. The Merger Agreement is attached as Annex A to this Joint Proxy Statement/ Prospectus and is incorporated herein by reference. Pursuant to the Merger Agreement, Dome Merger Subsidiary will be merged with and into Waste Management (the "Merger"). Waste Management will be the surviving corporation in the Merger as a wholly-owned subsidiary of USA Waste, and each outstanding share of Waste Management Common Stock will be converted into the right to receive 0.725 of a share of USA Waste Common Stock. Based upon the number of outstanding shares of USA Waste Common Stock and Waste Management Common Stock as of June 9, 1998, and assuming the issuance by Waste Management of 20 million shares of Waste Management Common Stock prior to the Merger, the shares of USA Waste Common Stock issued to Waste Management stockholders in the Merger would represent approximately 60% of the shares of USA Waste Common Stock outstanding immediately following the closing of the Merger. On June 9, 1998, the last reported sale price of USA Waste Common Stock on the New York Stock Exchange (the "NYSE") Composite Transaction Tape was
$[    ] per share, and the last reported sale price of Waste Management Common
Stock on the NYSE Composite Transaction Tape was $[    ] per share.

    Upon the closing of the Merger (and subject to the approval by USA Waste's stockholders of the related amendment to its Restated Certificate of Incorporation, as described elsewhere in this Joint Proxy Statement/ Prospectus), USA Waste will change its name to "Waste Management, Inc." (the combined company after giving effect to the Merger is referred to herein as "New Waste Management" or the "combined company").

    All information contained in this Joint Proxy Statement/Prospectus relating to USA Waste has been supplied by USA Waste, and all information relating to Waste Management has been supplied by Waste Management.

    SEE "RISK FACTORS" BEGINNING ON PAGE 17 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY BOTH USA WASTE AND WASTE MANAGEMENT STOCKHOLDERS.
                               -----------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.
                              -------------------

    This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to stockholders of USA Waste and Waste Management on or about June 12, 1998.

       The date of this Joint Proxy Statement/Prospectus is June [  ], 1998.

                               TABLE OF CONTENTS

CAUTIONARY STATEMENT CONCERNING
  FORWARD-LOOKING STATEMENTS.............       (iii)
SUMMARY..................................          1
SELECTED HISTORICAL AND SUMMARY COMBINED
  UNAUDITED PRO FORMA CONDENSED FINANCIAL
  INFORMATION............................          9
COMPARATIVE PER SHARE DATA...............         15
MARKET PRICE AND DIVIDEND INFORMATION....         16
RISK FACTORS.............................         17
  Risks Relating to the Merger...........         17
  Risks Inherent in the Industry or
    Particular to USA Waste or Waste
    Management...........................         18
THE SPECIAL MEETINGS.....................         21
  The USA Waste Special Meeting..........         21
  The Waste Management Special Meeting...         24
THE MERGER...............................         26
  Background of the Merger...............         26
  Reasons for the Merger; Recommendations
    of the Boards of Directors...........         29
  Opinions of Financial Advisors.........         34
  Interests of Certain Persons in the
    Merger...............................         43
  Directors and Executive Officers of the
    Combined Company Following the
    Merger...............................         48
  Certain Federal Income Tax
    Consequences.........................         52
  Accounting Treatment...................         53
  Regulatory Approvals...................         53
  Federal Securities Laws Consequences...         54
  Stock Exchange Quotation...............         54
  No Appraisal Rights....................         54
  Certain Legal Proceedings..............         55
THE MERGER AGREEMENT.....................         56
  General................................         56
  Exchange of Shares.....................         56
  Representations and Warranties.........         57
  Certain Covenants......................         58
  Governmental Consents..................         59
  No Solicitation........................         60
  Directors and Chief Executive Officer
    of the Combined Company..............         60
  Pooling Matters........................         61
  Stock Options and Employee Benefits....         61
  Director and Officer Indemnification...         62
  Conditions to the Merger...............         63
  Termination of the Merger Agreement....         65
  Termination Fees and Expenses..........         65
  Amendment and Waiver...................         66
THE COMPANIES............................         67
  USA Waste..............................         67
  Waste Management.......................         68
  New Waste Management...................         70
COMPARATIVE PER SHARE DATA...............         73
MARKET PRICE AND DIVIDEND INFORMATION....         74
  Market Prices..........................         74
  Dividends..............................         75
COMBINED UNAUDITED PRO FORMA CONDENSED
  FINANCIAL STATEMENTS...................         76
DESCRIPTION OF USA WASTE CAPITAL STOCK...         86
  Authorized Capital Stock...............         86
  Common Stock...........................         86
  Preferred Stock........................         86
  DGCL and Certain Provisions of the USA
    Waste Charter........................         86
  Transfer Agent and Registrar...........         87
COMPARISON OF STOCKHOLDER RIGHTS.........         88
  Number, Classification and Removal of
    Directors............................         88
  Advance Notice of Stockholder
    Proposals............................         88
  Voting Requirements and Quorums of
    Stockholders.........................         89
  Right to Call Special Meetings.........         89
  Action by Written Consent of
    Stockholders.........................         89
  Transactions with Interested
    Stockholders; DGCL Section 203.......         89
  Certain Restrictions on Repurchases of
    Securities...........................         90
  Amendment of Charter and Bylaws........         90
APPROVAL OF AMENDMENT TO THE USA WASTE
  AMENDED AND RESTATED 1993 STOCK
  INCENTIVE PLAN.........................         92
APPROVAL OF AMENDMENT TO THE USA WASTE
  1996 STOCK OPTION PLAN FOR NON-EMPLOYEE
  DIRECTORS..............................         94
STOCKHOLDER PROPOSALS....................         95
LEGAL MATTERS............................         95
EXPERTS..................................         95
WHERE YOU CAN FIND MORE INFORMATION......         96

Annex A-- Agreement and Plan of Merger...        A-1
Annex B-- Opinion of Donaldson, Lufkin &
         Jenrette Securities
         Corporation.....................        B-1
Annex C-- Opinion of Merrill Lynch,
         Pierce, Fenner & Smith
         Incorporated....................        C-1
Annex D-- Form of Amendments to the
         Restated Certificate of
         Incorporation of USA Waste
         Services, Inc...................        D-1

                             LIST OF DEFINED TERMS

1993 Plan Proposal...................          2
1996 Plan Proposal...................          2
ARCO.................................         49
Arthur Andersen......................         53
BFI..................................         51
BHMS.................................         70
broker non-votes.....................         23
Chambers.............................         11
Charter Proposal.....................          2
Chrysler.............................         50
Closing Date.........................         63
Closing Price........................         47
Code.................................         45
combined company.....................      Cover
Commission...........................         20
Competing Transaction................         60
Coopers & Lybrand....................         53
CWM..................................         13
DCF..................................         37
DGCL.................................         54
DLJ..................................          4
DLJ Opinion..........................         29
DOJ..................................          7
Dome Merger Subsidiary...............      Cover
EBIT.................................         36
EBITDA...............................         36
Effective Time.......................         56
EPS..................................         35
Excess Shares........................         56
Exchange Act.........................         70
Exchange Agent.......................         56
Exchange Ratio.......................          4
Expected Synergies...................         40
FTC..................................          7
General Chemical.....................         50
Group One............................         35
Group Three..........................         35
Group Two............................         35
HSR Act..............................          6
Interested Person....................         90
Interested Stockholder...............         89
IRS..................................         52
Limited Partnership..................         26
LTM..................................         36
M&A Transactions.....................         36
Merger...............................      Cover
Merger Agreement.....................      Cover
Merrill Lynch........................          4
Merrill Lynch Opinion................         39
New Waste Management.................      Cover
New Waste Management Board...........          5
New Waste Management Common Stock....         44
NYSE.................................      Cover
Option Spread........................         47
P/E ratio............................         41
Permitted Acquisitions...............         58
Plus Plan............................         46
Relational Investors.................         27
Retention Incentive Awards...........         46
Rust.................................         13
S-3 Registration Statement...........         61
second request.......................          7
Section 203..........................         89
Securities Act.......................      Cover
SERP.................................          4
SERP Lump Sum Payment................         46
Share Issuance Proposal..............          2
SMMI.................................         50
Solid Waste Companies................         35
Surviving Corporation................         56
Synergies............................         35
Tax Opinions.........................         52
Ten-Day Average Price................         38
U.S. Filter..........................         50
U.S. GAAP............................         35
USA Waste............................      Cover
USA Waste 1993 Plan..................          2
USA Waste 1996 Plan..................          2
USA Waste Board......................      Cover
USA Waste Charter....................          2
USA Waste Common Stock...............      Cover
USA Waste Preferred Stock............         86
USA Waste Record Date................         22
USA Waste Registration Statement.....      Cover
USA Waste Special Meeting............      Cover
Waste Management.....................      Cover
Waste Management 1997 Form 10-K......       (iii)
Waste Management Board...............      Cover
Waste Management Common Stock........      Cover
Waste Management Notes...............         69
Waste Management Record Date.........         24
Waste Management Series A Preferred
  Stock..............................         91
Waste Management Special Meeting.....      Cover
Waste Management Stock Option........         61
Waste Services Group.................         41
Western..............................         11
WM International.....................          1
WMI Merger Sub.......................         61
WMNA.................................          1
WTI..................................          1

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

    Certain statements in the Summary and under the captions "Risk Factors", "The Merger -- Reasons for the Merger; Recommendations of the Boards of Directors", "The Companies", "Combined Unaudited Pro Forma Condensed Financial Statements" and "Notes to Combined Unaudited Pro Forma Condensed Financial Statements", and elsewhere in this Joint Proxy Statement/Prospectus, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements also include those preceded by, followed by or that include the words "believes", "expects", "anticipates" or similar expressions. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors, including the ability of the companies to meet price increase and new business sales goals, fluctuation in recyclable commodity prices, weather conditions, slowing of the overall economy, increased interest costs arising from a change in the companies' leverage, failure of the companies' plans to produce anticipated cost savings, the timing and magnitude of capital expenditures, inability to obtain or retain permits necessary to operate disposal or other facilities or otherwise complete project development activities and inability to complete contemplated dispositions of the companies' businesses and assets at anticipated prices and terms. The companies make no commitments to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements. In addition, USA Waste and Waste Management stockholders should consider carefully the information set forth herein under "Risk Factors" and "The Companies" and under the captions "Business", "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Parts I and II of USA Waste's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and the information set forth under the captions "Business", "Legal Proceedings" and "Management's Discussion and Analysis of Results of Operations and Financial Condition" in Parts I and II of Waste Management's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "Waste Management 1997 Form 10-K"), both of which are incorporated by reference herein. Other factors and assumptions not identified above were also involved in the derivation of these forward-looking statements, and the failure of such other assumptions to be realized as well as other factors may also cause actual results to differ materially from those projected. Neither USA Waste nor Waste Management assumes any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE DOCUMENTS TO WHICH WE HAVE REFERRED YOU. SEE "WHERE YOU CAN FIND MORE INFORMATION" (PAGE 96). THE MERGER AGREEMENT IS ATTACHED AS ANNEX A TO THIS DOCUMENT. WE ENCOURAGE YOU TO READ THE MERGER AGREEMENT, AS IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER. FOR THE LOCATION OF DEFINITIONS OF CAPITALIZED TERMS USED IN THIS JOINT PROXY STATEMENT/ PROSPECTUS, PLEASE SEE "LIST OF DEFINED TERMS" (PAGE II).

                            THE COMPANIES (PAGE 67)

USA WASTE SERVICES, INC.

1001 Fannin, Suite 4000

Houston, Texas 77002

(713) 512-6200

    USA Waste is the third largest integrated solid waste management company in North America, as measured by revenues for the 1997 fiscal year, and currently serves, through its subsidiaries, the full spectrum of commercial, industrial, municipal and residential customers in 48 states, the District of Columbia, Canada and Puerto Rico. USA Waste's solid waste management services include collection, transfer and disposal operations and, to a lesser extent, recycling and certain other waste management services. USA Waste, through its subsidiaries, owns or operates an extensive network of landfills, transfer stations and collection operations and has a diversified customer base in excess of seven million.

WASTE MANAGEMENT, INC.

3003 Butterfield Road

Oak Brook, Illinois 60523

(630) 572-8800

    Waste Management is a leading international provider of waste management services. Waste Management operates throughout the United States and in select international markets through its principal subsidiaries, Waste Management of North America, Inc. ("WMNA"), Wheelabrator Technologies Inc. ("WTI") and Waste Management International plc ("WM International").

DOME MERGER SUBSIDIARY, INC.

1001 Fannin, Suite 4000

Houston, Texas 77002

(713) 512-6200

    Dome Merger Subsidiary is a Delaware corporation formed by USA Waste on February 27, 1998 for use in the Merger. This is the only business of Dome Merger Subsidiary.

NEW WASTE MANAGEMENT

    New Waste Management will be a leading international provider of waste management services. New Waste Management will be the largest waste management services company in North America and will have an extensive network of landfills, collection operations and transfer stations throughout North America. The corporate headquarters of New Waste Management will be located in Houston, Texas, and New Waste Management is expected to maintain regional offices in the Chicago, Illinois area.

                      OUR REASONS FOR THE MERGER (PAGE 29)

    We believe that the Merger represents a unique strategic opportunity for USA Waste and Waste Management, two companies with similar business operations and complementary geographical presence, and that the combined company will have an experienced and talented senior management team, as well as some of the highest quality assets in the waste management industry. We believe that New Waste Management will have greater financial strength, operational efficiencies, earnings power and growth potential than either USA Waste or Waste Management would have on its own.

    To review the reasons for the Merger in greater detail, as well as the risks of the Merger, see pages 17 through 33.

                        PURPOSES OF THE SPECIAL MEETINGS
                             (PAGES 21 THROUGH 25)

    USA WASTE. The purpose of the USA Waste Special Meeting is to consider and vote upon:

    - a proposal to amend USA Waste's Restated Certificate of Incorporation (the "USA Waste Charter") to increase the number of authorized shares of USA Waste Common Stock from 500,000,000 to 1,500,000,000 and to change the name of USA Waste to "Waste Management, Inc." (the "Charter Proposal"), in each case at the time of the Merger;

    - a proposal to issue up to 380,625,000 shares of USA Waste Common Stock in exchange for shares of Waste Management Common Stock pursuant to the Merger Agreement (the "Share Issuance Proposal");

    - a proposal to approve an amendment to the USA Waste Amended and Restated 1993 Stock Incentive Plan (the "USA Waste 1993 Plan") increasing the aggregate number of shares of USA Waste Common Stock that may be issued thereunder from 16,500,000 to 26,500,000 (the "1993 Plan Proposal");

    - a proposal to approve an amendment to the USA Waste 1996 Stock Option Plan for Non-Employee Directors (the "USA Waste 1996 Plan") increasing the aggregate number of shares of USA Waste Common Stock that may be issued thereunder from 400,000 to 1,400,000 (the "1996 Plan Proposal"); and

    - such other business as may properly be brought before the USA Waste Special Meeting.

    WASTE MANAGEMENT. The purpose of the Waste Management Special Meeting is to consider and vote upon:

    - a proposal to approve and adopt the Merger Agreement; and

    - such other business as may properly be brought before the Waste Management Special Meeting.

        RECOMMENDATIONS OF THE BOARDS OF DIRECTORS (PAGES 29 THROUGH 33)

    USA WASTE. The USA Waste Board has unanimously approved the Merger Agreement, the Charter Proposal, the Share Issuance Proposal, the 1993 Plan Proposal and the 1996 Plan Proposal and unanimously recommends that holders of USA Waste Common Stock vote in favor of the Charter Proposal, the Share Issuance Proposal, the 1993 Plan Proposal and the 1996 Plan Proposal.

    WASTE MANAGEMENT. The Waste Management Board has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and unanimously recommends that holders of Waste Management Common Stock vote in favor of the approval and adoption of the Merger Agreement.

      DATE, TIMES AND PLACES OF THE SPECIAL MEETINGS (PAGES 21 THROUGH 25)

    USA WASTE. The USA Waste Special Meeting will be held on Wednesday, July 15, 1998, at the Four Seasons Hotel, 1300 Lamar, Houston, Texas, commencing at 3:00 p.m., local time.

    WASTE MANAGEMENT. The Waste Management Special Meeting will be held on Wednesday, July 15, 1998, at the offices of Harris Trust and Savings Bank, 111 West Monroe Street, Chicago, Illinois, commencing at 2:00 p.m., local time.

     STOCKHOLDERS ENTITLED TO VOTE AT THE SPECIAL MEETINGS; VOTES REQUIRED
                             (PAGES 21 THROUGH 25)

    USA WASTE. The close of business on June 9, 1998 is the record date for the USA Waste Special Meeting. Only USA Waste stockholders on the record date are entitled to notice of and to vote at the USA
Waste Special Meeting. On the record date, there were [      ] shares of USA
Waste Common Stock outstanding. Each share of USA Waste Common Stock will be entitled to one vote on each matter to be acted upon at the USA Waste Special Meeting.

    A majority vote of the shares of USA Waste Common Stock outstanding on the record date is required to approve the Charter Proposal. A majority vote of the shares of USA Waste Common Stock cast on the Share Issuance Proposal is required to approve the Share Issuance Proposal. A majority vote of the shares of USA Waste Common Stock present and allowed to vote at the USA Waste Special meeting is required to approve the 1993 Plan Proposal and the 1996 Plan Proposal.

    WASTE MANAGEMENT. The close of business on June 9, 1998 is the record date for the Waste Management Special Meeting. Only Waste Management stockholders on the record date are entitled to notice of and to vote at the Waste Management
Special Meeting. On the record date, there were [      ] shares of Waste
Management Common Stock outstanding. Each share of Waste Management Common Stock will be entitled to one vote on each matter to be acted upon at the Waste Management Special Meeting.

    A majority vote of the shares of Waste Management Common Stock outstanding on the record date is required to adopt the Merger Agreement.

INTERESTS OF CERTAIN PERSONS/STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS
                                       OF
                         USA WASTE AND WASTE MANAGEMENT
                    (PAGES 43 THROUGH 48 AND 67 THROUGH 70)

    USA WASTE. In determining how to vote at the USA Waste Special Meeting, USA Waste stockholders should be aware that certain officers and directors of USA Waste may have interests in the Merger that are different from your and their interests as stockholders. These include the following:

    - Six members of the USA Waste Board will serve as initial directors of the combined company.

    - Certain executive officers of USA Waste, including Messrs. Drury, Proto and DeFrates, will continue to serve as executive officers of the combined company following the Merger.

    As of May 1, 1998, current directors and executive officers of USA Waste owned an aggregate of approximately 23,957,817 shares of USA Waste Common Stock,
or approximately [   ]% of the shares of USA Waste Common Stock entitled to vote at the USA Waste Special Meeting. Each of such directors and executive officers of USA Waste has advised USA Waste that he or she intends to vote all such shares in favor of the approval of the Charter Proposal, the Share Issuance Proposal, the 1993 Plan Proposal and the 1996 Plan Proposal.

    WASTE MANAGEMENT. In determining how to vote at the Waste Management Special Meeting, Waste Management stockholders should be aware that certain officers and directors of Waste Management may have interests in the Merger that are different from your and their interests as stockholders. These include the following:

    - Seven members of the Waste Management Board will serve as initial directors of the combined company.

    - As of May 1, 1998, approximately 2,777,618 shares of Waste Management Common Stock were subject to options granted to executive officers and directors under compensatory equity-based plans of Waste Management. All outstanding options which have not yet become exercisable, other than stock options granted on or after March 10, 1998, will become exercisable upon a change in control of Waste Management. Certain awards of restricted stock granted to certain executive officers and directors of Waste Management will vest and, in some cases, all restrictions thereon will lapse, at the time of the

      Merger. The Merger will be a change in control of Waste Management within the meaning of such plans.

    - As a result of the Merger, executive officers who participate in Waste Management's Supplemental Executive Retirement Plan (the "SERP") will receive credit for additional years of service over their severance periods and become vested in any benefits accrued thereunder. Additionally, the SERP will be terminated prior to the Merger and all accrued benefits will be paid to participants in a lump sum.

    - Certain executive officers of Waste Management have been granted retention incentive awards that will be paid to them on the later of April 1, 1999 or six months following the Merger. If an executive officer's employment is previously involuntarily or constructively terminated, such award will be paid as of the termination date.

    - New Waste Management will guarantee the indemnification obligations of Waste Management to each present and former director and officer of Waste Management.

    As of May 1, 1998, current directors and executive officers of Waste Management owned an aggregate of approximately 1,104,339 shares of Waste Management Common Stock, representing less than 1% of the shares of Waste Management Common Stock entitled to vote at the Waste Management Special Meeting. Each of such directors and executive officers of Waste Management has advised Waste Management that he or she intends to vote all such shares in favor of the adoption of the Merger Agreement.

                         OPINIONS OF FINANCIAL ADVISORS
                             (PAGES 34 THROUGH 43)

    USA WASTE. In deciding to approve the Merger, the USA Waste Board considered the opinion of its financial advisor as to the fairness of the Exchange Ratio (as defined below) to USA Waste. On March 10, 1998, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") delivered its oral opinion, subsequently confirmed in writing, to the USA Waste Board that, as of such date, the Exchange Ratio was fair to USA Waste from a financial point of view. The full text of the written opinion of DLJ, which sets forth assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Annex B and is incorporated herein by reference. HOLDERS OF USA WASTE COMMON STOCK SHOULD READ THE DLJ OPINION IN ITS ENTIRETY.

    WASTE MANAGEMENT. In deciding to approve the Merger, the Waste Management Board considered the opinion of its financial advisor as to the fairness of the Exchange Ratio to the Waste Management stockholders. On March 10, 1998, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") delivered its written opinion to the Waste Management Board that, as of such date, the Exchange Ratio was fair from a financial point of view to the holders of Waste Management Common Stock other than USA Waste or its affiliates. This opinion was confirmed in writing as of June 5, 1998. The full text of the written opinion of Merrill Lynch, which sets forth assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Annex C and is incorporated herein by reference. HOLDERS OF WASTE MANAGEMENT COMMON STOCK SHOULD READ THE MERRILL LYNCH OPINION IN ITS ENTIRETY.

                                   THE MERGER

EFFECTS OF THE MERGER (PAGE 56)

    In the Merger, Dome Merger Subsidiary will be merged with and into Waste Management. Waste Management will be the surviving corporation and will become a wholly-owned subsidiary of USA Waste. As a result of the Merger, Waste Management stockholders will receive 0.725 of a share of USA Waste Common Stock for each share of Waste Management Common Stock that they own (the "Exchange Ratio"). Waste Management stockholders will not receive fractional shares of USA Waste Common Stock. Instead, they will receive a cash payment for any fractional shares they might otherwise have been entitled to receive, based on the market value of the USA Waste Common Stock. Each outstanding share of USA Waste Common Stock will remain outstanding and be unaffected by the Merger.

    Each outstanding option or warrant to purchase Waste Management Common Stock will be converted into an option or warrant to purchase a number of shares of USA Waste Common Stock (rounded down to the nearest whole number) equal to the product of:

    - the number of shares of Waste Management Common Stock issuable upon exercise of such option immediately prior to the Merger; and

    - the Exchange Ratio.

    The exercise price per share of each converted option (rounded up to the nearest whole cent) will be equal to the result of:

    - the exercise price per share of Waste Management Common Stock under the original option or warrant, divided by

    - the Exchange Ratio.

    The Waste Management Board has amended certain of Waste Management's option plans that entitle option holders, for a one-year period after the Merger, to sell their options to New Waste Management for cash following the occurrence of a "change in control" such as the Merger. The amendments provide that payment for such options may, in the discretion of the committee of the Board of Directors of New Waste Management administering such plans, be made in shares of common stock of the combined company rather than cash.

OWNERSHIP OF THE COMBINED COMPANY FOLLOWING THE MERGER (PAGE 56)

    Based upon the number of outstanding shares of USA Waste Common Stock and Waste Management Common Stock as of the record date, and assuming the issuance by Waste Management of 20 million shares of Waste Management Common Stock prior to the Merger, the Waste Management stockholders immediately prior to the consummation of the Merger are expected to own approximately 60% of the outstanding shares of common stock of the combined company immediately following consummation of the Merger.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMBINED COMPANY FOLLOWING THE MERGER
  (PAGES 48 THROUGH 51)

    The Board of Directors of New Waste Management immediately following the Effective Time (the "New Waste Management Board"), will consist of the following 14 people: Ralph F. Cox, John E. Drury, Richard J. Heckmann, Richard D. Kinder, Rodney R. Proto, Ralph V. Whitworth and Jerome B. York (all of whom are nominees and, with the exception of Mr. Whitworth, are currently directors of USA Waste),
H. Jesse Arnelle, Pastora San Juan Cafferty, Roderick M. Hills, Robert S. Miller, Paul M. Montrone, John C. Pope and Steven G. Rothmeier (all of whom are nominees and currently directors of Waste Management). Mr. Hills is expected to become the Chairman of the Audit Committee of the New Waste Management Board and Mr. York is expected to become the Chairman of the Special Integration Committee of the New Waste Management Board.

    At the Effective Time, Robert S. Miller, who is currently Chairman of the Board and Chief Executive Officer of Waste Management, will become non-executive Chairman of the New Waste Management Board for a 12-month term; John E. Drury, who is currently Chairman of the Board and Chief Executive Officer of USA Waste, will remain Chief Executive Officer of New Waste Management; Rodney R. Proto, who is currently President and Chief Operating Officer of USA Waste, is expected to remain President and Chief Operating Officer of New Waste Management; and Earl E. DeFrates, who is currently Executive Vice President and Chief Financial Officer of USA Waste, is expected to remain Executive Vice President and Chief Financial Officer of New Waste Management. Following the expiration of Mr. Miller's 12-month term as non-executive Chairman of the New Waste Management Board, Mr. Drury will become the Chairman of the Board and Chief Executive Officer of New Waste Management.

CONDITIONS TO THE MERGER
  (PAGES 63 THROUGH 64)

    Our obligations to complete the Merger are subject to the satisfaction or waiver of several conditions, including the following:

    - USA Waste stockholders must approve the Charter Proposal and the Share Issuance Proposal;

    - Waste Management stockholders must approve and adopt the Merger Agreement;

    - there must not be any court order which effectively prohibits the Merger;

    - the waiting period (and any extension thereof) applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and other similar laws, must come to an end;

    - all relevant governmental authorities must approve the Merger;

    - each company's independent accountants must provide a letter regarding their respective concurrence with the conclusions of each company's management that the Merger will qualify for pooling of interests accounting treatment;

    - the shares of USA Waste Common Stock to be issued in the Merger and to be issued upon exercise of the Waste Management stock options must be authorized for listing on the NYSE;

    - each company must certify to the other that its representations and warranties contained in the Merger Agreement are materially true and correct and that it has performed all of its material obligations under the Merger Agreement;

    - no event or events shall have occurred or be reasonably likely to occur which shall have had, or could reasonably be expected to have, a material adverse effect with respect to either company;

    - each company must receive an opinion from its tax counsel that the Merger will qualify as a tax-free reorganization; and

    - certain individuals must be appointed to their positions as directors and/or executive officers.

    The party entitled to the benefit of some of these conditions may waive these conditions.

TERMINATION OF THE MERGER AGREEMENT; TERMINATION FEES AND EXPENSES (PAGES 65
  THROUGH 66)

    The companies can agree to terminate the Merger Agreement without completing the Merger, and either company can terminate the Merger Agreement if any of the following occurs:

    - the Merger is not completed by October 31, 1998 (although either company may unilaterally extend such date under certain circumstances to December 30, 1998);

    - a court or other governmental authority permanently prohibits the Merger;

    - the board of directors of the other party (i) changes its recommendation of the Merger, in the exercise of its fiduciary duties to its stockholders, (ii) recommends a "competing transaction" to its stockholders or (iii) does not recommend against acceptance of a tender offer or exchange offer for 25% or more of its outstanding capital stock;

    - the Waste Management stockholders do not approve and adopt the Merger Agreement or the USA Waste stockholders do not approve the Charter Proposal or the Share Issuance Proposal;

    - the other party materially breaches the Merger Agreement and does not use reasonable efforts to cure such breach; or

    - the board of directors of either company determines that its fiduciary obligations require it to change its recommendation to its stockholders at a time when another party has announced a "competing transaction" that is more favorable than the Merger to its stockholders.

    Under certain circumstances, if the Merger Agreement is terminated, either USA Waste or Waste Management may be required to reimburse the other party for expenses of up to $20 million or to pay the other party a termination fee of $275 million, in the case of payment by Waste Management to USA Waste, or $183 million, in the case of payment by USA Waste to Waste Management.

REGULATORY APPROVALS (PAGES 53 THROUGH 54)

    The HSR Act prohibits USA Waste and Waste Management from completing the Merger until we furnish certain information to the Antitrust Division of the U.S. Department of Justice (the "DOJ") and the U.S. Federal Trade Commission (the "FTC"), and a required waiting period has expired or been terminated. On March 24, 1998, USA Waste and Waste Management submitted the required filings to the DOJ and the FTC, and on April 23, 1998 received a Request for Additional Documents and Other Additional Information (a "second request") with respect to the Merger. The time period for the DOJ to review the Merger will be terminated 20 days following substantial compliance by both USA Waste and Waste Management with the second request.

NO APPRAISAL RIGHTS (PAGE 54)

    Neither holders of Waste Management Common Stock nor holders of USA Waste Common Stock are entitled to appraisal rights under Delaware law in connection with the Merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES (PAGES 52 THROUGH 53)

    None of USA Waste, Waste Management or the Waste Management stockholders will recognize any gain or loss for federal income tax purposes (except that Waste Management stockholders who receive cash instead of fractional shares may recognize a gain in respect of that cash for federal income tax purposes). It is a condition to the Merger that USA Waste and Waste Management each have received an opinion of counsel to the effect that the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

    TAX MATTERS ARE VERY COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.

ACCOUNTING TREATMENT (PAGE 53)

    We expect the Merger to qualify as a pooling of interests for accounting and financial reporting purposes, which means that we will treat our companies as if they had always been combined for accounting and financial reporting purposes. It is a condition to the Merger that each of our independent accountants provide a letter regarding their respective concurrence with the conclusions of each company's management that the Merger will qualify as a pooling of interests.

    In order to permit the Merger to qualify as a pooling of interests, Waste Management has agreed in the Merger Agreement to complete a public offering of shares of Waste Management Common Stock prior to the Effective Time to reverse certain share repurchases effected by Waste Management, and it is currently expected that Waste Management will issue approximately 20 million shares to do so. The Waste Management Board has amended certain of Waste Management's option plans that entitle option holders, for a one-year period following the occurrence of a "change in control", such as the Merger, to sell their options to New Waste Management. The amendments provide that payment for such options may, in the discretion of the committee of the Board of Directors of New Waste Management administering such plans, be made in shares of common stock of the combined company rather than cash. In addition, Waste Management agreed that it would cooperate with USA Waste to conduct one or more registered exchange offers to exchange outstanding Waste Management stock options for shares of USA Waste Common Stock as of the Effective Time, although USA Waste is not required to conduct any such exchange offer.

RISK FACTORS (PAGES 17 THROUGH 21)

    There are risk factors that should be considered by the USA Waste stockholders in evaluating how to vote at the USA Waste Special Meeting and by the Waste Management stockholders in evaluating how to vote at the Waste Management Special Meeting. Such risk factors include the following:

    - fixed exchange ratio despite change in relative stock prices;

    - uncertainties in integrating business operations and of realizing expected synergies and cost savings;

    - risks generally associated with acquisitions and the expansion of USA Waste's existing operations; and

    - risks inherent in the industry or particular to USA Waste or Waste Management, including those related to competition, government regulation and potential environmental liability.

SURRENDER OF CERTIFICATES
  (PAGES 56 THROUGH 57)

    Following the Effective Time, New Waste Management will mail a letter to all former Waste Management stockholders containing instructions for surrendering their stock certificates in exchange for certificates representing shares of common stock of the combined company and a cash payment in lieu of fractional shares, if any. Certificates representing shares of USA Waste Common Stock will automatically represent shares of common stock of the combined company following the Merger. WASTE MANAGEMENT STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES AT THIS TIME. USA WASTE STOCKHOLDERS SHOULD NOT AT ANY TIME SURRENDER THEIR STOCK CERTIFICATES.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS (PAGE III)

    USA Waste and Waste Management have each made forward-looking statements in this document (and in documents that are incorporated by reference in this Joint Proxy Statement/Prospectus) that are subject to certain risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of USA Waste, Waste Management and New Waste Management. Also, when we use words such as "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. Stockholders should note that many factors, some of which are discussed elsewhere in this document and in the documents which we incorporate herein by reference, could affect the future financial results of USA Waste, Waste Management and New Waste Management and could cause those results to differ materially from those expressed in this document. Among others, these factors include operating, legal and regulatory risks, as well as economic, consumer and competitive forces affecting our businesses.

          SELECTED HISTORICAL AND SUMMARY COMBINED UNAUDITED PRO FORMA
                        CONDENSED FINANCIAL INFORMATION

    The following selected historical financial information of USA Waste and Waste Management for each of the five years in the period ended December 31, 1997 has been derived from their respective audited historical financial statements. The following selected historical financial information of USA Waste and Waste Management as of and for the three months ended March 31, 1997 and 1998 has been derived from their respective unaudited historical financial statements and reflect all adjustments the respective managements consider necessary for a fair presentation of the financial position and results of operations for these periods. The selected historical financial information should be read in conjunction with the respective historical financial statements and notes thereto incorporated by reference herein. See "Where You Can Find More Information".

    The summary combined unaudited pro forma condensed financial information is derived from the combined unaudited pro forma condensed financial statements, appearing elsewhere herein, which give effect to the Merger by combining the results of operations of USA Waste and Waste Management using the pooling of interests method of accounting as if the Merger had been consummated as of the beginning of the periods presented, and should be read in conjunction with such pro forma financial statements and notes thereto. The combined unaudited pro forma condensed financial statements as of March 31, 1998 and for the years ended December 31, 1995, 1996 and 1997 and the three months ended March 31, 1998 were prepared based on the respective historical financial statements of USA Waste and Waste Management.

    The combined unaudited pro forma condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved had the Merger been consummated as of the beginning of the periods presented, nor is it necessarily indicative of the future operating results or financial position of New Waste Management. The combined unaudited pro forma condensed financial information does not give effect to any possible divestitures of business units (including those which may be required by the antitrust regulatory authorities) or to any cost savings which may result from the integration of USA Waste's and Waste Management's operations nor does such information include the nonrecurring costs directly related to the Merger which are expected to be included in operations of New Waste Management within the 12 months following the Merger. Such nonrecurring costs have yet to be determined; however, such costs are expected to be significant.

                  USA WASTE SELECTED HISTORICAL FINANCIAL DATA

                                                                                                      THREE MONTHS
                                                                                                         ENDED
                                                          YEAR ENDED DECEMBER 31,                      MARCH 31,
                                           -----------------------------------------------------  --------------------
                                             1993       1994       1995       1996       1997       1997       1998
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Operating revenues.......................  $ 887,972  $1,043,687 $1,216,082 $1,649,131 $2,613,768 $ 460,484  $ 769,440
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
Costs and expenses:
  Operating (exclusive of depreciation
    and amortization shown below)........    514,483    596,868    672,117    881,401  1,345,769    241,318    397,492
  General and administrative.............    144,623    159,097    169,686    200,101    284,946     53,677     81,916
  Depreciation and amortization..........    108,024    127,108    143,878    191,044    303,241     56,178     86,110
  Merger costs...........................     --          3,782     26,539    126,626    109,411      1,996     --
  Unusual items..........................      2,672      8,863      4,733     63,800     24,720     --         --
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                             769,802    895,718  1,016,953  1,462,972  2,068,087    353,169    565,518
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations...................    118,170    147,969    199,129    186,159    545,681    107,315    203,922
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
Other income (expenses):
  Shareholder litigation settlement and
    other litigation related costs.......     (5,500)   (79,400)    --         --         --         --         --
  Interest expense:
    Nonrecurring.........................     --         (1,254)   (10,994)    --         --         --         --
    Other................................    (50,737)   (54,102)   (58,619)   (60,497)  (104,261)   (16,098)   (38,368)
  Interest income........................      5,072      5,085      6,682      6,699      7,634      2,053      1,799
  Other income, net......................      1,749      2,629      4,891      6,376     14,213      3,646     34,251
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                             (49,416)  (127,042)   (58,040)   (47,422)   (82,414)   (10,399)    (2,318)
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income before income taxes and
  extraordinary item.....................     68,754     20,927    141,089    138,737    463,267     96,916    201,604
Provision for income taxes...............     29,170      8,959     60,313     70,398    189,944     38,954     80,642
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income before extraordinary item.........     39,584     11,968     80,776     68,339    273,323     57,962    120,962
Extraordinary item related to early
  retirement of debt, net of taxes.......     --         --         --         --         (6,293)    --         --
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income...............................  $  39,584  $  11,968  $  80,776  $  68,339  $ 267,030  $  57,962  $ 120,962
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
Basic earnings per common share:
  Income before extraordinary item.......  $    0.32  $    0.08  $    0.56  $    0.39  $    1.31  $    0.30  $    0.55
  Extraordinary item.....................     --         --         --         --          (0.03)    --         --
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net income.............................  $    0.32  $    0.08  $    0.56  $    0.39  $    1.28  $    0.30  $    0.55
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
Diluted earnings per common share:
  Income before extraordinary item.......  $    0.32  $    0.08  $    0.54  $    0.37  $    1.26  $    0.29  $    0.52
  Extraordinary item.....................     --         --         --         --          (0.03)    --         --
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net income.............................  $    0.32  $    0.08  $    0.54  $    0.37  $    1.23  $    0.29  $    0.52
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
Dividends per common share...............  $  --      $  --      $  --      $  --      $  --      $  --      $  --
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
BALANCE SHEET DATA (AT END OF PERIOD):
Working capital..........................  $  37,565  $   1,901  $  26,134  $  31,842  $  86,736  $ 148,997  $ 177,910
Intangible assets, net...................    196,353    250,551    433,944    804,251  1,645,985  1,110,900  2,031,811
Total assets.............................  1,617,422  1,833,099  2,455,102  3,631,547  6,622,845  4,591,544  7,589,405
Long-term debt, including current
  maturities.............................    711,014    759,123    909,050  1,504,888  2,763,729  1,732,825  3,631,414
Stockholders' equity.....................    623,510    688,603  1,149,885  1,473,990  2,628,976  2,118,698  2,775,122

------------------------

Notes:

(1) The results of operations in 1997 include charges for merger costs that primarily related to a pooling of interests with United Waste Systems, Inc., and unusual items for the closure and abandonment of certain landfills and transfer stations and reserves for various other terminated projects.

(2) In 1996, USA Waste recorded merger costs primarily related to its poolings of interests with Western Waste Industries ("Western") and Sanifill, Inc., and unusual items primarily related to retirement benefits associated with Western's pre-merger retirement plan, estimated future losses related to municipal solid waste contracts in California as a result of the continuing decline in prices of recyclable materials, estimated losses related to the disposition of certain non-core business assets, project reserves related to certain operations in Mexico, and various other terminated projects.

(3) USA Waste's results of operations in 1995 include merger costs primarily related to its merger with Chambers Development Company, Inc. ("Chambers") and nonrecurring interest related to extension fees and other charges associated with the refinancing of Chambers' pre-merger debt.

(4) The 1994 results of operations include nonrecurring charges primarily related to shareholder litigation costs incurred in connection with a settled class action of consolidated suits on similar claims alleging federal securities law violations against Chambers, certain of its officers and directors, its former auditors, and the underwriters of its securities.

              WASTE MANAGEMENT SELECTED HISTORICAL FINANCIAL DATA

                                                                                                     THREE MONTHS
                                                                                                        ENDED
                                                     YEAR ENDED DECEMBER 31,                          MARCH 31,
                                    ----------------------------------------------------------  ----------------------
                                       1993        1994        1995        1996        1997        1997        1998
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------

                                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Revenue...........................  $7,827,280  $8,537,883  $9,100,225  $9,225,636  $9,188,582  $2,204,985  $2,131,621
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------
Costs and expenses................  $6,560,716  $7,090,342  $7,606,679  $7,756,225  $8,324,613  $1,947,344  $1,885,867
Asset impairment loss.............      29,009      33,970      53,772      64,729   1,480,262       5,905      --
Special charges...................     524,767      --         335,587     370,735     145,990      15,916      --
Gains from stock transactions of
  subsidiaries and exchange of
  Exchangeable LYONs..............     (15,109)     --          --          --          --          --          --
Other (income) expenses, net......     175,729     299,423     232,540     373,480     291,390      (5,796)     74,786
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------
Income (loss) from continuing
  operations before income
  taxes...........................  $  552,168  $1,114,148  $  871,647  $  660,467  $(1,053,673) $  241,616 $  170,968
Provision for income taxes........     283,347     512,683     451,741     436,473     215,667     127,231      96,551
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------
Income (loss) from continuing
  operations......................  $  268,821  $  601,465  $  419,906  $  223,994  $(1,269,340) $  114,385 $   74,417
Income (loss) from discontinued
  operations......................      19,886      27,324       4,863    (263,301)     95,688         647      --
Extraordinary item................      --          --          --          --            (516)     --          --
Accounting changes................      --          (1,281)    (84,672)     --          (1,936)     --          --
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------
      Net income (loss)...........  $  288,707  $  627,508  $  340,097  $  (39,307) $(1,176,104) $  115,032 $   74,417
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------
Average common shares
  outstanding.....................     484,885     483,748     485,346     489,171     466,601     483,993     455,096
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------

Basic earnings (loss) per share:
  Continuing operations...........  $     0.55  $     1.24  $     0.86  $     0.46  $    (2.72) $     0.24  $     0.16
  Discontinued operations.........        0.05        0.06        0.01       (0.54)       0.20      --          --
  Extraordinary item..............      --          --          --          --          --          --          --
  Accounting changes..............      --          --           (0.17)     --          --          --          --
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------
      Net income (loss)...........  $     0.60  $     1.30  $     0.70  $    (0.08) $    (2.52) $     0.24  $     0.16
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------

Diluted earnings (loss) per share:
  Continuing operations...........  $     0.55  $     1.24  $     0.86  $     0.46  $    (2.72) $     0.23  $     0.16
  Discontinued operations.........        0.04        0.06        0.01       (0.54)       0.20      --          --
  Extraordinary item..............      --          --          --          --          --          --          --
  Accounting changes..............      --          --           (0.17)     --          --          --          --
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------
      Net income (loss)...........  $     0.59  $     1.30  $     0.70  $    (0.08) $    (2.52) $     0.23  $     0.16
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------

Dividends per share...............  $     0.58  $     0.60  $     0.60  $     0.63  $     0.67  $     0.16  $     0.17
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------

BALANCE SHEET DATA (AT END OF PERIOD):
Working capital (deficit).........  $ (232,665) $ (682,017) $(1,047,078) $ (280,923) $(2,046,899) $ (502,443) $(2,329,447)
Intangible assets, net............   3,230,826   3,406,897   3,892,355   3,871,919   3,198,374   3,728,860   3,686,079
Total assets......................  15,716,369  16,444,947  17,457,159  17,083,577  13,589,098  16,667,655  13,864,000
Long-term debt, including current
  maturities......................   6,897,786   6,899,223   7,478,074   7,525,100   6,627,022   7,203,395   7,300,049
Stockholders' equity..............   3,682,143   3,907,150   4,042,646   3,741,761   1,345,652   3,773,057   1,354,893

------------------------

Notes:

(1) As a result of a comprehensive review begun in the third quarter of 1997, Waste Management determined that certain items of expense were incorrectly reported in previously issued financial statements. Waste Management has accordingly restated its prior financial results. See Note 2 to consolidated financial statements incorporated by reference herein.

(2) Waste Management recorded an asset impairment loss in 1997, and restated prior year financial statements to retroactively recognize impairment losses in earlier years. See Note 16 to consolidated financial statements incorporated by reference herein.

(3) The results for 1993 include a non-taxable gain of $15.1 million (before minority interest), relating to the issuance of shares by Rust International Inc. ("Rust"), as well as a special asset revaluation and restructuring charge of $524.8 million (before tax and minority interest) recorded by Chemical Waste Management, Inc. ("CWM") related primarily to a revaluation of its thermal treatment business, and a provision of approximately $14 million to adjust deferred income taxes resulting from the 1993 tax law change.

(4) The results for 1995 include a special charge of $140.6 million (before tax) recorded by CWM, primarily to write off its investment in facilities and technologies that it abandoned because they do not meet customer service or performance objectives, and a special charge of $194.6 million (before tax and minority interest) recorded by WM International relating to actions it had decided to take to sell or otherwise dispose of non-core business and investments, as well as core businesses and investments in low potential markets, abandon certain hazardous waste treatment and processing technologies, and streamline its country management organization.

(5) In 1995, the Rust Board of Directors approved a plan to sell or otherwise discontinue Rust's process engineering, construction, specialty contracting and similar lines of business. During 1996, the sale of the industrial process engineering and construction business, based in Birmingham, Alabama, was completed. In 1996, WTI sold its water process systems and equipment manufacturing business, and Rust sold its industrial scaffolding business. WTI entered into an agreement to sell its water and wastewater facility operations and privatization business and Rust began implementing plans to exit its remaining domestic and international engineering and consulting business. These businesses were classified as discontinued operations in the financial statements. The Rust disposition was not completed within one year, and accordingly in 1997 this business has been reclassified back into continuing operations, as operations held for sale, in accordance with generally accepted accounting principles. The unused portion ($87.0 million) of the previously recorded provision for loss on disposal was reversed in discontinued operations, and an impairment loss provision of $122.2 million was recognized in continuing operations.

(6) The results for 1996 include special charges of $47.1 million (before tax and minority interest) related to WM International's sale of its investment in Wessex Water Plc and a charge of $169.5 million (before tax and minority interest) to revalue its investments in France, Austria and Spain in contemplation of exiting these markets and to write off an investment in a hazardous waste disposal facility. Also in 1996, WMNA and CWM recorded special charges of $154.1 million (before tax) for reengineering their finance and administration functions and increasing reserves for certain litigation.

(7) In 1997, Waste Management recorded a special charge of $41.6 million (pretax) for severance related to WMNA, and WM International recorded a charge of $104.4 million (before tax and minority interest) to reflect costs of demobilization following the loss of the contract renewal for Buenos Aires, Argentina, divestiture or closure of underperforming businesses, and the writeoff of projects it decided to no longer pursue.

(8) In 1995, Waste Management changed its accounting for capitalized interest on landfill cell construction. See Note 3 to consolidated financial statements incorporated by reference herein.

      SUMMARY COMBINED UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

                                                                                                  THREE MONTHS
                                                                                                      ENDED
                                                                   YEAR ENDED DECEMBER 31,          MARCH 31,
                                                              ----------------------------------  -------------
                                                                 1995        1996        1997         1998
                                                              ----------  ----------  ----------  -------------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Operating revenues..........................................  $10,316,307 $10,874,767 $11,802,350  $ 2,901,061
                                                              ----------  ----------  ----------  -------------
Costs and expenses:
  Operating (exclusive of depreciation and amortization
    shown below)............................................   6,176,196   6,498,708   7,479,745     1,757,707
  General and administrative................................   1,260,192   1,294,471   1,413,244       345,581
  Depreciation and amortization.............................   1,178,896   1,256,727   1,382,356       351,458
  Merger costs..............................................      26,539     126,626     109,411       --
  Unusual items.............................................     394,092     499,264   1,650,972       --
(Income) loss from continuing operations held for sale, net
  of minority interest......................................     (25,110)       (315)      9,930         2,416
                                                              ----------  ----------  ----------  -------------
                                                               9,010,805   9,675,481  12,045,658     2,457,162
                                                              ----------  ----------  ----------  -------------
Income (loss) from operations...............................   1,305,502   1,199,286    (243,308)      443,899
                                                              ----------  ----------  ----------  -------------
Other income (expense):
  Interest expense:
    Nonrecurring............................................     (10,994)     --          --           --
    Other...................................................    (522,480)   (522,921)   (551,149)     (153,942)
  Interest income...........................................      41,565      34,603      45,214         6,109
  Minority interest.........................................     (81,367)    (41,289)    (45,442)      (25,302)
  Other income, net.........................................     257,586     108,390     126,172        70,323
                                                              ----------  ----------  ----------  -------------
                                                                (315,690)   (421,217)   (425,205)     (102,812)
                                                              ----------  ----------  ----------  -------------
Income (loss) from continuing operations before income
  taxes.....................................................     989,812     778,069    (668,513)      341,087
Provision for income taxes..................................     492,885     486,616     361,464       161,815
                                                              ----------  ----------  ----------  -------------
Income (loss) from continuing operations....................  $  496,927  $  291,453  $(1,029,977)  $   179,272
                                                              ----------  ----------  ----------  -------------
                                                              ----------  ----------  ----------  -------------
Basic earnings (loss) per common share from continuing
  operations................................................  $     1.00  $     0.55  $    (1.88)  $      0.33
                                                              ----------  ----------  ----------  -------------
                                                              ----------  ----------  ----------  -------------
Diluted earnings (loss) per common share from continuing
  operations................................................  $     0.99  $     0.54  $    (1.88)  $      0.32
                                                              ----------  ----------  ----------  -------------
                                                              ----------  ----------  ----------  -------------
BALANCE SHEET DATA (AT END OF PERIOD):
Working capital (deficit)...................................                                       $(1,537,137)
Intangible assets, net......................................                                         5,651,426
Total assets................................................                                        21,248,259
Long-term debt, including current maturities................                                        10,317,063
Stockholders' equity........................................                                         4,644,650

                           COMPARATIVE PER SHARE DATA

    The following table sets forth for the periods and as of the dates indicated
(a) certain unaudited historical per share data of USA Waste and Waste Management; (b) combined unaudited pro forma per share data after giving effect to the Merger under the pooling of interests method of accounting as if the Merger had been consummated as of the beginning of the periods presented (and assuming the issuance of 0.725 of a share of USA Waste Common Stock in exchange for each outstanding share of Waste Management Common Stock); and (c) the Waste Management equivalent combined unaudited pro forma per share data attributable to the 0.725 of a share of USA Waste Common Stock that will be received by Waste Management stockholders for each share of Waste Management Common Stock. This data should be read in conjunction with the selected historical financial information and the combined unaudited pro forma condensed financial statements included elsewhere in this Joint Proxy Statement/Prospectus and the separate historical financial statements of USA Waste and Waste Management incorporated by reference herein. The combined unaudited pro forma financial data are not necessarily indicative of the operating results or financial position that would have been achieved if the Merger had been consummated as of the beginning of the periods presented, nor are they necessarily indicative of the future operating results or financial position of New Waste Management.

                                                                                                                    THREE
                                                                                                                   MONTHS
                                                                                                                    ENDED
                                                                                    YEAR ENDED DECEMBER 31,       MARCH 31,
                                                                                -------------------------------  -----------
                                                                                  1995       1996       1997        1998
                                                                                ---------  ---------  ---------  -----------
HISTORICAL -- USA WASTE
  Basic earnings per common share:
    Income before extraordinary item..........................................  $    0.56  $    0.39  $    1.31   $    0.55
    Extraordinary item........................................................     --         --          (0.03)     --
                                                                                ---------  ---------  ---------  -----------
    Net income................................................................  $    0.56  $    0.39  $    1.28   $    0.55
                                                                                ---------  ---------  ---------  -----------
                                                                                ---------  ---------  ---------  -----------
  Diluted earnings per common share:
    Income before extraordinary item..........................................  $    0.54  $    0.37  $    1.26   $    0.52
    Extraordinary item........................................................     --         --          (0.03)     --
                                                                                ---------  ---------  ---------  -----------
    Net income................................................................  $    0.54  $    0.37  $    1.23   $    0.52
                                                                                ---------  ---------  ---------  -----------
                                                                                ---------  ---------  ---------  -----------
  Book value per common share.................................................                                    $   12.62
  Tangible book value per common share........................................                                         3.38
HISTORICAL -- WASTE MANAGEMENT
  Basic earnings (loss) per common share:
    Continuing operations.....................................................  $    0.86  $    0.46  $   (2.72)  $    0.16
    Discontinued operations...................................................       0.01      (0.54)      0.20      --
    Extraordinary item........................................................     --         --         --          --
    Cumulative effect of changes in accounting principles.....................      (0.17)    --         --          --
                                                                                ---------  ---------  ---------  -----------
    Net income (loss).........................................................  $    0.70  $   (0.08) $   (2.52)  $    0.16
                                                                                ---------  ---------  ---------  -----------
                                                                                ---------  ---------  ---------  -----------
  Diluted earnings (loss) per common share:
    Continuing operations.....................................................  $    0.86  $    0.46  $   (2.72)  $    0.16
    Discontinued operations...................................................       0.01      (0.54)      0.20      --
    Extraordinary item........................................................     --         --         --          --
    Cumulative effect of changes in accounting principles.....................      (0.17)    --         --          --
                                                                                ---------  ---------  ---------  -----------
    Net income (loss).........................................................  $    0.70  $   (0.08) $   (2.52)  $    0.16
                                                                                ---------  ---------  ---------  -----------
                                                                                ---------  ---------  ---------  -----------
  Cash dividends per common share.............................................  $    0.60  $    0.63  $    0.67   $    0.17
  Book value per common share.................................................                                         2.98
  Tangible book value per common share........................................                                        (5.12)
COMBINED UNAUDITED PRO FORMA
  Basic earnings (loss) per common share from continuing operations...........  $    1.00  $    0.55  $   (1.88)  $    0.33
  Diluted earnings (loss) per common share from continuing operations.........       0.99       0.54      (1.88)       0.32
  Cash dividends per common share.............................................       0.59       0.58       0.57        0.14
  Book value per common share.................................................                                         8.23
  Tangible book value per common share........................................                                        (1.78)
WASTE MANAGEMENT EQUIVALENT COMBINED UNAUDITED PRO FORMA
  Basic earnings (loss) per common share from continuing operations...........  $    0.73  $    0.40  $   (1.36)  $    0.24
  Diluted earnings (loss) per common share from continuing operations.........       0.72       0.39      (1.36)       0.23
  Cash dividends per common share.............................................       0.43       0.42       0.41        0.10
  Book value per common share.................................................                                         5.97
  Tangible book value per common share........................................                                        (1.29)

                     MARKET PRICE AND DIVIDEND INFORMATION

MARKET PRICES

    The following table presents trading information for USA Waste Common Stock and Waste Management Common Stock on March 10, 1998 and June 9, 1998. March 10, 1998 was the last full trading day prior to our announcement of the signing of the Merger Agreement. June 9, 1998 was the last practicable trading day for which information was available prior to the date of this Joint Proxy Statement/Prospectus. You should read the information presented below in conjunction with "Market Price and Dividend Information" on pages 74 through 75.

                                                                                                     WASTE MANAGEMENT
                                                                                  USA WASTE
                                                                                 COMMON STOCK          COMMON STOCK
                                                                              DOLLARS PER SHARE     DOLLARS PER SHARE
                                                                             --------------------  --------------------
                                                                               HIGH        LOW       HIGH        LOW
                                                                             ---------  ---------  ---------  ---------
March 10, 1998.............................................................  $   40.00  $   37.88  $   25.19  $   24.25
June 9, 1998...............................................................  $          $          $          $

    On March 10, 1998, the last reported sale price per share of USA Waste Common Stock on the NYSE Composite Transaction Tape was $39.13 and the last reported sale price per share of Waste Management Common Stock on the NYSE Composite Transaction Tape was $25.19. On June 9, 1998, the last reported sale price per share of USA Waste Common Stock on the NYSE Composite Transaction Tape
was $[    ], and the last reported sale price per share of Waste Management
Common Stock on the NYSE Composite Transaction Tape was $[    ]. Based solely on
the Exchange Ratio, the pro forma equivalent value of Waste Management Common Stock at the close of trading on March 10, 1998 was $28.37 per share.

    The market prices of shares of USA Waste Common Stock and Waste Management Common Stock fluctuate. Because of this, we urge you to obtain current market quotations.

DIVIDENDS

    USA Waste has never paid cash dividends on USA Waste Common Stock; Waste Management has paid cash dividends on Waste Management Common Stock since 1976. However, Waste Management recently adopted a new dividend policy, substantially reducing the amount of its quarterly dividend to $0.01 per share commencing with the dividend declared in the second quarter of 1998. The decision whether to apply legally available funds to the payment of dividends on common stock of New Waste Management will be made by the New Waste Management Board from time to time in the exercise of its business judgment.

                                  RISK FACTORS

    The following risk factors, in addition to the other information contained or incorporated by reference in this Joint Proxy Statement/Prospectus, should be considered by holders of USA Waste Common Stock and by holders of Waste Management Common Stock in determining how to vote at the USA Waste Special Meeting and the Waste Management Special Meeting.

RISKS RELATING TO THE MERGER

    FIXED EXCHANGE RATIO. The fraction of a share of USA Waste Common Stock into which each share of Waste Management Common Stock is to be converted in the Merger is fixed. The market value of USA Waste Common Stock and/or Waste Management Common Stock at the Effective Time may vary significantly from the price as of the date of execution of the Merger Agreement, the date hereof or the date on which stockholders vote on the Merger due to, among other factors, market perception of the synergies and cost savings expected to be achieved by the Merger, changes in the business, operations or prospects of USA Waste or Waste Management, market assessments of the likelihood that the Merger will be consummated and the timing thereof, and general market and economic conditions. Because the Exchange Ratio will not be adjusted to reflect changes in the relative market values of USA Waste Common Stock and Waste Management Common Stock, the relative market values of the USA Waste Common Stock issued in the Merger and the Waste Management Common Stock surrendered in the Merger, may be higher or lower than the relative market values of such shares at the time the Merger was negotiated or approved by stockholders.

    IMPACT OF MERGER ON USA WASTE. Successful consummation of the Merger will alter the nature of USA Waste's business by significantly expanding USA Waste's domestic and international operations and by adding operations, such as hazardous waste management services and waste-to-energy operations. If the Merger is consummated, the financial position of the combined company is expected to be more leveraged than USA Waste's current financial position, which may, among other things, limit the combined company's ability to incur additional indebtedness. The success of the Merger will depend upon a number of factors, most importantly the ability of the combined company to realize expected synergies from the combined operations of Waste Management and USA Waste.

    UNCERTAINTIES IN INTEGRATING BUSINESS OPERATIONS; REALIZATION OF
SYNERGIES. Integrating the operations and management of the two companies will be a detailed, time-consuming process. The managements of USA Waste and Waste Management have said they expect that annualized synergies and cost savings of approximately $800 million pre-tax will be realized from the Merger. There can be no assurance that this integration will result in the achievement of all of the anticipated synergies and other benefits expected to be realized from the Merger or that this integration will occur without the combined company experiencing the loss of key USA Waste or Waste Management personnel. In addition, USA Waste and Waste Management expect to incur certain nonrecurring costs directly related to the Merger which are expected to be included in operations of New Waste Management within the 12 months following the Merger. Such nonrecurring costs have yet to be determined; however, such costs are expected to be significant. Furthermore, USA Waste and Waste Management expect that the DOJ will require divestitures of assets of USA Waste and Waste Management in connection with any decision not to object to the Merger (see "The Merger -- Regulatory Approvals -- Hart-Scott-Rodino"). Any such divestitures or other commitments required by the DOJ could limit the synergies, cost savings and other benefits expected. There can be no assurance that USA Waste and Waste Management will agree to such divestitures or that, if agreed to, such divestitures will not have a material adverse effect on New Waste Management. Moreover, the integration of these organizations will require the dedication of management resources, which may temporarily distract attention from the day-to-day business of the combined company. The inability of management to successfully or timely integrate the operations of the two companies could have a material adverse effect on the business and operating results of New Waste Management. See "The Merger -- Reasons for the Merger; Recommendations of the Boards of Directors".

RISKS INHERENT IN THE INDUSTRY OR PARTICULAR TO USA WASTE OR WASTE MANAGEMENT

    COMPETITION. The waste management industry is highly competitive and requires substantial capital resources. The industry consists of several large national waste management companies, including both USA Waste and Waste Management, as well as numerous local and regional companies of varying sizes and financial resources. USA Waste and Waste Management compete with numerous waste management companies and with those counties and municipalities that maintain their own waste collection and disposal operations. These counties and municipalities may have financial competitive advantages due to the availability to them of tax revenues and tax-exempt financing. In addition, competitors may reduce the price of their services in an effort to expand sales volume or to win competitively bid municipal contracts. Profitability may also be affected by the increasing national emphasis on recycling, composting and other waste reduction programs that could reduce the volume of solid waste collected or deposited in landfills.

    GOVERNMENT REGULATION. Each of USA Waste's and Waste Management's operations are, and the combined company's operations will be, subject to and substantially affected by federal, state, local and foreign laws, regulations, orders and permits which govern environmental protection, health and safety, zoning and other matters. These laws, regulations, orders and permits may impose restrictions on operations that could adversely affect the combined company's results of operations and financial condition, such as limitations on the expansion of disposal facilities, limitations on or the banning of disposal of out-of-state waste or certain categories of waste or mandates regarding the disposal of solid or hazardous waste. In particular, each of USA Waste and Waste Management is subject to extensive and evolving environmental and land use laws and regulations, which have become increasingly stringent. These laws and regulations affect USA Waste's and Waste Management's businesses in a variety of ways. In order to develop and operate a landfill or other waste management facility, it is necessary to obtain and maintain in effect various facility permits and other governmental approvals, including those related to zoning, environmental protection and land use. These permit approvals are difficult, time consuming and costly to obtain and may be subject to community opposition by government officials or citizens, regulatory delays, subsequent modifications and other uncertainties. There can be no assurance that the combined company will be successful in obtaining and maintaining in effect permits and approvals required for the successful operation and growth of its business, including permits and approvals required for the development of additional disposal capacity of landfills needed to replace existing capacity as it is exhausted. The siting, design, operation and closure of landfills and other disposal facilities are also subject to extensive regulations. These regulations could require the combined company to undertake investigatory or remedial activities, to curtail operations or to close a landfill or other disposal facility temporarily or permanently. Furthermore, future changes in these regulations may require the combined company to modify, supplement or replace equipment or facilities at costs which could be substantial. In addition, court decisions have ruled that state and local governments may not constitutionally restrict the free movement of waste in interstate commerce through the use of regulatory flow control laws. It is not possible to predict what impact, if any, these decisions may have in the future on USA Waste's, Waste Management's or the combined company's disposal facilities, particularly WTI's waste-to-energy facilities.

    POTENTIAL ENVIRONMENTAL LIABILITY; INSURANCE. New Waste Management may be subject to liability for environmental damage that its landfills, transfer stations and collection operations may have caused or may cause to its own properties or to nearby landowners, particularly as a result of the contamination of drinking water sources or soil, including damage resulting from conditions existing prior to the acquisition of such assets or operations. Liability may also arise from any off-site environmental contamination caused by pollutants or hazardous substances, the transportation, treatment or disposal of which was arranged for by USA Waste, Waste Management or their predecessor owners of operations or assets acquired by such companies. Any substantial liability for such environmental impacts could have a material adverse effect on the combined company's results of operations and financial condition.

    USA Waste and Waste Management have established reserves in connection with certain of their environmental remediation liabilities and liabilities for closure and post-closure costs of disposal facilities owned or operated by them. While such reserves have been established, the promulgation of new laws and the development and discovery of new facts and conditions have required USA Waste and Waste

Management, and in the future may require the combined company, to establish reserves for new remediation or closure/post-closure liabilities and to adjust reserves for existing liabilities. Thus, there can be no assurance that the current remediation and closure/post-closure reserves of the combined company will adequately cover all of such company's remediation and closure/post-closure costs.

    In the ordinary course of their businesses, USA Waste and Waste Management may become involved in a variety of legal and administrative proceedings relating to land use and environmental laws and regulations. These may include proceedings by federal, state, local or foreign agencies seeking to impose civil or criminal penalties on either company for violations of such laws and regulations, or to impose liability on USA Waste or Waste Management under statutes, or to revoke, or deny renewal of, a permit; actions brought by citizens' groups, adjacent landowners or governmental entities opposing the issuance of a permit or approval to USA Waste or Waste Management or alleging violations of the permits pursuant to which USA Waste or Waste Management operates or laws or regulations to which USA Waste or Waste Management is subject; and actions seeking to impose liability on USA Waste or Waste Management for any environmental impact at their owned or operated facilities (or at facilities formerly owned or operated by USA Waste or Waste Management or its predecessors) or damage that those facilities or other properties may have caused to adjacent landowners or others, including groundwater or soil contamination. The adverse outcome of one or more of these proceedings could have a material adverse effect on the combined company's financial position, results of operations or cash flows. Each of USA Waste and Waste Management has from time to time received, and expects that the combined company may in the future from time to time receive, citations or notices from governmental authorities that its operations are not in compliance with its permits or certain applicable environmental or land use laws and regulations. Each of USA Waste and Waste Management generally seeks to work with the authorities to resolve the issues raised by such citations or notices. There can be no assurance, however, that the combined company will always be successful in this regard, or that such future citations or notices will not have a materially adverse effect on the combined company's financial position, results of operations or cash flows.

    USA Waste's and Waste Management's insurance for environmental liability is very limited because USA Waste and Waste Management believe that the cost for such insurance is high relative to the coverage it would provide. Due to the limited nature of such insurance coverage for environmental liability, if USA Waste or Waste Management were to incur liability for environmental damage, such liability could have a material adverse effect on the combined company's financial position, results of operations or cash flows.

    ALTERNATIVES TO LANDFILL DISPOSAL AND WASTE-TO-ENERGY FACILITIES. During the past several years, alternatives to landfill disposal and waste-to-energy facilities, such as recycling and composting, have increasingly been utilized by certain customers of USA Waste and Waste Management. There also has been an increasing trend at the state and local levels to mandate recycling and waste reduction at the source and to prohibit the disposal of certain types of wastes, such as yard wastes, at landfills or waste-to-energy facilities. These developments may result in the volume of waste going to landfills and waste-to-energy facilities being reduced in certain areas, which may affect the combined company's ability to operate its landfills and waste-to-energy facilities at full capacity, the prices that can be charged for landfill disposal and waste-to-energy services and the resulting operating margins.

    RISKS GENERALLY ASSOCIATED WITH ACQUISITIONS. USA Waste has regularly pursued opportunities to expand its services though the acquisition of additional solid waste management businesses and operations that can be effectively integrated with USA Waste's existing operations. In addition, USA Waste regularly pursues mergers and acquisition transactions, some of which are significant, in new markets where USA Waste believes that it can successfully become a provider of integrated solid waste management services. As one of the leading industry consolidators, USA Waste could announce other transactions with either publicly or privately owned businesses at any time. It is expected that New Waste Management will seek acquisitions that complement its services, broaden its customer base and improve its operating efficiencies. Such an acquisition strategy involves certain potential risks associated with assessing, acquiring and integrating the operations of acquired companies and identification and management of potential risks associated with pre-existing liabilities of acquired companies. Although USA Waste generally has been successful in implementing its acquisition strategy, there can be no assurance that attractive acquisition opportunities will continue to be available to New Waste Management, that New Waste Management will have access to the capital required to finance potential acquisitions on satisfactory terms or that any businesses acquired will prove profitable. Future acquisitions may result in the incurrence of additional indebtedness or the issuance of additional equity securities which could dilute the ownership interests of then-existing stockholders. Among the risks associated with acquisitions is the risk that the acquired company has engaged in or is alleged to have engaged in conduct prior to the date of acquisition that becomes the subject of civil or criminal legal action after such date. There can be no assurance as to the outcome or consequence of any investigations or matters related to such conduct, including any effect on the combined company's ability to retain or obtain franchises or other business opportunities.

    INTERNATIONAL OPERATIONS AND EXPANSION. A significant portion of USA Waste's operations are conducted in Canada, and USA Waste intends to continue to expand its Canadian operations, and a significant portion of Waste Management's operations are conducted internationally. New Waste Management's operations in foreign countries generally will be subject to a number of risks inherent in any business operating in foreign countries, including political, social and economic instability, general strikes, nationalization of assets, currency restrictions and exchange rate fluctuations, nullification, modification or renegotiation of contracts, and governmental regulation, all of which are beyond the control of USA Waste and Waste Management. No prediction can be made as to how existing or future foreign governmental regulations in any jurisdiction may affect the combined company in particular or the solid waste management industry in general.

    MATTERS RELATED TO WASTE MANAGEMENT ACCOUNTING PRACTICES. In November and December 1997, several alleged purchasers of Waste Management securities (including, but not limited to, Waste Management Common Stock), who allegedly bought their securities between 1996 and 1997, brought 14 purported class action lawsuits against Waste Management and several of its current and former officers in the United States District Court for the Northern District of Illinois. Each of these lawsuits asserted that the defendants violated the federal securities laws by issuing allegedly false and misleading statements in 1996 and 1997 about Waste Management's financial condition and results of operations. Among other things, the plaintiffs alleged that Waste Management employed accounting practices that were improper and that caused its publicly filed financial statements to be materially false and misleading. The lawsuit demanded, among other relief, unspecified compensatory damages, pre- and post-judgment interest, attorneys' fees, and the costs of conducting the litigation. In January 1998, the 14 putative class actions were consolidated before one judge. On May 29, 1998, the plaintiffs filed a consolidated amended complaint against Waste Management and four of its former officers. The consolidated amended complaint seeks recovery on behalf of a proposed class of all purchasers of Waste Management's securities between May 29, 1995 and October 30, 1997. The consolidated amended complaint alleges, among other things, that Waste Management filed false and misleading financial statements beginning in 1991 and continuing through October 1997 and seeks recovery for alleged violations of the federal securities laws between May 1995 and October 1997. Like the individual complaints that preceded it, the consolidated amended complaint seeks unspecified compensatory damages, pre- and post-judgment interest, attorneys' fees, and the costs of conducting the litigation. It is not possible at this time to predict the impact this litigation may have on Waste Management and New Waste Management, although it is reasonably possible that the outcome may have a material adverse impact on their respective financial condition or results of operations in one or more future periods. Waste Management intends to defend itself vigorously in this litigation. Waste Management is aware of another action arising out of the same set of facts alleging a cause of action under Illinois state law.

    Waste Management is also aware that the Securities and Exchange Commission (the "Commission") has commenced a formal investigation with respect to Waste Management's previously filed financial statements (which were subsequently restated) and related accounting policies, procedures and system of internal controls. Waste Management intends to cooperate with such investigation. Waste Management is unable to predict the outcome or impact of this investigation at this time.

    NEED FOR ADDITIONAL FINANCING. New Waste Management is expected to require additional capital and letter of credit and bonding facilities from time to time to pursue its acquisition strategy, fund internal growth and satisfy customer and regulatory financial assurance requirements. A portion of the combined company's future capital requirements may be provided through future issuances of debt or equity securities. There can be no assurance that the combined company will be successful in obtaining additional capital through issuances of additional debt or equity securities or obtaining and maintaining sufficient letter of credit and bonding facilities required for financial assurance purposes.

    USA Waste has historically used variable rate debt under revolving bank credit arrangements as one method of financing its rapid growth. Although recent financings by USA Waste have reduced the amount of variable rate debt currently outstanding, it is expected that New Waste Management will use variable rate debt as a financing alternative after the Merger. To the extent that variable interest rates tend to fluctuate as general interest rates change, an increase in interest rates could have a material adverse effect on the combined company's earnings in the future.

    CAPITALIZED EXPENDITURES. In accordance with generally accepted accounting principles, USA Waste and Waste Management capitalize certain expenditures and advances relating to their acquisitions, pending acquisitions and landfill development and expansion projects. Indirect acquisition costs, such as executive salaries, general corporate overhead, public affairs and other corporate services, are expensed as incurred. USA Waste's and Waste Management's policy is to charge against earnings any unamortized capitalized expenditures and advances (net of any portion thereof that USA Waste or Waste Management, as the case may be, estimates will be recoverable, through sale or otherwise) relating to any facility or operation that is permanently shut down, any pending acquisition that is not consummated and any landfill development or expansion project that is not successfully completed. There can be no assurance that the combined company in future periods will not be required to incur a charge against earnings in accordance with such policy, which charge, depending upon the magnitude thereof, could have a material adverse effect on the combined company's results of operations and financial condition.

    SEASONALITY. USA Waste's and Waste Management's respective operating revenues tend to be somewhat lower in the winter months. This is generally reflected in each company's first and fourth quarter results of operations. This is primarily attributed to the fact that (a) the volume of waste relating to construction and demolition activities tends to increase in the spring and summer months and (b) the volume of residential waste in certain regions where each company operates tends to decrease during the winter months.

    NEW WASTE MANAGEMENT DIVIDENDS. USA Waste has never declared or paid cash dividends on its common stock, while Waste Management has paid cash dividends on its common stock since 1976. However, Waste Management recently adopted a new dividend policy, substantially reducing the amount of its quarterly dividend to $0.01 per share commencing with the dividend declared in the second quarter of 1998. The decision whether to apply legally available funds to the payment of dividends on common stock of New Waste Management will be made by the New Waste Management Board from time to time in the exercise of its business judgment. See "Market Price and Dividend Information".

                              THE SPECIAL MEETINGS

THE USA WASTE SPECIAL MEETING

    GENERAL; DATE, TIME AND PLACE. This Joint Proxy Statement/Prospectus is being furnished to holders of USA Waste Common Stock in connection with the solicitation of proxies by the USA Waste Board for use at the USA Waste Special Meeting to be held on Wednesday, July 15, 1998, at the Four Seasons Hotel, 1300 Lamar, Houston, Texas, commencing at 3:00 p.m., local time, and at any adjournment or postponement thereof.

    This Joint Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to stockholders of USA Waste on or about Friday, June 12, 1998.

    PURPOSES OF THE USA WASTE SPECIAL MEETING. At the USA Waste Special Meeting, stockholders of USA Waste Common Stock will be asked to consider and vote upon:

    - a proposal to amend the USA Waste Charter to (a) increase the number of authorized shares of USA Waste Common Stock from 500,000,000 shares to 1,500,000,000, thus enabling USA Waste to have a sufficient number of authorized shares to consummate the Merger and (b) change the name of USA Waste to "Waste Management, Inc.", in each case as of the Effective Time;

    - a proposal to issue up to 380,625,000 shares of USA Waste Common Stock in exchange for shares of Waste Management Common Stock pursuant to the Merger Agreement;

    - a proposal to approve an amendment to the USA Waste 1993 Stock Plan increasing the aggregate number of shares of USA Waste Common Stock that may be issued under such Plan from 16,500,000 to 26,500,000;

    - a proposal to approve an amendment to the USA Waste 1996 Stock Plan increasing the aggregate number of shares of USA Waste Common Stock that may be issued under such Plan from 400,000 to 1,400,000; and

    - such other matters as may properly be brought before the USA Waste Special Meeting or any adjournment or postponement thereof.

    RECOMMENDATIONS OF THE USA WASTE BOARD. The USA Waste Board has unanimously approved the Merger Agreement, the Charter Proposal, the Share Issuance Proposal, the 1993 Plan Proposal and the 1996 Plan Proposal and recommends a vote FOR approval of each such proposal.

    STOCKHOLDERS ENTITLED TO VOTE; VOTE REQUIRED. The USA Waste Board has fixed the close of business on June 9, 1998 as the record date (the "USA Waste Record Date") for the determination of the USA Waste stockholders entitled to notice of and to vote at the USA Waste Special Meeting. Accordingly, only holders of record of USA Waste Common Stock on the USA Waste Record Date will be entitled to notice of and to vote at the USA Waste Special Meeting. As of the USA Waste
Record Date, there were outstanding and entitled to vote [      ] shares of USA
Waste Common Stock (constituting all of the voting stock of USA Waste), which
shares were held by approximately [      ] holders of record. Each holder of
record of shares of USA Waste Common Stock on the USA Waste Record Date is entitled to one vote per share, which may be cast either in person or by properly executed proxy, at the USA Waste Special Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of USA Waste Common Stock entitled to vote at the USA Waste Special Meeting is necessary to constitute a quorum at the USA Waste Special Meeting.

    The approval of the Charter Proposal will require the affirmative vote of the holders of a majority of the shares of USA Waste Common Stock outstanding on the USA Waste Record Date. The approval of the Share Issuance Proposal will require the affirmative vote of the holders of shares of USA Waste Common Stock representing a majority of the votes cast on the proposal. The approval of each of the 1993 Plan Proposal and the 1996 Plan Proposal will require the affirmative vote of the holders of a majority of the shares of USA Waste Common Stock present or represented by proxy and entitled to vote at the USA Waste Special Meeting.

    The approval of the Share Issuance Proposal is required by the rules of the NYSE governing corporations with securities listed on the NYSE. The approval of the Charter Proposal and the Share Issuance Proposal is a condition to the consummation of the Merger.

    Shares of USA Waste Common Stock represented in person or by properly executed proxy will be counted for the purpose of determining whether a quorum is present at the USA Waste Special Meeting. Shares which abstain from voting as to a particular matter will be treated as shares that are present and entitled to vote at the USA Waste Special Meeting for purposes of determining whether a quorum exists, but will not be counted as votes cast on such matter. If a broker or nominee holding stock in "street name" indicates on a proxy that it does not have discretionary authority to vote as to a particular matter ("broker non-votes"), those shares will be treated as present and entitled to vote at the USA Waste Special Meeting for purposes of determining whether a quorum exists, but will not be counted as votes cast on such matter. Accordingly, in determining whether the Share Issuance Proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will have no effect on the voting on such proposal; in determining whether the Charter Proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against the Charter Proposal; and in determining whether either the 1993 Plan Proposal or the 1996 Plan Proposal has received the requisite number of affirmative votes, abstentions will have the same effect as a vote against such Proposal and broker non-votes will have no effect on the voting on such Proposal.

    As of May 1, 1998, current directors and executive officers of USA Waste and their affiliates may be deemed to be beneficial owners of approximately
23,957,817 shares of USA Waste Common Stock, or approximately [      %] of the
shares of USA Waste Common Stock entitled to vote at the USA Waste Special Meeting. Each of such directors and executive officers of USA Waste has advised USA Waste that he or she intends to vote or direct the vote of all shares of USA Waste Common Stock over which he or she has voting control for approval of the Charter Proposal, the Share Issuance Proposal, the 1993 Plan Proposal and the 1996 Plan Proposal. See "The Companies -- USA Waste -- Stock Ownership of Management".

    PROXIES. This Joint Proxy Statement/Prospectus is being furnished to USA Waste stockholders in connection with the solicitation of proxies by, and on behalf of, the USA Waste Board for use at the USA Waste Special Meeting, and is accompanied by a form of proxy.

    All shares of USA Waste Common Stock which are entitled to vote and are represented at the USA Waste Special Meeting by properly executed proxies received prior to or at the USA Waste Special Meeting, and not revoked, will be voted at the USA Waste Special Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated (other than in the case of broker non-votes), such proxies will be voted for approval of the Charter Proposal, for approval of the Share Issuance Proposal, for approval of the 1993 Plan Proposal and for approval of the 1996 Plan Proposal.

    If any other matters are properly presented at the USA Waste Special Meeting for consideration, including, among other things, consideration of a motion to adjourn such meeting to another time and/or place (including, without limitation, for the purposes of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the Merger), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of USA Waste, at or before the taking of the vote at the USA Waste Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of USA Waste before the taking of the vote at the USA Waste Special Meeting or (iii) attending the USA Waste Special Meeting and voting in person (although attendance at the USA Waste Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent to USA Waste Services, Inc., 1001 Fannin, Suite 4000, Houston, Texas 77002, Attention: Secretary, or hand delivered to the Secretary of USA Waste at or before the taking of the vote at the USA Waste Special Meeting.

    All expenses of USA Waste's solicitation of proxies will be borne by USA Waste, and the cost of preparing and mailing this Joint Proxy Statement/Prospectus to USA Waste stockholders and to Waste Management stockholders will be paid one-half by USA Waste and one-half by Waste Management. In addition to solicitation by use of the mails, proxies may be solicited from USA Waste stockholders by directors, officers and employees of USA Waste in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. USA Waste has retained Corporate Investor Communications, a proxy solicitation firm, for assistance in connection with the solicitation of proxies for the USA Waste Special Meeting at a cost of approximately $6,500 plus reimbursement of reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and USA Waste will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection therewith.

THE WASTE MANAGEMENT SPECIAL MEETING

    GENERAL; DATE, TIME AND PLACE. This Joint Proxy Statement/Prospectus is being furnished to holders of Waste Management Common Stock in connection with the solicitation of proxies by the Waste Management Board for use at the Waste Management Special Meeting to be held on Wednesday, July 15, 1998, at the offices of Harris Trust and Savings Bank, 111 West Monroe Street, Chicago, Illinois, commencing at 2:00 p.m., local time, and at any adjournment or postponement thereof.

    This Joint Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to stockholders of Waste Management on or about Friday, June 12, 1998.

    PURPOSES OF THE WASTE MANAGEMENT SPECIAL MEETING. At the Waste Management Special Meeting, holders of Waste Management Common Stock will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and such other matters as may properly be brought before the Waste Management Special Meeting or any adjournment or postponement thereof.

    RECOMMENDATION OF THE WASTE MANAGEMENT BOARD. The Waste Management Board has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommends that holders of Waste Management Common Stock vote FOR approval and adoption of the Merger Agreement.

    STOCKHOLDERS ENTITLED TO VOTE; VOTE REQUIRED. The Waste Management Board has fixed the close of business on June 9, 1998 as the record date for the determination of the holders of Waste Management Common Stock entitled to notice of and to vote at the Waste Management Special Meeting (the "Waste Management Record Date"). Accordingly, only holders of record of Waste Management Common Stock on the Waste Management Record Date will be entitled to notice of, and to vote at, the Waste Management Special Meeting. As of the Waste Management Record
Date, there were outstanding and entitled to vote [      ] shares of Waste
Management Common Stock (constituting all of the voting stock of Waste
Management), which shares were held by approximately [      ] holders of record.
Each holder of record of shares of Waste Management Common Stock on the Waste Management Record Date is entitled to one vote per share, which may be cast either in person or by properly executed proxy, at the Waste Management Special Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Waste Management Common Stock entitled to vote at the Waste Management Special Meeting is necessary to constitute a quorum at the Waste Management Special Meeting.

    The approval and adoption of the Merger Agreement will require the affirmative vote of the holders of a majority of the shares of Waste Management Common Stock outstanding on the Waste Management Record Date.

    Shares of Waste Management Common Stock represented in person or by proxy will be counted for the purpose of determining whether a quorum is present at the Waste Management Special Meeting. Shares which abstain from voting, and shares held by a broker nominee in "street name" which indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will be treated as shares that are present and entitled to vote at the Waste Management Special Meeting for purposes of determining whether a quorum exists. Because the Merger Agreement must be approved by the holders of a majority of the shares of Waste Management Common Stock outstanding on the record date, abstentions and broker non-votes will have the same effect as a vote against the Merger Agreement.

    As of May 1, 1998, current directors and executive officers of Waste Management and their affiliates may be deemed to be beneficial owners of approximately 1,104,339 shares of Waste Management Common Stock, representing less than 1% of the shares of Waste Management Common Stock entitled to vote at the Waste Management Special Meeting. Each of such directors and executive officers of Waste Management has advised Waste Management that he or she intends to vote or direct the vote of all shares of Waste Management Common Stock over which he or she has or shares voting control for approval and adoption of the Merger Agreement. See "The Companies -- Waste Management -- Stock Ownership of Management."

    PROXIES. This Joint Proxy Statement/Prospectus is being furnished to Waste Management stockholders in connection with the solicitation of proxies by, and on behalf of, the Waste Management Board for use at the Waste Management Special Meeting, and is accompanied by a form of proxy.

    All shares of Waste Management Common Stock which are entitled to vote and are represented at the Waste Management Special Meeting by properly executed proxies received prior to or at the Waste Management Special Meeting, and not revoked, will be voted at such Special Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated (other than in the case of broker non-votes), such proxies will be voted for approval and adoption of the Merger Agreement.

    If any other matters are properly presented at the Waste Management Special Meeting for consideration, including, among other things, consideration of a motion to adjourn such Special Meeting to another time and/or place (including, without limitation, for the purposes of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the Merger), the persons named in the enclosed forms of proxy and acting thereunder will have discretion to vote on such matters in accordance with their judgment.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Waste Management, at or before the taking of the vote at the Waste Management Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to Waste Management before the taking of the vote at the Waste Management Special Meeting or (iii) attending the Waste Management Special Meeting and voting in person (although attendance at the Waste Management Special Meeting will not in and of itself constitute a revocation of the proxy). Any written notice of revocation or subsequent proxy should be sent to Waste Management, Inc., 3003 Butterfield Road, Oak Brook, Illinois 60523, Attention: Secretary, or hand delivered to the Secretary of Waste Management at or before the taking of the vote at the Waste Management Special Meeting.

    All expenses of Waste Management's solicitation of proxies will be borne by Waste Management, and the cost of preparing and mailing this Joint Proxy Statement/Prospectus to Waste Management stockholders and to USA Waste stockholders will be paid one-half by Waste Management and one-half by USA Waste. In addition to solicitation by use of the mails, proxies may be solicited from Waste Management stockholders by directors, officers and employees of Waste Management in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Waste Management has retained Morrow & Co., a proxy solicitation firm, for assistance in connection with the solicitation of proxies for the Waste Management Special Meeting at a cost of approximately $8,000, plus reimbursement of reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and Waste Management will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection therewith.

    WASTE MANAGEMENT STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                   THE MERGER

BACKGROUND OF THE MERGER

    On October 29, 1997, John E. Drury, Chairman and Chief Executive Officer of USA Waste, Rodney R. Proto, President and Chief Operating Officer of USA Waste, and Earl E. DeFrates, Executive Vice President and Chief Financial Officer of USA Waste, had preliminary discussions with certain of USA Waste's financial advisors concerning the possibility of pursuing a potential business combination between USA Waste and Waste Management.

    Also on October 29, 1997, Robert S. Miller, a director of Waste Management, was named Chairman of the Board and Acting Chief Executive Officer of Waste Management following the unexpected voluntary resignation of Ronald T. LeMay earlier that day.

    On October 30, 1997, Messrs. Drury, Proto, DeFrates and Gregory T. Sangalis, Vice President and General Counsel of USA Waste, met to discuss the advisability of pursuing a business combination transaction with Waste Management. Also on October 30, 1997, Jerome B. York, a director of USA Waste, at the request of USA Waste management, contacted Mr. Miller and suggested that Mr. Miller, as the newly named Chairman of the Board and Acting Chief Executive Officer of Waste Management, be introduced to members of the senior management of USA Waste to discuss the waste management industry generally. On October 31, 1997, Mr. Proto spoke with Mr. Miller and scheduled such a meeting for November 2, 1997. On November 2, 1997, Messrs. Drury, Proto and Miller met in Houston, Texas and discussed USA Waste's operating history and financial performance, its management structure, as well as the management philosophies and industry backgrounds of USA Waste's senior management.

    On November 3, 1997, the USA Waste Board held a telephonic meeting at which it discussed, among other things, recent senior management resignations at Waste Management and the decline in market price of Waste Management Common Stock following the announcement of such resignations. At this meeting, the USA Waste Board authorized, for investment purposes, USA Waste's participation in LJ Water Partners, L.P. (the "Limited Partnership"), a limited partnership formed for the purpose of acquiring shares of Waste Management Common Stock.

    During the week of November 24, 1997, Mr. Drury contacted Mr. Miller to schedule a meeting and, on November 30, 1997, Messrs. Drury, Proto and Miller again met, and discussed the possibility of effecting a strategic business combination between USA Waste and Waste Management which would create value for each company's stockholders. USA Waste indicated it would be interested in effecting such a transaction using an exchange ratio (the number of shares of USA Waste Common Stock to be issued in the business combination in exchange for each share of Waste Management Common Stock) that would have reflected the relative market prices of USA Waste Common Stock and Waste Management Common Stock, rather than a premium for either company's stockholders. Messrs. Drury, Proto and Miller also discussed, on a preliminary basis, certain significant terms of a potential business combination including, among other things, the desired accounting and tax treatment of any such combination, the structure and composition of the combined company's board of directors and certain senior management roles. At a regularly scheduled meeting held on December 2, 1997, the USA Waste Board was provided with a brief summary of the matters discussed at the November 30th meeting.

    On December 3, 1997, Mr. Drury sent a letter to Mr. Miller reemphasizing the salient points discussed at their November 30th meeting in favor of further exploring a business combination between the two companies on a market-to-market basis. Attached to this letter was an analysis of certain aspects of the proposed transaction prepared by DLJ. On December 5, 1997, Waste Management asked Merrill Lynch to review the materials prepared by DLJ and prepare a presentation for the Waste Management Board in executive session following a Waste Management Board meeting scheduled for December 8, 1997. During the first week of December, including pursuant to a letter dated December 5, 1997, Mr. Drury communicated with Mr. Miller to clarify and elaborate on issues raised initially in their November 30th meeting with respect to the proposed terms of a business combination between USA Waste and Waste Management, synergies realized in recent industry transactions, as well as preliminary estimates of the synergies to be realized from a strategic business combination between USA Waste and Waste Management.

    On December 8, 1997, the Waste Management Board met in executive session, with representatives of Merrill Lynch in attendance, to consider strategic alternatives available to Waste Management, including investigating further the business combination discussed among Messrs. Miller, Drury and Proto on November 30th, investigating further other potential business combinations with third parties, continuing the Waste Management Board's efforts to recruit a new Chief Executive Officer of Waste Management and continuing as an independent company. The Waste Management Board decided that the best strategy for creating long-term stockholder value was to continue its search for a new Chief Executive Officer, and determined that it was not interested in pursuing a business combination of the type proposed by USA Waste. Mr. Miller contacted Mr. Drury and informed him of the decision of the Waste Management Board.

    On December 16, 1997, Mr. Miller met with two representatives of the Limited Partnership which was, at that time, a stockholder of Waste Management, who encouraged Mr. Miller to investigate further a potential business combination with USA Waste on the terms discussed at the November 30th meeting among Messrs. Miller, Drury and Proto. USA Waste owned a 49% interest in the Limited Partnership and the general partner of the Limited Partnership, Relational Investors, LLC ("Relational Investors"), also acts as a financial advisor to USA Waste in connection with the Merger. Within a week of this meeting, Mr. Miller spoke again with these representatives and informed them that the Waste Management Board was continuing in its search for a new Chief Executive Officer and was not interested in pursuing a business combination of the type proposed by USA Waste.

    On December 30, 1997, Mr. Drury sent to Mr. Miller letters addressed individually to the members of the Waste Management Board in which he proposed a business combination between USA Waste and Waste Management using an exchange ratio that would reflect a premium to market price for Waste Management stockholders and requested a meeting with the Waste Management Board. Messrs. Drury and Miller exchanged telephone messages on December 31st but did not speak to each other on that day. Herbert A. Getz, Senior Vice President, General Counsel and Secretary of Waste Management, distributed these letters to the members of the Waste Management Board on December 31, 1997.

    On January 5, 1998, Messrs. Drury, Proto, DeFrates and Sangalis met to discuss the status of the discussions with Waste Management. During the week of January 5, 1998, Mr. Drury was informed through financial advisors to Waste Management that Waste Management was continuing in its search for a new Chief Executive Officer. However, after discussions with members of the Waste Management Board, Mr. Miller contacted Mr. Drury later during the week of January 5, 1998 and arranged for Messrs. Drury, Proto and DeFrates to meet with selected members of the Waste Management Board on January 10, 1998. In a letter dated January 8, 1998, Mr. Miller indicated to Mr. Drury that the Waste Management Board was primarily interested in understanding the management philosophies and qualifications of USA Waste's senior management. On January 10, 1998, Messrs. Drury, Proto, DeFrates, York and Miller met with Paul M. Montrone, Peer Pedersen, James R. Peterson, John C. Pope and Steven G. Rothmeier, directors of Waste Management, and discussed certain terms of the proposed business combination between USA Waste and Waste Management, as well as the experience and qualifications of USA Waste's senior management. On January 13, 1998, the Waste Management Board held a special meeting and discussed, among other things, the results of the January 10, 1998 meeting.

    Also on January 13, 1998, Messrs. Miller and Drury met to further discuss certain significant terms of a business combination between the two companies including, among other things, certain corporate governance matters, as well as to determine how to further their discussions regarding such a business combination, including the advisability of entering into a confidentiality and standstill agreement.

    On January 20-21, 1998, senior executive officers of Waste Management and USA Waste met and discussed significant aspects of a possible business combination, including the potential synergies to be realized from such a transaction, antitrust and other regulatory approvals that would be required to effect such a transaction, and the qualifications and backgrounds of members of senior management of each company. The parties agreed that they would negotiate and enter into a confidentiality agreement in order to facilitate further discussions. Dr. Pastora San Juan Cafferty, a director of Waste Management and a member of the Waste Management Board committee leading its search for a new Chief Executive Officer, also met with Messrs. Miller, Drury and Proto and discussed, among other things, USA Waste's senior management's experience in the waste management industry. On January 26, 1998, Waste Management and USA Waste executed a confidentiality agreement, which included a customary one-year standstill provision.

    On the evening of January 28 and on January 29, 1998, the Waste Management Board met and discussed, among other things, the possible merger of the two companies. On February 4-5, 1998, Joseph M. Holsten, Executive Vice President and Chief Operating Officer of Waste Management, and William P. Hulligan, a recently retired Executive Vice President of WMNA, met with USA Waste representatives (together with legal counsel) in Houston, Texas to discuss potential synergies resulting from a business combination, antitrust regulatory approval matters and certain other operational issues.

    In late January, Mr. Miller advised Mr. Drury that any further discussions between the two companies regarding the financial terms of a potential business combination transaction should be deferred until after Waste Management announced its 1997 financial results, together with anticipated restated results of operations for the period from 1992 through 1996, which it expected to do in mid- to late-February 1998. On several occasions during the month of February, Messrs. Drury and Miller continued their previous discussions regarding the structure and composition of the combined company's board of directors and certain senior management roles, the potential synergies to be realized from a business combination transaction and the antitrust and other regulatory approvals that would be required to effect such a transaction. On February 24, 1998, Waste Management announced its financial results for the year ended December 31, 1997, as well as restated financial results from 1992 through 1996.

    On February 26 and 27, 1998, the senior managements of Waste Management and USA Waste, together with financial and legal advisors to both companies, met again to discuss the proposed transaction. During this period and on the morning of February 28, 1998, several directors of Waste Management also met privately with Mr. Miller and the senior management of USA Waste to become acquainted with them and to discuss the merits of a proposed business combination. During the afternoon of February 28, 1998, Waste Management and USA Waste reached a tentative agreement that any such transaction should be effected at an exchange ratio of 0.725 of a share of USA Waste Common Stock per share of Waste Management Common Stock, which ratio reflected an approximately 21% premium to Waste Management stockholders (based on the last reported sale prices per share of USA Waste Common Stock and Waste Management Common Stock on the NYSE Composite Transaction Tape on February 27, 1998), that the board of directors of the combined company should consist of an equal number of representatives of each company, and that certain senior management positions of the combined company should be filled by members of USA Waste's senior management, subject to a number of conditions, including satisfactory completion of due diligence and the negotiation of a mutually acceptable definitive agreement.

    From March 1, 1998 through the signing of the Merger Agreement on March 10, 1998, representatives of Waste Management and USA Waste and their respective legal and financial advisors met daily (whether in person or telephonically) to discuss the terms of the Merger Agreement and related documents, as well as accounting and other transaction issues, and conducted financial, legal and accounting "due diligence" investigations of the respective companies.

    At meetings of the USA Waste Board held on March 8, 9 and 10, 1998, the USA Waste Board met and discussed extensively with Messrs. Drury, Proto, DeFrates and Sangalis, as well as USA Waste's outside legal and financial advisors, the status of the discussions with Waste Management, the proposed terms of the Merger Agreement, USA Waste's legal, financial, environmental and accounting "due diligence" investigations of Waste Management, the regulatory approvals that would be required to consummate the

Merger and the potential effects of the Merger on USA Waste and the combined company. At the USA Waste Board meeting on March 10, DLJ delivered its oral opinion to the USA Waste Board, subsequently confirmed in writing (the "DLJ Opinion"), that, as of such date, and based upon and subject to the assumptions made, matters considered and limitations on the review undertaken set forth in the DLJ Opinion, the Exchange Ratio was fair to USA Waste from a financial point of view. At such meeting, the USA Waste Board unanimously approved the Merger Agreement and the transactions contemplated thereby, including the proposed amendments to the USA Waste Charter and the issuance of shares of USA Waste Common Stock in the Merger, and unanimously recommended that the holders of USA Waste Common Stock vote to approve the Charter Proposal and the Share Issuance Proposal.

    The Waste Management Board met informally on the evening of March 9, 1998 and formally on March 10, 1998 and discussed with the senior management of Waste Management and financial, accounting and legal advisors the status of the merger discussions with USA Waste, as well as the proposed terms of the Merger and the effects of the Merger on Waste Management and the combined company. Waste Management's senior management and advisors made presentations concerning the Merger, Waste Management's legal, financial, environmental and accounting "due diligence" investigation of USA Waste, potential regulatory approvals required to effect the Merger and potential operational and administrative synergies resulting from the Merger. Merrill Lynch delivered its written opinion that, as of such date and subject to the factors and assumptions set forth therein, the Exchange Ratio was fair to holders of Waste Management Common Stock, other than USA Waste and its affiliates, from a financial point of view. At such meeting, the Waste Management Board unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and unanimously recommended that the holders of Waste Management Common Stock vote in favor of approval and adoption of the Merger Agreement and the Merger.

    During the evening of March 10, 1998, following the approval of the Merger Agreement and related matters by the USA Waste Board and the Waste Management Board, USA Waste and Waste Management finalized, executed and delivered the Merger Agreement and related documents. A joint public announcement of the Merger was made by USA Waste and Waste Management on the morning of March 11, 1998.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

    The USA Waste Board has unanimously determined that the Merger is in the best interests of USA Waste and its stockholders, has unanimously approved the Merger Agreement, the Charter Proposal and Share Issuance Proposal and unanimously recommends that the stockholders of USA Waste vote FOR approval of the Charter Proposal and Share Issuance Proposal for the reasons set forth below.

    The Waste Management Board has unanimously determined that the Merger is in the best interests of Waste Management and its stockholders, has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and unanimously recommends that the stockholders of Waste Management vote FOR approval and adoption of the Merger Agreement for the reasons set forth below.

    JOINT REASONS FOR THE MERGER

    The USA Waste Board and the Waste Management Board believe that the Merger represents a unique strategic opportunity for two companies with similar business operations and complementary geographical presence, and believe that the combined company will have an experienced and talented senior management team as well as some of the highest quality assets in the waste management industry. Both boards of directors believe that New Waste Management will have greater financial strength, operational efficiencies, earning power and growth potential than either USA Waste or Waste Management would have on its own. The USA Waste Board and the Waste Management Board identified a number of potential benefits of the Merger which they believe will contribute to the success of the combined company and thus inure to the benefit of stockholders of both companies, including the following:

    - SYNERGIES OF THE COMBINED COMPANY. Each Board of Directors believes that the Merger should result in a number of important synergies, including the opportunity to leverage certain financial and administrative functions over a larger operational and revenue base. In evaluating the Merger, each Board of Directors also considered the desirability of other potential savings from the synergies between USA Waste and Waste Management and the integration of the companies' operations, including administrative cost savings through elimination of duplicative positions, the realization of geographic and other efficiencies resulting from access to more landfills, decreased travel time to such landfills and increased internalization of collected waste and the ability to reduce the capital expenditures of the combined company relative to the capital expenditure budgets for the two companies. The managements of USA Waste and Waste Management estimated that annualized synergies and cost savings of approximately $800 million pre-tax would be realized from the Merger.

    - GEOGRAPHICALLY COMPLEMENTARY NORTH AMERICAN OPERATIONS. USA Waste and Waste Management are engaged in the solid waste management business throughout North America and provide solid waste management services, consisting of solid waste collection, transfer, disposal and recycling services to municipal, commercial, industrial and residential customers. USA Waste and Waste Management together have collection operations, transfer facilities, landfills and waste-to-energy facilities which are highly complementary. Both Boards of Directors also considered the strategic fit between the markets served by USA Waste and those served by Waste Management and believe that a combination of USA Waste and Waste Management will result in the potential for accelerated growth and further operational efficiencies by allowing the combined company to expand, complete and link existing service areas.

    - SIGNIFICANT NEW GROWTH OPPORTUNITIES. USA Waste's strategy has been to expand its solid waste management services aggressively by acquiring additional solid waste collection operations, landfills and transfer stations. The Boards of Directors of USA Waste and Waste Management believe that the combined company will be better positioned than either company would be on its own to pursue consolidation opportunities by being able to draw upon the resources, experience and development efforts of both USA Waste and Waste Management.

    - COMBINATION OF BEST OF BOTH COMPANIES. The combined company will be able to take advantage of the best personnel and the best operating systems and practices currently employed by USA Waste and Waste Management. For example, the management team of New Waste Management will include highly skilled executive officers and field managers of both USA Waste and Waste Management.

    USA WASTE'S ADDITIONAL REASONS FOR THE MERGER AND OTHER CONSIDERATIONS

    In reaching its conclusion to approve the Merger Agreement, the Charter Proposal and the Share Issuance Proposal the USA Waste Board consulted with management of USA Waste, as well as with its financial, accounting and legal advisors, and considered the factors described above under "-- Joint Reasons for the Merger" and a number of additional factors, including the following:

    - the current economic, financial and business environment generally and the present and anticipated environment in the waste management industry in particular, including the strategic options available to and the effects on USA Waste of potential further consolidation within the industry;

    - the judgment, advice and analysis of USA Waste's management with respect to the strategic, financial and operational benefits of the Merger, based in part on the business, financial, accounting and legal due diligence investigations performed with respect to Waste Management, as well as the

      USA Waste Board's own knowledge of USA Waste, Waste Management and their respective businesses;

    - the effectiveness of the Merger in implementing and accelerating USA Waste's basic long-term growth strategy compared to USA Waste continuing as a stand-alone entity;

    - the financial condition, results of operations, businesses and prospects of USA Waste and Waste Management, including, but not limited to, information with respect to their respective recent and historic stock prices and earnings performance, and the accretive nature of the Merger to the earnings per share of USA Waste stockholders;

    - the financial analyses presented by DLJ, using the pro forma financial information provided by the respective managements of USA Waste and Waste Management, and the oral opinion of DLJ, subsequently confirmed in the written DLJ Opinion, that, as of March 10, 1998, and based upon and subject to the assumptions made, matters considered and limitations on the review undertaken set forth in the DLJ Opinion, the Exchange Ratio was fair to USA Waste from a financial point of view; see "The Merger -- Opinions of Financial Advisors -- USA Waste";

    - the number of shares of USA Waste Common Stock to be issued to stockholders of Waste Management in the Merger, the percentage ownership of New Waste Management represented thereby and the fact that, based on the trading prices for USA Waste Common Stock and Waste Management Common Stock immediately prior to the announcement of the Merger, the Waste Management stockholders would receive a premium over the then current market price of Waste Management Common Stock;

    - the express terms and conditions of the Merger Agreement, which were viewed as providing an equitable basis for the Merger from the standpoint of USA Waste;

    - the proposed corporate governance arrangements with respect to the Board of Directors and management of the combined company following the Merger; see "The Merger -- Directors and Executive Officers of the Combined Company Following the Merger";

    - the likelihood of the Merger being approved by the appropriate regulatory authorities, including the likelihood that obtaining such approvals might be conditioned upon the agreement of USA Waste and Waste Management to divest certain of their respective operations; see "The Merger -- Regulatory Approvals";

    - the advice of USA Waste's independent accountants with respect to the ability to account for the Merger as a pooling of interests; see "The Merger -- Accounting Treatment";

    - the advice of USA Waste's counsel that the Merger should be treated as a tax-free reorganization; see "The Merger -- Certain Federal Income Tax Consequences";

    - the effect of the Merger on USA Waste's other constituencies, including its senior management and other employees, customers and the communities served by USA Waste; see "The Merger -- Interests of Certain Persons in the Merger -- USA Waste";

    - the opportunity presented by a combination with Waste Management to expand its business beyond its current geographic presence in North America;

    - the implications of adding the Waste Management business of hazardous waste management services to USA Waste's traditional solid waste management business;

    - the employment, severance and other arrangements between Waste Management and certain of its officers, directors and employees; see "The Merger -- Interests of Certain Persons in the Merger -- Waste Management";

    - the difficulty and management distraction inherent in integrating two large and geographically dispersed operations and the risk that the synergies and benefits sought in the Merger would not be fully achieved;

    - the risk that the Merger would not be consummated, and the effect of the public announcement of the Merger on the market price of USA Waste Common Stock;

    - the adequacy of recent accounting charges taken and liability reserves established by Waste Management;

    - the risk that pending litigation relating to recent accounting charges taken by Waste Management would have a material effect on Waste Management or the combined company;

    - the risk that Waste Management might be held responsible for significant environmental remediation liabilities for closure and post-closure of disposal facilities it owns or operates;

    - the termination fee to be paid by USA Waste to Waste Management ($183 million) in the event of certain terminations of the Merger Agreement; and

    - the significant charges expected to be incurred by New Waste Management in connection with the Merger. Such charges are expected to include, but not be limited to, any provision related to the settlement of the purported class action lawsuit and the Commission's investigation with respect to Waste Management's previously filed financial statements and related accounting practices, the recognition of an expense related to the rights of certain Waste Management option holders to sell their options to New Waste Management for a one-year period following the occurrence of a "change of control", such as the Merger, and other costs directly related to the Merger.

    The foregoing discussion of the information and factors considered by the USA Waste Board is not intended to be exhaustive but is believed to include all material factors considered by the USA Waste Board. In view of the wide variety of information and factors considered, the USA Waste Board did not find it practical to, and did not, assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors.

    WASTE MANAGEMENT'S ADDITIONAL REASONS FOR THE MERGER AND OTHER
     CONSIDERATIONS

    In reaching its conclusion to approve the Merger Agreement, the Waste Management Board consulted with management of Waste Management, as well as with its financial, accounting and legal advisors, and considered the factors described above under "-- Joint Reasons for the Merger" and a number of additional factors, including the following:

    - the financial performance and condition, businesses and prospects of USA Waste and Waste Management, including, but not limited to, information with respect to their respective recent and historic stock prices and earnings performance, and the accretive nature of the Merger to the earnings per share of the Waste Management stockholders;

    - the effectiveness of the Merger in implementing and accelerating Waste Management's basic long-term growth strategy, including the refocusing of Waste Management on the provision of waste management services;

    - the detailed financial analyses, pro forma and other information with respect to USA Waste and Waste Management presented by Merrill Lynch, as well as the Waste Management Board's own knowledge of USA Waste, Waste Management and their respective businesses;

    - the written opinion of Merrill Lynch that, as of March 10, 1998, and based upon and subject to the assumptions made, matters considered and limitations on the review undertaken set forth therein, the Exchange Ratio was fair from a financial point of view to holders of Waste Management Common Stock (other than USA Waste and its affiliates); see "The Merger -- Opinions of Financial Advisors -- Waste Management";

    - the terms of the Merger Agreement, which are generally reciprocal in nature, and certain other information regarding the Merger, including the terms and structure of the Merger;

    - that the Chairman of the Waste Management Board will remain as non-executive Chairman of the New Waste Management Board for a period of one year following the consummation of the Merger and Waste Management will maintain equal board representation in New Waste Management; see "The Merger -- Directors and Executive Officers of the Combined Company Following the Merger";

    - the substantial solid waste disposal industry experience of the senior management team of USA Waste (the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer) and their assumptions of the senior management positions of New Waste Management;

    - the fulfillment of Waste Management's goal to find a highly qualified permanent Chief Executive Officer;

    - that Waste Management stockholders will own approximately 60% of New Waste Management;

    - the effect on Waste Management stockholders of Waste Management continuing as a stand-alone entity compared to the effect of Waste Management combining with USA Waste, in light of the factors summarized above with respect to the financial condition and prospects of the two companies on a stand-alone basis and of the combined company, and the current economic, financial and business environment;

    - the likelihood of the Merger being approved by the appropriate regulatory authorities, including the likelihood that obtaining such approvals might be conditioned upon the agreement of USA Waste and Waste Management to divest certain of their respective operations; see "The Merger -- Regulatory Approvals";

    - the advice of Waste Management's independent auditors with respect to the ability to account for the Merger as a pooling of interests; see "The Merger -- Accounting Treatment";

    - the advice of Waste Management's counsel that the Merger should be treated as a tax-free reorganization; see "The Merger -- Certain Federal Income Tax Consequences";

    - the effect of the Merger on Waste Management's other constituencies, including its senior management and other employees, customers and the communities served by Waste Management; see "The Merger -- Interests of Certain Persons in the Merger";

    - the difficulty and management distraction inherent in integrating two large and geographically dispersed operations and the risk that the synergies and benefits sought in the Merger would not be fully achieved;

    - the risk that the Merger would not be consummated;

    - the substantial charges expected to be incurred by New Waste Management in connection with the Merger; and

    - the termination fee to be paid by Waste Management to USA Waste ($275 million) in the event of certain terminations of the Merger Agreement.

    The foregoing discussion of the information and factors considered by the Waste Management Board is not intended to be exhaustive but is believed to include all material factors considered by the Waste Management Board. In view of the wide variety of information and factors considered, the Waste Management Board did not find it practical to, and did not, assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors.

OPINIONS OF FINANCIAL ADVISORS

    USA WASTE

    OPINION OF FINANCIAL ADVISOR. USA Waste asked DLJ, in its role as financial advisor to USA Waste, to render an opinion to the USA Waste Board as to the fairness to USA Waste, from a financial point of view, of the Exchange Ratio, pursuant to the terms of the Merger Agreement. On March 10, 1998, DLJ delivered to the USA Waste Board its oral opinion to the effect that, as of such date, the Exchange Ratio was fair to USA Waste from a financial point of view. This opinion was subsequently confirmed in the written DLJ Opinion that, as of March 10, 1998, and based on and subject to the assumptions, limitations and qualifications set forth in such opinion, the Exchange Ratio was fair to USA Waste from a financial point of view.

    THE FULL TEXT OF THE DLJ OPINION IS ATTACHED HERETO AS ANNEX B. THE SUMMARY OF THE DLJ OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE DLJ OPINION. USA WASTE STOCKHOLDERS ARE URGED TO READ THE DLJ OPINION CAREFULLY AND IN ITS ENTIRETY FOR THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY DLJ IN CONNECTION WITH SUCH OPINION.

    The DLJ Opinion was prepared for the USA Waste Board and was directed only to the fairness from a financial point of view, as of the date thereof, of the Exchange Ratio to USA Waste. DLJ expressed no opinion in the DLJ Opinion as to the prices at which USA Waste Common Stock would actually trade at any time. The DLJ Opinion does not address the relative merits of the Merger and the other business strategies considered by the USA Waste Board nor does it address the USA Waste Board's decision to proceed with the Merger. The DLJ Opinion does not constitute a recommendation to any USA Waste stockholder as to how such stockholder should vote on the Merger.

    USA Waste selected DLJ as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in the solid waste industry and is familiar with USA Waste and its businesses. DLJ was not retained as an advisor or agent to the stockholders of USA Waste or any other person. As part of its investment banking business, DLJ is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. USA Waste did not impose any restrictions or limitations upon DLJ with respect to the investigations made or the procedures followed by DLJ in rendering the DLJ Opinion.

    In arriving at the DLJ Opinion, DLJ reviewed the Merger Agreement as well as financial and other information that was publicly available or furnished to DLJ by USA Waste and Waste Management, including information provided during discussions with their respective managements. Included in the information provided during such discussions were certain financial projections of USA Waste prepared by the management of USA Waste and certain financial projections of Waste Management prepared by the management of Waste Management. In addition, DLJ compared certain financial and securities data of USA Waste and Waste Management with publicly available information concerning various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of USA Waste Common Stock and Waste Management Common Stock, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as DLJ deemed appropriate for purposes of rendering the DLJ Opinion.

    In rendering the DLJ Opinion, DLJ relied upon and assumed the accuracy, completeness and fairness of all of the financial and other information that was available to it from public sources, that was provided to it by USA Waste, Waste Management, their respective representatives, or that was otherwise reviewed by DLJ. In particular, DLJ relied upon the estimates of the managements of USA Waste and Waste

Management as to the amount and timing of certain operating synergies (the "Synergies") estimated by the respective managements to be achievable as a result of the Merger and upon DLJ's discussions of such Synergies and the timing thereof with the managements of USA Waste and Waste Management. With respect to the financial projections supplied to DLJ, DLJ assumed that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of USA Waste and Waste Management as to the future operating and financial performance of USA Waste and Waste Management. DLJ assumed that no requisite regulatory consent or approval for the Merger will impose any condition, including any divestiture requirement, that will have a material adverse effect on the contemplated benefits of the Merger. DLJ did not assume responsibility for making any independent evaluation of the assets or liabilities of USA Waste or Waste Management, or for making any independent verification of the information reviewed by DLJ. DLJ also did not perform any procedures or analyses regarding potential environmental liabilities of either USA Waste or Waste Management, nor did DLJ consider the impact of changes in the regulatory environment in which USA Waste and Waste Management operate. DLJ further assumed that the Merger will be accounted for as a pooling of interests under U.S. generally accepted accounting principles ("U.S. GAAP"). DLJ also assumed that the acquisition by Waste Management of the then-outstanding minority interest in WTI would be completed prior to the consummation of the Merger. DLJ relied as to all other legal matters, including that the Merger will be free of federal tax to USA Waste, Waste Management and holders of USA Waste Common Stock and as to a reasonable estimate of the costs of resolving certain pending litigation of Waste Management, on advice of USA Waste's counsel.

    The DLJ Opinion was necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to DLJ as of, the date of the DLJ Opinion. The DLJ Opinion states that, although subsequent developments may affect the DLJ Opinion, DLJ does not have any obligation to update, revise or reaffirm its opinion.

    The following is a summary of the presentation made by DLJ to the USA Waste Board at its March 10, 1998 meeting in connection with rendering the DLJ Opinion. Unless otherwise specified, references to Synergies below assume $200 million of annual synergies realized in 1998 (based on an estimated closing date of the Merger of October 1, 1998) and $832 million, $865 million, $900 million and $936 million of synergies realized in 1999, 2000, 2001 and 2002, respectively. In addition, unless otherwise specified, the analyses set forth below assume the issuance of approximately 20 million shares of Waste Management Common Stock prior to the Merger.

    EARNINGS PER SHARE IMPACT ANALYSIS. Using the projected earnings of USA Waste for the years 1998 though 2000 and the projected earnings of Waste Management for the same years, DLJ compared the projected earnings per share ("EPS") of USA Waste on a stand-alone basis (assuming the Merger does not occur) to the projected pro forma EPS of the combined entity with Synergies. The accretive (dilutive) effect of the Merger on EPS to holders of USA Waste Common Stock was an estimated (15.4%), 10.9% and 10.3% in 1998, 1999 and 2000, respectively. Assuming $800 million of Synergies in 1998, the accretive effect of the Merger on EPS to holders of USA Waste Common Stock was an estimated 12.0% in 1998.

    SOLID WASTE PUBLICLY TRADED COMPANY ANALYSIS. DLJ analyzed selected historical and projected operating information, stock market data and financial ratios for certain publicly traded solid waste companies. The solid waste companies (collectively, the "Solid Waste Companies") were divided into three categories based on capitalization and historical and projected growth. The first group, categorized as large capitalization/moderate growth ("Group One"), included Browning-Ferris Industries, Inc. and Waste Management. The second group, categorized as large capitalization/high growth ("Group Two"), consisted of USA Waste and Allied Waste Industries, Inc. The third group, categorized as small capitalization/high growth ("Group Three"), included American Disposal Services, Inc., Casella Waste Systems, Inc., Eastern Environmental Services, Inc., Superior Services, Inc. and Waste Industries, Inc. DLJ analyzed the equity value of each of the Solid Waste Companies (using the stock prices as of March 6, 1998), measured as a multiple of selected financial data, and the enterprise value of each of the Solid Waste Companies (with enterprise value defined as equity value plus total debt plus the liquidation value of the preferred stock, if any, plus the value of minority interests, if any, minus cash and short-term investments), measured as a multiple of selected financial data. In examining these Solid Waste Companies, DLJ analyzed the equity value of the companies in Group One, Group Two and Group Three to each company's respective book value, latest twelve month ("LTM") EPS, projected 1998 EPS and projected 1999 EPS. DLJ also analyzed the enterprise value of the companies in Group One, Group Two and Group Three to each company's respective LTM revenue, LTM earnings before interest, taxes, depreciation and amortization ("EBITDA") and LTM earnings before interest and taxes ("EBIT"). DLJ's analysis of Group One yielded the following averages: a LTM EPS multiple of 22.1x, a 1998 EPS multiple of 16.0x, a 1999 EPS multiple of 13.9x, a book value multiple of 5.6x, a LTM revenue multiple of 1.8x, a LTM EBITDA multiple of 7.0x, and a LTM EBIT multiple of 12.5x. DLJ's analysis of Group Two yielded the following averages: a LTM EPS multiple of 30.2x, a 1998 EPS multiple of 21.2x, a 1999 EPS multiple of 16.7x, a book value multiple of 3.8x, a LTM revenue multiple of 4.3x, a LTM EBITDA multiple of 11.9x, and a LTM EBIT multiple of 18.1x. DLJ's analysis of Group Three yielded the following averages: a LTM EPS multiple of 34.1x, a 1998 EPS multiple of 29.6x, a 1999 EPS multiple of 22.9x, a book value multiple of 3.6x, a LTM revenue multiple of 3.7x, a LTM EBITDA multiple of 14.6x, and a LTM EBIT multiple of 21.2x.

    Although DLJ reviewed the equity value and enterprise values of the Solid Waste Companies, measured as a multiple of selected financial data, DLJ did not rely on a comparison to the value of Waste Management as a multiple of the same financial data in its valuation due to the absence of any meaningful comparables.

    M&A TRANSACTION ANALYSIS. DLJ reviewed 11 selected acquisitions involving solid waste companies (the "M&A Transactions"): (i) USA Waste/United Waste Systems, Inc.; (ii) SITA, S.A./Browning-Ferris Industries, Inc., European operations; (iii) USA Waste/City Management Holdings Trust, waste divisions;
(iv) USA Waste/Allied Waste Industries, Inc., Canadian assets; (v) Allied Waste Industries, Inc./Laidlaw Solid Waste Management Group; (vi) Republic Industries, Inc./Addington Resources, Inc.; (vii) Republic Industries, Inc./Continental Waste Industries, Inc.; (viii) USA Waste/Sanifill, Inc.; (ix) USA Waste/Western Waste Industries; (x) USA Waste/Chambers Development Company, Inc.; and (xi) Browning-Ferris Industries, Inc./Attwoods Group PLC. In examining these acquisitions, DLJ compared the enterprise value of the acquired company implied by each of these transactions as a multiple of LTM revenue, LTM EBITDA and LTM EBIT, to the $20.3 billion implied enterprise value of Waste Management as a multiple of the same financial data. DLJ's analysis of enterprise value as a multiple of (i) LTM revenue yielded a range of 1.3x to 5.7x with an average of 3.3x, compared to 2.2x for Waste Management, (ii) LTM EBITDA yielded a range of 6.5x to 15.9x with an average of 11.4x, compared to 8.1x for Waste Management and (iii) LTM EBIT yielded a range of 9.3x to 25.8x with an average of 18.6x, compared to 14.5x for Waste Management. The analysis of multiples of enterprise value showed that the implied enterprise value of Waste Management was within the range of multiples for the comparable acquisitions in (i), (ii) and (iii). DLJ also compared the equity value of the acquired company implied by each of these transactions as a multiple of the latest reported book value, to the $13.3 billion implied equity value of Waste Management as a multiple of the same financial data. DLJ's analysis of equity value as a multiple of book value yielded a range of 1.7x to 7.1x with an average of 3.6x, compared to 10.0x for Waste Management. The analysis of multiples of equity value showed that the implied equity value of Waste Management was above the range of multiples for the comparable acquisitions.

    Although DLJ reviewed the equity value and enterprise values of the M&A Transactions, measured as a multiple of selected financial data, DLJ noted that this analysis was of limited relevance in its view because such analysis was based on publicly available historical information, whereas prices paid in transactions in the solid waste industry are generally based on future financial expectations, for which data is unavailable.

    STOCK PRICE HISTORY. To provide contextual data and comparative market data, DLJ examined the history of the trading prices and their relative relationships for both USA Waste Common Stock and Waste

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
Management Common Stock for the latest 12 month period and the 36 month period ended March 6, 1998. DLJ also reviewed the daily closing prices of USA Waste Common Stock and compared the USA Waste closing stock prices with the closing stock prices of Browning-Ferris Industries, Inc. and the S&P 500 Index. This information was presented solely to provide the USA Waste Board with background information regarding the stock prices of USA Waste and Waste Management over the periods indicated.

    DISCOUNTED CASH FLOW ANALYSIS. DLJ performed a discounted cash flow ("DCF") analysis of Waste Management using projections and assumptions provided by the management of Waste Management. The DCFs for Waste Management were estimated using discount rates ranging from 10% to 12% and estimated terminal EBITDA multiples in 2002 for Waste Management ranging from 6.0x to 8.0x. The analysis yielded per share equity values for Waste Management ranging from approximately $32.36 to $50.08 (with Synergies, net of all projected costs associated with the Merger) and from approximately $22.30 to $36.55 (without Synergies).

    IMPLIED EXCHANGE RATIO ANALYSIS. DLJ analyzed the implied equity value per share based on a DCF analysis of Waste Management compared to the implied equity value per share based on a DCF analysis of USA Waste. The analysis, conducted with and without Synergies, yielded implied exchange ratios ranging from 0.612 to 0.889 with an average of 0.751.

    CONTRIBUTION ANALYSIS. DLJ analyzed the relative contributions of USA Waste and Waste Management to the pro forma combined entity based on selected financial data, assuming no Synergies. In this analysis, DLJ estimated USA Waste's stand-alone enterprise value at approximately $12.1 billion, based on
230.6 million diluted shares of USA Waste Common Stock then outstanding and a stock price of $38.63 per share (the market price of USA Waste Common Stock on March 6, 1998). Based on the implied total enterprise value of the pro forma combined entity ($12.1 billion estimated enterprise value for USA Waste plus the $20.3 billion implied enterprise value for Waste Management), DLJ estimated that USA Waste would contribute 37.4% and Waste Management would contribute 62.6% of the pro forma combined entity's total enterprise value.

    DLJ compared USA Waste's 37.4% contribution to the pro forma combined entity's total enterprise value with the relative contribution of USA Waste to certain financial data for the pro forma combined entity, including revenue, EBITDA and EBIT for 1997 and projected 1998. In each case, the financial data for the pro forma combined entity was determined by adding the financial data for USA Waste and Waste Management. This analysis indicated that USA Waste would contribute 22.1% and 29.4% of the pro forma combined entity's revenues for 1997 and projected 1998, respectively. This analysis also indicated that USA Waste would contribute 28.3% and 37.3% of the pro forma combined entity's EBITDA for 1997 and projected 1998, respectively. This analysis also indicated that USA Waste would contribute 32.7% and 44.3% of the pro forma combined entity's EBIT for 1997 and projected 1998, respectively.

    DLJ also compared the 40.1% ownership interest that holders of USA Waste Common Stock will have in the pro forma combined entity with the relative contribution of USA Waste to the estimated net income of the pro forma combined entity (determined by adding the net income of USA Waste and Waste Management for 1997 and projected 1998). This analysis indicated that USA Waste would contribute 45.3% and 56.1% of the net income of the pro forma combined entity for 1997 and projected 1998, respectively.

    PREMIUMS PAID ANALYSIS. DLJ determined the implied premium based on the Exchange Ratio over the trading prices one day, one week and one month prior to the announcement date of 57 selected merger or acquisition transactions involving companies not necessarily comparable to Waste Management. These transactions were valued in excess of $5.0 billion in enterprise value and were announced over the 36 month period prior to the date of the DLJ Opinion. The average premiums for the selected transactions over the trading prices, one day, one week, and one month prior to the announcement dates were 29.2%, 31.4% and 35.5%, respectively. For the Merger, the premiums derived based on the Exchange Ratio, USA

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
Waste's stock price of $38.63 as of March 6, 1998 and Waste Management's stock price one day, one week, and one month prior to March 9, 1998 were 14.9%, 13.1% and 16.7%, respectively.

    The summary set forth above does not purport to be a complete description of the analyses performed by DLJ but describes, in summary form, the principal elements of the presentation made by DLJ to the USA Waste Board on March 10, 1998. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by DLJ was carried out in order to provide a different perspective on the transaction and to add to the total mix of information available. DLJ did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, DLJ considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. Accordingly, notwithstanding the separate factors summarized above, DLJ has indicated to USA Waste that it believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The analyses performed by DLJ are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

    Pursuant to the terms of an engagement agreement dated January 1, 1998, USA Waste (i) has paid DLJ a fee of $2 million and (ii) will pay an additional fee upon consummation of the Merger. Upon consummation of the Merger or certain other business combinations between USA Waste and Waste Management, USA Waste will pay DLJ a fee equal to (a) $10 million if the average of the closing price per share of USA Waste Common Stock for the ten trading days prior to the date five days prior to the Merger (the "Ten-Day Average Price") is less than or equal to $40.00, (b) $10 million plus $6,000 for each cent ($0.01) by which the Ten-Day Average Price is greater than $40.00 but less than $50.00 and (c) $16 million if the Ten-Day Average Price is greater than $50.00. The fee previously paid to DLJ pursuant to clause (i) of the first sentence of this paragraph will be deducted from any fee to which DLJ is entitled upon consummation of the Merger (or other business combination). USA Waste has also agreed that if the Merger or similar transaction is not consummated and USA Waste receives a termination fee, USA Waste will pay DLJ $6 million in cash upon USA Waste's receipt of the termination fee. Any fees previously paid to DLJ pursuant to this engagement agreement will be deducted from any fee to which DLJ is entitled pursuant to the preceding sentence. In addition, USA Waste agreed to reimburse DLJ, upon request by DLJ from time to time, for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of counsel) incurred by DLJ in connection with its engagement thereunder and to indemnify DLJ and certain related persons against certain liabilities in connection with its engagement, including liabilities under U.S. federal securities laws. DLJ and USA Waste negotiated the terms of the fee arrangement, and the USA Waste Board was aware of such arrangement, including the fact that a significant portion of the aggregate fee payable to DLJ is contingent upon consummation of the Merger. DLJ believes that the terms of this fee arrangement are customary in transactions of this nature.

    In the ordinary course of business, DLJ and its affiliates may own or actively trade the securities of USA Waste and Waste Management for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in USA Waste or Waste Management securities. DLJ, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. DLJ has performed investment banking and other services for USA Waste in the past, including (i) acting as USA Waste's financial advisor in connection with USA Waste's merger with Western Waste Industries; (ii) acting as USA Waste's financial advisor in connection with USA Waste's merger with Sanifill, Inc.;
(iii) acting as the lead manager in a public offering of USA Waste common stock and convertible subordinated notes;

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
(iv) acting as USA Waste's financial advisor in connection with USA Waste's merger with United Waste Systems, Inc.; (v) acting as the lead manager in a public offering of USA Waste senior notes completed in September 1997; and (vi) acting as the lead manager in a public offering of USA Waste senior notes completed in December 1997. DLJ also has performed investment banking and other services for Waste Management in the past, including acting as underwriter in connection with numerous debt offerings by Waste Management. DLJ has received usual and customary compensation for its past services for USA Waste and Waste Management.

    WASTE MANAGEMENT

    OPINION OF FINANCIAL ADVISOR. Waste Management retained Merrill Lynch to act as its exclusive financial advisor in connection with a possible business combination. On March 10, 1998, Merrill Lynch rendered to the Waste Management Board its written opinion, confirmed in writing on June 5, 1998 (the "Merrill Lynch Opinion"), that, as of such date and as of June 5, 1998, and based upon and subject to the factors and assumptions set forth therein, the Exchange Ratio was fair from a financial point of view to the holders of shares of Waste Management Common Stock, other than USA Waste and its affiliates.

    THE FULL TEXT OF THE MERRILL LYNCH OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY MERRILL LYNCH, IS ATTACHED AS ANNEX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE SUMMARY OF THE MERRILL LYNCH OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE MERRILL LYNCH OPINION. WASTE MANAGEMENT STOCKHOLDERS ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY. THE MERRILL LYNCH OPINION WAS PROVIDED TO THE WASTE MANAGEMENT BOARD FOR ITS INFORMATION AND IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE EXCHANGE RATIO TO THE HOLDERS OF WASTE MANAGEMENT COMMON STOCK, OTHER THAN USA WASTE AND ITS AFFILIATES, DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY WASTE MANAGEMENT TO ENGAGE IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY WASTE MANAGEMENT STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE ON THE PROPOSED MERGER OR ANY MATTER RELATED THERETO.

    The Exchange Ratio was determined through negotiations between USA Waste and Waste Management and was approved by the Waste Management Board. Merrill Lynch provided advice to Waste Management during the course of such negotiations.

    The summary set forth below does not purport to be a complete description of the analyses underlying the Merrill Lynch Opinion or the presentation made by Merrill Lynch to the Waste Management Board. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Merrill Lynch did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion.

    In performing its analyses, numerous assumptions were made with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Merrill Lynch, Waste Management or USA Waste. Any estimates contained in the analyses performed by Merrill Lynch are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. In addition, as described above, the Merrill Lynch Opinion was among several factors taken into consideration by the Waste Management Board in making its determination to approve the Merger Agreement and the Merger. Consequently, the Merrill Lynch analyses described below should

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
not be viewed as determinative of the decision of the Waste Management Board or Waste Management's management with respect to the fairness of the Exchange Ratio.

    In arriving at its opinion, Merrill Lynch, among other things, (i) reviewed certain publicly available business and financial information relating to Waste Management and USA Waste which Merrill Lynch deemed to be relevant, (ii) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of each of Waste Management and USA Waste, as well as the amount and timing of the cost savings, related expenses and a range of synergies expected to result from the Merger (the "Expected Synergies"), furnished to Merrill Lynch by Waste Management and USA Waste, respectively, (iii) conducted discussions with members of senior management and representatives of Waste Management and USA Waste concerning the matters described in clauses (i) and (ii) above, as well as their respective businesses and prospects before and after giving effect to the Merger, and the Expected Synergies, (iv) reviewed the market prices and valuation multiples for Waste Management Common Stock and USA Waste Common Stock and compared them with those of certain publicly traded companies which Merrill Lynch deemed to be relevant, (v) reviewed the results of operations of Waste Management and USA Waste and compared them with those of certain publicly traded companies which Merrill Lynch deemed to be relevant, (vi) compared the proposed financial terms of the Merger with the financial terms of certain other transactions which Merrill Lynch deemed to be relevant, (vii) participated in certain discussions and negotiations among representatives of Waste Management and USA Waste and their financial and legal advisors, (viii) reviewed the potential pro forma impact of the Merger, (ix) reviewed a draft of the Merger Agreement dated March 7, 1998 and (x) reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

    In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by or for Merrill Lynch, or publicly available, and Merrill Lynch did not assume any responsibility for independently verifying such information and Merrill Lynch has not undertaken an independent evaluation or appraisal of any of the assets or liabilities of Waste Management or USA Waste or been furnished with any such evaluation or appraisal. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of Waste Management or USA Waste. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with Merrill Lynch by Waste Management or USA Waste, Merrill Lynch assumed that they have been reasonably prepared or reviewed and reflect the best currently available estimates and judgment of Waste Management's or USA Waste's management as to the expected future financial performance of Waste Management or USA Waste, as the case may be, and the Expected Synergies. Merrill Lynch further assumed that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes. Merrill Lynch also assumed that the final form of the Agreement would be substantially similar to the last draft reviewed by Merrill Lynch.

    The Merrill Lynch Opinion is necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of such opinion. Merrill Lynch assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger. In connection with the preparation of its opinion, Merrill Lynch was not authorized by Waste Management or the Waste Management Board to solicit, nor did Merrill Lynch solicit, third-party indications of interest for the acquisition of all or any part of Waste Management.

    The Merger provides for a fixed exchange ratio of 0.725 of a share of USA Waste Common Stock for each share of Waste Management Common Stock. Based on the closing price of USA Waste Common Stock on February 27, 1998 (time of initial negotiation) of $41.63, the Exchange Ratio results in an implied price per share of $30.18 and based on the closing price of USA Waste Common Stock on March 6, 1998 of

$38.63 (last trading day prior to preparation of materials for Merrill Lynch's presentation to the Waste Management Board), the Exchange Ratio results in an implied price per share of $28.00. After giving effect to the Merger, stockholders of Waste Management would have a fully diluted ownership interest of approximately 60% in the pro forma combined company, based on the Exchange Ratio.

    The following is a brief summary of the material analyses presented by Merrill Lynch to the Waste Management Board in connection with the rendering of the Merrill Lynch Opinion.

    DISCOUNTED CASH FLOW ANALYSIS. Merrill Lynch calculated, using a discounted cash flow methodology, a range of per share equity values for Waste Management based on projections prepared by management of Waste Management for the years 1998 to 2002, a range of 2002 terminal EBITDA multiples from 6.5x to 8.5x and a range of discount rates from 10.5% to 12.5%. Based on its analysis, Merrill Lynch derived a summary reference range of implied per share equity values (including approximately $7 to $9 related to cost savings initiatives) of $23.50 to $33.50.

    COMPARISON OF SELECTED COMPARABLE COMPANIES. Merrill Lynch compared the trading multiples for Waste Management to corresponding multiples of a selected group of waste service companies consisting of Browning-Ferris Industries, Republic Industries Inc., USA Waste and Allied Waste Industries Inc. (the "Waste Services Group"). The ratio of Waste Management's price to earnings, excluding non-recurring and unusual items ("P/E ratio") for calendar years 1997, 1998 and 1999 were 26.2x, 27.1x and 19.2x, respectively, based on the closing price of Waste Management Common Stock on March 6, 1998 of $24.38. Merrill Lynch noted that the Waste Management Common Stock price of $24.38 likely reflected market speculation regarding a possible business combination involving USA Waste. Merrill Lynch indicated that absent such possible speculation and based on the fundamental prospects as outlined in Waste Management's projections, the trading value of Waste Management Common Stock was likely to be lower. Merrill Lynch calculated the mean of the P/E ratios for the Waste Services Group for such periods to be 29.4x, 19.9x and 16.0x, respectively, and the median of the P/E ratios to be 30.3x, 19.8x and 15.8x, respectively. Waste Management's five-year estimated growth rate was 11% compared to the mean and median for the Waste Services Group of 23% and 24%, respectively, for the same period. Waste Management's ratio of P/E ratio for calendar years 1998 and 1999 to the five-year estimated growth rate were 2.46x and 1.74x, respectively, compared to the mean and median for the Waste Services Group of 0.95x and 0.88x, respectively, for calendar year 1998, and 0.77x and 0.69x, respectively, for calendar year 1999. Based on its analysis, Merrill Lynch derived a summary reference range of implied per share equity values of $18 to $20.

    No company in the Waste Services Group is identical to Waste Management. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of Waste Management and the companies in the Waste Services Group.

    ANALYSIS OF SELECTED COMPARABLE TRANSACTIONS. Merrill Lynch reviewed certain publicly available information regarding 16 selected waste services related acquisitions and calculated historical and forward (to the extent of available information) EBITDA and net income multiples for such transactions. The mean and median of offer values as multiples of LTM net income for the comparable transactions were 43.4x and 38.5x, respectively. The mean and median of transaction values as multiples of LTM EBITDA for the comparable transactions were 12.2x and 11.6x, respectively. The mean and median offer values as multiples of forward net income for the comparable transactions were 17.3x and 17.0x, respectively. Based on its analysis of such multiples, Merrill Lynch calculated a summary reference range of implied per share equity values of the Waste Management Common Stock of $22 to $40 based on LTM EBITDA, $14 to $18 based on 1998 projected net income and $19 to $25 based on 1999 projected net income.

    No company or transaction used in the above analysis as a comparison was identical to Waste Management or USA Waste or the Merger, respectively. Accordingly, an analysis of the results of the comparison is not purely mathematical; rather it involves complex considerations and judgments concerning differences in historical projected financial and operating characteristics of the comparable acquired companies and other factors that could affect the acquisition value of such companies and Waste Management.

    RELATIVE CONTRIBUTION ANALYSIS. Merrill Lynch compared the pro forma fully diluted equity ownership interest of 60% for the stockholders of Waste Management to the pro forma percent contributions of Waste Management to the net income of the pro forma combined company (excluding the impact of potential synergies) of 44% and 46% in 1998 and 1999, respectively. Merrill Lynch also compared the pro forma fully diluted enterprise ownership interest of 63% for the stockholders of Waste Management to the pro forma percent contributions of Waste Management to the EBITDA of the pro forma combined company (excluding the impact of potential synergies) of 63% and 60% in 1998 and 1999, respectively.

    RELATIVE DISCOUNTED CASH FLOW ANALYSIS. Using a relative discounted cash flow methodology, Merrill Lynch also calculated a range of implied Waste Management/USA Waste exchange ratios based on projections prepared by the managements of Waste Management and USA Waste in connection with the Merger, a range of 2002 terminal EBITDA multiples of 6.5x to 8.5x and a range of relative discounted rates of 10.5% to 12.5%. The implied Waste Management/USA Waste exchange ratios resulting from the Relative Discounted Cash Flow Analysis ranged from 0.50x to 0.79x.

    EARNINGS PER SHARE ANALYSIS. Merrill Lynch calculated the impact that the Merger would have on pro forma EPS accretion (dilution) of Waste Management based on the projections prepared by the managements of Waste Management and USA Waste and assuming synergies of (a) $0 in each of 1998, 1999 and 2000, (b) $100 million in 1998, $400 million in 1999 and $420 million in 2000, and (c) $200 million in 1998, $800 million in 1999 and $840 million in 2000 resulting from the Merger. The analysis indicated that the Merger would result in significant EPS accretion for the stockholders of Waste Management for the 1998, 1999 and 2000 fiscal years under each of the synergy scenarios set forth above in clauses
(a), (b) and (c).

    Pursuant to a letter agreement between Waste Management and Merrill Lynch, Waste Management agreed to pay Merrill Lynch (i) a fee of $1 million payable upon the execution of the letter agreement, (ii) a fee of $2 million contingent upon and payable in cash upon the execution of the Merger Agreement and (iii) upon consummation of the Merger or certain other business combination involving Waste Management and USA Waste, a fee in an amount equal to the aggregate consideration paid in the Merger or such other business combination (determined as of the closing of such transaction) multiplied by a percentage equal to (a) 0.10%, if the per share consideration is less than or equal to $25, (b) 0.10% plus (A) 0.0002% multiplied by (B) the number of cents ($0.01) by which the per share consideration is greater than $25, if the per share consideration is greater than $25 and less than $35, or (c) 0.30%, if the per share consideration is $35 or greater. Any fees previously paid to Merrill Lynch under clauses (i) and (ii) above will be deducted from any fee to which Merrill Lynch is entitled pursuant to clause (iii). Waste Management also agreed that if it consummates a business combination with a party other than USA Waste, Waste Management will pay Merrill Lynch an additional fee in an amount to be mutually agreed upon by Waste Management and Merrill Lynch.

    Additionally, Waste Management agreed to reimburse Merrill Lynch for reasonable out-of-pocket expenses, including, without limitation, reasonable fees and disbursements of its legal counsel. Waste Management has also agreed to indemnify Merrill Lynch and certain related persons for certain liabilities related to or arising out of its engagement, including liabilities under the federal securities laws.

    Waste Management retained Merrill Lynch based upon Merrill Lynch's experience and expertise. Merrill Lynch is an internationally recognized investment banking and advisory firm. Merrill Lynch, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

    Merrill Lynch most recently advised Waste Management regarding the recently completed purchase of the shares of WTI that Waste Management did not previously own, and has, in the past, provided financial advisory and financing services to Waste Management and USA Waste and may provide such services to the surviving corporation in the Merger and/or its affiliates and may receive fees for the rendering of such services. In addition, in the ordinary course of its business, Merrill Lynch and its affiliates may actively trade the debt and equity securities of Waste Management and USA Waste for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    USA WASTE

    In considering the recommendations of the USA Waste Board regarding approval of the Charter Proposal and Share Issuance Proposal, USA Waste stockholders should be aware of interests which certain officers and directors of USA Waste, and certain persons designated by USA Waste to become directors of New Waste Management, have in the Merger that may be different from your and their interests as stockholders generally.

    CONTINUING BOARD POSITIONS. The following members of the USA Waste Board are expected to become members of the New Waste Management Board as of the Effective Time: Ralph F. Cox, John E. Drury, Richard J. Heckmann, Richard D. Kinder, Rodney R. Proto and Jerome B. York. Mr. Drury, Chief Executive Officer of USA Waste, will continue to serve as Chief Executive Officer of New Waste Management, and Mr. Proto, President and Chief Operating Officer of USA Waste, and Earl E. DeFrates, Executive Vice President and Chief Financial Officer of USA Waste, are expected to continue to serve in such capacities of New Waste Management. See "-- Directors and Executive Officers and Operations of the Combined Company Following the Merger" below.

    STOCK OPTIONS. None of the executive officers or directors of USA Waste will receive payments or accelerated vesting under any USA Waste compensation plan, program or arrangement as a result of the Merger.

    STOCK OWNERSHIP. As of May 1, 1998, current directors and executive officers of USA Waste may be deemed to be beneficial owners of an aggregate of approximately 23,957,817 shares of USA Waste Common Stock, or approximately
[      ]% of the shares of USA Waste Common Stock outstanding as of the USA
Waste Record Date. Each of such directors and executive officers of USA Waste has advised USA Waste that he or she intends to vote or direct the vote of all the outstanding shares of USA Waste Common Stock over which he or she has or shares voting control in favor of the approval of the Charter Proposal and the Share Issuance Proposal. See "The Companies -- USA Waste -- Stock Ownership of Management".

    RELATIONAL INVESTORS, LLC. Ralph V. Whitworth, one of the seven persons designated by USA Waste to serve as an initial director of New Waste Management, is a principal and managing member of Relational Investors, which acts as a financial advisor to USA Waste in connection with the Merger. Pursuant to a letter agreement between USA Waste and Relational Investors, USA Waste agreed to pay Relational Investors (i) a fee of $500,000 payable upon execution of the letter agreement, (ii) a fee in an amount equal to 7.5% of the "Profits" (as defined in such letter agreement) realized by USA Waste relating to its ownership of securities of Waste Management, but, in any event, in an amount not to exceed $3 million and (iii) upon consummation of the Merger or certain other business combinations involving USA Waste and Waste Management, a fee of $10 million less the amount paid pursuant to clauses (i) and (ii). USA Waste has also agreed that if the Merger or a similar transaction is not consummated and USA Waste receives a termination fee, USA Waste will pay Relational Investors a fee equal to 5% of such termination fee; provided that such fee paid to Relational Investors shall not exceed $7.5 million less any amounts paid pursuant to clauses (i) or (ii) of the preceding sentence. Additionally, USA Waste agreed to reimburse Relational Investors for third-party expenses and to indemnify Relational Investors and certain related persons for certain liabilities related to or arising out of its engagement, including liabilities under the federal securities laws. USA Waste does not expect that Relational Investors will provide financial advisory services to New Waste Management following the Merger.

    Relational Investors is the general partner of the Limited Partnership, which was formed in November 1997 for the purpose of acquiring shares of Waste Management Common Stock. See "The Merger-- Background of the Merger". Relational Investors also is the general partner to three limited partnerships, and serves as asset manager for a managed account, which were limited partners in the Limited Partnership and which held, in the aggregate, a 51% interest in the Limited Partnership. As general partner of these three limited partnerships, Relational Investors receives management fees in respect of funds committed to the limited partnerships and has the right to receive incentive fees in respect of any net profits (as defined) earned by the limited partnerships.

    Mr. Whitworth owns an approximately 30% equity interest in Relational Investors and, accordingly, is allocated a pro rata portion of Relational Investors' annual profits and losses.

    As of June 1, 1998, in the ordinary course of its business, Relational Investors held 500,000 shares of USA Waste Common Stock for the account of one of its customers.

    WASTE MANAGEMENT

    In considering the recommendation of the Waste Management Board regarding adoption of the Merger Agreement, Waste Management stockholders should be aware of interests which certain of the individuals who have served as directors or executive officers of Waste Management since January 1, 1997 have in the Merger that are different from your and their interests as stockholders generally.

    CONTINUING BOARD POSITIONS. The following seven members of the Waste Management Board are expected to become directors of New Waste Management as of the Effective Time: H. Jesse Arnelle, Pastora San Juan Cafferty, Roderick M. Hills, Robert S. Miller, Paul M. Montrone, John C. Pope and Steven G. Rothmeier. Mr. Miller will, as of the Effective Time, be elected to a 12-month term as non-executive Chairman of the New Waste Management Board. See "-- Directors and Executive Officers and Operations of the Combined Company Following the Merger".

    STOCK OPTIONS. At May 1, 1998, approximately 2,777,618 shares of Waste Management Common Stock were subject to options granted to executive officers and directors under compensatory equity-based plans of Waste Management. All of such outstanding Waste Management stock options which have not yet become exercisable, other than stock options granted on or after March 10, 1998, will become exercisable in full from and after the date of a change in control of Waste Management. Options granted from May 9, 1997 through March 9, 1998 will remain exercisable for their full term upon a change in control of Waste Management, regardless of employment status. The Merger constitutes a change in control of Waste Management within the meaning of the stock option plans.

    Under the terms of all stock options granted prior to May 9, 1997, optionees have the right to require Waste Management to purchase their options for a period of one year from the date of a change in control of Waste Management at a price equal to (i) the excess of the fair market value per share over the option price, multiplied by (ii) the number of option shares specified by the optionee for purchase. The Waste Management Board has amended the plans related to these stock options to provide that payment for such options may, in the discretion of the committee of the Board of Directors of New Waste Management administering such plans, be made by New Waste Management by delivery of shares of common stock of the combined company ("New Waste Management Common Stock") rather than cash.

    RESTRICTED STOCK. Certain of the executive officers and the directors of Waste Management have been granted awards of restricted stock. Except for Messrs. Getz and Koenig, the executive officers' restricted stock will vest and all restrictions thereon will lapse upon the closing of the Merger. The directors' restricted stock will vest upon the closing of the Merger, but the restrictions will not lapse until the end of the restricted period. The restricted stock held by each of Messrs. Getz and Koenig has previously vested in full pursuant to the terms of their restricted stock agreements, but the restrictions on transfer will not lapse until the expiration date of their respective non-competition agreements with Waste Management.

    EMPLOYMENT AGREEMENTS. Certain of the executive officers of Waste Management have agreements with Waste Management that provide for payments to be made to them upon termination or constructive termination of their employment with Waste Management or New Waste Management. Such agreements with each of Messrs. Caudle, Chappel, Cole, Collier, George, Holsten, O'Connor, Payne and Spears provide that upon the executive's termination or constructive termination of employment, he will receive continued base salary for two years, which may be paid in equal installments over three years at his election (except for Mr. Spears, whose contract entitles him to continue base salary for one year, which may be paid over two years, at his election). Medical, dental and vision coverage will be continued during the severance period, stock options will accelerate (to the extent they have not already accelerated as a result of the Merger), pro-rated awards will be paid under the Waste Management annual and long-term incentive plans and credit will be given for benefit service under the Waste Management SERP. In addition, Mr. Holsten's agreement provides for severance pay in the amount of three year's base salary (which may be paid in equal installments over four years) and Mr. George's agreement provides that he will receive a gross-up payment for any applicable excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code").

    Mr. Getz has an employment agreement that provides for payments of salary and pro-rated bonus for three years in the event that Waste Management terminates his agreement or constructively terminates his employment, plus a gross-up payment for any applicable excise tax under Section 4999 of the Code. On March 10, 1998, the Waste Management Board approved an amendment to Mr. Getz's employment agreement to fix the amounts payable thereunder at $900,000 per year in the event Waste Management terminates Mr. Getz's employment without cause or he is constructively discharged. This amount represents his current base salary plus his target annual and long-term incentive levels. In consideration thereof, Waste Management obtained a commitment from Mr. Getz to remain with Waste Management through the Merger and for a reasonable transition time thereafter, which will be until at least June 30, 1999 unless terminated earlier by Waste Management.

    Mr. Miller has an agreement with Waste Management dated October 29, 1997 under which he agreed to serve as Chairman of the Board and Acting Chief Executive Officer. The agreement continues until the earlier of (a) approval by the Waste Management Board of the hiring of a successor as Chairman of the Board and Chief Executive Officer, (b) Mr. Miller's death or disability, or (c) termination of his service upon written notice given either by Mr. Miller or the Waste Management Board at least seven days prior to the effective date of such termination. The agreement provides that Mr. Miller will be paid a salary at the annual rate of $600,000 for so long as he serves as Chairman of the Board and Acting Chief Executive Officer of Waste Management. Pursuant to the agreement, on November 4, 1997 Mr. Miller was granted an option to purchase 75,000 shares of Waste Management Common Stock at an exercise price of $23.375, exercisable upon the earlier of (a) the Waste Management Board's approval of the hiring of Mr. Miller's successor as Chairman of the Board and Chief Executive Officer of Waste Management, (b) Mr. Miller's death or disability, or (c) the termination of Mr. Miller's employment by the Waste Management Board. Upon becoming exercisable, the option will remain exercisable through the earlier of November 3, 2007 or the 90th day after Mr. Miller ceases to serve as a member of the Waste Management Board. On March 10, 1998, the Waste Management Board appointed Mr. Miller as Chief Executive Officer, approved an increase in his annual salary to $900,000, named him as a participant in the annual incentive plan and established his 1998 annual incentive target level at 80% of his salary, and granted him an option for

221,425 shares of Waste Management Common Stock at an exercise price of $24.3875 on the same terms as his November 4, 1997 stock option grant. The options expire ten years after their grant or, if earlier, 90 days following Mr. Miller's retirement from the Waste Management Board.

    SERP PAYMENTS. As a result of the Merger, the current or former executive officers who are participants in the SERP will receive service credit for additional years of service over their severance periods (as would be provided under their employment agreements) and become vested in any benefits accrued thereunder. Additionally, the Merger Agreement provides that the SERP will be terminated at or prior to the closing of the Merger and all accrued benefits will be paid to participants in a lump sum (the "SERP Lump Sum Payment").

    PLUS PLAN. Certain of the current or former executive officers have accrued balances under the Waste Management Non-Qualified Retirement Savings Plus Plan (the "Plus Plan") which are as a result of receiving a 20% matching contribution (valued on the basis of Waste Management Common Stock) on voluntary deferrals of their awards under Waste Management's annual management incentive compensation plan. As a result of the Merger, all such balances under the Plus Plan will become vested.

    RETENTION INCENTIVE AWARDS. Certain of the current executive officers of Waste Management have been granted retention incentive awards that will be paid to them on April 1, 1999 or, if later, six months following the closing of the Merger (the "Retention Incentive Awards"). However, if the executive officer's employment is terminated or constructively terminated prior to such date, the Retention Incentive Award will be paid as of such termination date. If the executive officer voluntarily terminates employment prior to such date, the Retention Incentive Award will be forfeited. The New Waste Management Board will, in its absolute discretion, consider whether to award additional compensation to each of Messrs. Chappel, George, Getz and/or Holsten after the closing of the Merger and based on their respective individual performances assisting in the Merger and the integration of the two companies. This discretionary award will not be available to any of these executive officers if he voluntarily terminates his employment before the payment of the award.

    The following table sets forth, as of April 30, 1998, the estimated maximum value to the individuals who have served as directors or executive officers of Waste Management since January 1, 1997, of certain benefits that may be paid, vested or accelerated as a result of the Merger. The benefits include the value of outstanding unvested stock options, unvested restricted stock, SERP Lump Sum Payments, unvested Plus Plan payments and Retention Incentive Awards held by the listed individuals.

                      ESTIMATED MAXIMUM VALUE OF POTENTIAL
                   BENEFITS TO WASTE MANAGEMENT'S CURRENT AND
                    FORMER EXECUTIVE OFFICERS AND DIRECTORS

                               ESTIMATED     ESTIMATED                   ESTIMATED                   ESTIMATED
                                VALUE OF      VALUE OF                    VALUE OF    ESTIMATED      VALUE OF
                                UNVESTED     RESTRICTED     ESTIMATED    PLUS PLAN    RETENTION        TOTAL
                                OPTIONS        STOCK          SERP        BALANCES    INCENTIVE      POTENTIAL
                              ACCELERATED   ACCELERATED     LUMP SUM       VESTED       AWARD      BENEFITS FROM
                              BY MERGER(1)  BY MERGER(2)   PAYMENTS(3)   BY MERGER     PAYMENTS    MERGER(4)(5)
                              ------------  ------------  -------------  ----------  ------------  -------------
CURRENT EXECUTIVE OFFICERS:
  Jerry W. Caudle...........   $  106,482    $  720,585   $   1,861,070  $   65,318   $  243,750   $   2,997,205
  Donald R. Chappel.........   $   76,499    $  533,656   $     337,898  $   19,084       --       $     967,137
  Michael J. Cole...........   $  102,548    $  699,480   $   1,433,876  $   44,710   $  236,250   $   2,516,864
  L. Michael Collier........   $  103,824    $  720,585   $   1,657,799  $   35,259   $  243,750   $   2,761,217
  Paul G. George............       --            --       $     143,186      --           --       $     143,186
  Herbert A. Getz...........   $  359,334        --       $     923,620      --           --       $   1,282,954
  Joseph M. Holsten.........   $  237,569    $1,704,313   $   1,711,344      --           --       $   3,653,226
  John M. Kehoe, Jr.........   $  183,376        --       $   1,426,017      --           --       $   1,609,393
  Robert S. Miller..........   $  769,725    $   46,063        --            --           --       $     815,788
  James E. O'Connor.........   $  104,621    $  711,540   $   1,564,609  $   15,793   $  240,000   $   2,636,563
  D.P. Payne................   $  218,715    $  985,905   $     926,496  $  100,272   $  243,750   $   2,475,138
  Mark T. Spears............       --            --       $     160,589      --       $  311,000   $     471,589

CURRENT DIRECTORS:
  H. Jesse Arnelle..........       --        $   17,018        --            --           --       $      17,018
  Pastora San Juan
    Cafferty................   $   13,425        --            --            --           --       $      13,425
  James B. Edwards..........   $   33,450    $   17,018        --            --           --       $      50,468
  Donald F. Flynn...........       --            --       $   1,924,526      --           --       $   1,924,526
  Roderick M. Hills.........   $   23,662    $  136,781        --            --           --       $     160,443
  Paul M. Montrone..........   $   31,950        --            --            --           --       $      31,950
  Peer Pedersen.............                                                                       $   2,184,174
  James R. Peterson.........                                                                       $   1,241,427
  John C. Pope..............   $   23,663    $   61,573        --            --           --       $      85,236
  Steven G. Rothmeier.......       --        $   17,018        --            --           --       $      17,018

FORMER EXECUTIVE
OFFICERS AND DIRECTORS:
  Dean L. Buntrock..........       --            --       $  13,426,532  $  434,602       --       $  13,861,134
  Jerry E. Dempsey..........       --            --       $     536,258      --           --       $     536,258
  Thomas C. Hau.............       --            --       $     974,029  $   33,280       --       $   1,007,309
  Peter H. Huizenga.........       --            --       $   1,101,528      --           --       $   1,101,528
  William P. Hulligan.......   $  206,456        --       $   2,429,413  $  108,780       --       $   2,744,649
  James E. Koenig...........       --            --       $   2,571,776      --           --       $   2,571,776
  Phillip B. Rooney.........       --            --       $  12,158,536  $  369,432       --       $  12,527,968
  Alexander B. Trowbridge...       --            --            --            --           --            --

------------------------------

(1) The estimated value represents the number of shares of Waste Management Common Stock subject to currently unvested stock options that become vested and exercisable as a result of consummating the Merger, multiplied by the "Option Spread." For purposes of this table, the "Option Spread" is equal to the difference between the exercise price per share of each such option and the per share closing price of Waste Management Common Stock on April 30, 1998 ($33.50 per share) (the "Closing Price").

(2) The estimated value represents the number of shares of restricted stock with respect to which the restrictions will lapse as a result of consummating the Merger, multiplied by the Closing Price.

(3) The estimated value represents total SERP payments, including amounts that will be vested prior to the Merger, determined on the basis of certain actuarial and other assumptions as applied to information currently available to Waste Management, which may be subject to change.

(4) The estimated value of the total potential benefits from the Merger represents the aggregate of the estimated value of the outstanding unvested stock options accelerated by the Merger, unvested restricted stock accelerated by the Merger, SERP Lump Sum Payments, unvested Plus Plan payments vested by the Merger and Retention Incentive Awards as a result of the Merger. This does not include the value of stock options and restricted stock that are fully vested prior to (and thus unaffected by) the Merger.

(5) Includes a total of approximately $2,184,174 and $1,241,427 for Messrs. Pedersen and Peterson, respectively, representing the estimated value (as of April 30, 1998) of their account balances under two unfunded deferred compensation plans of Waste Management in which certain of Waste Management's non-employee directors have participated, the Waste Management, Inc. Deferred Directors' Fee Plan and the Waste Management, Inc. Directors' Phantom Stock Plan. Under the terms of these plans, such amounts will be payable following the date the director ceases to be a member of the Waste Management Board which will occur not later than the consummation of the Merger.

    INDEMNIFICATION. Pursuant to the Merger Agreement, New Waste Management will guarantee the obligations of the Surviving Corporation to indemnify each present and former director and officer of Waste Management against liabilities or expenses incurred in connection with claims relating to matters prior to the closing of the Merger, and to maintain in effect directors' and officers' liability insurance for their benefit. In addition, New Waste Management will guarantee the obligations of the Surviving Corporation under indemnification agreements entered into by Waste Management with each of its directors and executive officers pursuant to which Waste Management agreed, among other things, to indemnify such persons to the fullest extent permitted by Delaware law. See "The Merger Agreement -- Director and Officer Indemnification".

    STOCK OWNERSHIP. As of May 1, 1998, current directors and executive officers of Waste Management and their affiliates may be deemed to be beneficial owners of approximately 1,104,339 shares of Waste Management Common Stock, representing less than 1% of the shares of Waste Management Common Stock outstanding as of the Waste Management Record Date. Each of such directors and executive officers of Waste Management has advised Waste Management that he or she intends to vote or direct the vote of all the outstanding shares of Waste Management Common Stock over which he or she has or shares voting control in favor of the approval and adoption of the Merger Agreement. See "The Companies -- Waste Management -- Stock Ownership of Management".

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMBINED COMPANY FOLLOWING THE MERGER

    The USA Waste Board has approved the transactions contemplated by the Merger Agreement, including the expansion of the USA Waste Board to 14 members as of the Effective Time and the election of seven nominees of Waste Management to be initial members of the New Waste Management Board. Each of USA Waste's directors, with the exception of John E. Drury and Rodney R. Proto, has submitted his resignation as director to be effective as of the day immediately preceding the date of the Merger.

    The New Waste Management Board, immediately following the Effective Time, will consist of the following 14 persons: Ralph F. Cox, John E. Drury, Richard
J. Heckmann, Richard D. Kinder, Rodney R. Proto, Ralph V. Whitworth and Jerome
B. York (all of whom are nominees and, with the exception of Mr. Whitworth, are currently directors of USA Waste), H. Jesse Arnelle, Pastora San Juan Cafferty, Roderick M. Hills, Robert S. Miller, Paul M. Montrone, John C. Pope and Steven
G. Rothmeier (all of
whom are nominees and currently directors of Waste Management). Set forth below is certain information with respect to these individuals:

                                                                    POSITION WITH NEW WASTE MANAGEMENT
NAME                                                       AGE      IMMEDIATELY FOLLOWING THE MERGER
-----------------------------------------------------      ---      -----------------------------------------------------
H. Jesse Arnelle                                               64   Director
Dr. Pastora San Juan Cafferty                                  57   Director
Ralph F. Cox                                                   65   Director
John E. Drury                                                  54   Chief Executive Officer and Director
Richard J. Heckmann                                            54   Director
Roderick M. Hills                                              68   Director
Richard D. Kinder                                              53   Director
Robert S. Miller                                               56   Non-Executive Chairman of the Board and Director
Paul M. Montrone                                               57   Director
John C. Pope                                                   49   Director
Rodney R. Proto                                                49   President, Chief Operating Officer and Director
Steven G. Rothmeier                                            51   Director
Ralph V. Whitworth                                             42   Director
Jerome B. York                                                 60   Director

    H. JESSE ARNELLE has served as a director of Waste Management since 1992 and was senior partner of Arnelle, Hastie, McGee, Willis and Greene, a San Francisco-based law firm, until his retirement in 1997. Mr. Arnelle currently serves as "Of Counsel" to Womble, Carlyle, Sandridge and Rice of Winston-Salem, North Carolina. He also served as Vice Chairman and Chairman of the Board of Trustees of the Pennsylvania State University from 1992 to 1998. Mr. Arnelle is also a director of Florida Power & Light (FPL Group), Eastman Chemical Corporation, Textron Corporation, Wells Fargo & Company and Wells Fargo Bank N.A., Armstrong World Industries and Union Pacific Resources, Inc.

    DR. PASTORA SAN JUAN CAFFERTY has served as a director of Waste Management since July 1994. She has been a Professor since 1985 at the University of Chicago, where she has been a member of the faculty since 1971. Dr. Cafferty also serves as a director of Kimberly-Clark Corporation, Harris Bankcorp and its subsidiary, Harris Trust and Savings Bank, Harris Bankmont Inc. and People's Energy Corporation and on the Boards of the Rush-Presbyterian-St. Luke's Medical Center and the Lyric Opera Association, both in Chicago.

    RALPH F. COX has served as a director of USA Waste since 1996 and was a director of Sanifill from September 1993 until December 1996. Since February 1, 1994, Mr. Cox has been a management consultant. For four years prior thereto, Mr. Cox was President of Greenhill Petroleum Corporation, a subsidiary of Western Mining Corporation. From 1985 through 1990, he served as President and Chief Operating Officer of Union Pacific Resources Company, a petroleum exploration and production company. Before 1985, Mr. Cox spent 31 years with Atlantic Richfield Company ("ARCO"), joining the ARCO board in 1978, assuming responsibility for ARCO's worldwide petroleum exploration and production activities and minerals exploration and production activities in 1984, and culminating with his election as Vice Chairman of ARCO in 1985. Mr. Cox serves as a director of Bonneville Pacific Corporation, an independent power company; Daniel Industries, Inc., which manufactures oil and gas measurement and flow control equipment; Rio Grande, Inc., a petroleum exploration and production company; and CH2M Hill, a consulting engineering firm. He also serves as an Independent Trustee for The Fidelity Group of funds.

    JOHN E. DRURY has served as Chairman of the Board since June 30, 1995, and Chief Executive Officer and a director of USA Waste since May 27, 1994. From 1991 to May 1994, Mr. Drury served as a Managing

Director of Sanders Morris Mundy Inc. ("SMMI"), a Housston based investment banking firm. Prior thereto, Mr. Drury served in various management capacities at BFI, including President and Chief Operating Officer of BFI from 1982 to 1991.

    RICHARD J. HECKMANN has served as a director of USA Waste since 1994. Mr. Heckmann is Chairman, President and Chief Executive Officer of United States Filter Corporation ("U.S. Filter"), a position he assumed in July 1990. Prior to joining U.S. Filter, Mr. Heckmann was a Senior Vice President -- Investments and Branch Manager of Prudential-Bache Securities in Rancho Mirage, California. Mr. Heckmann is also a director of K2 Inc. and United Rentals, Inc.

    RODERICK M. HILLS has served as a director of Waste Management since November 1997, President of Hills Enterprises, Ltd. (formerly The Manchester Group Ltd.), a consulting firm, since 1987 and as a Partner in Hills & Hills, a law firm, since 1994. Mr. Hills has also served as Vice Chairman of Oak Industries, Inc., a manufacturing firm, since 1989. Mr. Hills served from September to November 1996 as Chairman of Federal-Mogul Corporation, an automotive parts manufacturing firm. Mr. Hills served as Chairman of the Securities and Exchange Commission from 1975 to 1977 and as counsel to the President of the United States in 1975. Mr. Hills is also a Director of Federal-Mogul Corporation and Oak Industries, Inc.

    RICHARD D. KINDER has served as a director of USA Waste since 1997 and has been Chairman and Chief Executive Officer of Kinder Morgan Energy Partners, L.P., a master limited partnership headquartered in Houston, Texas since February 1997. From 1990 through December 1996, he was President and Chief Operating Officer of Enron Corp. Prior thereto, Mr. Kinder served in various management and legal positions with Enron Corp. and its affiliates commencing in 1980. Mr. Kinder is also a director of Baker Hughes Incorporated, K N Energy, Inc. and Transocean Offshore Inc. He is past Chairman of the Interstate Natural Gas Association of America and is a Trustee of the Museum of Fine Arts, Houston.

    ROBERT S. MILLER has served as a director of Waste Management since May 1997. He was elected Chairman of the Board and named Acting Chief Executive Officer of Waste Management in October 1997. On March 10, 1998, Mr. Miller was named Chief Executive Officer of Waste Management. Mr. Miller is also serving as Vice Chairman of Morrison Knudsen Corporation, an engineering and construction firm. He served as Chief Executive Officer of Federal Mogul Corporation, an automotive parts manufacturing firm, from September until November 1996 and as Chairman of Morrision Knudsen Corporation from April 1995 until September 1996. In addition, since 1993 he has served as Vice President and Treasurer of Moore Mill and Lumber, a privately-held forest products firm, and from 1992 to 1993, he served as Senior Partner of James D. Wolfensohn, Inc., an investment banking firm. From 1979 to 1992, Mr. Miller worked at Chrysler Corporation ("Chrysler"), an automobile and truck manufacturing firm, rising to become Vice Chairman of the Board after serving as Chrysler's Chief Financial Officer. Mr. Miller is a director of Federal Mogul Corporation, Fluke Corporation, Morrison Knudsen Corporation, Pope & Talbot, Inc., and Symantec Corporation.

    PAUL M. MONTRONE has served as a director of Waste Management since January 1997. Mr. Montrone has been Chairman of the Board since January 1998 and President, Chief Executive Officer and a director since December 1991, of Fisher Scientific International, Inc., a distributor of laboratory equipment and supplies. Since May 1995, Mr. Montrone has served as Chairman of the General Chemical Group, Inc., a manufacturer and distributor of chemicals ("General Chemical") and from prior to 1992 to May 1995 as President and a director of General Chemical. He also served as Vice Chairman of the Board of Abex, Inc., a designer and manufacturer of engineered components for aerospace, defense, industrial and commercial markets, or its predecessors, from 1992 to 1995. Mr. Montrone was a director of WTI or a predecessor thereof from prior to 1989 until January 1997.

    JOHN C. POPE has served as a director of Waste Management since November 1997. Since January 1996, he has been Chairman of the Board of MotivePower Industries, Inc., a manufacturer and remanufacturer of locomotives and locomotive components. Mr. Pope served as President and Chief Operating Officer of

United Airlines and its parent corporation, UAL Corporation, form April 1992 to July 1994. Prior thereto he served as Vice Chairman of both companies beginning in November 1990, and as Executive Vice President, Marketing and Finance beginning in October 1990, as Executive Vice President, Marketing and Planning from May 1989 to September 1990 and as Chief Financial Officer beginning in January 1988. Mr. Pope is also a director of Federal-Mogul Corporation, Wallace Computer Services, Inc., Medaphis Corporation, MotivePower Industries, Inc., Lamalie Associates, Inc. and Dollar Thrifty Automotive Group, Inc.

    RODNEY R. PROTO has been President, Chief Operating Officer and a director of USA Waste since joining USA Waste in August 1996. From February 1992 to August 1996, he was President, Chief Operating Officer and a director of Sanifill. Before joining Sanifill, Mr. Proto was employed by Browning-Ferris Industries, Inc. ("BFI") for 12 years where he served, among other positions, as President of Browning-Ferris Industries Europe, Inc. from 1987 through 1991 and Chairman of BFI Overseas from 1985 to 1987.

    STEVEN G. ROTHMEIER has served as a director of Waste Management since March 1997 and has been Chairman and Chief Executive Officer of Great Northern Capital, a private investment management, consulting and merchant banking firm, since March 1993. From November 1989 until March 1993, he was President of IAI Capital Group, a venture capital and merchant banking firm. For more than ten years prior thereto, he served Northwest Airlines, Inc. or its parent corporation, NWA, Inc., in various executive capacities, including Chairman and Chief Executive Officer from 1986 to 1989. Mr. Rothmeier is also a director of Honeywell, Inc. Department 56, Inc., EW Blanch Holdings, Inc. and Precision Castparts Corp.

    RALPH V. WHITWORTH is a principal and managing member of Relational Investors LLC, a private investment company. He is also a partner in Batchelder & Partners, Inc., a financial advisory and investment-banking firm based in La Jolla, California. From 1988 until 1996, Mr. Whitworth was president of Whitworth and Associates, a corporate advisory firm. Mr. Whitworth has served as Chairman of the Board of Directors of Apria Healthcare Group Inc. since April 28, 1998 and as a director of Apria Healthcare Group Inc. since January 1998 and is a director of CD Radio, Inc. and Wilshire Technologies, Inc.

    JEROME B. YORK has served as a director of USA Waste since 1997 and has been Vice Chairman of Tracinda Corporation since September 1995. From 1993 to 1995, he was Senior Vice President and Chief Financial Officer of IBM Corporation and was elected to the Board of Directors of IBM in January 1995. From 1979 to 1993, Mr. York served in various management positions with Chrysler, including Executive Vice President--Finance and Chief Financial Officer, and he was a director of Chrysler in 1992 and 1993. Mr. York also serves as a director of MGM Grand, Inc., Metro-Goldwyn-Mayer, Inc. and Apple Computer, Inc.

    As of the Effective Time, Robert S. Miller, who is currently Chairman and Chief Executive Officer of Waste Management, will be elected to a 12-month term as non-executive Chairman of the New Waste Management Board; John E. Drury, who is currently Chairman and Chief Executive Officer of USA Waste, will remain Chief Executive Officer of New Waste Management; Rodney R. Proto, who is currently President and Chief Operating Officer of USA Waste, is expected to remain President and Chief Operating Officer of New Waste Management; and Earl
E. DeFrates, who is currently the Executive Vice President and Chief Financial Officer of USA Waste, is expected to remain the Executive Vice President and Chief Financial Officer of New Waste Management. Following expiration of Mr. Miller's term as non-executive Chairman of the New Waste Management Board, Mr. Drury will become the Chairman of the New Waste Management Board. Roderick M. Hills is expected to become the Chairman of the Audit Committee of the New Waste Management Board and Jerome B. York is expected to become the Chairman of the Special Integration Committee of the New Waste Management Board.

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
CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the material anticipated U.S. federal income tax consequences of the Merger to holders of Waste Management Common Stock who hold such stock as a capital asset. This summary is based on the Code, Treasury regulations, administrative rulings and court decisions, all as in effect as of the date hereof and all of which are subject to change at any time (possibly with retroactive effect). This summary is not a complete description of all the consequences of the Merger and, in particular, may not address U.S. federal income tax considerations applicable to stockholders subject to special treatment under U.S. federal income tax law (including, for example, non-U.S. persons, financial institutions, dealers in securities, insurance companies, tax-exempt entities, holders who acquired Waste Management Common Stock pursuant to the exercise of an employee stock option or right or otherwise as compensation, and holders who hold Waste Management Common Stock as part of a hedge, straddle or conversion transaction). In addition, no information is provided herein with respect to the tax consequences of the Merger under applicable foreign, state or local laws. HOLDERS OF WASTE MANAGEMENT COMMON STOCK ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE FEDERAL INCOME AND OTHER TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE EFFECTS OF STATE, LOCAL AND FOREIGN TAX LAWS.

    The obligations of the parties to consummate the Merger are conditioned upon the receipt by USA Waste of an opinion of counsel from Shearman & Sterling, and the receipt by Waste Management of an opinion of counsel from Skadden, Arps, Slate, Meagher & Flom (Illinois) (the "Tax Opinions"), in each case subject to the qualifications discussed below, regarding the characterization of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code, and certain U.S. federal income tax consequences related thereto. As a reorganization, the U.S. federal income tax consequences of the Merger can be summarized as follows:

    - No gain or loss will be recognized by USA Waste, Dome Merger Subsidiary or Waste Management as a result of the Merger;

    - No gain or loss will be recognized by the holders of Waste Management Common Stock who exchange all of their Waste Management Common Stock solely for USA Waste Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in USA Waste Common Stock);

    - The aggregate tax basis of the USA Waste Common Stock received by holders of Waste Management Common Stock who exchange all of their Waste Management Common Stock solely for USA Waste Common Stock pursuant to the Merger will be the same as the aggregate tax basis of the Waste Management Common Stock surrendered in exchange therefor (reduced by any amount of tax basis allocable to a fractional share interest in USA Waste Common Stock for which cash is received); and

    - The holding period of a share of USA Waste Common Stock received in the Merger will include the holder's holding period for the Waste Management Common Stock surrendered in exchange therefor.

    Each of Shearman & Sterling and Skadden, Arps, Slate, Meagher & Flom (Illinois) will render its respective Tax Opinion on the basis of facts, representations and assumptions set forth or referred to in such opinion which are consistent with the state of facts existing at the Effective Time. In rendering its Tax Opinion, each such counsel may require and rely upon representations and covenants including those contained in certificates of officers of USA Waste, Dome Merger Subsidiary, Waste Management and others, reasonably satisfactory in form and substance to such counsel. The Tax Opinions are not binding on the Internal Revenue Service (the "IRS") or the courts, and the parties do not intend to request a ruling from the IRS with respect to the Merger. Accordingly, there can be no assurance that the IRS will not challenge such conclusion or that a court will not sustain such challenge.

    Cash received by a holder of Waste Management Common Stock in lieu of a fractional share interest in USA Waste Common Stock will be treated as received in disposition of such fractional share interest, and a Waste Management stockholder should generally recognize capital gain or loss for U.S. federal income tax purposes measured by the difference between the amount of cash received and the portion of the tax basis of the share of Waste Management Common Stock allocable to such fractional share interest. In the case of individuals, the maximum federal income tax rate applicable to capital gains generally is (i) the same as ordinary income rates for capital assets held for one year or less, (ii) 28% for capital assets held for more than one year but not more than 18 months and (iii) 20% for capital assets held for more than 18 months.

ACCOUNTING TREATMENT

    The Merger is intended to qualify as a pooling of interests for accounting and financial reporting purposes. USA Waste has been advised by Coopers & Lybrand L.L.P. ("Coopers & Lybrand"), and Waste Management has been advised by Arthur Andersen LLP ("Arthur Andersen"), that each believes the Merger will qualify as a pooling of interests under generally accepted accounting principles. Under this method of accounting, the recorded assets and liabilities of USA Waste and Waste Management will be carried forward to New Waste Management at their recorded amounts, the operating results of the combined company will include the operating results of USA Waste and Waste Management for the entire fiscal year in which the Merger occurs and the reported operating results of the separate companies for prior periods will be combined and restated as the operating results of the combined company.

    It is a condition to the Merger that USA Waste and Waste Management shall have received letters from Coopers & Lybrand and Arthur Andersen regarding their respective concurrence with the conclusions of the respective managements of USA Waste and Waste Management as to the appropriateness of pooling of interests accounting, under Accounting Principles Board Opinion No. 16, for the Merger. In order to permit the Merger to qualify as a pooling of interests, Waste Management has agreed in the Merger Agreement to complete a public offering of shares of Waste Management Common Stock to reverse certain share repurchases effected by Waste Management, and it is currently expected that Waste Management will issue approximately 20 million shares to do so. The Waste Management Board has also amended certain stock option plans that entitle option holders, for a one-year period following the occurrence of a "change in control", such as the Merger, to sell their options to New Waste Management for cash. The amendments provide that payment for such options may, in the discretion of the committee of the Board of Directors of New Waste Management administering such plans, be made in shares of New Waste Management Common Stock rather than cash. In addition, Waste Management agreed that it would cooperate with USA Waste to conduct one or more registered exchange offers to exchange outstanding Waste Management stock options for shares of USA Waste Common Stock as of the Effective Time, although USA Waste is not required to conduct any such exchange offer. See "The Merger Agreement -- Conditions to the Merger".

REGULATORY APPROVALS

    HART-SCOTT-RODINO. The FTC and the Antitrust Division of the DOJ frequently scrutinize the legality under the antitrust laws of transactions such as the Merger. At any time before or after the Merger, the DOJ or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger or seeking divestiture of substantial assets of USA Waste or Waste Management or their subsidiaries. Private parties and state attorneys general may also bring an action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, of the result.

    On March 24, 1998, USA Waste and Waste Management filed Pre-Merger Notification and Report Forms with the FTC and the DOJ under the HSR Act. The HSR Act, and the rules and regulations thereunder, provide that certain merger transactions (including the Merger) may not be consummated until required information and materials have been furnished to the DOJ and the FTC and certain waiting periods have expired or been terminated. On April 23, 1998 each of USA Waste and Waste Management received a second request with respect to the Merger. The time period for the DOJ to review the Merger will be terminate 20 days following substantial compliance by both USA Waste and Waste Management with the second request. Thereafter, the waiting period may be extended only by court order or the consent of the parties. Consummation of the Merger is subject to the expiration or termination of all applicable waiting periods under the HSR Act and no action having been instituted by the DOJ or the FTC that is not withdrawn or terminated prior to the Effective Time.

    OTHER. Consummation of the Merger is conditioned upon all governmental consents, approvals and authorizations legally required for the consummation of the Merger and the transactions contemplated thereby having been obtained and being in effect at the Effective Time, except where the failure to obtain the same would not have any effect that is, or is reasonably likely to be, materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of New Waste Management and its subsidiaries, taken as a whole, following the Effective Time.

FEDERAL SECURITIES LAWS CONSEQUENCES

    All shares of USA Waste Common Stock received by Waste Management stockholders in the Merger will be freely transferable, except that shares of USA Waste Common Stock received by persons who are deemed to be affiliates of Waste Management prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 promulgated under the Securities Act in the case of such persons who become affiliates of New Waste Management) or otherwise in compliance with (or pursuant to an exemption from) the registration requirements of the Securities Act. Persons deemed to be affiliates of Waste Management or New Waste Management are those individuals or entities that control, are controlled by, or are under common control with, such party and generally include executive officers and directors of such party as well as certain principal stockholders of such party. The Merger Agreement requires Waste Management to use its best efforts to cause each of its affiliates to execute a written agreement to the effect that such person will not offer or sell or otherwise dispose of any of the shares of USA Waste Common Stock issued to such person in or pursuant to the Merger except in compliance with the Securities Act and the rules and regulations promulgated by the Commission thereunder. This Joint Proxy Statement/Prospectus does not cover any resales of USA Waste Common Stock received by affiliates of Waste Management in the Merger.

STOCK EXCHANGE QUOTATION

    It is a condition to the Merger that the shares of USA Waste Common Stock to be issued pursuant to the Merger Agreement be approved for listing on the NYSE, subject to official notice of issuance. An application will be filed for listing the shares of USA Waste Common Stock to be issued in the Merger on the NYSE.

NO APPRAISAL RIGHTS

    Neither holders of Waste Management Common Stock nor USA Waste Common Stock are entitled to appraisal rights under Section 262 of the Delaware General Corporation Law (the "DGCL") in connection with the Merger because Waste Management Common Stock was listed on the NYSE on the Waste Management Record Date and the shares of USA Waste Common Stock to be issued pursuant to the Merger will be listed on the NYSE at the Effective Time. Holders of USA Waste Common Stock are not entitled to appraisal rights under Section 262 of the DGCL in connection with the Merger because USA Waste is not a constituent corporation in the Merger.

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
CERTAIN LEGAL PROCEEDINGS

    On March 12, 1998, a stockholder of Waste Management filed a purported class action suit in the Chancery Court of the State of Delaware in New Castle County against Waste Management and certain of its current and former directors. The complaint alleges, among other things, that (i) the Merger is the product of unfair dealing and the price to be paid to members of the purported class for their Waste Management Common Stock is unfair and inadequate, (ii) the Merger will prevent members of the purported class from receiving their fair portion of the value of Waste Management's assets and business and from obtaining the real value of their equity ownership of Waste Management, (iii) defendants breached their fiduciary duties owed to the members of the purported class by putting their personal interests ahead of the interests of Waste Management's public stockholders and (iv) the members of the class action will suffer irreparable damage unless the defendants are enjoined from breaching their fiduciary duties. The complaint seeks equitable relief that would enjoin or rescind the Merger, as the case may be, and monetary damages from the defendants for unlawfully gained profits and special benefits. Waste Management believes the suit to be without merit and intends to contest it vigorously.

                              THE MERGER AGREEMENT

GENERAL

    The Merger Agreement provides that the Merger will be effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time"), with Waste Management continuing as the surviving corporation of the Merger (the "Surviving Corporation") as a subsidiary of New Waste Management.

    The following is a brief summary of certain provisions of the Merger Agreement, a copy of which is attached as Annex A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement. Stockholders of USA Waste and Waste Management are urged to read the Merger Agreement in its entirety for a more complete description of the terms and conditions of the Merger.

EXCHANGE OF SHARES

    Upon consummation of the Merger, each issued and outstanding share of Waste Management Common Stock (other than shares owned by Waste Management as treasury stock or by USA Waste, Dome Merger Subsidiary, any other wholly-owned subsidiary of USA Waste or any wholly-owned subsidiary of Waste Management, all of which will be canceled) will be converted into the right to receive 0.725 of a share of USA Waste Common Stock. Based upon the number of outstanding shares of USA Waste Common Stock and Waste Management Common Stock as of June 9, 1998, and assuming the issuance by Waste Management of 20 million shares of Waste Management Common Stock prior to the Merger, the stockholders of Waste Management immediately prior to the consummation of the Merger will own approximately 60% of the outstanding shares of common stock of the combined company immediately following consummation of the Merger.

    No fractional shares of USA Waste Common Stock will be issued to any Waste Management stockholder upon surrender of certificates previously representing Waste Management Common Stock. Promptly after the Effective Time, a bank or trust company to be designated by USA Waste and reasonably acceptable to Waste Management (the "Exchange Agent") will determine the excess of (i) the number of whole shares of USA Waste Common Stock delivered to the Exchange Agent by USA Waste over (ii) the aggregate number of whole shares of USA Waste Common Stock to be distributed to former holders of Waste Management Common Stock (such excess being the "Excess Shares"). The Exchange Agent will sell the Excess Shares on the NYSE in accordance with the terms of the Merger Agreement and will hold the proceeds in trust for the former holders of Waste Management Common Stock. The Exchange Agent shall make available to each former holder of Waste Management Common Stock the amount, if any, determined by multiplying the amount comprising the aggregate net proceeds in trust by a fraction the numerator of which is the fractional share interest to which such holder would otherwise be entitled and the denominator of which is the aggregate amount of fractional share interests to which all former holders of Waste Management Common Stock are entitled. Alternatively, USA Waste may elect prior to the Effective Time, for each fractional share that would otherwise be issued, to make available to such stockholders an amount in cash equal to the product obtained by multiplying the fractional share interest to which such holder would otherwise be entitled by the closing price for a share of New Waste Management Common Stock on the NYSE Composite Transaction Tape on the first business day immediately following the Effective Time.

    No dividend or distribution with respect to New Waste Management Common Stock will be payable with respect to any fractional share and such fractional share interests will not entitle their owners to any rights of a stockholder of New Waste Management.

    Promptly after the Effective Time, the Exchange Agent will mail transmittal forms and exchange instructions to each holder of record of Waste Management Common Stock to be used to surrender and exchange certificates formerly evidencing shares of Waste Management Common Stock for certificates evidencing the shares of New Waste Management Common Stock to which such holder has become entitled. After receipt of such transmittal forms, each holder of certificates formerly representing Waste Management Common Stock will be able to surrender such certificates to the Exchange Agent, and each such holder will receive in exchange therefor certificates evidencing the number of whole shares of New Waste Management Common Stock to which such holder is entitled, any cash which may be payable in lieu of a fractional share of New Waste Management Common Stock and any dividends or other distributions with respect to New Waste Management Common Stock with a record date after the Effective Time declared or made after the Effective Time. WASTE MANAGEMENT STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM. CERTIFICATES CURRENTLY REPRESENTING SHARES OF USA WASTE COMMON STOCK WILL, AS OF THE EFFECTIVE TIME, AUTOMATICALLY REPRESENT SHARES OF NEW WASTE MANAGEMENT COMMON STOCK; USA WASTE STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES.

    After the Effective Time, each certificate formerly representing Waste Management Common Stock, until so surrendered and exchanged, shall be deemed, for all purposes, to evidence only the right to receive the number of whole shares of New Waste Management Common Stock which the holder of such certificate is entitled to receive in the Merger, any cash payment in lieu of a fractional share of New Waste Management Common Stock and any dividend or other distribution with respect to New Waste Management Common Stock as described above. The holder of such unexchanged certificate will not be entitled to receive any dividends or other distributions payable by New Waste Management until the certificate has been exchanged. Subject to applicable laws, following surrender of such certificates, such dividends and distributions, together with any cash payment in lieu of a fractional share of New Waste Management Common Stock, will be paid without interest.

    Each share of common stock, par value $0.01 per share, of Dome Merger Subsidiary issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock of the Surviving Corporation.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains various customary representations and warranties of USA Waste and Waste Management relating to, among other things,
(i) due organization, valid existence and good standing of each of USA Waste, Waste Management and each of their respective subsidiaries and certain similar corporate matters; (ii) the capitalization of each of USA Waste and Waste Management; (iii) the authorization, execution, delivery and enforceability of the Merger Agreement, the consummation of the transactions contemplated by the Merger Agreement and related matters; (iv) conflicts under charters or bylaws, required consents or approvals and violations of any instruments or law caused by the Merger; (v) possession of governmental permits and compliance with laws;
(vi) employee benefit plans and labor matters; (vii) accounting and tax matters relating to the Merger; (viii) material contracts and debt instruments; (ix) litigation; (x) environmental matters; (xi) past tax compliance; (xii) individuals deemed "pooling affiliates"; (xiii) non-competition agreements;
(xiv) opinions of financial advisors; (xv) brokers; (xvi) insurance; and, the case of USA Waste, (xvii) interim operations of Dome Merger Subsidiary.

    The Merger Agreement also contains customary representations and warranties of USA Waste related to (i) various documents and financial statements it has filed with the Commission and the accuracy of information contained therein and
(ii) the absence of certain material adverse changes or events since January 1, 1997, the beginning of the period following the latest period covered by USA Waste's Annual Report on Form 10-K for the year ended December 31, 1996. As a result of a comprehensive review begun in the third quarter of 1997, Waste Management determined that certain items or expenses were incorrectly reported in previously issued financial statements that had been filed with the Commission. Waste Management has accordingly restated its financial results for the years 1992 through 1996, and restated financial statements were filed with the Commission as part of the Waste Management 1997

Form 10-K. At the time the Merger Agreement was signed, Waste Management had not filed with the Commission the Waste Management 1997 Form 10-K and, accordingly, did not make customary representations and warranties related to the accuracy of information contained in its documents and financial statements filed with the Commission prior to the date of the Merger Agreement. Similarly, for purposes of determining whether there has been a material adverse change or event with respect to the assets, liabilities, financial condition or results of operations of Waste Management, actual amounts as at any date of determination (or for any period of determination) will be compared to corresponding amounts in Waste Management's 1998 business plan provided to USA Waste prior to execution of the Merger Agreement. Such business plan contemplates 1998 net income of $408 million, 1998 earnings per share of $0.90 (based on 455 million outstanding shares of Waste Management Common Stock) and total liabilities and stockholders' equity at December 31, 1998 of $13.786 billion.

CERTAIN COVENANTS

    Pursuant to the Merger Agreement, each of USA Waste and Waste Management has agreed that, during the period from the date of the Merger Agreement until the Effective Time, except as otherwise consented to in writing by the other party or as contemplated by the Merger Agreement, it and each of its respective subsidiaries (other than, in the case of Waste Management, WM International) will carry on its business in the ordinary course consistent with past practice and use reasonable efforts to keep available the services of their current officers and other key employees and to preserve current business relationships in order to preserve intact its business organization.

    In addition, USA Waste and Waste Management have agreed that, among other things and subject to certain exceptions, neither it nor any of its subsidiaries (other than WM International) may:

    - amend its certificate of incorporation or bylaws;

    - issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of any shares of its capital stock or securities convertible into shares of its capital stock or any of its property or assets, subject to certain exceptions;

    - acquire any interest in any businesses for consideration in excess of an aggregate of $500 million, in the case of Waste Management, and $1.2 billion, in the case of USA Waste (respectively, "Permitted
      Acquisitions");

    - incur indebtedness for money borrowed other than in the ordinary course of business and to finance Permitted Acquisitions;

    - make or authorize any capital expenditures other than in the ordinary course of business consistent with past practice and that are not, in the aggregate, in excess of $500 million plus 15% of the aggregate consideration paid for in Permitted Acquisitions, in the case of USA Waste, and in excess of $1.2 billion plus 15% of the aggregate consideration paid for in Permitted Acquisitions, in the case of Waste Management;

    - declare, set aside, make or pay any dividend or other distributions in respect of any of its capital stock except for dividends paid by a subsidiary to its respective parent and, in the case of Waste Management, for regular quarterly dividends not in excess of $0.17 per share of Waste Management Common Stock;

    - reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any capital stock;

    - take any action with respect to accounting policies or procedures other than those in the ordinary course of business, as required by GAAP or may be required by the Commission; or

    - authorize or enter into any formal or informal agreement or otherwise make any commitment to any of the foregoing.

    In addition, Waste Management has agreed that, during the period from the date of the Merger Agreement until the Effective Time, except as otherwise consented to in writing by USA Waste or as specifically contemplated in the Merger Agreement, Waste Management and each of its respective subsidiaries (other than WM International) will not (i) terminate or modify any material contract; (ii) increase the compensation payable to its officers or employees (except for increases to non-executive officers and employees consistent with past practices), grant severance or termination pay to, or enter into employment or severance agreements with, or establish, adopt, enter into or amend any plan for the benefit of, its directors, officers or employees, except to the extent required by applicable law or the terms of a collective bargaining agreement; or
(iii) make any tax election or settle or compromise any material tax liability except those made in the ordinary course of business or those for which specific reserves have been recorded on Waste Management's December 31, 1996 balance sheet.

    Waste Management has agreed to use all reasonable efforts to cause WM International to comply with the covenants described above that are applicable to Waste Management's other subsidiaries.

    Pursuant to the Merger Agreement, USA Waste and Waste Management have each agreed to coordinate and cooperate in connection with (i) preparing the USA Waste Registration Statement and this Joint Proxy Statement/Prospectus, (ii) determining whether any action by or in respect of, or filing with, any governmental entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts in connection with the consummation of the Merger and (iii) seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the USA Waste Registration Statement and this Joint Proxy Statement/Prospectus and timely seeking to obtain any such actions, consents, approvals or waivers.

GOVERNMENTAL CONSENTS

    USA Waste and Waste Management have agreed in the Merger Agreement to use all reasonable efforts to take all actions necessary or advisable to consummate the Merger, to obtain required governmental consents, approvals, authorization or orders, and to obtain consents needed so that the Merger will not constitute a change in control (or similar event) which constitutes a default under any material contract to which either company is a party.

    In addition, each of USA Waste and Waste Management agreed to use its commercially reasonable efforts to obtain required governmental clearances, to respond to government inquiries for information and to contest and resist any action that restricts, prevents or prohibits the completion of the Merger. Each company agreed to deliver a proffer of its willingness to (a) sell or otherwise dispose of, or hold separate and agree to sell or otherwise dispose of, such of its assets, categories of assets or business and (b) terminate such existing relationships and contractual rights and obligations if such action is necessary or reasonably advisable to avoid or prevent any action by a governmental antitrust entity which would restrain, enjoin or otherwise prevent or materially delay the closing of the Merger; PROVIDED, HOWEVER, that neither company will be required to take such actions if they would be reasonably likely, individually or in the aggregate, to have a material adverse effect on the combined company. Each company also agreed that it would, in the event that a permanent or preliminary injunction or other order is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of the Merger unlawful or that would prevent or delay consummation of the Merger, take all steps necessary to vacate, modify or suspend such injunction or order so as to permit consummation of the Merger in the time contemplated by the Merger Agreement. USA Waste will coordinate and be the principal spokesperson in connection with any proceedings or negotiations with a governmental entity relating hereto, PROVIDED that it will afford Waste Management a reasonable opportunity to participate therein.

NO SOLICITATION

    The Merger Agreement provides that USA Waste and Waste Management will not, directly or indirectly, and will instruct its respective officers, directors, employees, subsidiaries, agents or advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by
it), not to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of such party or any of its subsidiaries, or any investment banker, financial advisor, attorney, accountant or other representative retained by such party or any of such party's subsidiaries, to take any such action; PROVIDED, HOWEVER, that neither the USA Waste Board nor the Waste Management Board is prohibited from furnishing information to, or entering into discussions or negotiations with, any person in connection with an unsolicited (from the date of the Merger Agreement) proposal by such person to acquire USA Waste or Waste Management, as the case may be, pursuant to a merger, consolidation, share exchange, tender offer, exchange offer, business combination or other similar transaction or to acquire all or substantially all of the assets of such party or any of its subsidiaries, if, and only to the extent that, (i) such board of directors, after consultation with outside legal counsel, determines in good faith that such action is required for such board of directors to comply with its duties to its stockholders imposed by applicable law and (ii) prior to furnishing such information to, or entering into discussions or negotiations with, such person, such party obtains from such person an executed confidentiality agreement on terms no less favorable to USA Waste or Waste Management, as the case may be, than those contained in the Confidentiality Agreement, dated January 26, 1998, between USA Waste and Waste Management. USA Waste and Waste Management are each required to notify the other party promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made.

    A "Competing Transaction" is defined in the Merger Agreement as any of the following involving USA Waste or Waste Management, as the case may be (other than the Merger contemplated by the Merger Agreement): (i) a merger, consolidation, share exchange, business combination or other similar transaction, (ii) any sale, lease, exchange, transfer or other disposition of 25% or more of the assets of such party and its subsidiaries, taken as a whole, or of assets of such party and its subsidiaries generating 25% or more of such party's revenues or operating income, or (iii) a tender offer or exchange offer for 25% or more of the outstanding voting securities of such party.

DIRECTORS AND CHIEF EXECUTIVE OFFICER OF THE COMBINED COMPANY

    The Merger Agreement provides that the USA Waste Board shall cause the USA Waste Board, immediately following the Effective Time, to be composed of 14 members, with seven of the initial members to be designated by Waste Management and seven of the initial members to be designated by USA Waste. The USA Waste Board agreed to cause Mr. Robert S. Miller to be named as the non-executive Chairman of the New Waste Management Board for a 12-month term to begin immediately following the Effective Time. Following the expiration of such term, Mr. John E. Drury will be named as the Chairman of the New Waste Management Board. Mr. Drury, the current Chief Executive Officer of USA Waste, will remain as Chief Executive Officer of New Waste Management following the Effective Time.

POOLING MATTERS

    Each of USA Waste and Waste Management agreed to take all reasonable actions necessary to cause the Merger to be characterized as a pooling of interests for accounting purposes, including the following actions:

    - Following the effective time of the merger of WMI Merger Sub, Inc. ("WMI Merger Sub"), a wholly-owned subsidiary of Waste Management, with and into WTI, Waste Management caused certain WTI benefits plans to be amended so as to provide that Waste Management may satisfy any obligations it may have to repurchase a participant's exercisable but unexercised options under such stock plans by issuing to such participant shares of Waste Management Common Stock, with a fair market value equal to the cash that would otherwise have been payable thereunder.

    - At USA Waste's request, Waste Management will cooperate with and assist USA Waste in conducting one or more registered exchange offers to exchange outstanding Waste Management stock options for shares of USA Waste Common Stock as of the Effective Time. Waste Management has agreed to furnish all information concerning Waste Management as USA Waste may reasonably request in connection with such exchange offer(s), including as may be necessary to comply with the applicable requirements of the Exchange Act, the Securities Act, the NYSE and the DGCL.

    - Waste Management will file with the Commission a registration statement on Form S-3 or other applicable form (the "S-3 Registration Statement") to reverse certain share repurchases effected by Waste Management; PROVIDED, HOWEVER, that the terms and conditions of any such disposition must be reasonably acceptable to USA Waste. USA Waste will cooperate with Waste Management in fulfilling the requirements of the S-3 Registration Statement. It is expected that Waste Management will issue and sell approximately 20 million shares of Waste Management Common Stock pursuant to the S-3 Registration Statement.

STOCK OPTIONS AND EMPLOYEE BENEFITS

    At the Effective Time, each then outstanding option or warrant (a "Waste Management Stock Option") to purchase shares of Waste Management Common Stock will be assumed by USA Waste and converted into an option to acquire, on the same terms and conditions as were applicable under such Waste Management Stock Option, the number of shares of USA Waste Common Stock (rounded down to the nearest whole number) equal to the product of (x) the number of shares of Waste Management Common Stock subject to the original option or warrant and (y) the Exchange Ratio. The exercise price per share of USA Waste Common Stock under the converted option or warrant will be equal to (rounded up to the nearest whole cent) (x) the exercise price per share of Waste Management Common Stock under the original option or warrant divided by (y) the Exchange Ratio. As of March 31, 1998, options to acquire 27,353,598 shares of Waste Management Common Stock were outstanding. All outstanding Waste Management Stock Options which have not yet become exercisable will become exercisable in full upon the closing of the Merger (other than those granted on or after March 10, 1998, which have been granted subject to the condition that the recipient waive such immediate exercisability). Prior to the Effective Time, USA Waste may conduct one or more registered exchange offers to exchange outstanding Waste Management Stock Options for shares of USA Waste Common Stock as of the Effective Time, although it is not required to conduct any such exchange offer. See "--Pooling Matters".

    The Waste Management Board has amended certain of Waste Management's option plans that entitle option holders, for a one-year period following the occurrence of a "change in control", such as the Merger, to sell their options to New Waste Management for cash. The amendments provide that payment for such options may, in the discretion of the committee of the New Waste Management Board administering such plans, be made in shares of New Waste Management Common Stock rather than cash.

    USA Waste agreed to reserve for issuance a sufficient number of shares of USA Waste Common Stock for delivery upon exercise of the Waste Management Stock Options described above. At or prior to the Effective Time, USA Waste will file a registration statement with respect to the shares of USA Waste Common Stock subject to such options and will use its best efforts to maintain the effectiveness of such registration statement for so long as such options remain outstanding.

    Prior to the Effective Time, Waste Management will terminate the SERP, as of or prior to the Effective Time. No further benefits will accrue under the SERP after its termination (except that participants will be credited with the maximum number of additional years of benefit service to which the participant would be entitled under his or her employment agreement if his or her employment terminated upon the termination of the SERP under circumstances which would entitle him or her to severance or similar benefits under such employment agreement) and all benefits thereunder will be fully vested and paid out on a present value basis, using the actuarial assumptions applicable to lump sum payments under Waste Management's qualified defined benefit plan, effective as of the date of termination of the SERP.

    Following the Effective Time, USA Waste will arrange for each employee of Waste Management or any of its subsidiaries to participate in counterpart USA Waste employee benefit plans, programs and arrangements in accordance with the eligibility requirements thereof, and will cause the Surviving Corporation to honor employee benefit obligations to current and former employees and directors of Waste Management under certain Waste Management benefit plans. Participants in counterpart USA Waste employee benefit plans will receive full credit for years of service with Waste Management or any subsidiary of Waste Management prior to the Effective Time for all purposes for which such service was recognized under the Waste Management employee benefit plans. To the extent that New Waste Management elects to terminate after the Effective Time any employee pension benefit plan maintained by Waste Management or any subsidiary of Waste Management which is a defined benefit plan, then all accrued benefits thereunder will be fully vested and the accrued benefits will be paid as promptly as practicable to participants thereunder who so elect in a lump sum payment.

DIRECTOR AND OFFICER INDEMNIFICATION

    The indemnification obligations set forth in the Waste Management Charter and Bylaws will survive the Merger and, prior to the Effective Time, USA Waste will amend the Certificate of Incorporation and Bylaws of Dome Merger Subsidiary to reflect such provisions. Such indemnification provisions will not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or prior to the Effective Time were directors, officers, employees or agents of Waste Management or any subsidiary of Waste Management.

    Waste Management will, to the fullest extent permitted under applicable law and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, the Surviving Corporation will, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director, officer, trustee, fiduciary, employee or agent of Waste Management and each subsidiary of Waste Management and each such person who served at the request of Waste Management or any subsidiary of Waste Management as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation or enterprise against all costs and expenses, judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), arising out of or pertaining to any action or omission in their capacity as an officer or director, in each case occurring before the Effective Time (including the transactions contemplated by the Merger Agreement).

    For a period of six years from the Effective Time, the Surviving Corporation will provide (to the extent available in the market) to Waste Management's current directors and officers liability insurance protection of the same kind and scope as that provided by Waste Management's directors' and officers' liability insurance policies, PROVIDED, HOWEVER, that in no event will the Surviving Corporation be required to expend more than 200% of the current amount expended by Waste Management to maintain or procure insurance coverage. If the Surviving Corporation is unable to maintain or obtain such insurance, it shall use its best efforts to obtain as much comparable insurance as is available for the maximum amount required to be expended under the terms of the Merger Agreement.

    New Waste Management will guarantee the indemnification obligations of the Surviving Corporation described above, as well as under all director and officer indemnification agreements entered into by Waste Management and its subsidiaries.

CONDITIONS TO THE MERGER

    CONDITIONS TO EACH PARTY'S OBLIGATIONS TO CONSUMMATE THE MERGER. The respective obligations of USA Waste, Waste Management and Dome Merger Subsidiary to effect the Merger are subject to the satisfaction or waiver of the following conditions on or prior to the closing date of the Merger (the "Closing Date"):

    - EFFECTIVE REGISTRATION STATEMENT. The USA Waste Registration Statement having become effective and not being the subject of a stop order or proceedings seeking a stop order.

    - STOCKHOLDER APPROVAL. The Charter Proposal and the Share Issuance Proposal having been duly approved by the stockholders of USA Waste and the Merger Agreement having been duly approved and adopted by the stockholders of Waste Management.

    - NO PROCEEDINGS. No governmental order, writ, injunction or decree being in effect that would make the Merger illegal or otherwise prohibits the consummation of the Merger.

    - HSR ACT. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act and other similar laws having expired or been terminated.

    - OTHER CONSENTS AND APPROVALS. All consents, approvals and authorizations legally required to consummate the Merger having been obtained from all governmental entities except where the failure to obtain any such consent, approval or authorization would not have a material adverse effect on the business of New Waste Management after the Effective Time.

    - ACCOUNTANTS' LETTERS. Each of Coopers & Lybrand and Arthur Andersen, as the independent public accountants of USA Waste and Waste Management, respectively, having issued "comfort" letters as of the date the USA Waste Registration Statement becomes effective and as of the Effective Time and pooling of interests letters.

    - STOCK EXCHANGE LISTING. The shares of USA Waste Common Stock to be issued in the Merger and upon the exercise of the Waste Management Stock Options having been authorized for listing on the NYSE.

    - DISPOSAL OF CERTAIN TREASURY SHARES. The S-3 Registration Statement having been declared effective by the Commission and shares of Waste Management Common Stock having been sold thereunder, as contemplated by the Merger Agreement.

    ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF WASTE MANAGEMENT. The obligations of Waste Management to effect the Merger are subject to the satisfaction or waiver of the following additional conditions:

    - REPRESENTATIONS AND WARRANTIES TRUE. Each of the representations and warranties of USA Waste set forth in the Merger Agreement being true and correct in all material respects when made and on and as of the Effective Time as if made on and as of such time, and Waste Management having received a certificate signed by the Chairman or President and Chief Financial Officer of USA Waste to such effect.

    - COMPLIANCE WITH OBLIGATIONS. USA Waste having performed in all material respects all of its material obligations required to be performed by it at or prior to the Effective Time, and Waste Management having received a certificate signed by the Chairman or President and Chief Financial Officer of USA Waste to such effect.

    - ABSENCE OF CERTAIN EVENTS. No events having occurred or being reasonably likely to occur which, individually or in the aggregate, have had or could reasonably be expected to have a material adverse effect on USA Waste.

    - TAX OPINION. Waste Management having received a written legal opinion from Skadden, Arps, Slate, Meagher & Flom (Illinois) to the effect that for federal income tax purposes (i) the Merger will be treated as a tax-free reorganization within the meaning of Section 368(a) of the Code, (ii) no gain or loss will be recognized by USA Waste, Dome Merger Subsidiary or Waste Management as a result of the Merger, (iii) no gain or loss will be recognized by the Waste Management stockholders who exchange their Waste Management Common Stock solely for USA Waste Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest) (see "The Merger--Certain Federal Income Tax Consequences").

    - BOARD OF DIRECTORS. USA Waste having taken all action necessary to cause seven designees of Waste Management to become members of the New Waste Management Board, and Mr. Robert S. Miller to be elected Chairman of the New Waste Management Board, in each case as of the Effective Time.

    ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF USA WASTE. The obligations of USA Waste to effect the Merger are subject to the satisfaction or waiver of the following additional conditions:

    - REPRESENTATIONS AND WARRANTIES TRUE. Each of the representations and warranties of WMI set forth in the Merger Agreement being true and correct in all material respects when made and on and as of the Effective Time as if made on and as of such time, and USA Waste having received a certificate signed by the Chairman or President and Chief Financial Officer of Waste Management to such effect.

    - COMPLIANCE WITH OBLIGATIONS. Waste Management having performed in all material respects all of its material obligations required to be performed by it at or prior to the Effective Time, and USA Waste having received a certificate signed by the Chairman or President and Chief Financial Officer of Waste Management to such effect.

    - ABSENCE OF CERTAIN EVENTS. Except as contemplated by the Merger Agreement, no events having occurred or being reasonably likely to occur which, individually or in the aggregate, have had or could reasonably be expected to have a material adverse effect on Waste Management; for purposes of determining whether a material adverse effect has occurred on the assets, liabilities, financial condition or results of operations of Waste Management, actual amounts as at any date (or for any period of determination will be compared, to the extent practicable, to the corresponding amounts included in Waste Management's 1998 business plan provided to USA Waste prior to the execution of the Merger Agreement.

    - TAX OPINION. USA Waste having received a written legal opinion from Shearman & Sterling to the effect that for federal income tax purposes (i) the Merger will be treated as a tax-free reorganization within the meaning of Section 368(a) of the Code, (ii) no gain or loss will be recognized by USA Waste, Dome Merger Subsidiary or Waste Management as a result of the Merger, (iii) no gain or loss will be recognized by the Waste Management stockholders who exchange their Waste Management Common Stock solely for USA Waste Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest) (see "The Merger--Certain Federal Income Tax Consequences").

TERMINATION OF THE MERGER AGREEMENT

    Prior to the Effective Time, notwithstanding any requisite adoption of the Merger Agreement, the Merger Agreement may be terminated by USA Waste and Waste Management by mutual consent, or by either of USA Waste or Waste Management, if
(a) the Merger has not been consummated on or before October 31, 1998 (provided that the party wishing to terminate shall not have prevented such consummation by failing to fulfill any of its obligations under the Merger Agreement and that such date may be extended by any party to the Merger Agreement to December 30, 1998 if the Merger has not been consummated as a result of (i) the failure to obtain the requisite regulatory approvals or consents or (ii) the existence of litigation or any governmental proceeding seeking to prevent or prohibit consummation of the Merger), (b) any court of competent jurisdiction enters any order, writ, injunction or decree preventing the consummation of the Merger and such action is final and nonappealable, (c) the board of directors of the other withdraws, modifies or changes its recommendation of the Merger Agreement, recommends to its stockholders a Competing Transaction or fails to recommend against a tender or exchange offer for 25% or more of its stock, (d) any of the required approvals of the stockholders of either have not been obtained at the Special Meetings (including any adjournments thereof), (e) the other has breached any representation, warranty, covenant or agreement, or any representation or warranty made by the other in the Merger Agreement becomes untrue and such breach would prevent the conditions to closing summarized above from being satisfied, and the breaching party fails or ceases to take reasonable efforts to cure such breach, or (f) upon three business days' notice to the other, its board of directors, following receipt of advice of outside counsel that failure to so terminate would be inconsistent with its duties to stockholders, in good faith has withdrawn, modified or changed its recommendation to stockholders as to the matters to be voted on at its Special Meeting and, prior thereto, a third party has made a public announcement with respect to a Competing Transaction that is more favorable to its stockholders that the Merger. In the event of any termination of the Merger Agreement by either USA Waste or Waste Management as provided in the previous sentence, the Merger Agreement will become void and there will be no liability or obligation (with limited exceptions) on the part of USA Waste, Waste Management, Dome Merger Subsidiary or their respective officers, directors, stockholders or affiliates, except as provided below with respect to expense reimbursements and termination fees.

TERMINATION FEES AND EXPENSES

    TERMINATION FEE PAYABLE BY USA WASTE. The Merger Agreement obligates USA Waste to pay to Waste Management $183 million if (i) USA Waste terminates the Merger Agreement under clause (f) of the preceding paragraph, (ii) Waste Management terminates the Merger Agreement under clause (c) of the preceding paragraph and at the time of such termination, there exists a Competing Transaction with respect to USA Waste or (iii) Waste Management terminates the Merger Agreement under clause (d) of the preceding paragraph because of a failure by USA Waste to obtain the requisite votes for the approval of the Charter Proposal and the Share Issuance Proposal and (A) at the time of such failure to obtain the requisite stockholder approvals there exists a Competing Transaction with respect to USA Waste and (B) within 12 months thereafter, USA Waste enters into a definitive agreement with respect to any Competing Transaction that is subsequently consummated or any Competing Transaction shall be consummated.

    TERMINATION FEE PAYABLE BY WASTE MANAGEMENT. The Merger Agreement obligates Waste Management to pay to USA Waste $275 million if (i) Waste Management terminates the Merger Agreement under clause (f) of the second preceding paragraph, (ii) USA Waste terminates the Merger Agreement under clause (c) of the second preceding paragraph and at the time of such termination, there exists a Competing Transaction with respect to Waste Management or (iii) USA Waste terminates the Merger Agreement under clause (d) of the second preceding paragraph because of a failure by Waste Management to obtain the requisite votes for the adoption of the Merger Agreement and (A) at the time of such failure to adopt the Merger Agreement there exists a Competing Transaction with respect to Waste

Management and (B) within 12 months thereafter, Waste Management enters into a definitive agreement with respect to any Competing Transaction that is subsequently consummated or any Competing Transaction shall be consummated.

    EXPENSES. Except as set forth herein, all expenses incurred in connection with the Merger Agreement and the Merger will be paid by the party incurring such expenses, whether or not the Merger is consummated, except that USA Waste and Waste Management each will pay one-half of all expenses incurred solely for printing, filing and mailing the USA Waste Registration Statement and the Joint Proxy Statement/Prospectus and all Commission and other regulatory filing fees incurred in connection with the Registration Statement and the Joint Proxy Statement, the fee required to be paid in connection with the HSR Act and the printing, filing and mailing of the S-3 Registration Statement.

    If either USA Waste or Waste Management terminates the Merger Agreement because the other party has breached any representation, warranty, covenant or agreement in the Merger Agreement or any representation or warranty made by the other in the Merger Agreement becomes untrue and such breach would prevent the conditions to closing summarized above from being satisfied, and the breaching party fails or ceases to take reasonable efforts to cure such breach, then the other party must pay up to $20 million of expenses of the terminating party incurred in connection with pursuing the Merger.

AMENDMENT AND WAIVER

    The Merger Agreement may be amended at any time by action taken or authorized by the USA Waste Board and the Waste Management Board, PROVIDED, HOWEVER, that after adoption of the Merger Agreement by the WMI stockholders no amendment may be made except such amendments that have received the requisite stockholder approval and such amendments as are permitted to be made without stockholder approval under the DGCL.

    At any time prior to the Effective Time, USA Waste and Waste Management may extend the time for performance of the obligations or other acts of the other parties to the Merger Agreement or may waive inaccuracies in the representations or warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement.

                                 THE COMPANIES

USA WASTE

    BUSINESS. USA Waste is the third largest integrated solid waste management company in North America, as measured by revenues for the 1997 fiscal year, and currently serves, through its subsidiaries, the full spectrum of commercial, industrial, municipal and residential customers in 48 states, the District of Columbia, Canada and Puerto Rico. USA Waste's solid waste management services include collection, transfer and disposal operations and, to a lesser extent, recycling and certain other waste management services. At December 31, 1997, USA Waste, through its subsidiaries, owned or operated an extensive network of landfills, transfer stations and collection operations and had a diversified customer base in excess of seven million with no single customer accounting for more than 5% of USA Waste's operating revenues during 1997. USA Waste employed approximately 17,700 people as of December 31, 1997. For the year ended December 31, 1997, approximately 62%, 10%, 24% and 4% of USA Waste's revenues were attributable to collection, transfer, disposal and other waste management services, respectively.

    STOCK OWNERSHIP OF MANAGEMENT. The following table sets forth certain information as of May 1, 1998 with respect to the beneficial ownership of USA Waste Common Stock by (i) each director of USA Waste, (ii) certain executive officers of USA Waste, including the Chief Executive Officer and the four other most highly compensated executive officers of USA Waste who were serving as such at December 31, 1997 and (iii) all current directors and executive officers of USA Waste as a group. Except as otherwise indicated below, each of the entities and persons named in the table has sole voting and investment power with respect to all shares of USA Waste Common Stock beneficially owned.

                                                                                                               PERCENT OF
                                                                     NUMBER OF SHARES       PERCENT OF          NEW WASTE
                                    SHARES OTHER                       OF USA WASTE          USA WASTE         MANAGEMENT
                                    THAN OPTIONS      OPTIONS          COMMON STOCK        COMMON STOCK       COMMON STOCK
                                    EXERCISABLE     EXERCISABLE     BENEFICIALLY OWNED        BEFORE              AFTER
BENEFICIAL OWNER                   WITHIN 60 DAYS  WITHIN 60 DAYS          (1)              THE MERGER       THE MERGER (2)
---------------------------------  --------------  --------------  --------------------  -----------------  -----------------
John E. Drury....................     1,089,114       1,235,000          2,324,114                 1.1%                 *
Rodney R. Proto..................       422,099         300,500            722,599                   *                  *
Ralph F. Cox.....................         8,500          28,000             36,500                   *                  *
Richard J. Heckmann..............        10,439           6,500             16,939                   *                  *
Richard D. Kinder................         2,000               0              2,000                   *                  *
Larry J. Martin..................     1,496,510          45,000          1,541,510                   *                  *
William E. Moffett...............             0          13,165             13,165                   *                  *
John G. Rangos, Sr...............     7,051,911         156,500          7,208,411                 3.3%               1.3%
Alexander W. Rangos..............     1,646,422         290,543          1,936,965                   *                  *
Kosti Shirvanian.................     6,146,542       3,097,159          9,243,701                 4.2%               1.6%
David Sutherland-Yoest...........       207,013         232,741            439,754                   *                  *
Jerome B. York...................        10,000               0             10,000                   *                  *
Earl E. DeFrates.................        37,754         187,000            224,754                   *                  *
William A. Rothrock..............        17,979          62,074             80,053                   *                  *
Directors and executive officers
  as a group (18 persons)........                                       23,957,817                10.9%               4.2%

------------------------

  * Less than 1%.

(1) Ownership of shares shown for the following individuals includes shares of USA Waste Common Stock not held directly by them but held by or for the benefit of spouses, children or by related entities: Mr. Drury (5,176 shares owned by spouse); Mr. Martin (7,820 shares owned by children); Alexander W. Rangos (1,210,008 shares owned by the John Rangos Development Corporation, Inc.); and Mr. Sutherland-Yoest (5,000 shares owned by daughter).

(2) Assumes that 350 million shares of USA Waste Common Stock will be issued in connection with the Merger.

    STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS. The following table sets forth certain information as of December 31, 1997 with respect to the beneficial ownership of USA Waste Common Stock by each stockholder known by USA Waste to beneficially own more than 5% of the outstanding shares of USA Waste Common Stock, according to Schedules 13G filed with the Commission by each named stockholder.

                                                         NUMBER OF SHARES
                                                           OF USA WASTE          PERCENT OF            PERCENT OF NEW
                                                           COMMON STOCK           USA WASTE           WASTE MANAGEMENT
                                                           BENEFICIALLY         COMMON STOCK            COMMON STOCK
BENEFICIAL OWNER                                               OWNED          BEFORE THE MERGER     AFTER THE MERGER (1)
-------------------------------------------------------  -----------------  ---------------------  -----------------------
FMR Corp...............................................      28,345,889                13.0%                    5.0%
    82 Devonshire Street
    Boston, MA 02109

Putnam Investments, Inc................................      15,385,442                 7.1%                    2.7%
    1 Post Office Square
    Boston, MA 02109

American Express Financial Advisors....................      14,304,580                 6.6%                    2.5%
    IDS Tower 10
    Minneapolis, MN 55440

------------------------

(1) Assumes that 350 million shares of USA Waste Common Stock will be issued in connection with the Merger.

WASTE MANAGEMENT

    BUSINESS. Waste Management is a leading international provider of waste management services. Waste Management provides integrated solid waste management and hazardous waste management services in North America through its subsidiaries. Outside of North America, Waste Management provides comprehensive waste management and related services, including solid and hazardous waste management services, through WM International. Through WTI, Waste Management is a leading developer of facilities for, and provider of services to, the trash-to-energy and waste-fuel powered independent power markets.

    STOCK OWNERSHIP OF MANAGEMENT. The following table sets forth certain information as of February 1, 1998 as to the beneficial ownership of Waste Management Common Stock by the directors, each person who served as Chief Executive Officer during 1997, the four other most highly compensated executive officers of Waste Management as of December 31, 1997, two additional individuals who were not serving as executive officers at December 31, 1997 but for whom disclosure is required pursuant to the rules of the Commission, and all directors and persons serving as executive officers of Waste Management as a group:

                                 SHARES OTHER                 NUMBER OF SHARES
                                 THAN OPTIONS    OPTIONS    OF WASTE MANAGEMENT        PERCENT OF            PERCENT OF NEW
                                 EXERCISABLE   EXERCISABLE      COMMON STOCK        WASTE MANAGEMENT        WASTE MANAGEMENT
                                    WITHIN       WITHIN      BENEFICIALLY OWNED       COMMON STOCK            COMMON STOCK
                                   60 DAYS       60 DAYS            (2)             BEFORE THE MERGER     AFTER THE MERGER (3)
                                 ------------  -----------  --------------------  ---------------------  -----------------------
Directors
  (Other than Executive
  Officers)
  H. Jesse Arnelle.............        1,338       15,000            16,338(4)                  *                       *
  Pastora San Juan Cafferty....        5,000       12,000            17,000                     *                       *
  Jerry E. Dempsey.............      395,020            0           395,020                     *                       *
  James B. Edwards.............        2,277        9,000            11,277                     *                       *
  Donald F. Flynn..............      508,234            0           508,234                     *                       *
  Roderick M. Hills............        1,021            0             1,021                     *                       *
  Paul M. Montrone.............        4,500        3,000             7,500                     *                       *
  Peer Pedersen................      232,258            0           232,258(4)                  *                       *
  James R. Peterson............       84,068            0            84,068(4)                  *                       *
  John C. Pope.................        4,621            0             4,621                     *                       *
  Steven G. Rothmeier..........        1,511        3,000             4,511                     *                       *
  Alexander B. Trowbridge......        2,400            0             2,400(4)                  *                       *

                                 SHARES OTHER                 NUMBER OF SHARES
                                 THAN OPTIONS    OPTIONS    OF WASTE MANAGEMENT        PERCENT OF            PERCENT OF NEW
                                 EXERCISABLE   EXERCISABLE      COMMON STOCK        WASTE MANAGEMENT        WASTE MANAGEMENT
                                    WITHIN       WITHIN      BENEFICIALLY OWNED       COMMON STOCK            COMMON STOCK
                                   60 DAYS       60 DAYS            (2)             BEFORE THE MERGER     AFTER THE MERGER (3)
                                 ------------  -----------  --------------------  ---------------------  -----------------------
Current and Former Executive
  Officers(1)
  Robert S. Miller.............        1,511            0             1,511(4)                  *                       *
  Dean L. Buntrock.............    2,133,305    1,172,645         3,305,950                     *                       *
  Jerry W. Caudle..............       44,387      120,291           164,678                     *                       *
  Herbert A. Getz..............       82,564      182,762           265,326                     *                       *
  Joseph M. Holsten............       63,193       67,924           131,117                     *                       *
  William P. Hulligan..........       42,634      218,609           261,243                     *                       *
  James E. Koenig..............      100,883      450,894           551,777                     *                       *
  Ronald T. LeMay..............            0            0                 0                     *                       *
  D.P. Payne...................       51,543      299,167           350,710                     *                       *
  Phillip B. Rooney............       73,951    1,258,537         1,332,488                     *                       *
  All directors and executive
    officers as a group,
    including persons named
    above (27 persons).........    3,948,118    4,070,494         8,018,612                   1.8%                    1.4%

------------------------

  * Less than 1 percent.

(1) Pursuant to Waste Management's Non-Qualified Profit Sharing and Savings Plus Plan, Messrs. Buntrock, Caudle, Getz, Holsten, Hulligan, Payne, Rooney, and all executive officers as a group, acquired beneficial ownership of the equivalent of an additional 77,943, 11,791, 368, 311, 25,737, 17,937, 66,086 and 209,868 shares, respectively, of Waste Management Common Stock in connection with their voluntary deferral of incentive awards pursuant to the terms of Waste Management's Corporate Incentive Bonus Plan.

(2) Directors and executive officers included in the group have sole voting power and sole investment power over shares listed, except (i) shares covered by options granted under Waste Management's stock option plans which were exercisable within 60 days of February 1, 1998; (ii) shares held pursuant to Waste Management's Profit Sharing and Savings Plan; (iii) Messrs. Edwards, Pedersen and Peterson, whose shares listed above include 312, 12,856 and 1,668 shares issuable upon conversion of the convertible subordinated notes due 2005 of Waste Management ("Waste Management Notes"), respectively; and (iv) Messrs. Buntrock, Dempsey, Getz, Koenig, Miller and Pedersen, and all executive officers and directors as a group (including such individuals), who have shared voting and investment power over 146,833, 394,020, 42,032, 52,631, 1,000, 19,402 and 657,918 shares, respectively.
    Such shares shown for Messrs. Buntrock, Dempsey and Pedersen are held in trusts or foundations over which such individuals share voting and investment power with other co-trustees or directors of such trusts and foundations. Such shares shown for Messrs. Getz, Koenig and Miller are held jointly with their spouses. Ownership of shares shown for Messrs. Buntrock, Dempsey, Edwards, Getz, Koenig and Pope, and for all executive officers and directors as a group, includes shares of Waste Management Common Stock not held directly by them but held by or for the benefit of (i) their spouses or
    (ii) their minor children and other children residing with them, as to which they have neither investment power nor voting power. Shares were held by or for the benefit of such spouses or children of the following persons and the executive officers and directors as a group at February 1, 1998, in the amounts indicated: Mr. Buntock--41,373 (held by spouse); Mr. Dempsey 1,000 (held by spouse); Dr. Edwards--254 (held by spouse with 104 such shares issuable upon conversion of Waste Management Notes), Mr. Getz--240 (held by spouse), Mr. Koenig--30 (held by spouse), Mr. Pope--600 (held in trust for children); and all executive officers and directors as a group (including such individuals)--43,604. Additionally, ownership of shares shown for Mr. Koenig includes 1,200 shares held by him as trustee of a family trust in which Mr. Koenig has no pecuniary interest. Each of the above named persons and the members of such group disclaim any beneficial ownership of such shares.

(3) Assumes that 350 million shares of USA Waste Common Stock will be issued in connection with the Merger.

(4) Pursuant to Waste Management's Deferred Directors' Fee Plan, Messrs. Arnelle, Miller, Pedersen, and Peterson have also acquired beneficial ownership of the equivalent of 1,239, 1,158, 30,541 and 4,950 shares, respectively, of Waste Management Common Stock through their voluntary deferral of all or a portion of their directors' fees. Pursuant to Waste Management's Directors' Phantom Stock Plan, Messrs. Pedersen, Peterson and Trowbridge each have also acquired beneficial ownership of the equivalent of 40,000 shares of Waste Management Common Stock.

    STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS. Waste Management does not know of any person who, as of February 1, 1998, directly owned more than 5% of Waste Management's outstanding common stock. Waste Management, however, received a copy of a Schedule 13D filed by a group consisting of George Soros, Soros Fund Management LLC, Quantum Industrial Partners LDC, QIH Management Investor, L.P., QIH Management, Inc., Stanley F. Druckenmiller and Duquesne Capital Management, L.L.C. The Schedule 13D filed by such persons indicate that such persons may be deemed to be a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Waste Management also received a Schedule 13G for the year ended December 31, 1997 from Barrow, Hanley, Mewhinney & Strauss, Inc. ("BHMS"). Pursuant to the aggregation and attribution rules relating to the beneficial ownership of securities promulgated under the Exchange Act, BHMS is deemed to be the beneficial owner of such shares shown because BHMS is an investment management company which exercises discretionary investment management over accounts holding such shares. No managed account alone owns 5% or more of the Waste Management Common Stock. The information presented in the following table is taken from the above-referenced Schedules 13D and 13G:

                                                        NUMBER OF SHARES        PERCENT OF           PERCENT OF NEW
                                                      OF WASTE MANAGEMENT    WASTE MANAGEMENT       WASTE MANAGEMENT
                                                          COMMON STOCK         COMMON STOCK           COMMON STOCK
BENEFICIAL OWNER                                       BENEFICIALLY OWNED    BEFORE THE MERGER    AFTER THE MERGER (1)
----------------------------------------------------  --------------------  -------------------  -----------------------
Barrow, Hanley, Mewhinney & Strauss, Inc............       22,684,500                 5.0%                    4.0%
One McKinney Plaza
3232 McKinney Avenue
Dallas, Texas 75204-2429

George Soros........................................       25,225,600                 5.5%                    4.4%
Soros Fund Management LLC
QIH Management Investor, L.P.
QIH Management, Inc.
Stanley F. Druckenmiller
888 Seventh Avenue, 33rd Floor
New York, New York 10106

Quantum Industrial Partners LDC
Kaya Flamboyan 9
Curacao, Netherlands Antilles

Duquesne Capital Management, L.L.C.
2579 Washington Road, Suite 322
Pittsburgh, Pennsylvania 15241-2591

------------------------

(1) Assumes that 350 million shares of USA Waste Common Stock will be issued in connection with the Merger.

NEW WASTE MANAGEMENT

    BUSINESS. New Waste Management will be a leading international provider of waste management services. New Waste Management will be the largest waste management services company in North America and will have an extensive network of landfills, collection operations and transfer stations throughout North America. The corporate headquarters of New Waste Management will be located in Houston, Texas, at the current corporate headquarters of USA Waste. The combined company is expected to maintain regional offices in the Chicago, Illinois area, which is currently the location of the corporate headquarters of Waste Management.

    FORECASTED AND RELATED PRO FORMA FINANCIAL INFORMATION. The forecasted financial information presented below was prepared to reflect the forecasted results of operations for the years 1998 through 2000. For purposes of this forecasted information, the Merger is assumed to be consummated October 1,

1998, and is to be accounted for as a pooling of interests. To provide comparable financial information, the 1998 year is also presented on a pro forma basis as if the Merger was consummated January 1, 1998.

                                                                                  NEW WASTE MANAGEMENT
                                                                       FORECASTED AND RELATED PRO FORMA FINANCIAL
                                                                                       INFORMATION
                                                                       -------------------------------------------
                                                                           1998           1999           2000
                                                                       -------------  -------------  -------------
                                                                         (IN BILLIONS, EXCEPT PER SHARE AMOUNTS)
Operating revenue....................................................      $12.5          $13.8          $15.3
EPS--Diluted:
  Forecasted.........................................................   $1.75-$1.90    $2.90-$3.05    $3.55-$3.70
  Pro forma..........................................................   $2.35-$2.50
EBITDA:
  Forecasted.........................................................      $4.0           $5.3           $6.1
  Pro forma..........................................................      $4.6

    This forward looking forecasted and related pro forma information involves significant judgments and assumptions which may not be realized and are inherently subject to significant uncertainties, all of which are difficult to predict and many of which are beyond the control of USA Waste and Waste Management. Accordingly, there can be no assurance this forward looking forecasted and related pro forma information will be realized and actual results may vary materially from those shown above. In addition, the pro forma information presents 1998 results as if the Merger was consummated on January 1, 1998 and a full year of operating synergies and cost savings were realized. See "Risk Factors" and "Cautionary Statement Concerning Forward-Looking Statements". The significant assumptions to this forward looking forecasted and related pro forma information are as follows:

    - Pursuant to the Merger, each outstanding share of Waste Management Common Stock will be exchanged for 0.725 of a share of USA Waste Common Stock and the Merger will be accounted for using the pooling of interests method of accounting as if the companies had been combined since their inception.

    - Forecasted information for 1998, 1999 and 2000 and related pro forma information for 1998 was prepared on the individual forecasts of operating results of USA Waste and Waste Management and assumed annualized operating synergies and cost savings of approximately $800 million, increasing at a rate of 4% due to inflation through 2000. For the 1998 forecasted financial information, the Merger is assumed to have occurred October 1, 1998, and operating synergies and cost savings are assumed to be $200 million. For the 1998 related pro forma financial information, the Merger is assumed to have been consummated on January 1, 1998.

    - The forecasted and related pro forma information excludes the effect of nonrecurring and certain other charges to operations. Such charges are expected to include, but not be limited to, any provision related to the settlement of the purported class action lawsuit and the Commission's investigation with respect to Waste Management's previously filed financial statements and related accounting practices, the recognition of an expense related to the rights of certain Waste Management optionholders to sell their options to New Waste Management for a one-year period following the occurrence of a "change in control", such as the Merger, and costs directly related to the Merger, which have yet to be determined but are expected to be significant.

    - Issuance, prior to the Merger, of approximately 20 million shares of Waste Management Common Stock to reverse certain share repurchases effected by Waste Management in order to permit the Merger to qualify as a pooling of interests for accounting and financial reporting purposes. See "The Merger Agreement -- Pooling Matters".

    Neither USA Waste nor Waste Management, as a matter of course, makes public forecasts as to its respective future performance or earnings. In light of the uncertainties inherent in forecasts of any kind, the inclusion of this forecast herein should not be regarded as a representation of USA Waste, Waste Management or New Waste Management or any other person that the forecast will be achieved. Stockholders and investors are cautioned not to place undue reliance on this forecast.

    The forecasted and related pro forma financial data has not been audited, complied or otherwise examined by any independent certified public accountant. The forecasted and related pro forma financial data was not prepared with a view to compliance with the published guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts.

    None of USA Waste, Waste Management or New Waste Management intend to update or otherwise revise the forecasted or related pro forma financial data to reflect circumstances existing after the date of this forecast and related pro forma or to reflect the occurrence of unanticipated events.

                           COMPARATIVE PER SHARE DATA

    The following table sets forth for the periods and as of the dates indicated
(a) certain unaudited historical per share data of USA Waste and Waste Management; (b) combined unaudited pro forma per share data after giving effect to the Merger under the pooling of interests method of accounting as if the Merger had been consummated as of the beginning of the periods presented (and assuming the issuance of 0.725 of a share of USA Waste Common Stock in exchange for each outstanding share of Waste Management Common Stock); and (c) the Waste Management equivalent combined unaudited pro forma per share data attributable to the 0.725 of a share of USA Waste Common Stock that will be received by Waste Management stockholders for each share of Waste Management Common Stock. This data should be read in conjunction with the selected historical financial information and the combined unaudited pro forma condensed financial statements included elsewhere in this Joint Proxy Statement/Prospectus and the separate historical financial statements of USA Waste and Waste Management incorporated by reference herein. The combined unaudited pro forma financial data are not necessarily indicative of the operating results or financial position that would have been achieved if the Merger had been consummated as of the beginning of the periods presented, nor are they necessarily indicative of the future operating results or financial position of New Waste Management.

                                                                                                               THREE MONTHS
                                                                                       YEAR ENDED                  ENDED
                                                                                      DECEMBER 31,               MARCH 31,
                                                                             -------------------------------  ---------------
                                                                               1995       1996       1997          1998
                                                                             ---------  ---------  ---------  ---------------
HISTORICAL -- USA WASTE
  Basic earnings per common share:
    Income before extraordinary item.......................................  $    0.56  $    0.39  $    1.31     $    0.55
    Extraordinary item.....................................................         --         --      (0.03)           --
                                                                             ---------  ---------  ---------        ------
    Net income.............................................................  $    0.56  $    0.39  $    1.28     $    0.55
                                                                             ---------  ---------  ---------        ------
                                                                             ---------  ---------  ---------        ------
  Diluted earnings per common share:
    Income before extraordinary item.......................................  $    0.54  $    0.37  $    1.26     $    0.52
    Extraordinary item.....................................................         --         --      (0.03)           --
                                                                             ---------  ---------  ---------        ------
    Net income.............................................................  $    0.54  $    0.37  $    1.23     $    0.52
                                                                             ---------  ---------  ---------        ------
                                                                             ---------  ---------  ---------        ------
  Book value per common share..............................................                                      $   12.62
  Tangible book value per common share.....................................                                           3.38

HISTORICAL -- WASTE MANAGEMENT
  Basic earnings (loss) per common share:
    Continuing operations..................................................  $    0.86  $    0.46  $   (2.72)    $    0.16
    Discontinued operations................................................       0.01      (0.54)      0.20            --
    Extraordinary item.....................................................         --         --         --            --
    Cumulative effect of changes in accounting principles..................      (0.17)        --         --            --
                                                                             ---------  ---------  ---------        ------
    Net income (loss)......................................................  $    0.70  $   (0.08) $   (2.52)    $    0.16
                                                                             ---------  ---------  ---------        ------
                                                                             ---------  ---------  ---------        ------
  Diluted earnings (loss) per common share:
    Continuing operations..................................................  $    0.86  $    0.46  $   (2.72)    $    0.16
    Discontinued operations................................................       0.01      (0.54)      0.20            --
    Extraordinary item.....................................................         --         --         --            --
    Cumulative effect of changes in accounting principles..................      (0.17)        --         --            --
                                                                             ---------  ---------  ---------        ------
    Net income (loss)......................................................  $    0.70  $   (0.08) $   (2.52)    $    0.16
                                                                             ---------  ---------  ---------        ------
                                                                             ---------  ---------  ---------        ------
  Cash dividends per common share..........................................  $    0.60  $    0.63  $    0.67     $    0.17
  Book value per common share..............................................                                           2.98
  Tangible book value per common share.....................................                                          (5.12)

COMBINED UNAUDITED PRO FORMA
  Basic earnings (loss) per common share from continuing operations........  $    1.00  $    0.55  $   (1.88)    $    0.33
  Diluted earnings (loss) per common share from continuing operations......       0.99       0.54      (1.88)         0.32
  Cash dividends per common share..........................................       0.59       0.58       0.57          0.14
  Book value per common share..............................................                                           8.23
  Tangible book value per common share.....................................                                          (1.78)

WASTE MANAGEMENT EQUIVALENT COMBINED UNAUDITED PRO FORMA
  Basic earnings (loss) per common share from continuing operations........  $    0.73  $    0.40  $   (1.36)    $    0.24
  Diluted earnings (loss) per common share from continuing operations......       0.72       0.39      (1.36)         0.23
  Cash dividends per common share..........................................       0.43       0.42       0.41          0.10
  Book value per common share..............................................                                           5.97
  Tangible book value per common share.....................................                                          (1.29)

                     MARKET PRICE AND DIVIDEND INFORMATION

    USA Waste Common Stock is traded on the NYSE under the symbol "UW". Waste Management Common Stock is traded on the NYSE and the Chicago Stock Exchange under the symbol "WMX".

MARKET PRICES

    The table below sets forth, for the calendar quarters indicated, the range of high and low sale prices of USA Waste Common Stock and Waste Management Common Stock as reported on the NYSE Composite Transaction Tape.

                                                                                                     WASTE MANAGEMENT
                                                                                  USA WASTE
                                                                                 COMMON STOCK          COMMON STOCK
                                                                             --------------------  --------------------
                                                                               HIGH        LOW       HIGH        LOW
                                                                             ---------  ---------  ---------  ---------
1996
Quarter ended March 31, 1996...............................................  $   25.63  $   17.25  $   32.13  $   27.75
Quarter ended June 30, 1996................................................      32.63      24.00      36.13      31.63
Quarter ended September 30, 1996...........................................      34.13      22.75      33.25      28.63
Quarter ended December 31, 1996............................................      34.25      28.63      36.63      32.13

1997
Quarter ended March 31, 1997...............................................  $   38.88  $   28.63  $   37.50  $   30.13
Quarter ended June 30, 1997................................................      39.25      29.50      34.25      28.00
Quarter ended September 30, 1997...........................................      44.13      38.00      35.38      29.25
Quarter ended December 31, 1997............................................      41.75      32.63      35.00      21.94

1998
Quarter ended March 31, 1998...............................................  $   46.88  $   34.44  $   32.25  $   22.06
Quarter ended June 30, 1998 (through June 9, 1998).........................

    In February 1997, the Waste Management Board approved a new repurchase program to replace a stock repurchase program approved in December 1995. Under the new program, Waste Management is authorized to purchase during 1997 and 1998 up to 50 million shares of Waste Management Common Stock in the open market, in privately negotiated transactions or through issuer tender offers. Waste Management repurchased 30 million shares through a "Dutch auction" tender offer in the second quarter of 1997 but did not repurchase any other shares that year. Waste Management does not expect to make any repurchases in 1998.

    During 1994, 1995 and 1996, Waste Management sold put options on 42.3 million shares of its common stock in conjunction with the repurchase program. The put options gave the holders the right at maturity to require Waste Management to repurchase its shares at specified prices. In the event the options were exercised, Waste Management could elect to pay the holder in cash the difference between the strike price and the market price of the Waste Management shares, in lieu of repurchasing the stock. There were no put options outstanding at December 31, 1997 and Waste Management does not at this time expect to sell additional options in the future. For information concerning the exercise or expiration of these put options and related information, see "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Financial Condition" included in the Waste Management 1997 Form 10-K incorporated herein by reference.

    On March 10, 1998, the last full trading day prior to the execution and delivery of the Merger Agreement and the public announcement thereof, the last reported sale price of USA Waste Common Stock on the NYSE Composite Transaction Tape was $39.13 per share, and the last reported sale price of Waste Management Common Stock on the NYSE Composite Transaction Tape was $25.19 per share.

Based on the Exchange Ratio, the pro forma equivalent value of Waste Management Common Stock at the closing of trading on March 10, 1998 was $28.37 per share.

    On June 9, 1998, the most recent practicable date prior to the printing of this Joint Proxy Statement/ Prospectus, the last reported sale price of USA
Waste Common Stock on the NYSE Composite Transaction Tape was $[      ] per
share, and the last reported sale price of Waste Management Common Stock on the
NYSE Composite Transaction Tape was $[      ] per share.

    Because the market price of USA Waste Common Stock is subject to fluctuation, the market value of the shares of USA Waste Common Stock that holders of Waste Management Common Stock will receive in the Merger, and the market value of the Waste Management Common Stock surrendered in the Merger, may increase or decrease prior to (or after) the Merger.

    USA WASTE AND WASTE MANAGEMENT STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE USA WASTE COMMON STOCK AND THE WASTE MANAGEMENT COMMON STOCK.

DIVIDENDS

    USA WASTE DIVIDENDS. USA Waste has never paid cash dividends on USA Waste Common Stock.

    WASTE MANAGEMENT DIVIDENDS. Waste Management has paid cash dividends on Waste Management Common Stock since 1976. Dividends are declared and paid quarterly. Waste Management recently announced that it will reduce its quarterly dividend to $0.01 per share commencing with the dividend declared in the second quarter of 1998. The following table sets forth dividends in respect of Waste Management Common Stock declared in each of the last two years.

                                                                                            DIVIDENDS PER SHARE
                                                                             --------------------------------------------------
                                                                                FIRST       SECOND        THIRD       FOURTH
                                                                               QUARTER      QUARTER      QUARTER      QUARTER
                                                                             -----------  -----------  -----------  -----------
1996.......................................................................   $    0.15    $    0.16    $    0.16    $    0.16
1997.......................................................................        0.16         0.17         0.17         0.17
1998.......................................................................        0.17

    The Waste Management Board declared a $0.01 per share dividend on May 15, 1998 which will be payable on July 2, 1998 to stockholders of record on June 17, 1998.

    Waste Management's ability to pay dividends is restricted under a credit agreement; however, so long as no event of default has occurred and is continuing, Waste Management is permitted to pay regularly scheduled dividends in amounts not to exceed $100 million in any calendar quarter. However, the Merger Agreement limits Waste Management to current dividends of $0.17 per share, or approximately $77.35 million per quarter.

    NEW WASTE MANAGEMENT DIVIDENDS. The decision whether to apply legally available funds to the payment of dividends on New Waste Management Common Stock will be made by the New Waste Management Board from time to time in the exercise of its business judgment.

          COMBINED UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

    The following combined unaudited pro forma condensed financial statements are based upon the historical financial statements of USA Waste and of Waste Management and should be read in conjunction with those financial statements and related notes. Such financial statements, as previously filed with the Commission under the Exchange Act, are incorporated by reference in this Joint Proxy Statement/ Prospectus. These combined unaudited pro forma condensed financial statements give effect to the Merger by combining the balance sheets and results of operations of USA Waste and Waste Management using the pooling of interests method of accounting as if the companies had been combined since their inception. The combined unaudited pro forma condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved had the Merger been consummated as of the beginning of the periods presented, nor is it necessarily indicative of the future operating results or financial position of New Waste Management. The combined unaudited pro forma condensed financial information does not give effect to any possible divestitures of business units which may be required by the antitrust regulatory authorities or to any cost savings which may result from the integration of USA Waste's and Waste Management's operations, nor does such information include the nonrecurring costs directly related to the Merger which are expected to be included in operations of New Waste Management within the 12 months following the Merger. Such nonrecurring costs have yet to be determined; however, such costs are expected to be significant.

                         USA WASTE AND WASTE MANAGEMENT
              COMBINED UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

                                 MARCH 31, 1998

    The following combined unaudited pro forma condensed balance sheet presents the combined financial position of USA Waste and Waste Management as of March 31, 1998. Such unaudited pro forma combined condensed balance sheet is based on the historical balance sheets of USA Waste and Waste Management as of March 31, 1998, after giving effect to the Merger using the pooling of interests method of accounting and to the pro forma adjustments as described in the notes to combined pro forma condensed financial statements.

                                                                           WASTE       PRO FORMA    COMBINED
                                                            USA WASTE    MANAGEMENT   ADJUSTMENTS  PRO FORMA
                                                           -----------  ------------  -----------  ----------
                                                           (IN THOUSANDS, EXCEPT SHARE AND PAR VALUE AMOUNTS)
                         ASSETS
Current assets:
  Cash and cash equivalents..............................   $  46,260   $    311,861   $  --       $  358,121
  Short-term investments.................................      --              3,053      --            3,053
  Accounts receivable, net...............................     468,619      1,448,797      --        1,917,416
  Notes and other receivables............................      56,321         26,577      --           82,898
  Deferred income taxes..................................      46,196        --           --           46,196
  Costs and estimated earnings in excess of billings on
    uncompleted contracts................................      --            158,964      --          158,964
  Prepaid expenses and other.............................      58,891        230,374      --          289,265
                                                           -----------  ------------  -----------  ----------
      Total current assets...............................     676,287      2,179,626      --        2,855,913
  Notes and other receivables............................      22,951        100,044      --          122,995
  Property and equipment, net............................   4,601,573      7,126,426     (10,922)(a) 11,617,441
                                                                                         (99,636)(b)
  Excess of cost over net assets of acquired businesses,
    net..................................................   1,905,285      3,674,333     (66,464)(a)  5,513,154
  Other intangible assets, net...........................     126,526         11,746      --          138,272
  Net assets of continuing businesses held for sale......      --            137,995      --          137,995
  Other assets...........................................     256,783        633,830     (28,124)(c)    862,489
                                                           -----------  ------------  -----------  ----------
      Total assets.......................................   $7,589,405  $ 13,864,000   $(205,146)  $21,248,259
                                                           -----------  ------------  -----------  ----------
                                                           -----------  ------------  -----------  ----------

          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.......................................   $ 196,735   $    687,419   $  --       $  884,154
  Accrued liabilities....................................     185,631      1,683,398      --        1,869,029
  Obligation to former Wheelabrator Technologies Inc.
    shareholders.........................................      --            876,232    (614,400)(d)    261,832
  Deferred revenues......................................      69,484        236,339      --          305,823
  Current maturities of long-term debt...................      46,527      1,025,685      --        1,072,212
                                                           -----------  ------------  -----------  ----------
      Total current liabilities..........................     498,377      4,509,073    (614,400)   4,393,050
  Long-term debt, less current maturities................   3,584,887      5,398,132      --        8,983,019
  Deferred income taxes..................................     323,320        216,797     (25,029)(a)    520,293
                                                                                           5,205(b)
  Closure, post-closure, and other liabilities...........     407,699      1,645,663     (85,557)(b)  1,967,805
                                                           -----------  ------------  -----------  ----------
      Total liabilities..................................   4,814,283     11,769,665    (719,781)  15,864,167
                                                           -----------  ------------  -----------  ----------
Minority interest in subsidiaries........................      --            739,442      --          739,442
                                                           -----------  ------------  -----------  ----------

                         USA WASTE AND WASTE MANAGEMENT
        COMBINED UNAUDITED PRO FORMA CONDENSED BALANCE SHEET (CONTINUED)

                                 MARCH 31, 1998

                                                                           WASTE       PRO FORMA    COMBINED
                                                            USA WASTE    MANAGEMENT   ADJUSTMENTS  PRO FORMA
                                                           -----------  ------------  -----------  ----------
                                                           (IN THOUSANDS, EXCEPT SHARE AND PAR VALUE AMOUNTS)

Commitments and contingencies

Stockholders' equity:
  Preferred stock:
    USA Waste: $.01 par value; 10,000,000 shares
      authorized; none issued............................      --            --            --           --
    Waste Management: $1 par value; 50,000,000 shares
      authorized; none outstanding.......................      --            --            --           --
  Common stock:
    USA Waste: $.01 par value, 500,000,000 shares
      authorized; historical 219,834,550 shares
      (572,269,938 pro forma shares) issued..............       2,198        --              3,525(d)      5,723
    Waste Management: $1 par value; 1,500,000,000 shares
      authorized; 507,101,744 shares issued..............      --            507,102      (507,102 (d)     --
  Additional paid-in capital.............................   2,436,447        990,270       (11,250 (c)  3,267,468
                                                                                          (147,999 (d)
  Retained earnings......................................     374,459      1,730,516       (34,888 (a)  2,033,929
                                                                                           (19,284 (b)
                                                                                           (16,874 (c)
  Accumulated other comprehensive income.................     (37,498)       --           (278,800 (e)   (316,298)
  Foreign currency translation adjustment................      --           (253,938)      (17,469 (a)     --
                                                                                           271,407(e)
  Treasury stock:
    USA Waste: 23,485 shares, at cost....................        (484)       --            --             (484)
    Waste Management: 40,983,967 shares, at cost.........      --         (1,265,976)    1,265,976(d)     --
  Restricted stock unearned compensation.................      --            (10,252)      --          (10,252)
  Employee stock benefit trust; 10,886,361 WMI shares, at
    market (7,892,612 pro forma shares)..................      --           (335,436)      --         (335,436)
  Minimum pension liability..............................      --             (7,393)        7,393(e)     --
                                                           -----------  ------------  ------------  ----------
    Total stockholders' equity...........................   2,775,122      1,354,893       514,635   4,644,650
                                                           -----------  ------------  ------------  ----------
    Total liabilities and stockholders' equity...........   $7,589,405  $ 13,864,000  $   (205,146) $21,248,259
                                                           -----------  ------------  ------------  ----------
                                                           -----------  ------------  ------------  ----------

   See notes to combined unaudited pro forma condensed financial statements.

                         USA WASTE AND WASTE MANAGEMENT
                     COMBINED UNAUDITED PRO FORMA CONDENSED
                            STATEMENT OF OPERATIONS

    The following combined unaudited pro forma condensed statement of operations for the three months ended March 31, 1998 was prepared based on the historical statements of operations of USA Waste and Waste Management for such period after giving effect to the Merger using the pooling of interests method of accounting and to the pro forma adjustments described in the notes to combined unaudited pro forma condensed financial statements.

                                                                   THREE MONTHS ENDED MARCH 31, 1998
                                                          ----------------------------------------------------
                                                                          WASTE       PRO FORMA     COMBINED
                                                           USA WASTE    MANAGEMENT   ADJUSTMENTS   PRO FORMA
                                                          -----------  ------------  -----------  ------------

                                                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Operating revenues......................................   $ 769,440    $2,131,621    $  --          2,901,061
                                                          -----------  ------------  -----------  ------------
Costs and expenses:
  Operating (exclusive of depreciation and amortization
    shown below)........................................     397,492     1,621,985        3,785(b)    1,757,707
                                                                                       (265,555)(f)
  General and administrative............................      81,916       263,882         (217)(f)      345,581
  Depreciation and amortization.........................      86,110        --             (424)(a)      351,458
                                                                                        265,772(f)
Loss from continuing operations held for sale,
  net of minority interest..............................      --             2,416       --              2,416
                                                          -----------  ------------  -----------  ------------
                                                             565,518     1,888,283        3,361      2,457,162
                                                          -----------  ------------  -----------  ------------
Income from operations..................................     203,922       243,338       (3,361)       443,899
                                                          -----------  ------------  -----------  ------------
Other income (expenses):
  Interest expense......................................     (38,368)     (115,574)      --           (153,942)
  Interest income.......................................       1,799         4,310       --              6,109
  Minority interest.....................................      --           (25,302)      --            (25,302)
  Other income, net.....................................      34,251        64,196      (28,124)(c)       70,323
                                                          -----------  ------------  -----------  ------------
                                                              (2,318)      (72,370)     (28,124)      (102,812)
                                                          -----------  ------------  -----------  ------------
Income before income taxes..............................     201,604       170,968      (31,485)       341,087
Provision for income taxes..............................      80,642        96,551          170(a)      161,815
                                                                                         (4,298)(b)
                                                                                        (11,250)(c)
                                                          -----------  ------------  -----------  ------------
Net income..............................................   $ 120,962    $   74,417    $ (16,107)  $    179,272
                                                          -----------  ------------  -----------  ------------
                                                          -----------  ------------  -----------  ------------
Basic earnings per common share.........................   $    0.55    $     0.16                $       0.33
                                                          -----------  ------------               ------------
                                                          -----------  ------------               ------------
Diluted earnings per common share.......................   $    0.52    $     0.16                $       0.32
                                                          -----------  ------------               ------------
                                                          -----------  ------------               ------------
Weighted average number of common shares outstanding....     219,201       455,096     (125,151)(g)      549,146
                                                          -----------  ------------  -----------  ------------
                                                          -----------  ------------  -----------  ------------
Weighted average number of common and dilutive potential
  common shares outstanding.............................     244,250       455,296     (125,206)(g)      574,340
                                                          -----------  ------------  -----------  ------------
                                                          -----------  ------------  -----------  ------------

   See notes to combined unaudited pro forma condensed financial statements.

                         USA WASTE AND WASTE MANAGEMENT
                     COMBINED UNAUDITED PRO FORMA CONDENSED
                            STATEMENT OF OPERATIONS

    The following combined unaudited pro forma condensed statement of operations for the year ended December 31, 1997 was prepared based on the historical statements of operations of USA Waste and Waste Management for such year after giving effect to the Merger using the pooling of interests method of accounting and to the pro forma adjustments described in the notes to combined unaudited pro forma condensed financial statements.

                                                                          YEAR ENDED DECEMBER 31, 1997
                                                              -----------------------------------------------------
                                                                              WASTE       PRO FORMA     COMBINED
                                                               USA WASTE    MANAGEMENT   ADJUSTMENTS    PRO FORMA
                                                              -----------  ------------  -----------  -------------

                                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Operating revenues..........................................  $ 2,613,768  $  9,188,582   $  --       $  11,802,350
                                                              -----------  ------------  -----------  -------------
Costs and expenses:
  Operating (exclusive of depreciation and
    amortization shown below)...............................    1,345,769     7,195,376      17,766(b)     7,479,745
                                                                                         (1,079,166)(f)
  General and administrative................................      284,946     1,129,237        (939)(f)     1,413,244
  Depreciation and amortization.............................      303,241       --             (990)(a)     1,382,356
                                                                                          1,080,105(f)
  Merger costs..............................................      109,411       --           --             109,411
  Unusual items.............................................       24,720     1,626,252      --           1,650,972
Loss from continuing operations held for sale,
  net of minority interest..................................      --              9,930      --               9,930
                                                              -----------  ------------  -----------  -------------
                                                                2,068,087     9,960,795      16,776      12,045,658
                                                              -----------  ------------  -----------  -------------
Income (loss) from operations...............................      545,681      (772,213)    (16,776)       (243,308)
                                                              -----------  ------------  -----------  -------------
Other income (expense):
  Interest expense..........................................     (104,261)     (446,888)     --            (551,149)
  Interest income...........................................        7,634        37,580      --              45,214
  Minority interest.........................................      --            (45,442)     --             (45,442)
  Other income, net.........................................       14,213       173,290     (61,331)(a)       126,172
                                                              -----------  ------------  -----------  -------------
                                                                  (82,414)     (281,460)    (61,331)       (425,205)
                                                              -----------  ------------  -----------  -------------
Income (loss) from continuing operations before
  income taxes..............................................      463,267    (1,053,673)    (78,107)       (668,513)
Provision for income taxes..................................      189,944       215,667     (25,199)(a)       361,464
                                                                                            (18,948)(b)
                                                              -----------  ------------  -----------  -------------
Income (loss) from continuing operations....................  $   273,323  $ (1,269,340)  $ (33,960)  $  (1,029,977)
                                                              -----------  ------------  -----------  -------------
                                                              -----------  ------------  -----------  -------------
Basic earnings (loss) per common share from
  continuing operations.....................................  $      1.31  $      (2.72)              $       (1.88)
                                                              -----------  ------------               -------------
                                                              -----------  ------------               -------------
Diluted earnings (loss) per common share from continuing
  operations................................................  $      1.26  $      (2.72)              $       (1.88)
                                                              -----------  ------------               -------------
                                                              -----------  ------------               -------------
Weighted average number of common shares
  outstanding...............................................      208,246       466,601    (128,315)(g)       546,532
                                                              -----------  ------------  -----------  -------------
                                                              -----------  ------------  -----------  -------------
Weighted average number of common and dilutive potential
  common shares outstanding.................................      233,371       466,601    (153,440)(g)       546,532
                                                              -----------  ------------  -----------  -------------
                                                              -----------  ------------  -----------  -------------

   See notes to combined unaudited pro forma condensed financial statements.

                         USA WASTE AND WASTE MANAGEMENT
                     COMBINED UNAUDITED PRO FORMA CONDENSED
                            STATEMENT OF OPERATIONS

    The following combined unaudited pro forma condensed statement of operations for the year ended December 31, 1996 was prepared based on the historical statements of operations of USA Waste and Waste Management for such year after giving effect to the Merger using the pooling of interests method of accounting and to the pro forma adjustments described in the notes to combined unaudited pro forma condensed financial statements.

                                                                          YEAR ENDED DECEMBER 31, 1996
                                                            --------------------------------------------------------
                                                                             WASTE        PRO FORMA      COMBINED
                                                             USA WASTE     MANAGEMENT    ADJUSTMENTS     PRO FORMA
                                                            ------------  ------------  -------------  -------------

                                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Operating revenues........................................  $  1,649,131   $9,225,636   $    --        $  10,874,767
                                                            ------------  ------------  -------------  -------------
Costs and expenses:
  Operating (exclusive of depreciation and amortization
    shown below)..........................................       881,401    6,660,766          21,135(b)     6,498,708
                                                                                           (1,064,594 (f)
  General and administrative..............................       200,101    1,095,459          (1,089 (f)     1,294,471
  Depreciation and amortization...........................       191,044       --           1,065,683(f)     1,256,727
  Merger costs............................................       126,626       --            --              126,626
  Unusual items...........................................        63,800      435,464        --              499,264
Income from continuing operations held for sale, net of
  minority interest.......................................       --              (315)       --                 (315)
                                                            ------------  ------------  -------------  -------------
                                                               1,462,972    8,191,374          21,135      9,675,481
                                                            ------------  ------------  -------------  -------------
Income from operations....................................       186,159    1,034,262         (21,135)     1,199,286
                                                            ------------  ------------  -------------  -------------
Other income (expense):
  Interest expense........................................       (60,497)    (462,424)       --             (522,921)
  Interest income.........................................         6,699       27,904        --               34,603
  Minority interest.......................................       --           (41,289)       --              (41,289)
  Other income, net.......................................         6,376      102,014        --              108,390
                                                            ------------  ------------  -------------  -------------
                                                                 (47,422)    (373,795)       --             (421,217)
                                                            ------------  ------------  -------------  -------------
Income from continuing operations before income taxes.....       138,737      660,467         (21,135)       778,069
Provision for income taxes................................        70,398      436,473         (20,255 (b)       486,616
                                                            ------------  ------------  -------------  -------------
Income from continuing operations.........................  $     68,339   $  223,994   $        (880) $     291,453
                                                            ------------  ------------  -------------  -------------
                                                            ------------  ------------  -------------  -------------
Basic earnings per common share from continuing
  operations..............................................  $       0.39   $     0.46                  $        0.55
                                                            ------------  ------------                 -------------
                                                            ------------  ------------                 -------------
Diluted earnings per common share from continuing
  operations..............................................  $       0.37   $     0.46                  $        0.54
                                                            ------------  ------------                 -------------
                                                            ------------  ------------                 -------------
Weighted average number of common shares outstanding......       173,993      489,171        (134,522 (g)       528,642
                                                            ------------  ------------  -------------  -------------
                                                            ------------  ------------  -------------  -------------
Weighted average number of common and dilutive potential
  common shares outstanding...............................       182,680      490,029        (134,758 (g)       537,951
                                                            ------------  ------------  -------------  -------------
                                                            ------------  ------------  -------------  -------------

   See notes to combined unaudited pro forma condensed financial statements.

                         USA WASTE AND WASTE MANAGEMENT

                     COMBINED UNAUDITED PRO FORMA CONDENSED
                            STATEMENT OF OPERATIONS

    The following combined unaudited pro forma condensed statement of operations for the year ended December 31, 1995 was prepared based on the historical statements of operations of USA Waste and Waste Management for such year after giving effect to the Merger using the pooling of interests method of accounting and to the pro forma adjustments described in the notes to combined unaudited pro forma condensed financial statements.

                                                                                YEAR ENDED DECEMBER 31, 1995
                                                                        ---------------------------------------------
                                                                                          WASTE         PRO FORMA
                                                                         USA WASTE     MANAGEMENT      ADJUSTMENTS
                                                                        ------------   -----------   ----------------
                                                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Operating revenues....................................................  $  1,216,082   $9,100,225     $     --
                                                                        ------------   -----------   ----------------
Costs and expenses:
  Operating (exclusive of depreciation and amortization shown
    below)............................................................       672,117    6,514,932              22,924(b)
                                                                                                           (1,033,777)(f)
  General and administrative..........................................       169,686    1,091,747              (1,241)(f)
  Depreciation and amortization.......................................       143,878       --               1,035,018(f)
  Merger costs........................................................        26,539       --               --
  Unusual items.......................................................         4,733      389,359           --
Income from continuing operations held for sale, net of minority
  interest............................................................       --           (25,110)          --
                                                                        ------------   -----------   ----------------
                                                                           1,016,953    7,970,928              22,924
                                                                        ------------   -----------   ----------------
Income from operations................................................       199,129    1,129,297             (22,924)
                                                                        ------------   -----------   ----------------
Other income (expense):
  Interest expense:
    Nonrecurring......................................................       (10,994)      --               --
    Other.............................................................       (58,619)    (463,861)          --
  Interest income.....................................................         6,682       34,883           --
  Minority interest...................................................       --           (81,367)          --
  Other income, net...................................................         4,891      252,695           --
                                                                        ------------   -----------   ----------------
                                                                             (58,040)    (257,650)          --
                                                                        ------------   -----------   ----------------
Income from continuing operations before income taxes.................       141,089      871,647             (22,924)
Provision for income taxes............................................        60,313      451,741             (19,169)(b)
                                                                        ------------   -----------   ----------------
Income from continuing operations.....................................  $     80,776   $  419,906     $        (3,755)
                                                                        ------------   -----------   ----------------
                                                                        ------------   -----------   ----------------
Basic earnings per common share from continuing operations............  $       0.56   $     0.86
                                                                        ------------   -----------
                                                                        ------------   -----------
Diluted earnings per common share from continuing
  operations..........................................................  $       0.54   $     0.86
                                                                        ------------   -----------
                                                                        ------------   -----------
Weighted average number of common shares outstanding..................       143,346      485,346            (133,470)(g)
                                                                        ------------   -----------   ----------------
                                                                        ------------   -----------   ----------------
Weighted average number of common and dilutive potential common shares
  outstanding.........................................................       150,575      500,312            (137,586)(g)
                                                                        ------------   -----------   ----------------
                                                                        ------------   -----------   ----------------


                                                                          COMBINED
                                                                         PRO FORMA
                                                                        ------------

Operating revenues....................................................  $ 10,316,307
                                                                        ------------
Costs and expenses:
  Operating (exclusive of depreciation and amortization shown
    below)............................................................     6,176,196

  General and administrative..........................................     1,260,192
  Depreciation and amortization.......................................     1,178,896
  Merger costs........................................................        26,539
  Unusual items.......................................................       394,092
Income from continuing operations held for sale, net of minority
  interest............................................................       (25,110)
                                                                        ------------
                                                                           9,010,805
                                                                        ------------
Income from operations................................................     1,305,502
                                                                        ------------
Other income (expense):
  Interest expense:
    Nonrecurring......................................................       (10,994)
    Other.............................................................      (522,480)
  Interest income.....................................................        41,565
  Minority interest...................................................       (81,367)
  Other income, net...................................................       257,586
                                                                        ------------
                                                                            (315,690)
                                                                        ------------
Income from continuing operations before income taxes.................       989,812
Provision for income taxes............................................       492,885
                                                                        ------------
Income from continuing operations.....................................  $    496,927
                                                                        ------------
                                                                        ------------
Basic earnings per common share from continuing operations............  $       1.00
                                                                        ------------
                                                                        ------------
Diluted earnings per common share from continuing
  operations..........................................................  $       0.99
                                                                        ------------
                                                                        ------------
Weighted average number of common shares outstanding..................       495,222
                                                                        ------------
                                                                        ------------
Weighted average number of common and dilutive potential common shares
  outstanding.........................................................       513,301
                                                                        ------------
                                                                        ------------

   See notes to combined unaudited pro forma condensed financial statements.

                         USA WASTE AND WASTE MANAGEMENT
                NOTES TO COMBINED UNAUDITED PRO FORMA CONDENSED
                              FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

    The combined unaudited pro forma condensed financial statements assume the issuance of USA Waste Common Stock in exchange for all outstanding Waste Management Common Stock. Such financial statements also assume that the Merger will be accounted for using the pooling of interests method of accounting pursuant to Opinion No. 16 of the Accounting Principles Board. The pooling of interests method of accounting assumes that the combining companies have been merged from their inception, and the historical financial statements for periods prior to consummation of the Merger are restated as though the companies had been combined from their inception.

    Pursuant to the rules and regulations of the Commission, the combined unaudited pro forma condensed statements of operations exclude the results of operations associated with discontinued businesses, extraordinary items and cumulative effects of accounting changes. The combined unaudited pro forma condensed financial statements do not give effect to any cost savings which may result from the integration of USA Waste's and Waste Management's operations, nor do they include the nonrecurring costs directly related to the Merger which are expected to be included in operations of New Waste Management within twelve months succeeding the Merger. Such nonrecurring costs have yet to be determined; however, such costs are expected to be significant.

    Certain reclassifications have been made to the historical financial statements of USA Waste and Waste Management to conform to the pro forma presentation. Such reclassifications are not material to the combined unaudited pro forma condensed financial statements.

2. PRO FORMA ADJUSTMENTS

    (a) In June 1997, Waste Management sold a majority of its Canadian solid waste businesses to USA Waste and, as a result of such sale, recorded a pre-tax gain of approximately $61,331,000. USA Waste accounted for this transaction as a purchase business combination and allocated the purchase price to the assets acquired and liabilities assumed accordingly. Assuming that USA Waste and Waste Management had been combined since their inception, the gain recorded by Waste Management in 1997 has been eliminated and the basis recorded by USA Waste for assets acquired and liabilities assumed has been restored to Waste Management's historical book value. In addition, the Combined Unaudited Pro Forma Condensed Statement of Operations for the year ended December 31, 1997 and the three months ended March 31, 1998 have been adjusted for the effect of lower amortization as a result of restoring the book basis of the assets acquired and liabilities assumed by USA Waste to the historical book value of Waste Management.

    (b) Adjustments have been made to conform the accounting for certain landfill related issues as if the companies had been combined since their inception. The net impact of those adjustments on income (loss) from continuing operations was an increase of $1,182,000 and $513,000 for the year ended December 31, 1997 and the three months ended March 31, 1998, respectively, and a decrease of $3,755,000 and $880,000 for the years ended December 31, 1995 and 1996, respectively.

    (c) In November 1997, USA Waste purchased a 49% limited partner interest in the Limited Partnership, which was formed for the purpose of acquiring shares of Waste Management Common Stock on the open market. The Limited Partnership purchased shares of Waste Management Common Stock during November 1997 and sold substantially all of such shares in March 1998. For the three months ended March 31, 1998, USA Waste recorded other income of $28,124,000 for its equity in the earnings of the Limited Partnership. An adjustment has been made to reverse USA Waste's equity in the earnings of the

Limited Partnership to account for the transaction as if the companies had been combined since their inception.

    (d) The stockholders' equity accounts have been adjusted to reflect the assumed issuance of 352,435,388 shares of USA Waste Common Stock for the 486,117,777 shares of Waste Management Common Stock issued and outstanding based on an exchange ratio of 0.725 of a share of USA Waste Common Stock for each outstanding share of Waste Management Common Stock. The assumed issuance of shares considers the 507,101,744 shares of Waste Management Common Stock issued, the 40,983,967 shares of Waste Management Common Stock held in treasury that will be cancelled upon consummation of the Merger, and the 20 million shares of Waste Management Common Stock expected to be issued to reverse certain share repurchases effected by Waste Management. Assuming that 20 million shares of Waste Management Common Stock are issued through a public sale at an offering price of $32 per share and net issuance costs of 4%, net proceeds would be $614,400,000, which would be used to reduce the obligation to former WTI stockholders. See Note 3 below. The actual number of shares of USA Waste Common Stock to be issued pursuant to the Merger will be based upon the number of shares of Waste Management Common Stock issued and outstanding immediately prior to the consummation of the Merger.

    (e) Adjustments have been made to reclassify Waste Management's foreign currency translation adjustment and minimum pension liability to accumulated other comprehensive income to conform to the presentation of USA Waste as if the companies had been combined since their inception.

    (f) Adjustments have been made to reclassify Waste Management's depreciation and amortization from operating expenses and general and administrative expenses to a separate line item to conform to the presentation of USA Waste as if the companies had been combined since their inception.

    (g) Pro forma basic earnings per common share for each period are based on the combined weighted average number of common shares outstanding, after giving effect to the issuance of 0.725 of a share of USA Waste Common Stock for each share of Waste Management Common Stock. Pro forma diluted earnings per common share for each period are based on the combined weighted average number of common and dilutive potential common shares outstanding, after giving effect to the issuance of 0.725 of a share of USA Waste Common Stock for each outstanding share of Waste Management Common Stock. The combined weighted average shares outstanding used in the pro forma basic and diluted earnings per share calculations are net of the shares of Waste Management Common Stock that are held by the Waste Management employee stock benefit trust and are treated similar to treasury shares for earnings per share calculation purposes. The combined pro forma diluted earnings per share for the year ended December 31, 1995 and the three months ended March 31, 1998 have been calculated assuming conversion of certain convertible debt, and therefore interest, net of taxes, of $9,100,000 and $5,014,000, respectively, has been added back to income from continuing operations for this calculation. The USA Waste diluted earnings per common share for the year ended December 31, 1997 includes 25,125,000 dilutive potential common shares that become antidilutive for purposes of calculating the combined pro forma diluted earnings per common share.

3. PRO FORMA EFFECT OF WASTE MANAGEMENT EQUITY OFFERING ON RESULTS OF OPERATIONS

    As previously discussed, in order for the Merger to qualify as a pooling of interests, approximately 20 million shares of Waste Management Common Stock must be issued to reverse certain share repurchases effected by Waste Management. Assuming that 20 million shares were issued at an offering price of $32 per share and net issuance costs of 4%, net proceeds to Waste Management would be $614,400,000. The proceeds from the sale of stock, after payment of dividends on such stock based on the historical dividend rate, are assumed to be used to reduce outstanding indebtedness at an average borrowing rate of 6%. The

3. PRO FORMA EFFECT OF WASTE MANAGEMENT EQUITY OFFERING ON RESULTS OF OPERATIONS (CONTINUED) applicable tax rate is assumed to be 42%. The following table summarizes the pro forma effect of the equity offering as if the offering has occurred at the beginning of the periods presented in the Combined Unaudited Pro Forma Condensed Statements of Operations:

                                                                                                   THREE MONTHS
                                                                 YEAR ENDED DECEMBER 31,         ENDED MARCH 31,
                                                          -------------------------------------  ----------------
                                                             1995        1996         1997             1998
                                                          ----------  ----------  -------------  ----------------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Pro forma income (loss) from continuing operations......  $  496,927  $  291,453  $  (1,029,977)   $    179,272
Decrease in interest expense at a result of equity
  offering, net of tax benefit..........................      20,964      20,943         20,915           5,316
                                                          ----------  ----------  -------------        --------
Pro forma income (loss) from continuing operations after
  equity offering.......................................  $  517,891  $  312,396  $  (1,009,062)   $    184,588
                                                          ----------  ----------  -------------        --------
                                                          ----------  ----------  -------------        --------
Pro forma basic earnings per common share from
  continuing operations after equity offering...........  $     1.02  $     0.58  $       (1.80)   $       0.33
                                                          ----------  ----------  -------------        --------
                                                          ----------  ----------  -------------        --------
Pro forma diluted earnings per common share from
  continuing operations after equity offering...........  $     1.00  $     0.57  $       (1.80)   $       0.32
                                                          ----------  ----------  -------------        --------
                                                          ----------  ----------  -------------        --------
Weighted average number of common shares outstanding
  after equity offering.................................     509,722     543,142        561,032         563,646
                                                          ----------  ----------  -------------        --------
                                                          ----------  ----------  -------------        --------
Weighted average number of common and potential dilutive
  shares outstanding after equity offering..............     527,801     552,451        561,032         588,840
                                                          ----------  ----------  -------------        --------
                                                          ----------  ----------  -------------        --------

                     DESCRIPTION OF USA WASTE CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

    USA Waste authorized capital stock consists of 500,000,000 shares of USA Waste Common Stock and 10,000,000 shares of Preferred Stock, $0.01 par value per share ("USA Waste Preferred Stock"). If the Charter Proposal is approved at the USA Waste Special Meeting, the number of authorized shares of USA Waste Common Stock will be increased, as of the Effective Time, to 1,500,000,000.

COMMON STOCK

    As of the USA Waste Record Date, there were [    ] outstanding shares of USA
Waste Common Stock held by approximately [    ] holders of record. The holders
of USA Waste Common Stock are entitled to one vote for each share on all matters submitted to a vote of stockholders and do not have cumulative voting rights. The USA Waste Board is classified into three classes of approximately equal size, one of which is elected each year. Accordingly, holders of a majority of the USA Waste Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. The holders of USA Waste Common Stock are entitled to share ratably in all assets of USA Waste which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of USA Waste Preferred Stock then outstanding. The holders of USA Waste Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of USA Waste Common Stock are fully paid and nonassessable. The rights, preferences and privileges of holders of USA Waste Common Stock are subject to the rights of the holders of shares of any series of USA Waste Preferred Stock which USA Waste may issue in the future. USA Waste has never paid cash dividends on the USA Waste Common Stock. The decision whether to apply legally available funds to the payment of dividends on New Waste Management Common Stock will be made by the New Waste Management Board from time to time in the exercise of its business judgment. See "Market Price and Dividend Information -- Dividends--New Waste Management Dividends." In addition, the rights of holders of USA Waste Common Stock to receive dividends are limited by USA Waste's revolving credit agreement, which provides that USA Waste may not pay any dividends in any fiscal year in excess of $25,000,000 plus, on a cumulative basis, 50% of the consolidated net income of USA Waste for such fiscal year.

PREFERRED STOCK

    Shares of USA Waste Preferred Stock may be issued from time to time in one or more series and the USA Waste Board, without further approval of the stockholders, is authorized to fix the dividend rights and terms, conversion rights and terms, voting rights, redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each such series of USA Waste Preferred Stock. The purpose of authorizing the USA Waste Board to determine such rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of USA Waste Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of holders of USA Waste Common Stock and, under certain circumstances, make it more difficult for a third party to gain control of USA Waste. As of the date of this Joint Proxy Statement/Prospectus, there are no outstanding shares of USA Waste Preferred Stock.

DGCL AND CERTAIN PROVISIONS OF THE USA WASTE CHARTER

    USA Waste has included in the USA Waste Charter and Bylaws provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the DGCL and (ii) indemnify its directors and officers to the fullest extent permitted by Section 145 of the DGCL, including under circumstances in which indemnification is otherwise discretionary. USA Waste believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the USA Waste Common Stock is Boston EquiServe, L.P., Canton, Massachusetts.

                        COMPARISON OF STOCKHOLDER RIGHTS

    As a result of the Merger holders of Waste Management Common Stock will become holders of USA Waste Common Stock. The following is a summary of certain of the material differences between the rights of holders of USA Waste Common Stock and the rights of holders of Waste Management Common Stock. Because both USA Waste and Waste Management are organized under the laws of the State of Delaware, such differences arise from differences between various provisions of the USA Waste Charter and Bylaws and the Waste Management Charter and Bylaws.

    The following summary does not purport to be a complete statement of the rights of holders of USA Waste Common Stock and Waste Management Common Stock under, and is qualified in its entirety by reference to, the DGCL and the respective Charter and Bylaws of USA Waste and Waste Management. See "Description of USA Waste Capital Stock" for a summary of certain other rights relating to the USA Waste Common Stock.

NUMBER, CLASSIFICATION AND REMOVAL OF DIRECTORS

    The number of directors of USA Waste shall be fixed by the USA Waste Board and, unless approved by at least two-thirds of the incumbent directors of USA Waste, shall be not less than three nor more than nine. The USA Waste Board is divided into three classes serving staggered three-year terms and any one or more of the directors of USA Waste may be removed from office at any time, with or without cause, by the holders of at least two-thirds of the shares then entitled to vote in an election of directors. Waste Management's Bylaws provide that the number of directors shall be fixed by the Waste Management Board and shall be not less than five nor more than 15. The Charter of Waste Management also provides that the Waste Management Board shall be divided into three classes serving staggered three-year terms and that one or more of the directors of Waste Management may be removed from office at any time, with cause, by the holders of at least a majority of the shares then entitled to vote in an election of directors.

ADVANCE NOTICE OF STOCKHOLDER PROPOSALS

    The respective Bylaws of USA Waste and Waste Management provide that a stockholder must give advance written notice if the stockholder intends to bring any business before a meeting of stockholders or to make nominations for the board of directors. The Bylaws of USA Waste require that, for business to be properly brought by a stockholder before an annual meeting, notice must be received by the Secretary of USA Waste or the USA Waste Board not less than 120 days nor more than 150 days prior to the anniversary of the date USA Waste's proxy statement was released to its stockholders in connection with the prior year's annual meeting; PROVIDED, HOWEVER, that if no annual meeting was held the previous year, or if the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, the stockholder's notice must be received at least 80 days prior to the date USA Waste intends to distribute its proxy statement with respect to such meeting.

    To be timely with respect to a special meeting of USA Waste, a stockholder's notice must be received by the Secretary of USA Waste or the USA Waste Board not less than 60 nor more than 90 days prior to the date of the meeting. However, if less than 70 days' notice of the date of the special meeting is given to the stockholders, the stockholder's notice must be received not later than the fifth day following the mailing of the notice of the special meeting or following the public announcement of the special meeting, whichever occurs first.

    The Bylaws of Waste Management provide that for business to be properly brought by a stockholder at an annual meeting, notice must be received by the Secretary of Waste Management not less than 90 days nor more than 120 days prior to the date of the previous year's annual meeting; PROVIDED, HOWEVER, that if the date of an annual meeting differs from that of the previous year by more than 30 days, notice by the stockholder must be so received not later than ten days after notice of such meeting has been given (or such greater period of time as is set forth in such notice). The Bylaws of Waste Management provide that written notice of a special meeting shall be given by the Chairman of the Waste Management Board, the President or the Secretary of Waste Management not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting. Business transacted at any special meeting of the stockholders of Waste Management is limited to the purposes stated in the notice.

VOTING REQUIREMENTS AND QUORUMS OF STOCKHOLDERS

    The respective Bylaws of USA Waste and Waste Management provide that, at any meeting of stockholders, the holders of a majority of the outstanding shares of stock then issued, outstanding and entitled to vote shall constitute a quorum for the transaction of any business. The Bylaws of USA Waste provide that, when a quorum is present, all matters shall be decided by the affirmative vote of the holders of shares of stock representing a majority of the voting power present (in person or by proxy), except when a different vote is required by express provision of law or by the USA Waste Charter. The USA Waste Charter requires that holders of a majority of USA Waste's issued and outstanding stock entitled to vote thereon approve any merger, consolidation, dissolution or sale of all or substantially all of the assets of USA Waste. The Bylaws of Waste Management provide that, when a quorum is present, all matters other than the election of directors shall be decided by the vote of the holders of a majority of Waste Management Common Stock having voting power present in person or represented by proxy, unless a different vote is required by the DGCL or Waste Management's Charter, in which case such express provision shall govern. See "--Transactions with Interested Stockholders; DGCL Section 203", "--Certain Restrictions on Repurchases of Securities" and "--Amendment of Charter and Bylaws".

RIGHT TO CALL SPECIAL MEETINGS

    The Bylaws of USA Waste provide that special meetings of stockholders may be called by the Chairman of the USA Waste Board, by the Chief Executive Officer of USA Waste or by a majority of the directors.

    The Bylaws of Waste Management provide that special meetings of stockholders may be called by the Chairman of the Waste Management Board, by the President of Waste Management or by the Secretary of Waste Management or by resolution of the Waste Management Board.

ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

    The USA Waste Charter is silent with respect to actions of stockholders by written consent. Therefore, in accordance with the DGCL, stockholders of USA Waste may take action by written consent.

    The Waste Management Charter provides that no action required to be taken or which may be taken at any annual or special meeting of stockholders of Waste Management may be taken without a meeting.

TRANSACTIONS WITH INTERESTED STOCKHOLDERS; DGCL SECTION 203

    Both USA Waste and Waste Management are subject to Section 203 of the DGCL ("Section 203"). Section 203 prevents an "Interested Stockholder" of a corporation (generally defined to mean any beneficial owner of more than 15% of the corporation's voting stock) from engaging in any "business combination" (as defined in Section 203) with the corporation for a period of three years following the date on which such Interested Stockholder became an Interested Stockholder, unless: (i) before such person became an Interested Stockholder, the board of directors of the corporation approved either the business combination in question or the transaction which resulted in the Interested Stockholder becoming an Interested Stockholder; (ii) upon consummation of the transaction which resulted in the Interested Stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding (for purposes of determining the number of shares outstanding) shares held by directors who are also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) concurrently with or following the transaction which resulted in the Interested Stockholder becoming an Interested Stockholder, the business combination is (x) approved by the board of directors of the corporation and (y) authorized at a meeting of stockholders by the affirmative vote of the holders of a least 66 2/3% of the outstanding voting stock of the corporation not owned by the Interested Stockholder. A "business combination" includes, among others, mergers, asset sales and other transactions resulting in a financial benefit to the Interested Stockholder.

    The Waste Management Charter provides that, in addition to any affirmative vote of the directors or stockholders of Waste Management required by law or by or pursuant to any other article of the Waste Management Charter, any business combination with any interested stockholder (generally defined to mean any beneficial owner of more than 5% of Waste Management Common Stock) that has not been approved by the affirmative vote of a majority of the continuing directors requires the affirmative vote of the holders of at least a majority of the outstanding shares of Waste Management Common Stock not held by such interested stockholder. Such affirmative vote is required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange or otherwise. This provision of the Waste Management Charter does not apply to any stock repurchase by Waste Management of shares of Waste Management Common Stock from an interested stockholder. See "--Certain Restrictions on Repurchases of Securities".

    The USA Waste Charter does not contain any comparable provision.

CERTAIN RESTRICTIONS ON REPURCHASES OF SECURITIES

    In addition to any affirmative vote of the directors or stockholders of Waste Management required by law or by the Waste Management Charter, the Waste Management Charter provides that any "Stock Repurchase" (defined generally to mean any repurchase by Waste Management of shares of Waste Management Common Stock at a price in excess of their "fair market value") by Waste Management of any shares of Waste Management Common Stock from any stockholder of Waste Management that is the beneficial owner of greater than 5% of the Waste Management Common Stock or beneficially owned greater than 5% of the Waste Management Common Stock within two years of the Stock Repurchase (an "Interested Person") and certain affiliated persons, will, except as provided in the Waste Management Charter, require the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of Waste Management Common Stock entitled to vote generally in the election of directors, excluding shares of Waste Management Common Stock with respect to which such Interested Person is the beneficial owner. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or otherwise; PROVIDED, that no such affirmative vote shall be required with respect to any purchase or other acquisition of Waste Management Common Stock made (a) as part of a tender or exchange offer by Waste Management to purchase Waste Management Common Stock made on the same terms to all holders of Waste Management Common Stock and complying with the applicable requirements of the Exchange Act, or (b) pursuant to an open market purchase program by Waste Management approved by a majority of the Waste Management Board if such purchase is effected on the open market and is not the result of a privately negotiated transaction.

AMENDMENT OF CHARTER AND BYLAWS

    AMENDMENT OF THE CHARTER. The USA Waste Charter provides that, at a meeting of stockholders, the affirmative vote of the holders of at least two-thirds of the total number of votes of the then outstanding shares of capital stock of USA Waste entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt any provision inconsistent with, or to amend or repeal provisions in the USA Waste Charter that concern the size or classification of the USA Waste Board, the removal of directors and the filling of vacancies on the USA Waste Board.

    The Waste Management Charter provides that the amendment or repeal of Articles Fifth (concerning classification of the Waste Management Board and filling Waste Management Board vacancies), Sixth (concerning stockholder action by written consent), Seventh (concerning approvals of certain stock repurchases by Waste Management), Eighth (concerning approvals of certain business transactions with any "Interested Stockholder"), Ninth (concerning the authority of the Waste Management Board to determine compliance with Article Sixth, Seventh, Eighth, Ninth and Tenth of the Waste Management Charter), Tenth (setting forth defined terms applicable to Article Sixth, Seventh, Eighth, Ninth and Tenth of the Waste Management Charter) or Twelfth (concerning indemnification of directors) of the Waste Management Charter, or the adoption of any provision inconsistent therewith, requires the approval of the holders of shares representing at least 80% of the outstanding shares of Waste Management Common Stock.

    Waste Management has designated one series of preferred stock, par value $1.00 per share (the "Waste Management Series A Preferred Stock"). As of the date of the Joint Proxy Statement/Prospectus, no shares of Waste Management Series A Preferred Stock are outstanding. The Certificate of Designation with respect to the Waste Management Series A Preferred Stock provides that the Waste Management Charter may not be amended in any manner which would materially adversely alter the powers, preferences or special rights of the Waste Management Series A Preferred Stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Waste Management Series A Preferred Stock.

    AMENDMENT OF THE BYLAWS. The USA Waste Board may adopt, amend or repeal the Bylaws of USA Waste, or adopt new Bylaws, without any action on the part of the stockholders; PROVIDED, HOWEVER, that no such adoption, amendment or repeal shall be valid with respect to Bylaw provisions which have been adopted, amended or repealed by the stockholders; and FURTHER PROVIDED that Bylaws adopted or amended by the USA Waste Board and any powers thereby conferred may be amended, altered or repealed by the stockholders.

    The Bylaws of Waste Management may be altered, amended or repealed, or new bylaws may be adopted, by the stockholders of Waste Management or by the Waste Management Board if such business is properly brought before any regular meeting of the stockholders or of the Waste Management Board or at any special meeting of the stockholders or of the Waste Management Board if, in the case of a special meeting, notice of such alteration, amendment, repeal or adoption of new bylaws is contained in the notice of such special meeting.

          APPROVAL OF AMENDMENT TO THE USA WASTE AMENDED AND RESTATED
                           1993 STOCK INCENTIVE PLAN

    USA Waste has for many years utilized stock incentives as part of its overall compensation program. The USA Waste Board believes stock options and stock-based incentives play an important role in attracting and retaining the services of outstanding personnel and in encouraging such employees to have a greater personal financial investment in USA Waste.

    USA Waste stockholders approved the USA Waste 1993 Plan at the 1993 annual meeting. In 1995, in connection with USA Waste's acquisition of Chambers, the stockholders of USA Waste approved an amendment to the USA Waste 1993 Plan to increase shares available for issuance thereunder from 1,000,000 to 4,000,000. In 1996, in connection with USA Waste's acquisition of Western Waste Industries, the stockholders of USA Waste approved an amendment to the USA Waste 1993 Plan to increase shares available for issuance thereunder from 4,000,000 to 6,500,000. In May 1998, the stockholders of USA Waste approved an amendment to the USA Waste 1993 Plan to increase shares available for issuance thereunder from 6,500,000 to 16,500,000.

    The USA Waste 1993 Plan permits the granting, either alone or in combination, of "nonqualified" stock options that do not qualify for beneficial treatment under the Code, incentive stock options under Section 422A of the Code, reload options, alternate appreciation rights, limited rights and stock bonuses. Grants may be made to officers, other employees and consultants of USA Waste who are responsible for or contribute to the management, growth, success and profitability of USA Waste and who are designated by the committee that administers the USA Waste 1993 Plan. Jerome B. York, William E. Moffett and Alexander W. Rangos are the current members of such committee.

    Stock options permit the recipient to purchase shares of USA Waste Common Stock at the fair market value, determined on the date of grant, regardless of the fair market value on the date of exercise. The holder of an alternative appreciation right is entitled to receive the excess of the fair market value on the date of exercise over the grant price of the right. Stock bonuses may provide the recipient all of the rights of a USA Waste stockholder, including the right to vote the shares and receive dividends; however the stock may not be transferred by the recipient until certain restrictions (as determined by the committee) lapse.

    Each stock option granted under the USA Waste 1993 Plan must be exercised within ten years after the date of grant, unless earlier terminated in connection with termination of employment, and becomes exercisable with respect to 20% of the total number of shares subject to the option on each of the five subsequent anniversaries of the date of grant.

    The USA Waste Board has amended the USA Waste 1993 Plan to increase the number of shares of USA Waste Common Stock authorized for granting of awards thereunder from 16,500,000 to 26,500,000, and has directed that such amendment be submitted for approval by a vote of USA Waste's stockholders. USA Waste currently has approximately 220,000,000 shares outstanding and, if the Merger is approved, will have approximately 570,000,000 shares outstanding. Prior to such amendment and as of May 1, 1998, options to acquire approximately 10,800,000 shares of USA Waste Common Stock had been granted under the USA Waste 1993 Plan and 5,700,000 shares remained available for future awards. As of April 30, 1998, approximately 14,505,215 shares of Waste Management Common Stock were available for future awards under the Waste Management 1997 Equity Incentive Plan; following consummation of the Merger, grants will no longer be made under this plan. The USA Waste Board believes stockholder approval of this amendment to the USA Waste 1993 Plan is necessary to assure that an adequate number of shares of USA Waste Common Stock will be available for future award grants in order to provide appropriate incentives to employees of USA Waste (and employees of New Waste Management upon consummation of the Merger).

    In addition to the overall limit on shares available for issuance under the USA Waste 1993 Plan, in accordance with the requirements of Section 422 of the Code, the USA Waste 1993 Plan limits the number of shares that may be subject to incentive stock options to 16,500,000 shares. In accordance with the requirements of the regulations under Section 162(m) of the Code, the USA Waste 1993 Plan limits the number of shares that may be granted to an individual participant in any fiscal year to 1,500,000 shares.

    NEW PLAN BENEFITS. Future grants to be made under the USA Waste 1993 Plan will be authorized by the committee in its sole discretion. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular employees or group of employees in the future.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS

    NONQUALIFIED STOCK OPTIONS. The grant of a nonqualified stock option will not result in the recognition of taxable income by the participant or in a deduction to USA Waste. Upon exercise, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the stock purchased over the exercise price. USA Waste is required to withhold tax on the amount of income so recognized, and a tax deduction is allowable equal to the amount of such income (subject to the satisfaction of certain conditions in the case of options exercised by Section 162(m) officers). Gain or loss upon a subsequent sale of any stock received upon the exercise of a nonqualified stock option generally would be taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold). Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the participant.

    INCENTIVE STOCK OPTIONS. Upon the grant or exercise of an incentive stock option within the meaning of Section 422 of the Code, no income will be realized by the participant for federal income tax purposes and USA Waste will not be entitled to any deduction. However, the excess of the fair market value of the stock as of the date of exercise over the exercise price will constitute an adjustment to taxable income for purposes of the alternative minimum tax. If the shares of stock underlying an incentive stock option are not disposed of within the one-year period beginning on the date of the transfer of such shares to the participant, nor within the two-year period beginning on the date of grant of the option, any profit realized by the participant upon the disposition of such shares will be taxed as long-term capital gain and no deduction will be allowed to USA Waste. If the shares are disposed of within the one-year period from the date of transfer of such shares to the participant or within the two-year period from the date of grant of the option, the excess of the fair market value of the shares upon the date of exercise or, if less, the fair market value on the date of disposition, over the exercise price will be taxable as ordinary income of the participant at the time of disposition, and a corresponding deduction will be allowed to USA Waste. Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the participant. If an option that is intended to qualify as an incentive stock option is exercised by a person who was not continually employed by USA Waste or certain of its affiliates from the date of grant of such option to a date not more than three months prior to such exercise (or one year if such person is disabled), then such option will not qualify as an incentive stock option and will instead be taxed as a nonqualified stock option, as described above.

    THE FOREGOING DOES NOT CONSTITUTE A DEFINITIVE STATEMENT OF THE FEDERAL INCOME TAX EFFECTS OF OPTIONS UNDER THE USA WASTE 1993 PLAN, AND EACH PARTICIPANT IN THE USA WASTE 1993 PLAN SHOULD CONSULT WITH HIS OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX EFFECTS OF THE PROVISIONS DISCUSSED HEREIN.

    RECOMMENDATION OF THE USA WASTE BOARD. THE USA WASTE BOARD RECOMMENDS THAT USA WASTE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE USA WASTE 1993 PLAN TO INCREASE THE NUMBER OF SHARES OF USA WASTE COMMON STOCK THAT MAY BE ISSUED UNDER THE USA WASTE 1993 PLAN FROM 16,500,000 TO 26,500,000.

    VOTE REQUIRED FOR APPROVAL. The affirmative vote of the holders of a majority of the shares of USA Waste Common Stock present or represented by proxy and entitled to vote at the USA Waste Special Meeting is required for approval of the amendment to the USA Waste 1993 Plan.

         APPROVAL OF AMENDMENT TO THE USA WASTE 1996 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

    USA Waste has for many years utilized stock incentives as part of its overall compensation program. The USA Waste Board believes stock options and stock-based incentives play an important role in attracting and retaining the services of outstanding non-employee directors and in encouraging such directors to have a greater personal financial investment in USA Waste.

    The USA Waste stockholders initially approved the USA Waste 1996 Plan at the 1996 annual meeting. Prior thereto, non-employee directors of USA Waste received automatic annual grants of stock options pursuant to the terms of the USA Waste 1993 Plan.

    The USA Waste 1996 Plan provides that an option to purchase a total of 12,500 shares of USA Waste Common Stock will be automatically granted in January of each year in which a director who is not an officer or full-time employee of USA Waste or any of its subsidiaries is serving as a director. The USA Waste Board committee administering the USA Waste 1996 Plan may, in its discretion, provide for an annual option grant to purchase a different number of shares of USA Waste Common Stock and for additional grants to eligible directors.

    Stock options permit the recipient to purchase shares of USA Waste Common Stock at the fair market value, determined on the date of grant, regardless of the fair market value on the date of exercise. Each option is for a term of ten years. Each option will become exercisable with respect to 20% of the total number of shares subject to the option on each of the five subsequent anniversaries of the date of grant.

    The USA Waste Board has amended the USA Waste 1996 Plan to increase the number of shares of USA Waste Common Stock authorized for granting of awards under the USA Waste 1996 Plan from 400,000 to 1,400,000, and has directed that such amendment be submitted for approval by a vote of USA Waste's stockholders. At the time of the original approval of the USA Waste 1996 Plan, USA Waste had approximately 66,000,000 shares outstanding. USA Waste currently has approximately 220,000,000 shares outstanding and, if the Merger is approved, will have approximately 570,000,000 shares outstanding. Prior to such amendment and as of May 1, 1998, options to acquire approximately 295,000 shares of USA Waste Common Stock had been granted under the USA Waste 1996 Plan and 105,000 shares remained available for future awards. As of April 30, 1998, approximately 84,000 shares of Waste Management Common Stock were available for future awards under the Waste Management 1992 Stock Option Plan for Non-Employee Directors; following consummation of the Merger, grants will no longer be made under this plan. The USA Waste Board believes stockholder approval of this amendment to the USA Waste 1996 Plan is necessary to assure that an adequate number of shares of USA Waste Common Stock will be available for future award grants in order to provide appropriate incentives to non-employee directors of USA Waste (and of New Waste Management upon consummation of the Merger).

    All options granted under the USA Waste 1996 Plan are nonqualified options not entitled to special tax treatment under Section 422 of the Code. For a discussion of certain tax consequences of options, see "Approval of Amendment to the USA Waste Amended and Restated 1993 Stock Incentive Plan--Certain Federal Income Tax Consequences of Options" above.

    RECOMMENDATION OF THE USA WASTE BOARD. THE USA WASTE BOARD RECOMMENDS THAT USA WASTE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE USA WASTE 1996 PLAN TO INCREASE THE NUMBER OF SHARES OF USA WASTE COMMON STOCK THAT MAY BE ISSUED UNDER THE USA WASTE 1996 PLAN FROM 400,000 TO 1,400,000.

    VOTE REQUIRED FOR APPROVAL. The affirmative vote of the holders of a majority of the shares of USA Waste Common Stock present or represented by proxy and entitled to vote at the USA Waste Special Meeting is required for approval of the amendment to the USA Waste 1996 Plan.

                             STOCKHOLDER PROPOSALS

    The USA Waste Board will consider proposals of stockholders intended to be presented for action at USA Waste's (or, if the Merger is consummated, New Waste Management's) 1999 annual meeting of stockholders. A stockholder proposal must be submitted in writing and be received at USA Waste's principal executive offices, 1001 Fannin, Suite 4000, Houston, Texas 77002, Attn: Corporate Secretary no later than December 9, 1998, to be considered for inclusion in USA Waste's proxy statement relating to the 1999 annual meeting of stockholders.

    If the Merger is not consummated, Waste Management will hold a 1998 Annual Meeting of Stockholders. If such meeting is held, stockholder proposals intended to be presented at such meeting must be received by Waste Management a reasonable time before the solicitation of proxies for such meeting is made for inclusion in Waste Management's proxy materials for such meeting.

                                 LEGAL MATTERS

    Certain legal matters with respect to the validity of the securities offered hereby and the federal income tax consequences of the Merger will be passed upon for USA Waste by Shearman & Sterling. Certain legal matters in connection with the federal income tax consequences of the Merger will be passed upon for Waste Management by Skadden, Arps, Slate, Meagher & Flom (Illinois), Waste Management's special outside counsel in connection with the Merger.

                                    EXPERTS

    The consolidated balance sheets of USA Waste as of December 31, 1997 and 1996 and the consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Joint Proxy Statement/Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

    The consolidated financial statements of Waste Management incorporated by reference in Waste Management's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 have been audited by Arthur Andersen, independent auditors, as stated in their report thereon and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

    USA Waste and Waste Management are each subject to the informational requirements of the Exchange Act and, in accordance therewith file reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by USA Waste and Waste Management with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, 13th floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, Washington, D.C. 20549. In addition, USA Waste and Waste Management are each required to file electronic versions of such material with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. USA Waste Common Stock and Waste Management Common Stock are listed on the NYSE. Reports and other information concerning USA Waste and Waste Management can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. Waste Management Common Stock is also listed on the Chicago Stock Exchange and reports and other information concerning Waste Management can also be inspected at the offices of the Chicago Stock Exchange, 1 Financial Place, 440 S. LaSalle Street, Chicago, Illinois 60605.

    USA Waste has filed with the Commission a Registration Statement on Form S-4 under the Exchange Act with respect to the shares of USA Waste Common Stock to be issued pursuant to the Merger Agreement. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement. For further information with respect to USA Waste, Waste Management and the USA Waste Common Stock, reference is hereby made to the Registration Statement (including the exhibits and schedules thereto).

    The Commission allows us to "incorporate by reference" information into this Joint Proxy Statement/ Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. Statements contained in this Joint Proxy Statement/ Prospectus or in any document incorporated by reference in this Joint Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document (if any) filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference. The information incorporated by reference is deemed to be part of this Joint Proxy Statement/Prospectus. This Joint Proxy Statement/Prospectus incorporates by reference the documents set forth below that USA Waste and Waste Management have previously filed with the Commission. These documents contain important information about USA Waste and Waste Management and their finances.

              USA WASTE COMMISSION FILINGS
                   (FILE NO. 1-12154)                                              PERIOD
--------------------------------------------------------  --------------------------------------------------------
Annual Report on Form 10-K                                Year ended December 31, 1997
Quarterly Report on Form 10-Q                             Quarterly period ended March 31, 1998
Current Report on Form 8-K                                Event Dated March 10, 1998
Description of USA Waste's capital stock contained in     Dated July 1, 1993 and amended July 13, 1995
  USA Waste's Registration Statement on Form 8-A, as
  amended by Form 8-B

       WASTE MANAGEMENT, INC. COMMISSION FILINGS
                   (FILE NO. 1-7327)                                               PERIOD
--------------------------------------------------------  --------------------------------------------------------
Annual Report on Form 10-K                                Year ended December 31, 1997
Quarterly Report on Form 10-Q                             Quarterly period ended March 31, 1998
Current Reports on Form 8-K                               Events Dated January 5, 1998, January 29, 1998, February
                                                            24, 1998, March 11, 1998
                                                            and May 15, 1998

    All documents and reports subsequently filed by USA Waste or Waste Management pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/ Prospectus and prior to the date of the USA Waste Special Meeting and the Waste Management Special Meeting shall be deemed to be incorporated by reference in this Joint Proxy Statement/Prospectus and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

    Documents incorporated by reference which are not presented herein or delivered herewith (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available to any person, including any beneficial owner, to whom this Joint Proxy Statement/Prospectus is delivered, on written or oral request, without charge, in the case of documents relating to USA Waste, directed to USA Waste Services, Inc., 1001 Fannin, Suite 4000, Houston, Texas 77002 (telephone number (713) 512-6200), Attention:
Secretary, or, in the case of documents relating to Waste Management, directed to Waste Management, Inc., 3003 Butterfield Road, Oak Brook, Illinois, 60523 (telephone number (630) 572-8800), Attention: Secretary, or to Waste Management Shareholder Services, P.O. Box 1400, Pittsburgh, Pennsylvania 15230 (telephone number (800) 443-6474). In order to ensure timely delivery of any of such documents, any request should be made by July 8, 1998.

    NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATIONS OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY USA WASTE, WASTE MANAGEMENT OR ANY OTHER PERSON. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/ PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF USA WASTE OR WASTE MANAGEMENT SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

By Order of the Board of Directors of USA      By Order of the Board of Directors of Waste
  Waste Services, Inc.                           Management, Inc.

Gregory T. Sangalis                            Herbert A. Getz
  Vice President and Secretary                   Senior Vice President and Secretary

                                                                         ANNEX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                           USA WASTE SERVICES, INC.,

                         DOME MERGER SUBSIDIARY, INC.,

                                      AND

                             WASTE MANAGEMENT, INC.

                           DATED AS OF MARCH 10, 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

SECTION                                                                                                         PAGE
---------                                                                                                     ---------
                                                       ARTICLE I

                                                      THE MERGER

    1.01.  The Merger.......................................................................................        A-1
    1.02.  Closing..........................................................................................        A-2
    1.03.  Effective Time...................................................................................        A-2
    1.04.  Effect of the Merger.............................................................................        A-2
    1.05.  Certificate of Incorporation; Bylaws; Directors and Officers of Surviving Corporation............        A-2

                                                      ARTICLE II

                                  CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

    2.01.  Conversion of Securities.........................................................................        A-2
    2.02.  Exchange of Certificates.........................................................................        A-3
    2.03.  Stock Transfer Books.............................................................................        A-6
    2.04.  Options to Purchase Company Common Stock.........................................................        A-6
    2.05.  Restricted Stock.................................................................................        A-7

                                                      ARTICLE III

                                     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    3.01.  Organization and Qualification; Subsidiaries.....................................................        A-7
    3.02.  Certificate of Incorporation and Bylaws..........................................................        A-7
    3.03.  Capitalization...................................................................................        A-8
    3.04.  Authority Relative to this Agreement.............................................................        A-8
    3.05.  No Conflict; Required Filings and Consents.......................................................        A-9
    3.06.  Permits; Compliance with Laws....................................................................        A-9
    3.07.  SEC Filings; Financial Statements................................................................       A-10
    3.08.  Absence of Certain Changes or Events.............................................................       A-11
    3.09.  Employee Benefit Plans; Labor Matters............................................................       A-11
    3.10.  Accounting and Tax Matters.......................................................................       A-13
    3.11.  Contracts; Company Debt Instruments..............................................................       A-13
    3.12.  Litigation.......................................................................................       A-13
    3.13.  Environmental Matters............................................................................       A-14
    3.14.  Taxes............................................................................................       A-15
    3.15.  Pooling Affiliates...............................................................................       A-15
    3.16.  Non-Competition Agreements.......................................................................       A-15
    3.17.  Opinion of Financial Advisor.....................................................................       A-16
    3.18.  Brokers..........................................................................................       A-16
    3.19.  Insurance........................................................................................       A-16

SECTION                                                                                                         PAGE
---------                                                                                                     ---------
                                                      ARTICLE IV

                                           REPRESENTATIONS AND WARRANTIES OF
                                                 PARENT AND MERGER SUB

    4.01.  Organization and Qualification; Subsidiaries.....................................................       A-16
    4.02.  Certificate of Incorporation and Bylaws..........................................................       A-16
    4.03.  Capitalization...................................................................................       A-17
    4.04.  Authority Relative to this Agreement.............................................................       A-17
    4.05.  No Conflict; Required Filings and Consents.......................................................       A-18
    4.06.  Permits; Compliance with Laws....................................................................       A-18
    4.07.  SEC Filings; Financial Statements................................................................       A-19
    4.08.  Absence of Certain Changes or Events.............................................................       A-19
    4.09.  Employee Benefit Plans; Labor Matters............................................................       A-20
    4.10.  Accounting and Tax Matters.......................................................................       A-21
    4.11.  Contracts; Parent Debt Instruments...............................................................       A-21
    4.12.  Litigation.......................................................................................       A-21
    4.13.  Environmental Matters............................................................................       A-22
    4.14.  Taxes............................................................................................       A-22
    4.15.  Pooling Affiliates...............................................................................       A-23
    4.16.  Non-Competition Agreements.......................................................................       A-23
    4.17.  Opinion of Financial Advisor.....................................................................       A-23
    4.18.  Brokers..........................................................................................       A-23
    4.19.  Insurance........................................................................................       A-23
    4.20.  Ownership of Merger Sub; No Prior Activities.....................................................       A-23

                                                       ARTICLE V

                                                       COVENANTS

    5.01.  Conduct of Business by the Company Pending the Closing...........................................       A-24
    5.02.  Conduct of Business by Parent Pending the Closing................................................       A-25
    5.03.  Cooperation......................................................................................       A-27
    5.04.  Notices of Certain Events........................................................................       A-27
    5.05.  Access to Information; Confidentiality...........................................................       A-27
    5.06.  No Solicitation of Transactions..................................................................       A-27
    5.07.  Pooling Matters..................................................................................       A-28
    5.08.  Letters of Accountants...........................................................................       A-29
    5.09.  Plan of Reorganization...........................................................................       A-29
    5.10.  Subsequent Financial Statements..................................................................       A-29
    5.11.  Control of Operations............................................................................       A-30
    5.12.  Further Action; Consents; Filings................................................................       A-30
    5.13.  Stockholder Rights Plan..........................................................................       A-31
    5.14.  Employee Benefit Plans...........................................................................       A-31

SECTION                                                                                                         PAGE
---------                                                                                                     ---------
                                                      ARTICLE VI

                                                 ADDITIONAL AGREEMENTS

    6.01.  Registration Statement; Joint Proxy Statement....................................................       A-32
    6.02.  Stockholders' Meetings...........................................................................       A-34
    6.03.  Post-Merger Directors and Chief Executive Officer of Parent......................................       A-34
    6.04.  Pooling Affiliates...............................................................................       A-34
    6.05.  Assumption of Debt...............................................................................       A-35
    6.06.  Indemnification of Directors and Officers........................................................       A-35
    6.07.  No Shelf Registration............................................................................       A-36
    6.08.  Public Announcements.............................................................................       A-36
    6.09.  Parent Restated Certificate of Incorporation.....................................................       A-36
    6.10.  Stock Exchange Listing...........................................................................       A-36
    6.11.  Blue Sky.........................................................................................       A-36

                                                      ARTICLE VII

                                               CONDITIONS TO THE MERGER

    7.01.  Conditions to the Obligations of Each Party to Consummate the Merger.............................       A-37
    7.02.  Conditions to the Obligations of the Company.....................................................       A-37
    7.03.  Conditions to the Obligations of Parent..........................................................       A-38

                                                     ARTICLE VIII

                                           TERMINATION, AMENDMENT AND WAIVER

    8.01.  Termination......................................................................................       A-39
    8.02.  Effect of Termination............................................................................       A-41
    8.03.  Amendment........................................................................................       A-41
    8.04.  Waiver...........................................................................................       A-41
    8.05.  Fees and Expenses................................................................................       A-41

                                                      ARTICLE IX

                                                  GENERAL PROVISIONS

    9.01.  Non-Survival of Representations and Warranties...................................................       A-43
    9.02.  Notices..........................................................................................       A-43
    9.03.  Certain Definitions..............................................................................       A-44
    9.04.  Severability.....................................................................................       A-44
    9.05.  Assignment; Binding Effect; Benefit..............................................................       A-44
    9.06.  Incorporation of Exhibits........................................................................       A-45
    9.07.  Specific Performance.............................................................................       A-45
    9.08.  Governing Law....................................................................................       A-45
    9.09.  Consent to Jurisdiction; Venue...................................................................       A-45
    9.10.  Headings.........................................................................................       A-45
    9.11.  Counterparts.....................................................................................       A-45
    9.12.  Entire Agreement.................................................................................       A-45

EXHIBITS
----------------------------
EXHIBIT 6.04(a)               Form of Company Affiliate Letter
EXHIBIT 6.04(b)               Form of Parent Affiliate Letter

                             INDEX OF DEFINED TERMS

DEFINED TERM                                                                                        SECTION
-------------------------------------------------------------------------------------------  ---------------------
Acquired Company Conversions...............................................................  Section 4.03
affiliate..................................................................................  Section 9.03(a)
Agreement..................................................................................  Preamble
Arthur Andersen............................................................................  Section 3.10(b)
beneficial owner...........................................................................  Section 9.03(b)
Blue Sky Laws..............................................................................  Section 3.05(b)
business day...............................................................................  Section 9.03(c)
CERCLA.....................................................................................  Section 3.13(d)
Certificate Amendment......................................................................  Section 4.04
Certificate of Merger......................................................................  Section 1.03
Certificates...............................................................................  Section 2.02(b)
Closing....................................................................................  Section 1.02
Code.......................................................................................  Recitals
Company....................................................................................  Preamble
Company 1996 10-K..........................................................................  Section 3.11
Company Affiliate Letter...................................................................  Section 6.04(a)
Company Benefit Plans......................................................................  Section 3.09(a)
Company Common Stock.......................................................................  Recitals
Company Designees..........................................................................  Section 6.03
Company Disclosure Schedule................................................................  Section 3.01
Company Foreign Benefit Plan...............................................................  Section 3.09(c)
Company Indentures.........................................................................  Section 6.05
Company Material Adverse Effect............................................................  Section 3.01
Company Material Contract..................................................................  Section 3.11
Company Permits............................................................................  Section 3.06
Company Preferred Stock....................................................................  Section 3.03
Company Reports............................................................................  Section 3.07(a)
Company Stock Options......................................................................  Section 2.04
Company Stock Plans........................................................................  Section 3.03
Company Stockholders' Meeting..............................................................  Section 6.01(a)
Company Subordinated Notes.................................................................  Section 3.03
Company Subsidiaries.......................................................................  Section 3.01
Company Termination Fee....................................................................  Section 8.05(b)
Competing Transaction......................................................................  Section 5.06(b)
Confidentiality Agreement..................................................................  Section 5.05(b)
Coopers & Lybrand..........................................................................  Section 4.10(b)
DGCL.......................................................................................  Recitals
DLJ........................................................................................  Section 4.17
$..........................................................................................  Section 9.03(d)
Effective Time.............................................................................  Section 1.03
Environmental Laws.........................................................................  Section 3.13(d)
Environmental Permits......................................................................  Section 3.13(d)
ERISA......................................................................................  Section 3.09(a)
Excess Shares..............................................................................  Section 2.02(e)(ii)
Exchange Act...............................................................................  Section 3.05(b)
Exchange Agent.............................................................................  Section 2.02(a)
Exchange Fund..............................................................................  Section 2.02(a)

DEFINED TERM                                                                                        SECTION
-------------------------------------------------------------------------------------------  ---------------------
Exchange Ratio.............................................................................  Section 2.01(a)
Expenses...................................................................................  Section 8.05(a)
Government Antitrust Entity................................................................  Section 5.12(b)
Governmental Entity........................................................................  Section 3.05(b)
Governmental Order.........................................................................  Section 9.03(e)
Hazardous Materials........................................................................  Section 3.13(d)
HSR Act....................................................................................  Section 3.05(b)
Indemnified Parties........................................................................  Section 6.06(b)
Insurance Amount...........................................................................  Section 6.06(c)
IRS........................................................................................  Section 3.09(a)
Joint Proxy Statement......................................................................  Section 6.01(a)
knowledge..................................................................................  Section 9.03(f)
Law........................................................................................  Section 3.06
Lehman.....................................................................................  Section 4.18
Merger.....................................................................................  Recitals
Merger Sub.................................................................................  Preamble
Merger Sub Common Stock....................................................................  Section 2.01(c)
Merrill Lynch..............................................................................  Section 3.17
NSC........................................................................................  Section 3.01
NYSE.......................................................................................  Section 2.02(e)(ii)
Parent.....................................................................................  Preamble
Parent 1996 10-K...........................................................................  Section 4.02
Parent Affiliate Letter....................................................................  Section 6.04(b)
Parent Benefit Plans.......................................................................  Section 4.09(a)
Parent Common Stock........................................................................  Recitals
Parent Disclosure Schedule.................................................................  Section 4.01
Parent Foreign Benefit Plan................................................................  Section 4.09(c)
Parent Material Adverse Effect.............................................................  Section 4.01
Parent Material Contract...................................................................  Section 4.11
Parent Permits.............................................................................  Section 4.06
Parent Preferred Stock.....................................................................  Section 4.03
Parent Reports.............................................................................  Section 4.07(a)
Parent Stock Options.......................................................................  Section 4.03
Parent Stock Plans.........................................................................  Section 4.03
Parent Stockholders' Meeting...............................................................  Section 6.01(a)
Parent Subordinated Notes..................................................................  Section 4.03
Parent Subsidiaries........................................................................  Section 4.01
Parent Termination Fee.....................................................................  Section 8.05(c)
person.....................................................................................  Section 9.03(g)
Pooling Affiliate..........................................................................  Section 3.15
Registration Statement.....................................................................  Section 6.01(a)
Regulations................................................................................  Recitals
Relational.................................................................................  Section 4.18
Reporting Company Subsidiaries.............................................................  Section 3.07(a)
Reporting Parent Subsidiaries..............................................................  Section 4.07(a)
Representatives............................................................................  Section 5.05(a)
SEC........................................................................................  Recitals
Securities Act.............................................................................  Section 3.05(b)
SERP.......................................................................................  Section 5.14(c)
Share Issuance.............................................................................  Section 4.04

DEFINED TERM                                                                                        SECTION
-------------------------------------------------------------------------------------------  ---------------------
S-3 Registration Statement.................................................................  Section 5.07(c)
Stockholders' Meetings.....................................................................  Section 6.01(a)
subsidiary or subsidiaries.................................................................  Section 9.03(h)
Surviving Corporation......................................................................  Section 1.01
Taxes......................................................................................  Section 3.14(a)
Terminating Company Breach.................................................................  Section 8.01(g)
Terminating Parent Breach..................................................................  Section 8.01(h)
U.S. GAAP..................................................................................  Section 3.07(b)
WME........................................................................................  Section 3.01
WMI Merger Sub.............................................................................  Section 5.07(b)
WTI........................................................................................  Section 5.07(b)
WTI Stock Plans............................................................................  Section 5.07(b)

    AGREEMENT AND PLAN OF MERGER, dated as of March 10, 1998 (this "AGREEMENT"), among USA WASTE SERVICES, INC., a Delaware corporation ("PARENT"), DOME MERGER SUBSIDIARY, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and WASTE MANAGEMENT, INC., a Delaware corporation (the "COMPANY").

                                  WITNESSETH:

    WHEREAS, the boards of directors of Parent and the Company have determined that it is consistent with and in furtherance of their respective long-term business strategies and fair to and in the best interests of their respective companies and stockholders to combine their respective businesses pursuant to the transaction set forth in this Agreement;

    WHEREAS, the board of directors of each of Parent, Merger Sub and the Company have approved and declared advisable the merger of Merger Sub with and into the Company (the "MERGER"), upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL");

    WHEREAS, the board of directors of Parent has approved this Agreement and the Merger and the issuance of common stock, par value $.01 per share, of Parent ("PARENT COMMON STOCK"), and the amendments to the Restated Certificate of Incorporation of Parent, all as contemplated by this Agreement, and has recommended that the holders of Parent Common Stock vote to approve the issuance of Parent Common Stock and the amendments to the Restated Certificate of Incorporation of Parent as contemplated by this Agreement;

    WHEREAS, the board of directors of the Company has approved this Agreement and the Merger, as contemplated by this Agreement, and has recommended that the holders of common stock, par value $1.00 per share, of the Company ("COMPANY COMMON STOCK"), vote to adopt this Agreement and the terms of the Merger as contemplated by this Agreement;

    WHEREAS, the board of directors of Merger Sub has approved this Agreement and the Merger, as contemplated by this Agreement, and has recommended that its sole stockholder vote to adopt this Agreement and the terms of the Merger, and Parent, as the sole stockholder of Merger Sub, has adopted this Agreement and terms of the Merger, as contemplated by this Agreement;

    WHEREAS, the parties hereto intend that the Merger shall be accounted for as a "pooling of interests" for financial reporting purposes under applicable United States accounting rules and the accounting standards of the United States Securities and Exchange Commission (the "SEC"); and

    WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "CODE"), and the Treasury regulations thereunder (the "REGULATIONS");

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

    SECTION 1.01. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger as a wholly owned subsidiary of Parent (the "SURVIVING CORPORATION").

    SECTION 1.02. CLOSING. Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to Section
8.01 and subject to the satisfaction or waiver of the conditions set forth in
Article VII, the consummation of the Merger shall take place as promptly as practicable (and in any event within three business days) after satisfaction or waiver of the conditions set forth in Article VII, at a closing (the "CLOSING") to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, unless another date, time or place is agreed to by Parent and the Company.

    SECTION 1.03. EFFECTIVE TIME. At the time of the Closing, the parties shall cause the Merger to be consummated by filing a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the date and time of such filing, or such later date or time as set forth therein, being the "EFFECTIVE TIME").

    SECTION 1.04. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    SECTION 1.05. CERTIFICATE OF INCORPORATION; BYLAWS; DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. At the Effective Time:

        (a) the Certificate of Incorporation and the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and the Bylaws of the Surviving Corporation (except that Article I of the Certificate of Incorporation shall be amended as of the Effective Time to read as follows: "The name of the Corporation is Waste Management, Inc.");

        (b) the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal. If, at the Effective Time, a vacancy shall exist in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by Law and the Certificate of Incorporation and Bylaws of the Surviving Corporation; and

        (c) the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal. If, at the Effective Time, a vacancy shall exist on the Board of Directors of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by Law and the Certificate of Incorporation and Bylaws of the Surviving Corporation.

                                   ARTICLE II
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

    SECTION 2.01. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the capital stock of Merger Sub or the Company:

        (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.01(b)) shall be converted, subject to Section 2.02(e), into the right to receive 0.725 shares of Parent Common Stock (the "EXCHANGE RATIO"); PROVIDED, HOWEVER, that, in any event, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. All such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive a certificate representing the shares of Parent Common Stock into which such Company Common Stock was converted in the Merger. Certificates previously representing shares of Company Common Stock shall be exchanged for certificates representing whole shares of Parent Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 2.02, without interest. No fractional share of Parent Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to
    Section 2.02(e) hereof.

        (b) Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

        (c) Each share of common stock, par value $0.01 per share, of Merger Sub ("MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

        (d) For all purposes of this Agreement, unless otherwise specified, all shares held by employee benefit plans of the Company (i) shall be deemed to be issued and outstanding, (ii) shall not be deemed to be held in the treasury of the Company and (iii) shall be converted into shares of Parent Common Stock in accordance with Section 2.01(a).

    SECTION 2.02. EXCHANGE OF CERTIFICATES. (a) EXCHANGE AGENT. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company designated by Parent and reasonably acceptable to the Company (the "EXCHANGE AGENT"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock (such certificates for shares of Parent Common Stock, together with cash in lieu of fractional shares and any dividends or distributions with respect thereto, being hereinafter referred to as the "EXCHANGE FUND") issuable pursuant to
Section 2.01 in exchange for outstanding shares of Company Common Stock. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Parent Common Stock contemplated to be issued pursuant to Section 2.01 out of the Exchange Fund. Except as contemplated by Section 2.02(e) hereof, the Exchange Fund shall not be used for any other purpose.

    (b) EXCHANGE PROCEDURES. Promptly after the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "CERTIFICATES") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and shall be in customary form) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the shares of Company Common Stock formerly represented by such Certificate (after taking into account all shares of Company Common Stock then held by such holder), cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c), and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Certificates. Notwithstanding anything to the contrary contained herein, no certificate representing Parent Common Stock or cash in lieu of a fractional share interest shall be delivered to a person who is a Pooling Affiliate of Parent or the Company unless such affiliate has theretofore executed and delivered to Parent the agreement referred to in Section 6.04(a). In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to
Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c).

    (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES OF PARENT COMMON STOCK. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock.

    (d) NO FURTHER RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued upon conversion of the shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(c) or (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation's obligation to pay dividends or make any other distribution with respect to shares of Company Common Stock with a record date prior to the Effective Time which have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement (to the extent permitted under Section 5.01) prior to the date hereof and which remain unpaid at the Effective Time.

    (e) NO FRACTIONAL SHARES. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share and such fractional share interests will not entitle the owner thereof to any rights of a stockholder of Parent.

    (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (x) the number of full shares of Parent Common Stock delivered to the Exchange Agent by Parent pursuant to Section 2.02(a) over (y) the aggregate number of full shares of Parent Common Stock to be distributed to holders of Company Common Stock pursuant to Section 2.02(b) (such excess being herein called the "EXCESS SHARES"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for such holders of Parent Common Stock, shall sell the Excess Shares at then prevailing prices on the New York Stock Exchange, Inc. (the "NYSE"), all in the manner provided in paragraph (iii) of this Section 2.02(e).

    (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use all reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's reasonable judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of any such sale or sales have been distributed to such holders of Company Common Stock, the Exchange Agent will hold such proceeds in trust for such holders of Company Common Stock as part of the Exchange Fund. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs of the Exchange Agent incurred in connection with such sale or sales of Excess Shares. In addition, Parent shall pay the Exchange Agent's compensation and expenses in connection with such sale or sales. The Exchange Agent shall determine the portion of such net proceeds to which each holder of Company Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction the numerator of which is the amount of the fractional share interest to which such holder of Company Common Stock is entitled (after taking into account all shares of Company Common Stock then held by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Certificates representing Company Common Stock are entitled.

    (iv) Notwithstanding the provisions of subsections (ii) and (iii) of this
Section 2.02(e), Parent may elect, at its option exercised prior to the Effective Time and in lieu of the issuance and sale of Excess Shares and the making of the payments contemplated in such subsections, to pay to the Exchange Agent an amount in cash sufficient for the Exchange Agent to pay each holder of Company Common Stock an amount in cash equal to the product obtained by multiplying (x) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) by (y) the closing price for a share of Parent Common Stock on the NYSE Composite Transaction Tape on the first business day immediately following the Effective Time and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this Section 2.02(e)(iv).

    (v) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent shall promptly pay such amounts to such holders of Company Common Stock subject to and in accordance with the terms of Section 2.02(c).

    (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for one year after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article II shall thereafter look only to Parent for the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which they are entitled pursuant to Section 2.02(e) and any dividends or other distributions with respect to Parent Common Stock to which they are entitled pursuant to
Section 2.02(c), in each case, without any interest thereon.

    (g) NO LIABILITY. Neither Parent nor the Company shall be liable to any holder of shares of Company Common Stock for any such shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any abandoned property, escheat or similar Law.

    (h) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.02(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c), in each case, without any interest thereon.

    (i) WITHHOLDING. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent or the Exchange Agent are required to deduct and withhold under the Code, or any provision of state, local or foreign tax law, with respect to the making of such payment. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of whom such deduction and withholding was made by Parent or the Exchange Agent.

    SECTION 2.03. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.02(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to
Section 2.02(c).

    SECTION 2.04. OPTIONS TO PURCHASE COMPANY COMMON STOCK. (a) At the Effective Time, each option or warrant granted by the Company to purchase shares of Company Common Stock (the "COMPANY STOCK OPTIONS"), which is outstanding and unexercised immediately prior to the Effective Time, shall be assumed by Parent and converted into an option or warrant to purchase shares of Parent Common Stock in such number and at such exercise price as provided below and otherwise having the same terms and conditions as in effect immediately prior to the Effective Time (except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the Merger contemplated hereby):

        (i) the number of shares of Parent Common Stock to be subject to the converted option or warrant shall be equal to the product of (x) the number of shares of Company Common Stock subject to the original option or warrant and (y) the Exchange Ratio;

        (ii) the exercise price per share of Parent Common Stock under the converted option or warrant shall be equal to (x) the exercise price per share of Company Common Stock under the original option or warrant divided by (y) the Exchange Ratio; and

       (iii) upon each exercise of options or warrants by a holder thereof, the aggregate number of shares of Parent Common Stock deliverable upon such exercise shall be rounded down, if necessary, to the nearest whole share and the aggregate exercise price shall be rounded up, if necessary, to the nearest cent.

The adjustments provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with the requirements of Section 424(a) of the Code.

    (b) Parent shall take all corporate action necessary to reserve and make available for issuance a sufficient number of shares of Parent Common Stock for delivery under Company Stock Options assumed by Parent. At or prior to the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Parent Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

    SECTION 2.05. RESTRICTED STOCK. At the Effective Time, any restricted shares of Company Common Stock awarded pursuant to any plan, arrangement or transaction and outstanding immediately prior to the Effective Time shall be assumed by Parent and converted into restricted shares of Parent Common Stock in accordance with Section 2.01 hereof, subject to the same terms, conditions and restrictions as in effect immediately prior to the Effective Time, except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the Merger contemplated hereby.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to Parent that:

    SECTION 3.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of the Company and each subsidiary of the Company (the "COMPANY SUBSIDIARIES") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Company Material Adverse Effect. Each of the Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have any change in or effect on the business of the Company and the Company Subsidiaries that is, or is reasonably likely to be, materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries taken as a whole (a "COMPANY MATERIAL ADVERSE EFFECT"). Section 3.01(a) of the Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE") sets forth a complete and correct list of all of the Company Subsidiaries other than the subsidiaries of Waste Management International plc (together with its subsidiaries, "WME"). Except as set forth in Section 3.01(b) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary (except for WME and NSC Corporation and its subsidiaries (collectively, "NSC")) holds any interest in any corporation, limited liability company, partnership, joint venture or other legal entity of any kind.

    SECTION 3.02. CERTIFICATE OF INCORPORATION AND BYLAWS. The copy of the Company's Restated Certificate of Incorporation that is incorporated by reference as an exhibit to the Company's Form 10-Q for the period ending June 30, 1997 and the copy of the Company's Bylaws that is incorporated by reference as an exhibit to the Company's Form 10-Q for the period ending September 30, 1997 are complete and correct copies thereof. Such Restated Certificate of Incorporation and Bylaws are in full force and effect. The Company is not in violation of any of the provisions of its Restated Certificate of Incorporation or Bylaws.

    SECTION 3.03. CAPITALIZATION. The authorized capital stock of the Company consists of 1,500,000,000 shares of Company Common Stock and 50,000,000 shares of preferred stock, par value $1.00 per share (the "COMPANY PREFERRED STOCK"). As of December 31, 1997, (i) 507,101,774 shares of Company Common Stock were issued (including treasury shares), all of which were validly issued, fully paid and nonassessable, (ii) 2,500,000 shares of Series A Preferred Stock were authorized, none of which were issued, (iii) 52,063,991 shares of Company Common Stock were held in the treasury of the Company or by any direct or indirect wholly owned Company Subsidiary (including those in the employee stock benefit trust), (iv) 14,650,015 shares of Company Common Stock were reserved for future issuance pursuant to the terms of the Company's Convertible Subordinated Notes due 2005 and the Company's Liquid Yield Option Notes due 2001, 2010 and 2012 (together, the "COMPANY SUBORDINATED NOTES") and (v) 21,998,096 shares of Company Common Stock were reserved for issuance pursuant to outstanding Company Stock Options issued under the benefits plans set forth on Section 3.03(a) of the Company Disclosure Schedule (the "COMPANY STOCK PLANS"). Between December 31, 1997 and the date of this Agreement, an aggregate of 10,000 Company Stock Options have been granted, excluding Company Stock Options with respect to up to
5.3 million shares of Company Common Stock granted on March 9, 1998 under the Company 1997 Equity Incentive Plan (the "MARCH 1998 OPTIONS"), and, since that date, no awards of restricted stock have been made under the Company Stock Plans, and, since that date, no shares of Company Common Stock (or securities convertible into Company Common Stock) have been issued other than those shares of Company Common Stock reserved for issuance as set forth in this Section 3.03. Except for the Company Stock Options granted pursuant to the Company Stock Plans and shares of Company Common Stock issuable pursuant to the Company Stock Plans and upon the conversion of the Company Subordinated Notes or pursuant to agreements or arrangements described in Section 3.03(a) of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company is a party or by which the Company is bound relating to the issued or unissued capital stock of the Company or any Company Subsidiary (other than WME and NSC) or obligating the Company or any Company Subsidiary (other than WME and NSC) to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary (other than WME and NSC). The terms of each grant of a March 1998 Option provide that, as a condition to such grant, the optionee must waive any rights thereunder arising as a result of any "change in control" of the Company that may be caused by the Merger. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 3.03(a) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any Company Subsidiary (other than WME and NSC) to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Company Subsidiary. Except as disclosed in Section 3.03(a) of the Company Disclosure Schedule, each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company or another Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where the failure to own such shares free and clear would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in Section 3.03(b) of the Company Disclosure Schedule or as set forth in the Company Reports (as hereinafter defined), there are no material outstanding contractual obligations of the Company or any Company Subsidiary (other than WME and NSC) to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary which is not wholly owned by the Company or in any other person.

    SECTION 3.04. AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger (other than, with respect to the Merger, the adoption of this Agreement by the affirmative vote of a majority of the outstanding shares of Company Common Stock entitled to vote with respect thereto at the Company Stockholders' Meeting and the filing and recordation of the Certificate of Merger as required by the DGCL). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

    SECTION 3.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the Restated Certificate of Incorporation or Bylaws of the Company or any equivalent organizational documents of any Company Subsidiary (other than WME and NSC), (ii) assuming that all consents, approvals, authorizations and permits described in Section 3.05(b) have been obtained and all filings and notifications described in Section 3.05(b) have been made, conflict with or violate any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (iii) except as set forth in Section 3.05(a) of the Company Disclosure Schedule, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, Company Permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would neither, individually or in the aggregate, (A) have a Company Material Adverse Effect nor (B) prevent or materially delay the performance by the Company of its obligations pursuant to this Agreement or the consummation of the Merger.

    (b) The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder or the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by the Company with or notification by the Company to, any United States federal, state or local or any supranational or foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body (a "GOVERNMENTAL ENTITY"), except (i) applicable requirements of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "EXCHANGE ACT"), the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "SECURITIES ACT"), state securities or "blue sky" laws ("BLUE SKY LAWS"), the rules and regulations of the NYSE, state takeover laws, the premerger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR ACT"), the filing and recordation of the Certificate of Merger as required by the DGCL, and as set forth in Section 3.05(b) of the Company Disclosure Schedule, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not (A) prevent or materially delay the performance by the Company of its obligations pursuant to this Agreement and the consummation of the Merger or (B) individually or in the aggregate have a Company Material Adverse Effect.

    SECTION 3.06. PERMITS; COMPLIANCE WITH LAWS. Each of the Company and the Company Subsidiaries (other than WME) is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any Company Subsidiary (other than WME) to own, lease and operate its properties or to carry on its business as it is now being conducted (the "COMPANY PERMITS"), and all such Company Permits are valid and in full force and effect, except where the failure to have, or the suspension or cancellation of, any of the Company Permits, or the failure of any of such Company Permits to be valid and in full force and effect, would not, individually or in the aggregate, (i) have a Company Material Adverse Effect, or
(ii) except as described in Section 3.05(b) of the Company Disclosure Schedule, prevent or materially delay the performance by the Company of its obligations pursuant to this Agreement and the consummation of the Merger, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not, individually or in the aggregate, (i) have a Company Material Adverse Effect or (ii) prevent or materially delay the performance by the Company of its obligations pursuant to this Agreement and the consummation of the Merger. Except as disclosed in Section 3.06(a) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary (other than WME) is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any Company Subsidiary (other than WME) or by which any property or asset of the Company or any Company Subsidiary (other than WME) is bound or affected or (ii) any Company Permits, except in the case of clauses (i) and (ii) for any such conflicts, defaults or violations that would neither individually or in the aggregate, (A) have a Company Material Adverse Effect nor (B) prevent or materially delay the performance by the Company of its obligations pursuant to this Agreement and the consummation of the Merger. As used in this Agreement, "LAW" means any federal, state or local statute, law, ordinance, regulation, rule, code, order, judgment, writ, stipulation, award, injunction, decree or other requirement or rule of law of the United States or any other jurisdiction.

    SECTION 3.07. SEC FILINGS; FINANCIAL STATEMENTS. (a) Other than those listed on Section 3.07(a)(i) of the Company Disclosure Schedule (the "REPORTING COMPANY SUBSIDIARIES") and other than NSC, no Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, NYSE, any other stock exchange or any other comparable Governmental Entity. The Company and each Reporting Company Subsidiary has timely filed all periodic reports and all other documents required to be filed by it with the SEC under the Exchange Act since December 31, 1996 through the date of this Agreement (collectively and as amended, the "COMPANY REPORTS"). Except as set forth in Section 3.07(a)(iii) of the Company Disclosure Schedule or except as would not have a Company Material Adverse Effect, each Company Report (i) was prepared in accordance with the requirements of the Exchange Act and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

    (b) Except as set forth on Section 3.07(b)(i) of the Company Disclosure Schedule, each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company Reports was prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of the Company and the consolidated Company Subsidiaries (with respect to Company Reports filed by the Company) or the consolidated financial position of the Reporting Company Subsidiary (with respect to Company Reports filed by a Reporting Company Subsidiary) as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Company Material Adverse Effect). The books and records of the Company and the Company Subsidiaries (other than WME and NSC) are being maintained in accordance with U.S. GAAP and any other applicable legal and accounting requirements.

    (c) Except as and to the extent set forth on Section 3.07(c) of the Company Disclosure Schedule, none of the Company or any Company Subsidiary (other than WME and NSC) has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would result in the stockholders' equity of the Company as of December 31, 1997 as set forth in the Company Reports not fairly reflecting the financial condition of the Company and the Company Subsidiaries, taken as a whole, in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business since January 1, 1998 that would not, individually or in the aggregate, have a Company Material Adverse Effect, it being understood that for purposes of determining whether a Company Material Adverse Effect shall have occurred on the assets, liabilities, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole, actual amounts as at any date of determination or for any period of determination shall be compared, to the extent practicable, to the corresponding amounts included in the Company's 1998 business plan included in Section 3.08 of the Company Disclosure Schedule.

    SECTION 3.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since January 1, 1998, except as contemplated by or as disclosed in this Agreement, as set forth in
Section 3.08 of the Company Disclosure Schedule or as disclosed in, reflected in or contemplated by, any Company Reports filed since December 31, 1996, the Company and the Company Subsidiaries (other than WME and NSC) have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any Company Material Adverse Effect or any event or development that would have a Company Material Adverse Effect, excluding any changes and effects resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industries in which the Company and the Company Subsidiaries are involved, it being understood that for purposes of determining whether a Company Material Adverse Effect shall have occurred on the assets, liabilities, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole, actual amounts as at any date of determination or for any period of determination shall be compared, to the extent practicable, to the corresponding amounts included in the Company's 1998 business plan included in Section 3.08 of the Company Disclosure Schedule, (ii) any event that could reasonably be expected to prevent or materially delay the performance of its obligations pursuant to this Agreement and the consummation of the Merger by the Company, (iii) except as required by law after the date of this Agreement, any material change by the Company in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Company Common Stock (other than regular quarterly dividends not to exceed $0.17 per share) or any redemption, purchase or other acquisition of any of the Company's securities or (v) except with respect to WME and NSC, any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of the Company or any Company Subsidiary (other than WME and NSC) except in the ordinary course of business consistent with past practice.

    SECTION 3.09. EMPLOYEE BENEFIT PLANS; LABOR MATTERS. (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by the Company or any Company Subsidiary, or with respect to which the Company or any Company Subsidiary (in each case, other than WME and NSC) could incur liability under Section 4069, 4212(c) or 4204 of ERISA (the "COMPANY BENEFIT PLANS"), the Company has delivered (or will, within 15 days of the date hereof, deliver) to Parent a true and correct copy of (i) such Company Benefit Plan and the most recent summary plan description related to each Company Benefit Plan for which a summary plan description is required, (ii) each trust agreement or other funding arrangement relating to such Company Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), (iv) the most recent actuarial report or financial statement relating to a Company Benefit Plan and (v) the most recent determination letter issued by the IRS with respect to any Company Benefit Plan qualified under Section 401(a) of the Code.

    (b) Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement. Except as set forth in Section 3.09(b) of the Company Disclosure Schedule, with respect to the Company Benefit Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any Company Subsidiary could be subject to any liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Law which, in any case, would individually or in the aggregate have a Company Material Adverse Effect.

    (c) Except as set forth in Section 3.09(c) of the Company Disclosure Schedule or except as would not have a Company Material Adverse Effect, with respect to each Company Benefit Plan that is not subject to United States Law (a "COMPANY FOREIGN BENEFIT PLAN"):

        (i) all employer and employee contributions to each Company Foreign Benefit Plan required by Law or by the terms of such Company Foreign Benefit Plan have been made or, if applicable, accrued in accordance with normal accounting practices and a PRO RATA contribution for the period from the date hereof to and including the Effective Time has been made or accrued in accordance with normal accounting principles;

        (ii) the fair market value of the assets of each funded Company Foreign Benefit Plan, the liability of each insurer for any Company Foreign Benefit Plan funded through insurance or the book reserve established for any Company Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Effective Time, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Company Foreign Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and

       (iii) each Company Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with the appropriate regulatory authorities.

    (d) As of the date of this Agreement, there is no labor dispute, strike or work stoppage against the Company or any Company Subsidiary pending or, to the knowledge of the Company, threatened which may interfere with the respective business activities of the Company or any Company Subsidiary, except where such dispute, strike or work stoppage would not have a Company Material Adverse Effect. Except as set forth on Section 3.09(d) of the Company Disclosure Schedule, as of the date of this Agreement, to the knowledge of the Company, none of the Company, any Company Subsidiary, or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of the Company or any Company Subsidiary, and there is no charge or complaint against the Company or any Company Subsidiary by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing, except where such unfair labor practice, charge or complaint would not have a Company Material Adverse Effect.

    (e) The Company has made available to Parent true and complete copies of (i) all employment agreements with executive officers of the Company and with each other officer of the Company and of each Company Subsidiary (other than NSC and, except with respect to the chief executive officer thereof, WME) providing for annual compensation in excess of $250,000, (ii) all severance plans, agreements, programs and policies of the Company and each Company Subsidiary (other than WME and NSC) with or relating to their respective employees, and (iii) all plans, programs, agreements and other arrangements of the Company and each Company Subsidiary (other than WME and NSC) with or relating to their respective employees which contain "change of control" provisions.

    (f) Except as set forth in Section 3.09(f) of the Company Disclosure Schedule, no amount paid or payable by the Company or any Company Subsidiary in connection with the transactions contemplated hereby either solely as a result thereof or as a result of such transactions in conjunction with any other events will be an "excess parachute payment" within the meaning of Section 280G of the Code.

    (g) Except as provided in Section 3.09(g) of the Company Disclosure Schedule, except as otherwise required by Law, and except for the Company Foreign Benefit Plans, no Company Benefit Plan provides retiree medical or retiree life insurance benefits to any person.

    (h) The Company has agreed to continue Mr. Robert S. Miller's employment as chairman and chief executive officer of the Company until the Effective Time and Mr. Robert S. Miller has agreed, as of the date of this Agreement, to continue to serve as such until the Effective Time.

    SECTION 3.10. ACCOUNTING AND TAX MATTERS. (a) Except as disclosed in the Company Reports or in Section 3.10 of the Company Disclosure Schedule, neither the Company nor, to the knowledge of the Company, any of its affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that would prevent the Merger from qualifying for "pooling of interests" accounting treatment under applicable United States accounting rules, including, without limitation, applicable SEC accounting standards, or would prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code. The Company is not aware of any agreement, plan or other circumstance that would prevent the Merger from so qualifying under Section 368(a) of the Code.

    (b) The representations and warranties made in the Company's letter of compliance with pooling of interest criteria addressed to Arthur Andersen LLP ("ARTHUR ANDERSEN") are true as of the date hereof.

    (c) The Company has duly authorized amendments to the Company Stock Plans set forth on Section 3.10(c) of the Company Disclosure Schedule so as to provide that the Company (or, following the Effective Time, Parent) shall satisfy any obligations it may have to repurchase a participant's exercisable but unexercised options under such Company Stock Plan by issuing to such participant shares of Company Common Stock (or, following the Effective Time, Parent Common Stock), with a fair market value equal to the cash that would otherwise have been payable thereunder.

    SECTION 3.11. CONTRACTS; COMPANY DEBT INSTRUMENTS. Except as disclosed in the Company Reports or in Section 3.11 of the Company Disclosure Schedule, there is no contract or agreement that is material to the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole (each, a "COMPANY MATERIAL CONTRACT"). Except as disclosed in the Company Reports or in Section 3.11 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture or lease, or any other contract, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, result in a Company Material Adverse Effect. Set forth in Section 3.11 of the Company Disclosure
Schedule is a description of indebtedness of the Company and the Company Subsidiaries as of February 19, 1998.

    SECTION 3.12. LITIGATION. Except as disclosed in the Company Reports or in
Section 3.12 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary before any Governmental Entity that, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect, and, except as disclosed to Parent, to the knowledge of the Company, there are no existing facts or circumstances that would be reasonably likely to result in such a suit, claim, action, proceeding or investigation. Except as disclosed to Parent, the Company is not aware of any facts or circumstances which would result in the denial of insurance coverage under policies issued to the Company and the Company Subsidiaries in respect of such suits, claims, actions, proceedings and investigations, except in any case as would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as disclosed in the Company Reports or in Section 3.12 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, would have a Company Material Adverse Effect.

    SECTION 3.13. ENVIRONMENTAL MATTERS. Except as disclosed in the Company Reports or in Section 3.13 of the Company Disclosure Schedule or as would not, individually or in the aggregate, have a Company Material Adverse Effect:

        (a) the Company and the Company Subsidiaries (other than WME) (i) are in compliance with all, and are not subject to any asserted liability or, to the Company's knowledge, any liability, in each case with respect to any, applicable Environmental Laws (as defined below), (ii) hold or have applied for all Environmental Permits (as defined below) and (iii) are in compliance with their respective Environmental Permits;

        (b) neither the Company nor any Company Subsidiary (other than WME) has received any written notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries (other than WME) may be in violation of, or liable under, any Environmental Law;

        (c) neither the Company nor any Company Subsidiary (other than WME) (i) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials (as defined below) and, to the knowledge of the Company, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto, or (ii) is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials;

        (d) none of the real property owned or leased by the Company or any Company Subsidiary (other than WME) is listed or, to the knowledge of the Company, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup; and

        (e) the dollar amounts set forth in Section 3.13(e) of the Company Disclosure Schedule represent the best estimates of the Company of all reserves expected to be established by the Company as of December 31, 1997 for the Company's and the Company Subsidiaries' obligations and liabilities pursuant to any Environmental Law (including, without limitation, obligations and liabilities for the investigation and remediation of Hazardous Materials and obligations and liabilities for the interim and final closure and post closure of disposal facilities), and the accounting policies and procedures used to determine such estimated reserves are in compliance with U.S. GAAP.

    For purposes of this Agreement:

    "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

    "ENVIRONMENTAL LAWS" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, treaty, writ or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization, policy, opinion, or agency requirement, in each case having the force and effect of law, relating to the pollution, protection, investigation or restoration of the environment, health and safety or natural resources, including, without limitation, those relating to the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials or noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property or to the siting, construction, operation, closure and post-closure care of waste disposal, handling and transfer facilities.

    "ENVIRONMENTAL PERMITS" means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

    "HAZARDOUS MATERIALS" means (a) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (b) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

    SECTION 3.14. TAXES. (a) Except as set forth in Section 3.14 of the Company Disclosure Schedule and except for such matters that, individually or in the aggregate, would not have a Company Material Adverse Effect, (i) the Company and each of the Company Subsidiaries have timely filed or shall timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of the Company and the Company Subsidiaries, (ii) all Taxes that are due prior to the Effective Time have been paid or shall be paid on or before the applicable due date, (iii) as of the date hereof, no deficiency for any amount of Tax has been asserted or assessed by a taxing authority against the Company or any of the Company Subsidiaries and (iv) the Company and each of the Company Subsidiaries have provided adequate reserves in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. As used in this Agreement, "TAXES" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

    (b) Except as set forth in Section 3.14 of the Company Disclosure Schedule, to the best of the Company's knowledge, no Tax disputes or audits are pending against, and no claims for Taxes have been received in writing by the Company or any of the Company Subsidiaries, other than disputes, audits and claims that are not reasonably likely to have a Company Material Adverse Effect.

    (c) There are no Tax liens upon any property or assets of the Company or any of the Company Subsidiaries except liens for current Taxes not yet due and liens which have not had and are not reasonably likely to have a Company Material Adverse Effect.

    SECTION 3.15. POOLING AFFILIATES. Section 3.15 of the Company Disclosure Schedule sets forth the names and addresses of those persons who are, in the Company's reasonable judgment, "affiliates" within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act or applicable SEC accounting releases with respect to pooling of interests accounting treatment (each such person, a "POOLING AFFILIATE") of the Company.

    SECTION 3.16. NON-COMPETITION AGREEMENTS. Except as set forth on Section
3.16 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary (other than WME and NSC) is a party to any agreement which purports to restrict or prohibit in any material respect the Company and the Company Subsidiaries collectively from, directly or indirectly, engaging in any business involving the collection, interim storage, transfer, recovery, processing, recycling, marketing or disposal of rubbish, garbage, paper, textile wastes, chemical or hazardous wastes, liquid and any other wastes services businesses currently engaged in by the Company, or any corporations affiliated with the Company. None of the Company's officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with the Company, restricts in any material respect the Company or any Company Subsidiary or affiliate from, directly or indirectly, engaging in any of the businesses described above.

    SECTION 3.17. OPINION OF FINANCIAL ADVISOR. Merrill Lynch & Co., Inc. ("MERRILL LYNCH") has delivered to the board of directors of the Company its written opinion to the effect that, as of the date of the opinion, the Exchange Ratio was fair from a financial point of view to the holders of Company Common Stock (other than Parent or its affiliates). Merrill Lynch has authorized the inclusion of its opinion in the Joint Proxy Statement and the Company shall promptly, after the date of this Agreement, deliver a signed copy of such opinion to Parent.

    SECTION 3.18. BROKERS. No broker, finder or investment banker (other than Merrill Lynch) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company. The Company has heretofore made available to Parent complete and correct copies of all agreements between the Company and Merrill Lynch pursuant to which such firm would be entitled to any payment relating to the Merger.

    SECTION 3.19. INSURANCE. Set forth on Schedule 3.19 of the Company Disclosure Schedule is a description of material insurance policies maintained by the Company with respect to the businesses of the Company and the Company Subsidiaries (other than WME and NSC).

                                   ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES OF
                             PARENT AND MERGER SUB

    Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that:

    SECTION 4.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of Parent, Merger Sub and each other subsidiary of Parent (together with Merger Sub, the "PARENT SUBSIDIARIES") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Parent Material Adverse Effect. Each of Parent and each Parent Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have any change in or effect on the business of Parent and the Parent Subsidiaries that is, or is reasonably likely to be, materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of Parent and the Parent Subsidiaries taken as a whole (a "PARENT MATERIAL ADVERSE EFFECT"). Section 4.01(a) of the Disclosure Schedule delivered by Parent to the Company prior to the execution of this Agreement (the "PARENT DISCLOSURE SCHEDULE") sets forth a complete and correct list of all of Parent Subsidiaries. Except as set forth in Section 4.01(b) of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary holds any interest in any corporation, limited liability company, partnership, joint venture or other legal entity of any kind.

    SECTION 4.02. CERTIFICATE OF INCORPORATION AND BYLAWS. The copy of Parent's Restated Certificate of Incorporation that is incorporated by reference as an exhibit to Parent's Form 10-Q for the period ending September 30, 1997 and the copy of Parent's Bylaws that is incorporated by reference as an exhibit to Parent's Form 10-K for the period ending December 31, 1996 (the "PARENT 1996 10-K") are complete and correct copies thereof. Parent has heretofore furnished to the Company a complete and correct copy of the Certificate of Incorporation and Bylaws of Merger Sub. Such Restated Certificate of Incorporation,

Certificate of Incorporation and Bylaws of Parent and Merger Sub are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

    SECTION 4.03. CAPITALIZATION. The authorized capital stock of Parent consists of 500,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock (the "PARENT PREFERRED STOCK"). As of February 27, 1998, (i) 218,866,174 shares of Parent Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, (ii) no shares of Parent Preferred Stock were authorized and outstanding, (iii) 23,485 shares of Parent Common Stock were held in the treasury of Parent or by Parent Subsidiaries, (iv) 15,542,075 shares of Parent Common Stock were reserved for future issuance pursuant to the terms of Parent's Convertible Subordinated Notes due 2002, Parent's 4 1/2% Convertible Subordinated Notes due 2001 and Parent's 5% Convertible Subordinated Notes due 2006 (together, the "PARENT SUBORDINATED NOTES"), (v) 19,176,005 shares of Parent Common Stock were reserved for issuance pursuant to outstanding options or warrants to purchase shares of Parent Common Stock ("PARENT STOCK OPTIONS") issued under the benefits plans set forth on
Section 4.03(v) of the Parent Disclosure Schedule or otherwise (the "PARENT STOCK PLANS") and (vi) 4,035,572 shares of Parent Common Stock were reserved for issuance upon conversion of shares of acquired companies ("ACQUIRED COMPANY CONVERSIONS"). Between February 27, 1998 and the date of this Agreement, no Parent Stock Options have been granted and no awards have been made under Parent Stock Plans, and no shares of Parent Common Stock (or securities convertible into Parent Common Stock) have been issued other than those shares of Parent Common Stock reserved for issuance as set forth in this Section 4.03. Except for Parent Stock Options granted pursuant to Parent Stock Plans and shares of Parent Common Stock issuable pursuant to Parent Stock Plans, upon Acquired Company Conversions, and upon the conversion of the Parent Subordinated Notes or pursuant to agreements or arrangements described in Section 4.03 of the Parent Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Parent is a party or by which Parent is bound relating to the issued or unissued capital stock of Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Parent or any Parent Subsidiary. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in
Section 4.03 of the Parent Disclosure Schedule, there are no outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock of any Parent Subsidiary. Except as disclosed in Section 4.03 of the Parent Disclosure Schedule, each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Parent or another Parent Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or such other Parent Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where the failure to own such shares free and clear would not, individually or in the aggregate, have a Parent Material Adverse Effect. Except as set forth in
Section 4.03 of the Parent Disclosure Schedule or as set forth in the Parent Reports (as hereinafter defined), there are no material outstanding contractual obligations of Parent or any Parent Subsidiary to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary which is not wholly owned by Parent or in any other person.

    SECTION 4.04. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger. Each of (i) the execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby, (ii) the amendment to the Restated Certificate of Incorporation of Parent to increase the number of authorized shares of Parent Common Stock to a number sufficient to consummate the transactions contemplated hereby and to change Parent's name, as of the Effective Time, to "Waste Management, Inc." (the "CERTIFICATE AMENDMENT") and (iii) the issuance (the "SHARE ISSUANCE") of shares of Parent Common

Stock in the Merger, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate such transactions (other than, with respect to (a) the adoption of the Certificate Amendment, the affirmative vote of a majority of the votes entitled to be cast and (b) the adoption of the Share Issuance, the approval thereof by the affirmative vote of a majority of votes cast by the holders of outstanding shares of Parent Common Stock at the Parent Stockholders' Meeting). This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against Parent and Merger Sub, as the case may be, in accordance with its terms.

    SECTION 4.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by Parent and Merger Sub, do not, and the performance by Parent and Merger Sub of their respective obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the Restated Certificate of Incorporation or Bylaws of Parent or any equivalent organizational documents of any Parent Subsidiary (assuming that the Certificate Amendment is approved as contemplated by this Agreement), (ii) assuming that all consents, approvals, authorizations and permits described in
Section 4.05(b) have been obtained and all filings and notifications described in Section 4.05(b) have been made, conflict with or violate any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (iii) except as set forth in
Section 4.05(a) of the Parent Disclosure Schedule, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or any Parent Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, Parent Permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would neither, individually or in the aggregate, (A) have a Parent Material Adverse Effect nor (B) prevent or materially delay the performance by Parent or Merger Sub of their respective obligations pursuant to this Agreement or the consummation of the Merger.

    (b) The execution and delivery of this Agreement by each of Parent and Merger Sub does not, and the performance by Parent and Merger Sub of their respective obligations hereunder or the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Parent or Merger Sub with or notification by Parent or Merger Sub to, any Governmental Entity, except (i) applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the rules and regulations of the NYSE, state takeover laws, the premerger notification requirements of the HSR Act, the filing and recordation of the Certificate of Merger as required by the DGCL, and as set forth in Section 4.05(b) of the Parent Disclosure Schedule, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not (A) prevent or materially delay the performance by Parent or Merger Sub of their respective obligations pursuant to this Agreement and the consummation of the Merger or (B) individually or in the aggregate have a Parent Material Adverse Effect.

    SECTION 4.06. PERMITS; COMPLIANCE WITH LAWS. Each of Parent and the Parent Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Parent or any Parent Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "PARENT PERMITS"), and all such Parent Permits are valid and in full force and effect, except where the failure to have, or the suspension or cancellation of, any of Parent Permits, or the failure of any such Parent Permits to be valid and in full force and effect, would not, individually or in the aggregate, (i) have a Parent Material Adverse Effect, or (ii) prevent or materially delay the performance by Parent or Merger

Sub of their respective obligations pursuant to this Agreement and the consummation of the Merger, and, as of the date of this Agreement, no suspension or cancellation of any of Parent Permits is pending or, to the knowledge of Parent, threatened, except where the failure to have, or the suspension or cancellation of, any of Parent Permits would not, individually or in the aggregate, (i) have a Parent Material Adverse Effect or (ii) prevent or materially delay the performance by Parent or Merger Sub of their respective obligations pursuant to this Agreement and the consummation of the Merger. Except as disclosed in Section 4.06 of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or
(ii) any Parent Permits, except in the case of clauses (i) and (ii) for any such conflicts, defaults or violations that would neither individually or in the aggregate, (A) have a Parent Material Adverse Effect nor (B) prevent or materially delay the performance by Parent or Merger Sub of their respective obligations pursuant to this Agreement and the consummation of the Merger.

    SECTION 4.07. SEC FILINGS; FINANCIAL STATEMENTS. (a) Other than those listed on Section 4.07(a)(i) of the Parent Disclosure Schedule (the "REPORTING PARENT SUBSIDIARIES"), no Parent Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, NYSE, any other stock exchange or any other comparable Governmental Entity. Except as disclosed in Section 4.07(a)(ii) of the Parent Disclosure Schedule, Parent and each Reporting Parent Subsidiary has timely filed all forms, reports and documents required to be filed by it with the SEC, the NYSE, any other stock exchange or comparable Governmental Entity since January 1, 1995 through the date of this Agreement (collectively and as amended, the "PARENT REPORTS"). Except as would not have a Parent Material Adverse Effect, each Parent Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act, the NYSE, other stock exchange or comparable Governmental Entity, as the case may be, and (ii) except as set forth in Section 4.07(a)(iii) of the Parent Disclosure Schedule, did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

    (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of Parent and the consolidated Parent Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Parent Material Adverse Effect). The books and records of Parent and the Parent Subsidiaries have been, and are being, maintained in accordance with U.S. GAAP and any other applicable legal and accounting requirements.

    (c) Except as and to the extent set forth on the consolidated balance sheet of Parent and the Parent Subsidiaries as reported in the Parent Reports, including the notes thereto, none of Parent or any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business since January 1, 1997 that would not, individually or in the aggregate, have a Parent Material Adverse Effect.

    SECTION 4.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since January 1, 1997, except as contemplated by or as disclosed in this Agreement, as set forth in
Section 4.08 of the Parent Disclosure Schedule or as disclosed in any Parent Report filed since January 1, 1997, Parent and the Parent Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any Parent Material Adverse Effect or any event or development that would have a Parent Material Adverse Effect, excluding any changes and effects resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industries in which Parent and the Parent Subsidiaries are involved, (ii) any event that could reasonably be expected to prevent or materially delay the performance of Parent's and Merger Sub's obligations pursuant to this Agreement and the consummation of the Merger by Parent and Merger Sub, (iii) any material change by Parent in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Parent Common Stock or any redemption, purchase or other acquisition of any of Parent's securities or (v) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of Parent or any Parent Subsidiary except in the ordinary course of business consistent with past practice.

    SECTION 4.09. EMPLOYEE BENEFIT PLANS; LABOR MATTERS. (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of ERISA maintained or contributed to by Parent or any Parent Subsidiary, or with respect to which Parent or any Parent Subsidiary could incur liability under
Section 4069, 4212(c) or 4204 of ERISA (the "PARENT BENEFIT PLANS"), Parent has delivered (or will, within 15 days of the date hereof, deliver) to the Company a true and correct copy of (i) such Parent Benefit Plan and the most recent summary plan description related to each Company Benefit Plan for which a summary plan description is required, (ii) each trust agreement or other funding arrangement relating to such Parent Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the IRS, (iv) the most recent actuarial report or financial statement relating to a Parent Benefit Plan and (v) the most recent determination letter issued by the IRS with respect to any Parent Benefit Plan qualified under Section 401(a) of the Code.

    (b) Each Parent Benefit Plan has been administered in all material respects in accordance with its terms and all contributions required to be made under the terms of any of the Parent Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Parent Reports prior to the date of this Agreement. Except as set forth in Section 4.09(b) of the Parent Disclosure Schedule, with respect to the Parent Benefit Plans, no event has occurred and, to the knowledge of Parent, there exists no condition or set of circumstances in connection with which Parent or any Parent Subsidiary could be subject to any liability under the terms of such Parent Benefit Plans, ERISA, the Code or any other applicable Law which, in any case, would individually or in the aggregate have a Parent Material Adverse Effect.

    (c) Except as set forth in Section 4.09(c) of the Parent Disclosure Schedule or except as would not have a Parent Material Adverse Effect, with respect to each Parent Benefit Plan that is not subject to United States Law (a "PARENT FOREIGN BENEFIT PLAN"):

        (i) all employer and employee contributions to each Parent Foreign Benefit Plan required by Law or by the terms of such Parent Foreign Benefit Plan have been made or, if applicable, accrued in accordance with normal accounting practices and a PRO RATA contribution for the period from the date hereof to and including the Effective Time has been made or accrued in accordance with normal accounting principles;

        (ii) the fair market value of the assets of each funded Parent Foreign Benefit Plan, the liability of each insurer for any Parent Foreign Benefit Plan funded through insurance or the book reserve established for any Parent Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Effective Time, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Parent Foreign Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and

       (iii) each Parent Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with the appropriate regulatory authorities.

    (d) As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Parent or any Parent Subsidiary pending or, to the knowledge of Parent, threatened which may interfere with the respective business activities of Parent or any Parent Subsidiary, except where such dispute, strike or work stoppage would not have a Parent Material Adverse Effect. As of the date of this Agreement, to the knowledge of the Parent, none of Parent, any Parent Subsidiary, or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Parent or any Parent Subsidiary, and there is no charge or complaint against Parent or any Parent Subsidiary by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing, except where such unfair labor practice, charge or complaint would not have a Parent Material Adverse Effect.

    (e) Parent has made available to the Company true and complete copies of (i) all employment agreements with executive officers of Parent and with each other officer of Parent and of each Parent Subsidiary providing for annual compensation in excess of $250,000, (ii) all severance plans, agreements, programs and policies of Parent and each Parent Subsidiary with or relating to their respective employees, and (iii) all plans, programs, agreements and other arrangements of Parent and each Parent Subsidiary with or relating to their respective employees which contain "change of control" provisions.

    (f) No amount paid or payable by Parent or any Parent Subsidiary in connection with the transactions contemplated hereby either solely as a result thereof or as a result of such transactions in conjunction with any other events will be an "excess parachute payment" within the meaning of Section 280G of the Code.

    (g) Except as provided in Section 4.09(g) of the Parent Disclosure Schedule or as otherwise required by Law, no Parent Benefit Plan provides retiree medical or retiree life insurance benefits to any person.

    SECTION 4.10. ACCOUNTING AND TAX MATTERS. (a) Except as disclosed in the Parent Reports, neither Parent nor, to the knowledge of Parent, any of its affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that would prevent the Merger from qualifying for "pooling of interests" accounting treatment under applicable United States accounting rules, including, without limitation, applicable SEC accounting standards, or would prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code. Parent is not aware of any agreement, plan or other circumstance that would prevent the Merger from so qualifying under Section 368(a) of the Code.

    (b) The representations and warranties made in Parent's letter of compliance with pooling of interest criteria addressed to Coopers & Lybrand ("COOPERS & LYBRAND") are true as of the date hereof.

    SECTION 4.11. CONTRACTS; PARENT DEBT INSTRUMENTS. Except as disclosed in the Parent Reports or in Section 4.11(a) of the Parent Disclosure Schedule, there is no contract or agreement that is material to the business, financial condition or results of operations of Parent and the Parent Subsidiaries taken as a whole (each, a "PARENT MATERIAL CONTRACT"). Except as disclosed in the Parent Reports or in Section 4.11(b) of the Parent Disclosure Schedule, neither the Parent nor any Parent Subsidiary is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture or lease, or any other contract, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, result in a Parent Material Adverse Effect. Set forth in Section 4.11(c) of the Parent Disclosure Schedule is a description of any material changes to the amount and terms of the indebtedness of Parent and the Parent Subsidiaries as described in the notes to the financial statements incorporated in the Parent 1996 10-K.

    SECTION 4.12. LITIGATION. Except as disclosed in the Parent Reports or in
Section 4.12 of the Parent Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary before any Governmental Entity that, individually or in the aggregate, is reasonably likely to have a Parent Material Adverse Effect, and, except as disclosed to the Company, to the knowledge of Parent, there are no existing facts or circumstances that would be reasonably likely to result in such a suit, claim, action, proceeding or investigation. Except as disclosed to the Company, Parent is not aware of any facts or circumstances which would result in the denial of insurance coverage under policies issued to Parent and the Parent Subsidiaries in respect of such suits, claims, actions, proceedings and investigations, except in any case as would not, individually or in the aggregate, have a Parent Material Adverse Effect. Except as disclosed in the Parent Reports or in Section
4.12 of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, would have a Parent Material Adverse Effect.

    SECTION 4.13. ENVIRONMENTAL MATTERS. Except as disclosed in the Parent Reports or in Section 4.13 of the Parent Disclosure Schedule or as would not, individually or in the aggregate, have a Parent Material Adverse Effect:

        (a) Parent and the Parent Subsidiaries (i) are in compliance with all, and are not subject to any asserted liability or, to Parent's knowledge, any liability, in each case with respect to any, applicable Environmental Laws,
    (ii) hold or have applied for all Environmental Permits and (iii) are in compliance with their respective Environmental Permits;

        (b) neither Parent nor any Parent Subsidiary has received any written notice, demand, letter, claim or request for information alleging that Parent or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law;

        (c) neither Parent nor any Parent Subsidiary (i) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and, to the knowledge of Parent, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto, or (ii) is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials; and

        (d) none of the real property owned or leased by Parent or any Parent Subsidiary is listed or, to the knowledge of the Company, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

    SECTION 4.14. TAXES. (a) Except as set forth in Section 4.14 of the Parent Disclosure Schedule and except for such matters that, individually or in the aggregate, would not have a Parent Material Adverse Effect, (i) Parent and each of the Parent Subsidiaries have timely filed or shall timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of Parent and the Parent Subsidiaries, (ii) all Taxes that are due prior to the Effective Time have been paid or shall be paid on or before the applicable due date, (iii) as of the date hereof, no deficiency for any amount of Tax has been asserted or assessed by a taxing authority against Parent or any of the Parent Subsidiaries and (iv) Parent and each of the Parent Subsidiaries have provided adequate reserves in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns.

    (b) To the best of Parent's knowledge, no Tax disputes or audits are pending against, and no claims for Taxes have been received in writing by or any of Parent Subsidiaries, other than disputes, audits and claims that are not reasonably likely to have a Parent Material Adverse Effect.

    (c) There are no Tax liens upon any property or assets of Parent or any of the Parent Subsidiaries except liens for current Taxes not yet due and liens which have not had and are not reasonably likely to have a Parent Material Adverse Effect.

    SECTION 4.15. POOLING AFFILIATES. Section 4.15 of the Parent Disclosure Schedule sets forth the names and addresses of those persons who are, in Parent's reasonable judgment, a Pooling Affiliate of Parent.

    SECTION 4.16. NON-COMPETITION AGREEMENTS. Except as set forth on Section
4.16 of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary is a party to any agreement which purports to restrict or prohibit in any material respect Parent and the Parent Subsidiaries collectively from, directly or indirectly, engaging in any business involving the collection, interim storage, transfer, recovery, processing, recycling, marketing or disposal of rubbish, garbage, paper, textile wastes, chemical or hazardous wastes, liquid and any other wastes services businesses currently engaged in by Parent or any corporations affiliated with Parent. None of Parent's officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with Parent, restricts in any material respect Parent or any Parent Subsidiary or affiliate from, directly or indirectly, engaging in any of the businesses described above.

    SECTION 4.17. OPINION OF FINANCIAL ADVISOR. Donaldson, Lufkin & Jenrette ("DLJ") has delivered to the board of directors of Parent its written opinion to the effect that, as of the date of the opinion, the Exchange Ratio was fair to Parent from a financial point of view. DLJ has authorized the inclusion of its opinion in the Joint Proxy Statement and Parent shall promptly, after the date of this Agreement, deliver a signed copy of such opinion to the Company.

    SECTION 4.18. BROKERS. No broker, finder or investment banker (other than DLJ, Relational Investors, LLC ("RELATIONAL") and Lehman Brothers Inc. ("LEHMAN")) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent. Parent has heretofore made available to the Company complete and correct copies of all agreements between Parent, on the one hand, and each of DLJ, Relational and Lehman, on the other hand, pursuant to which such firm would be entitled to any payment relating to the Merger.

    SECTION 4.19. INSURANCE. Parent maintains insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of Parent (taking into account the cost and availability of such insurance).

    SECTION 4.20. OWNERSHIP OF MERGER SUB; NO PRIOR ACTIVITIES. (a) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

    (b) As of the Effective Time, all of the outstanding capital stock of Merger Sub will be owned directly by Parent. As of the Effective Time, there will be no options, warrants or other rights, agreements, arrangements or commitments to which Merger Sub is a party of any character relating to the issued or unissued capital stock of, or other equity interests in, Merger Sub or obligating Merger Sub to grant, issue or sell any shares of the capital stock of, or other equity interests in, Merger Sub, by sale, lease, license or otherwise. There are no obligations, contingent or otherwise, of Merger Sub to repurchase, redeem or otherwise acquire any shares of the capital stock of Merger Sub.

    (c) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

                                   ARTICLE V
                                   COVENANTS

    SECTION 5.01. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE CLOSING. The Company agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.01 of the Company Disclosure Schedule or as expressly contemplated by any other provision of this Agreement (including, without limitation, Section 5.12(b)), unless Parent shall otherwise agree in writing, which agreement shall not be unreasonably withheld or delayed, (x) the respective businesses of the Company and the Company Subsidiaries (other than WME) shall be conducted only in, and the Company and the Company Subsidiaries (other than WME) shall not take any action except in, the ordinary course of business consistent with past practice, (y) the Company shall use all reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of the Company and the Company Subsidiaries (other than WME) and to preserve the current relationships of the Company and the Company Subsidiaries (other than WME) with such of the customers, suppliers and other persons with which the Company or any Company Subsidiary (other than WME) has significant business relations in order to preserve substantially intact its business organization and (z) with respect to WME, the Company will use all reasonable efforts to cause WME to comply with the covenants contained in this Section 5.01, including clauses (a) through (i) below including, without limitation, by voting on any matter presented for a vote of stockholders of WME all shares of WME capital stock owned by the Company or any Company Subsidiary in a manner consistent with this clause (z), and by directing those of its employees who are on the Board of Directors of WME to vote on all matters presented for action by such Board in a manner consistent with this clause (z). By way of amplification and not limitation, except as set forth in Section 5.01 of the Company Disclosure Schedule or as expressly contemplated by any other provision of this Agreement, neither the Company nor any Company Subsidiary (other than WME) shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed:

        (a) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

        (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of, (i) any shares of capital stock of the Company or any Company Subsidiary of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary (except for the issuance of (A) shares of Company Common Stock issuable pursuant to the Company Stock Options outstanding on the date of this Agreement and (B) a maximum of 14,650,015 shares of Company Common Stock issuable pursuant to the Company Subordinated Notes), or (ii) any property or assets of the Company or any Company Subsidiary, except in the ordinary course of business and in a manner consistent with past practice or in an aggregate amount not in excess of $15,000,000;

        (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or person or any division thereof or any assets, other than acquisitions of assets (excluding the acquisition of a business or substantially all of the stock or assets thereof) in the ordinary course of business consistent with past practice, and any acquisitions for consideration, calculated as of the date of execution of the definitive agreement for any such acquisition, that is not, in the aggregate for all such acquisitions, in excess of $500 million; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, except for (A) indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice and incurred to refinance outstanding indebtedness for borrowed money existing on the date of this Agreement, or (B) indebtedness for borrowed money incurred to finance acquisitions permitted by clause (i) of this paragraph (c); (iii) terminate, cancel or request any material change in, or agree to any material change in, any Company Material Contract or enter into any contract or agreement material to the business, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole, in either case other than in the ordinary course of business, consistent with past practice; (iv) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice that are not, in the aggregate, in excess of (A) $1.2 billion plus (B) 15% of the aggregate consideration, calculated as of the date of execution of each definitive acquisition agreement, paid for in acquisitions permitted by clause (i) of this paragraph (c); or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.01(c);

        (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except (i) for regular quarterly dividends not in excess of $0.17 per share of Company Common Stock and (ii) that any Company Subsidiary may pay dividends or make other distributions to the Company or any other Company Subsidiary;

        (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

        (f) increase the compensation payable or to become payable to its officers or employees, except for increases in accordance with past practices in salaries or wages of employees or officers of the Company or any Company Subsidiary who are not executive officers of the Company, or grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any Company Subsidiary, or establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee of the Company or any Company Subsidiary, except to the extent required by applicable Law or the terms of a collective bargaining agreement;

        (g) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice, as required by U.S. GAAP or as may be required by the SEC;

        (h) make any tax election or settle or compromise any material federal, state or local United States income tax liability, or any income tax liability of any other jurisdiction, other than those made in the ordinary course of business consistent with past practice and those for which specific reserves have been recorded on the consolidated balance sheet of the Company and the consolidated Company Subsidiaries dated as of December 31, 1996 included in the Company's Form 10-K for the period ended December 31, 1996 (the "1996 COMPANY 10-K") and only to the extent of such reserves; or

        (i) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing.

    SECTION 5.02. CONDUCT OF BUSINESS BY PARENT PENDING THE CLOSING. Parent agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.02 of the Parent Disclosure Schedule or as expressly contemplated by any other provision of this Agreement (including, without limitation, Section 5.12(b)), unless the Company shall otherwise agree in writing, which agreement shall not be unreasonably withheld or delayed, (x) the respective businesses of Parent and the Parent Subsidiaries shall be conducted only in, and Parent and the Parent Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (y) Parent shall use its reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of Parent and the Parent Subsidiaries and to preserve the current relationships of Parent and the Parent Subsidiaries with such of the customers, suppliers and other persons with which Parent or any Parent Subsidiary has significant business relations in order to preserve substantially intact its business organization. By way of amplification and not limitation, except as set forth in Section 5.02 of the Parent Disclosure Schedule or as expressly contemplated by any other provision of this Agreement, neither Parent nor any Parent Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed:

        (a) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

        (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of, any shares of capital stock of Parent or any Parent Subsidiary of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Parent or any Parent Subsidiary (except for the issuance of (A) a maximum of 19,176,005 shares of Parent Common Stock issuable pursuant to Parent Stock Options outstanding on the date of this Agreement and the issuance, in the ordinary course of business, consistent with past practices and on terms no more favorable than customary prior grants, of Parent Stock Options to acquire shares of Parent Common Stock and the shares of Parent Common Stock issuable pursuant to such Parent Stock Options, in accordance with the terms of the Parent Stock Plans, (B) a maximum of 15,542,075 shares of Parent Common Stock issuable pursuant to the Parent Subordinated Notes, (C) 4,035,572 shares of Parent Company Stock issuable upon Acquired Company Conversions and (D) shares of Parent Common Stock issuable as consideration for acquisitions as contemplated by Section 5.02(c));

        (c) (i) acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or person or any division thereof or any assets, other than acquisition of assets (excluding the acquisition of a business or substantially all of the stock or assets thereof) in the ordinary course of business consistent with past practice, and any acquisitions for consideration, calculated as of the date of execution of the definitive agreement for any such acquisition that is not, in the aggregate for all such acquisitions, in excess of $1.2 billion (which acquisitions may include, but need not be limited to, those set forth on
    Section 5.02(c) of the Parent Disclosure Schedule); (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, except for (A) indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice and incurred to refinance outstanding indebtedness for borrowed money existing on the date of this Agreement, or
    (B) indebtedness for borrowed money incurred to finance acquisitions permitted by clause (i) of this paragraph (c); (iii) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice that are not, in the aggregate, in excess of (A) $500 million plus (B) 15% of the aggregate consideration, calculated as of the date of execution of each definitive acquisition agreement, paid for in acquisitions permitted by clause (i) of this paragraph (c); or (iv) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.02(c);

        (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that any Parent Subsidiary may pay dividends or make other distributions to Parent or any other Parent Subsidiary;

        (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

        (f) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice, as required by U.S. GAAP or as may be required by the SEC; or

        (g) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing.

    SECTION 5.03. COOPERATION. The Company and Parent shall coordinate and cooperate in connection with (i) the preparation of the Registration Statement and the Joint Proxy Statement, (ii) determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any Parent Material Contracts or any Company Material Contracts, in connection with the consummation of the Merger and (iii) seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Registration Statement and the Joint Proxy Statement and timely seeking to obtain any such actions, consents, approvals or waivers.

    SECTION 5.04. NOTICES OF CERTAIN EVENTS. Each of Parent and the Company shall give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Entity in connection with the Merger; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Parent, the Company, the Parent Subsidiaries or the Company Subsidiaries that relate to the consummation of the Merger; (iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Company Material Contract or Parent Material Contract; and (v) any change that is reasonably likely to result in a Company Material Adverse Effect or a Parent Material Adverse Effect or is reasonably likely to delay or impede the ability of either the Company or Parent to perform its respective obligations pursuant to this Agreement and to effect the consummation of the Merger.

    SECTION 5.05. ACCESS TO INFORMATION; CONFIDENTIALITY. (a) Except as prohibited by any confidentiality agreement or similar agreement or arrangement to which Parent or the Company or any of the Parent Subsidiaries or the Company Subsidiaries is a party or by applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this Agreement to the Effective Time, Parent and the Company shall (and shall cause the Parent Subsidiaries and the Company Subsidiaries, respectively, to): (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "REPRESENTATIVES")) access at reasonable times upon prior notice to its and its subsidiaries' officers, employees, agents, properties, offices and other facilities and to the books and records thereof, and (ii) furnish promptly such information concerning its and its subsidiaries' business, properties, contracts, assets, liabilities and personnel as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 5.05 shall affect or be deemed to modify any representation or warranty made in this Agreement.

    (b) The parties hereto shall comply with their respective obligations under the Confidentiality Agreement dated January 26, 1998 (the "CONFIDENTIALITY AGREEMENT") between Parent and the Company with respect to the information disclosed pursuant to this Agreement.

    SECTION 5.06. NO SOLICITATION OF TRANSACTIONS. (a) Each party to this Agreement shall not, directly or indirectly, and shall instruct its officers, directors, employees, subsidiaries, agents or advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by it), not to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of such party or any of its subsidiaries, or any investment banker, financial advisor, attorney, accountant or other representative retained by such party or any of such party's subsidiaries, to take any such action; PROVIDED, HOWEVER, that nothing contained in this Section 5.06 shall prohibit the Board of Directors of Parent or the Company from furnishing information to, or entering into discussions or negotiations with, any person in connection with an unsolicited (from the date of this Agreement) proposal by such person to acquire such party pursuant to a merger, consolidation, share exchange, tender offer, exchange offer, business combination or other similar transaction or to acquire all or substantially all of the assets of such party or any of its subsidiaries, if, and only to the extent that, (i) such Board of Directors, after consultation with outside legal counsel (which may include its regularly engaged outside legal counsel), determines in good faith that such action is required for such Board of Directors to comply with its duties to its stockholders imposed by applicable Law and (ii) prior to furnishing such information to, or entering into discussions or negotiations with, such person, such party obtains from such person an executed confidentiality agreement on terms no less favorable to the Company or Parent, as the case may be, than those contained in the Confidentiality Agreement. Each party hereto shall notify the other parties hereto promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made. Each party hereto immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. Each party hereto agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party. Notwithstanding the foregoing, either party may enter into a confidentiality agreement containing a standstill provision which permits, or waive compliance with any existing standstill agreement in order to permit, a third party to make a confidential takeover proposal to the Board of Directors which could reasonably be expected to result in a Competing Transaction; PROVIDED, HOWEVER, that either party may then further waive compliance with a standstill agreement in order to permit a third party to make such takeover proposal to such party's stockholders so as to enable the Company or Parent to terminate this Agreement pursuant to the provisions of Section 8.01(i) or (j), as the case may be; PROVIDED FURTHER that nothing in this
Section 5.06(a) shall affect the obligation of the Company or Parent to pay the Company Termination Fee or the Parent Termination Fee (each as hereinafter defined) pursuant to the terms of Section 8.05.

    (b) A "COMPETING TRANSACTION" means any of the following involving the Company or Parent, as the case may be (other than the Merger contemplated by this Agreement): (i) a merger, consolidation, share exchange, business combination or other similar transaction, (ii) any sale, lease, exchange, transfer or other disposition of 25 percent or more of the assets of such party and its subsidiaries, taken as a whole, or of assets of such party and its subsidiaries generating 25 percent or more of such party's revenues or operating income, or (iii) a tender offer or exchange offer for 25 percent or more of the outstanding voting securities of such party.

    SECTION 5.07. POOLING MATTERS. (a) From and after the date of this Agreement, each of the parties hereto, and each of their respective subsidiaries or other affiliates, shall take all reasonable actions necessary to cause the Merger to be characterized as a pooling of interests for accounting purposes.

    (b) As soon as practicable following the effective time of the merger of WMI Merger Sub, Inc. ("WMI MERGER SUB"), a wholly owned subsidiary of the Company, with and into Wheelabrator Technologies Inc. ("WTI") as contemplated by the Agreement and Plan of Merger among the Company, WTI and WMI Merger Sub, the Company shall take all actions necessary to cause the WTI benefits plans set forth on Section 3.10 of the Company Disclosure Schedule (the "WTI STOCK PLANS") to be amended so as to provide that the Company shall satisfy any obligations it may have to repurchase a participant's exercisable but unexercised options under such WTI Stock Plans by issuing to such participant shares of the Company Common Stock, with a fair market value equal to the cash that would otherwise have been payable thereunder.

    (c) The Company agrees that, at Parent's request, it shall cooperate with and assist Parent in conducting one or more registered exchange offers to exchange outstanding Company Stock Options for shares of Parent Common Stock as of the Effective Time. The Company shall furnish all information concerning the Company as Parent may reasonably request in connection with such exchange offer(s), including as may be necessary to comply with the applicable requirements of the Exchange Act, the Securities Act, the NYSE and the DGCL.

    (d) The Company will file with the SEC a registration statement on Form S-3 or other applicable form (the "S-3 REGISTRATION STATEMENT") to dispose of any "tainted shares" required to be disposed of prior to the Effective Time (including those described in Section 3.10 of the Company Disclosure Schedule, as well as any other shares of Company Common Stock required to be disposed of prior to the Effective Time in furtherance of the provisions of Section 5.07(a)); PROVIDED, HOWEVER, that the terms and conditions of any such disposition shall be reasonably acceptable to Parent (it being understood and agreed that any sale of "tainted shares" at a customary discount to the then-market price, less customary underwriters' discounts and commissions, shall be reasonably acceptable to Parent). Parent will cooperate with the Company in fulfilling the requirements of the S-3 Registration Statement.

    SECTION 5.08. LETTERS OF ACCOUNTANTS. (a) Parent shall use all reasonable efforts to cause to be delivered to the Company a "comfort" letter of Coopers & Lybrand dated and delivered as of the date the Registration Statement shall have become effective and a "bring-down comfort" letter of Coopers & Lybrand dated and delivered as of the Effective Time. The Company shall use all reasonable efforts to cause to be delivered to Parent a "comfort" letter of Arthur Andersen dated and delivered as of the date the Registration Statement shall have become effective and a "bring-down comfort" letter of Arthur Andersen dated and delivered as of the Effective Time. Each such letter shall be addressed to Parent and the Company, and shall be in form and substance reasonably satisfactory to the recipient thereof and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with mergers such as the one contemplated by this Agreement.

    (b) Each of Parent and the Company shall use all reasonable efforts to cause to be delivered to the other an opinion from Coopers & Lybrand and Arthur Andersen, respectively, addressed to each of Parent and the Company and dated as of the Closing Date, that the Merger will qualify for "pooling of interests" accounting treatment under applicable United States accounting rules, including, without limitation, applicable SEC accounting standards.

    SECTION 5.09. PLAN OF REORGANIZATION. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement, each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not, without the prior written consent of the other parties hereto, knowingly take any actions or cause any actions to be taken which could prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

    SECTION 5.10. SUBSEQUENT FINANCIAL STATEMENTS. Prior to the Effective Time, each of the Company and Parent (a) shall consult with the other prior to making publicly available its financial results for any period and (b) shall consult with the other prior to the filing of, and shall timely file with the SEC, each Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K required to be filed by such party under the Exchange Act and the rules and regulations promulgated thereunder and shall promptly deliver to the other copies of each such report filed with the SEC. As of their respective dates, none of such reports shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The respective audited financial statements and unaudited interim financial statements of each of the Company and Parent, as the case may be, included in such reports shall fairly present the financial position of such party and its Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended in accordance with U.S. GAAP applied on a consistent basis and subject, in the case of unaudited interim financial statements, to normal year-end adjustments.

    SECTION 5.11. CONTROL OF OPERATIONS. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of the Company and the Company Subsidiaries prior to the Effective Time. Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of Parent and the Parent Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

    SECTION 5.12. FURTHER ACTION; CONSENTS; FILINGS. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent, the Company or the Surviving Corporation or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger, including, but not limited to, actions with respect to Environmental Permits, (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the Merger required under (A) the rules and regulations of the NYSE, (B) the Securities Act, the Exchange Act and any other applicable federal or state securities Laws, (C) the HSR Act and (D) any other applicable Law and (iv) obtain any consents necessary such that the Merger will not constitute a change of control, or any similar event, which constitutes a default (or an event which with notice or lapse of time or both would become a default) under any material contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company, Parent or any of their subsidiaries is a party. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling parties and their advisors prior to filing, and any comments of the nonfiling parties and their advisors shall be considered prior to the filing of such document. No party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent and agreement of the other parties hereto.

    (b) Without limiting the generality of the foregoing, and subject to the following sentence, each of the parties hereto agrees, and shall cause each of its respective Subsidiaries to cooperate and to use their commercially reasonable efforts to obtain any government clearances required for completion of the Merger (including though compliance with the HSR Act), to respond to any government requests for information, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any Governmental Order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the Merger, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action. Each of the parties hereto also agrees to take or cause to be taken the following actions: (i) provide promptly to Governmental Entities with regulatory jurisdiction over enforcement of any applicable antitrust laws ("GOVERNMENT ANTITRUST ENTITY") information and documents requested by any Government Antitrust Entity or necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement; (ii) file any Notification and Report Form and related material required under the HSR Act as soon as practicable after the date hereof, and thereafter use its reasonable efforts to certify as soon as practicable its substantial compliance with any requests for additional information or documentary material that may be made under the HSR Act; (iii) deliver the proffer of Parent and the

Company of their willingness to (A) sell or otherwise dispose of, or hold separate and agree to sell or otherwise dispose of, such assets, categories of assets or businesses of Parent or Parent Subsidiaries or Company or Company Subsidiaries (other than WME), as applicable, and (B) terminate such existing relationships and contractual rights and obligations (and, in each case, to enter into agreements with the relevant Government Antitrust Entity giving effect thereto) in each case with respect to the foregoing clause (A) or (B), if such action is necessary or reasonably advisable for the purpose of avoiding or preventing any action by any Government Antitrust Entity which would restrain, enjoin or otherwise prevent or materially delay consummation of the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that no party shall be required to take any actions described in this clause (iii) if such actions would be reasonably likely, individually or in the aggregate, to have a Parent Material Adverse Effect after giving effect to the Merger; and (iv) Parent or the Company, as applicable, shall take promptly, in the event that any permanent or preliminary injunction or other order is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of the transactions contemplated hereby in accordance with the terms of this Agreement unlawful or that would prevent or delay consummation of the transactions contemplated hereby, any and all steps (including the appeal thereof, the posting of a bond or the taking of the steps contemplated by clause (iii) of this subsection (b)) necessary to vacate, modify or suspend such injunction or order so as to permit such consummation prior to the deadline specified in
Section 8.01(b). The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or in behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal, state or foreign antitrust or fair trade law. The parties hereto will provide to the other copies of all correspondence between it (or its advisors) and any Government Antitrust Entity relating to this Agreement or any of the matters described in this Section 5.12(b). The parties hereto agree that all material telephonic calls and meetings with a Government Antitrust Entity regarding the transactions contemplated hereby or any of the matters described in this Section 5.12(b) shall include representatives of each of Parent and the Company. Parent shall coordinate and be the principal spokesperson in connection with any proceedings or negotiations with any Governmental Entity relating to any of the foregoing, provided that it shall afford the Company a reasonable opportunity to participate therein.

    SECTION 5.13. STOCKHOLDER RIGHTS PLAN. Notwithstanding the limitations set forth in this Agreement with respect to the conduct of the Company's or Parent's respective businesses prior to the Effective Time, including the limitations set forth in Sections 5.01 and 5.02, either the Company or Parent may, at any time prior to the Effective Time, take all actions necessary to adopt and implement a stockholder rights plan, provided that the terms of such stockholder rights plan shall specifically exclude the consummation of the Merger as contemplated by this Agreement.

    SECTION 5.14. EMPLOYEE BENEFIT PLANS. (a) Following the Effective Time, Parent shall arrange for each employee of the Company or any Company Subsidiary to participate in any counterpart Parent Benefit Plans in accordance with the eligibility criteria thereof, provided that (i) such participants shall receive full credit for years of service with the Company or any Company Subsidiary (and service otherwise credited by the Company or any Company Subsidiary) prior to the Effective Time for all purposes for which such service was recognized under the Company Benefit Plans including, but not limited to, eligibility to participate, vesting, and, to the extent not duplicative of benefits received under such Company Benefit Plan, the amount of benefits, (ii) such participants shall participate in the Parent Benefit Plans on terms no less favorable than those offered by Parent to similarly situated employees of Parent, and (iii) Parent shall cause any and all pre-existing condition limitations, eligibility waiting periods and evidence of insurability requirements under any group plans to be waived with respect to such participants and their eligible dependents and shall provide each such participant with credit for any co-payments and deductibles paid prior to the Effective Time for purposes of satisfying any applicable deductible, out-of-pocket, or similar requirements under any health plans in which such participants are eligible to participate after the Effective Time. Notwithstanding any of the foregoing to the contrary, none of the provisions contained herein shall operate to duplicate any benefit provided to any employee of the Company or the funding of any such benefit.

    (b) Following the Effective Time, Parent shall cause the Surviving Corporation to honor and perform, pursuant to their terms, all employee benefit obligations to current and former employees and directors of the Company under any Company Benefit Plans; PROVIDED, HOWEVER, that nothing contained herein shall limit any reserved right in any Company Benefit Plan to amend, modify, suspend, revoke or terminate any such plan.

    (c) Notwithstanding any of the foregoing to the contrary, prior to the Effective Time, the Company shall take all necessary action to terminate the Company Supplemental Executive Retirement Plan, as amended and restated as of November 11, 1997 (the "SERP"). No further benefits shall accrue under the SERP after its termination (except that participants shall be credited with the maximum number of additional years of benefit service to which the participant would be entitled under his or her employment agreement if his or her employment terminated upon the termination of the SERP under circumstances which would entitle him or her to severance or similar benefits under such employment agreement) and all benefits thereunder shall be fully vested and paid out on a present value basis, using the actuarial assumptions applicable to lump sum payments under the Company's qualified defined benefit plan, effective as of the date of termination of the SERP.

    (d) To the extent that Parent elects to terminate after the Effective Time any employee pension benefit plan maintained by the Company or any Company Subsidiary which is a defined benefit plan, then all accrued benefits thereunder shall be fully vested and the accrued benefits shall be paid as promptly as practicable to participants thereunder who so elect in a lump sum payment.

                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

    SECTION 6.01. REGISTRATION STATEMENT; JOINT PROXY STATEMENT. (a) As promptly as practicable after the execution of this Agreement, (i) Parent and the Company shall jointly prepare and file with the SEC a joint proxy statement with respect to the Merger relating to the special meeting of each of the Company's stockholders (the "COMPANY STOCKHOLDERS' MEETING") and Parent's stockholders (the "PARENT STOCKHOLDERS' MEETING" and, together with the Company Stockholders' Meeting, the "STOCKHOLDERS' MEETINGS") to be held in connection with the Merger (together with any amendments thereto, the "JOINT PROXY STATEMENT") and (ii) Parent shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "REGISTRATION STATEMENT"), in connection with the registration under the Securities Act of the issuance of Parent Common Stock to the Company's stockholders pursuant to the Merger, in which the Joint Proxy Statement shall be included as a prospectus. Copies of the Joint Proxy Statement shall be provided to the NYSE in accordance with the rules of such exchange. Each of the parties hereto shall use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, the parties hereto shall take all action required under any applicable Laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Parent or the Company, as the case may be, shall furnish all information concerning Parent or the Company as the other party may reasonably request in connection with such actions and the preparation of the Registration Statement and Joint Proxy Statement. As promptly as practicable after the effective date of the Registration Statement, the Joint Proxy Statement shall be mailed to the stockholders of Parent and the Company. Each of the parties hereto shall cause the Joint Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the NYSE, (iii) the Securities Act and (iv) the DGCL.

    (b) (i) The Joint Proxy Statement shall include the approval of this Agreement and the recommendation of the Board of Directors of the Company to the Company's stockholders that they vote in favor of adoption of this Agreement; PROVIDED, HOWEVER, that the Board of Directors of the Company may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation to the extent that

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
the Board of Directors of the Company determines in good faith, after consultation with outside legal counsel (who may be the Company's regularly engaged outside legal counsel), that such withdrawal, modification or change of its recommendation is required by its fiduciary duties to the Company's stockholders under applicable Law. In addition, the Joint Proxy Statement shall include the opinion of Merrill Lynch referred to in Section 3.17.

    (ii) The Joint Proxy Statement shall include the approval of this Agreement and the recommendation of the Board of Directors of Parent to Parent's stockholders that they vote in favor of the Share Issuance and the Certificate Amendment contemplated hereby; PROVIDED, HOWEVER, that the Board of Directors of Parent may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation to the extent that the Board of Directors of Parent determines in good faith, after consultation with outside legal counsel (who may be Parent's regularly engaged outside legal counsel), that such withdrawal, modification or change of its recommendation is required by its fiduciary duties to Parent's stockholders under applicable Law. In addition, the Joint Proxy Statement shall include the opinion of DLJ referred to in Section 4.17.

    (c) No amendment or supplement to the Joint Proxy Statement or the Registration Statement shall be made without the prior review of Parent and the Company, and any comments of Parent or the Company shall be considered prior to filing such amendment or supplement, to the extent practicable. Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC or the NYSE for amendment of the Joint Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

    (d) The information supplied by the Company for inclusion in the Registration Statement and the Joint Proxy Statement shall not, at (i) the time the Registration Statement is filed with the SEC, (ii) if different, the time the Registration Statement is declared effective, (iii) the time the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company and Parent, (iv) the time of the Company Stockholders' Meeting, (v) the time of the Parent Stockholders' Meeting and (vi) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment or a supplement to the Registration Statement or Joint Proxy Statement, the Company shall promptly inform Parent. All documents that the Company is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the NYSE, the DGCL, the Securities Act and the Exchange Act.

    (e) The information supplied by Parent for inclusion in the Registration Statement and the Joint Proxy Statement shall not, at (i) the time the Registration Statement is filed with the SEC, (ii) if different, the time the Registration Statement is declared effective, (iii) the time the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Parent and the Company, (iv) the time of the Company Stockholders' Meeting, (v) the time of the Parent Stockholders' Meeting and (vi) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by Parent that should be set forth in an amendment or a supplement to the Registration Statement or Joint Proxy Statement, Parent shall promptly inform the Company. All documents that Parent is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the NYSE, the DGCL, the Securities Act and the Exchange Act.

    SECTION 6.02. STOCKHOLDERS' MEETINGS. The Company shall call and hold the Company Stockholders' Meeting, and Parent shall call and hold the Parent Stockholders' Meeting, in each case as promptly as practicable, for the purpose, in the case of the Company Stockholders' Meeting, of voting upon the adoption of this Agreement and the Merger contemplated hereby, and, in the case of the Parent Stockholders' Meeting, of voting upon the adoption of the Certificate Amendment and the Share Issuance pursuant to the Joint Proxy Statement, and each of Parent and the Company shall use its reasonable efforts to hold the Stockholders' Meetings on the same day and as soon as practicable after the date on which the Registration Statement becomes effective. The Company shall use its reasonable efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement pursuant to the Joint Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the DGCL or applicable stock exchange requirements to obtain such approval, except to the extent that the Board of Directors of the Company determines in good faith after consultation with outside legal counsel (who may be the Company's regularly engaged outside legal counsel) that the withdrawal, modification or change of its recommendation is required by its fiduciary duties to the Company stockholders under applicable Law. Parent shall use its reasonable efforts to solicit from its stockholders proxies in favor of the Certificate Amendment and the Share Issuance contemplated hereby pursuant to the Joint Proxy Statement, and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the DGCL or applicable stock exchange requirements to obtain such approval, except to the extent that the Board of Directors of Parent determines in good faith after consultation with outside legal counsel (who may be Parent's regularly engaged outside legal counsel) that the withdrawal, modification or change of its recommendation is required by its fiduciary duties to Parent's stockholders under applicable Law. Each of the parties hereto, subject to the exercise of their fiduciary duties to their respective stockholders, as described in this
Section 6.02, shall take all other action necessary or, in the opinion of the other parties hereto, advisable to promptly and expeditiously secure any vote or consent of stockholders required by applicable Law and such party's Restated Certificate of Incorporation and Bylaws to effect the Merger.

    SECTION 6.03. POST-MERGER DIRECTORS AND CHIEF EXECUTIVE OFFICER OF PARENT.
(a) The Board of Directors of Parent shall take such action as may be necessary to cause Parent's Board of Directors immediately following the Effective Time to be composed of fourteen members, and to cause seven persons designated by the Board of Directors of the Company prior to the Closing (the "COMPANY DESIGNEES") to be elected to Parent's Board of Directors. In furtherance thereof, Parent shall increase the size of its Board of Directors and secure the resignations of such number of its incumbent directors as is necessary to effectuate the foregoing sentence. To the extent practicable, the Company Designees and the members of the Parent board of Directors designated by Parent shall be equally distributed among the Parent's three classes of directors at the Effective Time. All of the Company Designees shall serve in accordance with the Restated Certificate of Incorporation and Bylaws of Parent until their respective successors are duly elected or appointed and qualified. The Board of Directors of Parent shall take such action as may be necessary to cause Mr. Robert S. Miller to be named as the Non-Executive Chairman of the Board of Parent for a 12-month term to begin immediately following the Effective Time. Following the expiration of such term, Mr. John E. Drury shall be named as the Chairman of the Board of Parent.

    (b) The current Chief Executive Officer of Parent shall remain as Chief Executive Officer of Parent following the Effective Time.

    SECTION 6.04. POOLING AFFILIATES. (a) Not less than 45 days prior to the Effective Time, the Company shall deliver to Parent a list of names and addresses of those persons, in the Company's reasonable judgment, at the record date for the Company Stockholders' Meeting, who were Pooling Affiliates of the Company. The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use its reasonable efforts to deliver or cause to be delivered to Parent, prior to the Effective Time, an affiliate letter in the form attached hereto as
Exhibit 6.04(a) (the "COMPANY AFFILIATE LETTER"), executed by each of the Pooling Affiliates of the Company identified in the above-referenced list. The foregoing notwithstanding, Parent shall be entitled to place legends as specified in the Company Affiliate Letter on the certificates evidencing any of the Parent Common Stock to be received by
(i) any Pooling Affiliate of the Company or (ii) any person Parent reasonably identifies (by written notice to the Company) as being a person who may be deemed an "affiliate" within the meaning of Rule 145 of the rules and regulations of the Securities Act or applicable SEC accounting releases with respect to pooling-of-interests accounting treatment, pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Company Affiliate Letter, regardless of whether such person has executed the Company Affiliate Letter and regardless of whether such person's name and address appear on Section 3.15 of the Company Disclosure Schedule.

    (b) Not less than 45 days prior to the Effective Time, Parent shall deliver to the Company a list of names and addresses of those persons who were, in Parent's reasonable judgment, at the record date for the Parent Stockholders' Meeting, Pooling Affiliates of Parent. Parent shall provide the Company such information and documents as the Company shall reasonably request for purposes of reviewing such list. Parent shall use its reasonable efforts to deliver or cause to be delivered to the Company, prior to the Effective Time, an affiliate letter in the form attached hereto as Exhibit 6.04(b) (the "PARENT AFFILIATE LETTER"), executed by each of the Pooling Affiliates of Parent identified in the above-referenced list.

    SECTION 6.05. ASSUMPTION OF DEBT. With respect to the Company's indebtedness identified on Section 6.05 of the Company Disclosure Schedule issued by the Company under an indenture qualified under the Trust Indenture Act of 1939 (the "COMPANY INDENTURES"), if required by the Company Indentures, the Surviving Corporation shall execute and deliver to the trustee under each Company Indenture a supplemental indenture, in form satisfactory to the trustee, expressly assuming the obligations of the Company with respect to the due and punctual payment of the principal of (and premium, if any) and interest on such indebtedness and the due and punctual performance of all the terms, covenants and conditions of the Company Indentures to be kept or performed by the Company, and shall deliver such supplemental indenture to the trustee under each Company Indenture. Holders of the Company Subordinated Notes who convert after the Effective Time shall be entitled to receive Parent Common Stock based on a ratio determined in accordance with Section 2.01(a).

    SECTION 6.06. INDEMNIFICATION OF DIRECTORS AND OFFICERS. (a) Parent and Merger Sub agree that the indemnification obligations set forth in the Company's Restated Certificate of Incorporation and Bylaws, in each case as of the date of this Agreement, shall survive the Merger (and, prior to the Effective Time, Parent shall cause the Certificate of Incorporation and Bylaws of Merger Sub to reflect such provisions) and shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company or the Company Subsidiaries.

    (b) The Company shall, to the fullest extent permitted under applicable Law and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless, each present and former director, officer, trustee, fiduciary, employee or agent of the Company and each Company Subsidiary and each such person who served at the request of the Company or any Company Subsidiary as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, the "INDEMNIFIED PARTIES") against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer or director, in each case occurring before the Effective Time (including the transactions contemplated by this Agreement). Without limiting the foregoing, in the event of any such claim, action, suit, proceeding or investigation, the Company or the Surviving Corporation, as the case may be, shall pay the fees and expenses of counsel selected by any Indemnified Party, which counsel shall be reasonably satisfactory to the Company or the Surviving Corporation, as the case may be, promptly after statements therefor are received (unless the Surviving Corporation shall elect to defend such action).

    (c) For six years from the Effective Time, the Surviving Corporation shall provide (to the extent available in the market) to the Company's current directors and officers liability insurance protection of the same kind and scope as that provided by the Company's directors' and officers' liability insurance policies (copies of which have been made available to Parent); PROVIDED, HOWEVER, that in no event shall the Surviving Corporation be required to expend more than 200% of the current amount expended by the Company (the "INSURANCE AMOUNT") to maintain or procure insurance coverage pursuant hereto and further provided that if the Surviving Corporation is unable to maintain or obtain the insurance called for by this Section 6.06(c), it shall use its best efforts to obtain as much comparable insurance as is available for the Insurance Amount.

    (d) Following the Effective Time, Parent will fully guaranty the prompt payment and performance of all obligations of the Surviving Corporation pursuant to this Section 6.06 and under any and all director and officer indemnification agreements entered into by the Company and/or any Company Subsidiary.

    (e) The obligations of the Company, the Surviving Corporation, and Parent under this Section 6.06 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party without the consent of such affected party (it being expressly agreed that each such party shall be a third-party beneficiary of this Section 6.06).

    (f) The rights of an Indemnified Party to indemnification and advancement of expenses under this Section 6.06 shall not be deemed exclusive of any other rights which the Indemnified Party may at any time be entitled to under applicable Law, any charter or bylaw provision, any agreement, vote of stockholders, resolution of disinterested directors or otherwise.

    SECTION 6.07. NO SHELF REGISTRATION. Parent shall not be required to amend or maintain the effectiveness of the Registration Statement for the purpose of permitting resale of the shares of Parent Common Stock received pursuant hereto by the persons who may be deemed to be "affiliates" of the Company within the meaning of Rule 145 promulgated under the Securities Act.

    SECTION 6.08. PUBLIC ANNOUNCEMENTS. The initial press release concerning the Merger shall be a joint press release and, thereafter, Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior written approval of the other, except to the extent required by applicable Law or the requirements of the NYSE, in which case the issuing party shall use its reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

    SECTION 6.09. PARENT RESTATED CERTIFICATE OF INCORPORATION. As of the Effective Time, Parent shall cause its Restated Certificate of Incorporation to be amended to reflect the Certificate Amendment.

    SECTION 6.10. STOCK EXCHANGE LISTING. Each of the parties hereto shall use its reasonable efforts to obtain, prior to the Effective Time, the approval for listing on the NYSE, effective upon official notice of issuance, of the shares of Parent Common Stock issuable to the Company's stockholders in the Merger and upon the exercise of options pursuant to Section 2.04 hereof.

    SECTION 6.11. BLUE SKY. Each of the parties hereto shall use all reasonable efforts to obtain prior to the Effective Time all necessary blue sky permits and approvals required under Blue Sky Laws to permit the distribution of the shares of Parent Common Stock to be issued in accordance with the provisions of this Agreement.

                                  ARTICLE VII
                            CONDITIONS TO THE MERGER

    SECTION 7.01. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY TO CONSUMMATE THE MERGER. The obligations of the parties hereto to consummate the Merger, or to permit the consummation of the Merger, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

        (a) the Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn;

        (b) this Agreement shall have been duly adopted by the requisite vote of stockholders of the Company and the matters specified in Section 4.04 shall have been approved by the requisite vote of stockholders of Parent;

        (c) no court of competent jurisdiction shall have issued or entered any order, writ, injunction or decree, and no other Governmental Entity shall have issued any order, which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting its consummation;

        (d) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act or any other applicable competition, merger control or similar Law shall have expired or been terminated;

        (e) all consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from all Governmental Entities, except where the failure to obtain any such consent, approval or authorization would not have a Parent Material Adverse Effect after the Effective Time;

        (f) each of Arthur Andersen and Coopers & Lybrand, as the independent public accountants of the Company and Parent, respectively, shall have issued the "comfort" letters referred to in Section 5.08(a) and the "pooling of interests" opinions referred to in Section 5.08(b);

        (g) the shares of Parent Common Stock issuable to the Company's stockholders in the Merger and upon the exercise of options pursuant to
    Section 2.04 hereof shall have been authorized for listing on the NYSE, subject to official notice of issuance; and

        (h) the S-3 Registration Statement shall have been declared effective by the SEC and the "tainted shares" shall have been disposed of thereunder as contemplated by Section 5.07.

    SECTION 7.02. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger, or to permit the consummation of the Merger, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

        (a) each of the representations and warranties of Parent contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received a certificate of the Chairman or President and Chief Financial Officer of Parent to such effect;

        (b) Parent shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and the Company shall have received a certificate of the Chairman or President and Chief Financial Officer of Parent to that effect;

        (c) no event or events shall have occurred or be reasonably likely to occur which, individually or in the aggregate, shall have had or could reasonably be expected to have, a Parent Material Adverse Effect;

        (d) the Company shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois), in form and substance reasonably satisfactory to the Company, based upon facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of section 368(a) of the Code, and Parent, Merger Sub and the Company will each be a party to the reorganization, (ii) no gain or loss will be recognized by Parent, Merger Sub or the Company as a result of the Merger, and (iii) no gain or loss will be recognized by the stockholders of the Company who exchange their Company Common Stock solely for Parent Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest). In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Parent and the Company; and

        (e) Parent shall have taken all action necessary to cause the Company Designees to become members of the Parent Board of Directors, and Mr. Robert
    S. Miller to be elected Chairman of the Board of Parent, in each case as of the Effective Time, as contemplated by Section 6.03.

    SECTION 7.03. CONDITIONS TO THE OBLIGATIONS OF PARENT. The obligations of Parent to consummate the Merger, or to permit the consummation of the Merger, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

        (a) each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Parent shall have received a certificate of the Chairman or President and Chief Financial Officer of the Company to such effect;

        (b) the Company shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Parent shall have received a certificate of the Chairman or President and Chief Financial Officer of the Company to that effect;

        (c) except as set forth on Section 3.08 of the Company Disclosure Schedule, no event or events shall have occurred or be reasonably likely to occur which, individually or in the aggregate, shall have had, or could reasonably be expected to have, a Company Material Adverse Effect, it being understood that for purposes of determining whether a Company Material Adverse Effect shall have occurred on the assets, liabilities, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole, actual amounts as at any date of determination or for any period of determination shall be compared, to the extent practicable, to the corresponding amounts included in the Company's 1998 business plan included in Section 3.08 of the Company Disclosure Schedule; and

        (d) Parent shall have received the opinion of Shearman & Sterling, in form and substance reasonably satisfactory to Parent, based upon facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code, and Parent, Merger Sub and the Company will each be a party to the reorganization, (ii) no gain or loss will be recognized by Parent, Merger Sub or the Company as a result of the Merger, and (iii) no gain or loss will be recognized by the stockholders of the Company who exchange their Company Common Stock solely for Parent Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest). In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Parent and the Company.

                                  ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 8.01. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption of this Agreement, as follows:

        (a) by mutual written consent duly authorized by the Boards of Directors of each of Parent and the Company;

        (b) by either Parent or the Company, if the Effective Time shall not have occurred on or before October 31, 1998; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date; PROVIDED FURTHER that this Agreement may be extended not more than 60 days by Parent or the Company by written notice to the other party if the Merger shall not have been consummated as a direct result of (i) the Company or Parent having failed to receive all regulatory approvals or consents required to be obtained by the Company or Parent with respect to the Merger in order to satisfy the condition set forth in Section 7.01(e) or (ii) the existence of litigation or any governmental proceeding seeking to prevent or prohibit consummation of the Merger;

        (c) by either Parent or the Company, if any Governmental Order, writ, injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

        (d) by Parent, if (i) in accordance with the proviso to Section 6.01(b)(i), the Board of Directors of the Company withdraws, modifies or changes its recommendation of this Agreement and the Merger in a manner adverse to Parent or its stockholders or shall have resolved to do so, or if the Board of Directors of the Company shall have refused to affirm its recommendation of this Agreement and the Merger as promptly as practicable (but in any event within three business days) after receipt of any request by Parent, (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company a Competing Transaction or shall have resolved to do so or (iii) a tender offer or exchange offer for 25 percent or more of the outstanding shares of capital stock of the Company is commenced and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

        (e) by the Company, if (i) in accordance with the proviso to Section 6.01(b)(ii), the Board of Directors of Parent withdraws, modifies or changes its recommendation of this Agreement and the Merger in a manner adverse to the Company or its stockholders or shall have resolved to do so, or if the Board of Directors of Parent shall have refused to affirm its recommendation of this Agreement and the Merger as promptly as practicable (but in any event within three business days) after receipt of any request by the Company, (ii) the Board of Directors of Parent shall have recommended to the stockholders of Parent a Competing Transaction or shall have resolved to do so or (iii) a tender offer or exchange offer for 25 percent or more of the outstanding shares of capital stock of Parent is commenced and the Board of Directors of Parent fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

        (f) by Parent or the Company, (i) if this Agreement shall fail to receive the requisite votes for adoption at the Company Stockholders' Meeting or any adjournment or postponement thereof or (ii) if the Share Issuance or the Certificate Amendment shall fail to receive the requisite votes for approval at the Parent Stockholders' Meeting or any adjournment or postponement thereof;

        (g) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 7.03 would not be satisfied (a "TERMINATING COMPANY BREACH"); PROVIDED, HOWEVER, that, if such Terminating Company Breach is curable by the Company through the exercise of its reasonable efforts and for so long as the Company continues to exercise such reasonable efforts, Parent may not terminate this Agreement under this
    Section 8.01(g); and PROVIDED FURTHER that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this
    Section 8.01;

        (h) by the Company, upon breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 7.02 would not be satisfied (a "TERMINATING PARENT BREACH"); PROVIDED, HOWEVER, that, if such Terminating Parent Breach is curable by Parent through the exercise of its reasonable efforts and for so long as Parent continues to exercise such reasonable efforts, the Company may not terminate this Agreement under this
    Section 8.01(h); and PROVIDED FURTHER that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this
    Section 8.01;

        (i) by the Company, if the Board of Directors of the Company shall, following receipt of advice of outside legal counsel (who may be the Company's regularly engaged outside legal counsel) that failure to so terminate would be inconsistent with its duties to its stockholders under applicable Law, in good faith have withdrawn, modified or changed its recommendation of the adoption of this Agreement and the Merger in a manner adverse to Parent and, on or prior to such date, any person (other than Parent) shall have made a public announcement or otherwise communicated to the Company and its stockholders with respect to a Competing Transaction that, as determined by the Board of Directors of the Company after consultation with its outside legal counsel (who may be its regularly engaged outside legal counsel) and financial advisors, contains terms more favorable to the stockholders of the Company than those provided for in the Merger; PROVIDED, HOWEVER, that the Company may not terminate this Agreement pursuant to this Section 8.01(i) until three business days have elapsed following delivery to Parent of written notice of such determination of the Company (which written notice shall inform Parent of the material terms and conditions of the Competing Transaction); PROVIDED FURTHER, that such termination under this Section 8.01(i) shall not be effective until the Company has made payment to Parent of the amounts required to be paid pursuant to Section 8.05(b); or

        (j) by Parent, if the Board of Directors of Parent shall, following receipt of advice of outside legal counsel (who may be Parent's regularly engaged outside legal counsel) that failure to so terminate would be inconsistent with its duties to its stockholders under applicable Law, in good faith have withdrawn, modified or changed its recommendation of the approval of this Agreement and the Merger in a manner adverse to the Company and, on or prior to such date, any person (other than the

    Company) shall have made a public announcement or otherwise communicated to Parent and its stockholders with respect to a Competing Transaction that, as determined by the Board of Directors of Parent after consultation with its outside legal counsel (who may be its regularly engaged outside legal counsel) and financial advisors, contains terms more favorable to the stockholders of Parent than those provided for in the Merger; PROVIDED, HOWEVER, that Parent may not terminate this Agreement pursuant to this subsection (j) until three business days have elapsed following delivery to the Company of written notice of such determination of Parent (which written notice shall inform the Company of the material terms and conditions of the Competing Transaction); PROVIDED FURTHER, that such termination under this
    Section 8.01(j) shall not be effective until Parent has made payment to the Company of the amounts required to be paid pursuant to Section 8.05(c).

    SECTION 8.02. EFFECT OF TERMINATION. Except as provided in Section 9.01, in the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent or the Company or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease, subject to the remedies of the parties hereto set forth in Section 8.05(b) through and including (f); PROVIDED, HOWEVER, that nothing herein shall relieve any party hereto from liability for the willful or intentional breach of any of its representations and warranties or the willful or intentional breach of any of its covenants or agreements set forth in this Agreement; PROVIDED FURTHER, that the Confidentiality Agreement shall survive any termination of this Agreement.

    SECTION 8.03. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after the adoption of this Agreement by the stockholders of the Company, no amendment may be made, except such amendments that have received the requisite stockholder approval and such amendments as are permitted to be made without stockholder approval under the DGCL. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

    SECTION 8.04. WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto or (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

    SECTION 8.05. FEES AND EXPENSES. (a) Except as set forth in this Section 8.05, all Expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such Expenses, whether or not the Merger is consummated, except that Parent and the Company each shall pay one-half of all Expenses incurred solely for printing, filing and mailing the Registration Statement and the Joint Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Joint Proxy Statement, the fee required to be paid in connection with the HSR Act and the printing, filing and mailing of the S-3 Registration Statement. "EXPENSES", as used in this Agreement, shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the Merger, the preparation, printing, filing and mailing of the Registration Statement and the Joint Proxy Statement, the solicitation of stockholder approvals, the filing of HSR Act notice and all other matters related to the closing of the Merger.

    (b) The Company agrees that, if:

        (i) the Company shall terminate this Agreement pursuant to Section 8.01(i),

        (ii) (A) Parent shall terminate this Agreement pursuant to Section 8.01(d) and (B) at the time of such termination, there shall exist or be proposed to the Company a Competing Transaction with respect to the Company, or

        (iii) (A) Parent shall terminate this Agreement pursuant to Section 8.01(f)(i), (B) at the time of such failure to so approve this Agreement, there shall exist or have been proposed a Competing Transaction that has been publicly announced or otherwise communicated to the Company and its stockholders with respect to the Company and (C) within 12 months thereafter, the Company shall enter into a definitive agreement with respect to any Competing Transaction or any Competing Transaction shall be consummated, then, in the case of (i), prior to such termination, in the case of (ii), promptly after such termination, or, in the case of (iii), promptly after the consummation of the Competing Transaction referred to in clause (C), the Company shall pay to Parent an amount equal to $275 million (the "COMPANY TERMINATION FEE").

    (c) Parent agrees that, if:

        (i) Parent shall terminate this Agreement pursuant to Section 8.01(j),

        (ii) (A) the Company shall terminate this Agreement pursuant to Section 8.01(e) and (B) at the time of such termination, there shall exist or be proposed to Parent a Competing Transaction with respect to Parent, or

        (iii) (A) the Company shall terminate this Agreement pursuant to Section 8.01(f)(ii), (B) at the time of such failure to so approve this Agreement, there shall exist or have been proposed a Competing Transaction that has been publicly announced or otherwise communicated to Parent and its stockholders with respect to Parent and (C) within 12 months thereafter, Parent shall enter into a definitive agreement with respect to any Competing Transaction or any Competing Transaction shall be consummated, then, in the case of (i), prior to such termination, in the case of (ii), promptly after such termination, or, in the case of (iii), promptly after the consummation of the Competing Transaction referred to in clause (C), Parent shall pay to the Company an amount equal to $183 million (the "PARENT TERMINATION FEE").

    (d) (i) The Company agrees that, if Parent terminates this Agreement pursuant to Section 8.01(g), the Company shall reimburse Parent for Parent's Expenses incurred in connection with pursuing the Merger and (ii) Parent agrees that, if the Company terminates this Agreement pursuant to Section 8.01(h), Parent shall reimburse the Company for the Company's Expenses incurred in connection with pursuing the Merger; PROVIDED, HOWEVER, that no party shall be obligated to reimburse the other party for Expenses in excess of $20 million in the aggregate.

    (e) Any payment required to be made pursuant to Section 8.05(a), (b), (c) or
(d) shall be made to the party entitled to receive such payment not later than two business days after delivery to the other party of notice of demand for payment and shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment in the notice of demand for payment delivered pursuant to this Section 8.05(e).

    (f) In the event that Parent or the Company, as the case may be, shall fail to pay the Parent Termination Fee or the Company Termination Fee, as the case may be, the amount of any such Parent Termination Fee or Company Termination Fee shall be increased to include the costs and expenses actually incurred by the other (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.05, together with interest on such unpaid Parent Termination Fee or Company Termination Fee, commencing on the date that such Parent Termination Fee or Company Termination Fee became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in The City of New York, from time to time, as such bank's base rate plus 5.00%.

                                   ARTICLE IX
                               GENERAL PROVISIONS

    SECTION 9.01. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be. Each party agrees that, except for the representations and warranties contained in this Agreement, the Parent Disclosure Schedule and the Company Disclosure Schedule, no party hereto has made any other representations and warranties, and each party hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the Merger contemplated herein, notwithstanding the delivery or disclosure to any other party or any party's representatives of any documentation or other information with respect to any one or more of the foregoing.

    SECTION 9.02. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

    (a) if to the Company:

                       Waste Management, Inc.
                       3003 Butterfield Road
                       Oak Brook, Illinois 60523-1100
                       Attention: Herbert A. Getz, Esq.
                       Telecopier: (630) 572-9130

                       with a copy to:

                       Skadden, Arps, Slate,
                         Meagher & Flom (Illinois)
                       333 West Wacker Drive
                       Chicago, IL 60606
                       Attention: Charles W. Mulaney, Jr., Esq.
                       Telecopier: (312) 407-0411

    (b) if to Parent or Merger Sub:

                       USA Waste Services, Inc.
                       1001 Fannin Street, Suite 4000
                       Houston, Texas 77002
                       Attention: Gregory T. Sangalis, Esq.
                       Telecopier: (713) 209-9711

                       with a copy to:

                       Shearman & Sterling
                       599 Lexington Avenue
                       New York, New York 10022
                       Attention: John A. Marzulli, Jr., Esq.
                       Telecopier: (212) 848-7179

    SECTION 9.03. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the following meanings:

        (a) "AFFILIATE" has the meaning specified in Rule 144 promulgated by the SEC under the Securities Act;

        (b) "BENEFICIAL OWNER" with respect to any shares of capital stock means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock;

        (c) "BUSINESS DAY" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by law or executive order to close in The City of New York, USA;

        (d) "$" means United States Dollars;

        (e) "GOVERNMENTAL ORDER" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity;

        (f) "KNOWLEDGE" means, with respect to any matter in question, that the executive officers of Parent or the Company, as the case may be, have actual knowledge of such matter;

        (g) "PERSON" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "PERSON" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government; and

        (h) "SUBSIDIARY" or "SUBSIDIARIES" of any person means any corporation, limited liability company, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary of such person) owns, directly or indirectly, more than fifty percent of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

    SECTION 9.04. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

    SECTION 9.05. ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, other than
Section 6.06, which shall survive the Effective Time and be enforceable by the beneficiaries thereof as contemplated by Section 6.06(e), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

    SECTION 9.06. INCORPORATION OF EXHIBITS. The Parent Disclosure Schedule, the Company Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.

    SECTION 9.07. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

    SECTION 9.08. GOVERNING LAW. Except to the extent that the Laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to the Merger or to matters arising under or in connection with this Agreement, this Agreement shall be governed by the Laws of the State of Delaware. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in the State of Delaware.

    SECTION 9.09. CONSENT TO JURISDICTION; VENUE. (a) Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for Delaware for the purpose of any action or proceeding arising out of or relating to this Agreement, and each of the parties hereto irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any Delaware state or federal court sitting in Delaware. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

    (b) Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other action or proceeding relating to the Merger, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this Section 9.09 shall affect the right of any party hereto to serve legal process in any other manner permitted by Law.

    SECTION 9.10. HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 9.11. COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    SECTION 9.12. ENTIRE AGREEMENT. This Agreement (including the Exhibits, the Parent Disclosure Schedule and the Company Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                USA WASTE SERVICES, INC.

                                By:  /s/ JOHN E. DRURY
                                     -----------------------------------------
                                     Name: John E. Drury
                                     Title: Chairman of the Board and
                                          Chief Executive Officer

                                WASTE MANAGEMENT, INC.

                                By:  /s/ R. S. MILLER
                                     -----------------------------------------
                                     Name: R. S. Miller
                                     Title: Chairman of the Board and
                                          Chief Executive Officer

                                DOME MERGER SUBSIDIARY, INC.

                                By:  /s/ JOHN E. DRURY
                                     -----------------------------------------
                                     Name: John E. Drury
                                     Title: President

                                                                 EXHIBIT 6.04(A)

                        FORM OF COMPANY AFFILIATE LETTER

USA Waste Services, Inc.
1001 Fannin Street, Suite 4000
Houston, TX 77002

Waste Management, Inc.
3003 Butterfield Road
Oak Brook, IL 60523

Ladies and Gentlemen:

    I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Waste Management, Inc., a Delaware corporation ("COMPANY"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "ACT"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger, dated as of March 10, 1998 (the "AGREEMENT"), among USA Waste Services, Inc. ("PARENT"), the Company and Dome Merger Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), Merger Sub shall be merged with and into the Company (the "MERGER"), and the stockholders of the Company shall receive shares of common stock, par value $.01 per share, of Parent ("PARENT COMMON STOCK"), in exchange for shares of common stock, par value $1.00 per share, of the Company (the "COMPANY COMMON STOCK").

    As a result of the Merger, I may receive shares of Parent Common Stock in exchange for shares (or upon exercise of options for shares or upon the exercise by me of rights under certain option plans of the Company that become exercisable upon the consummation of the Merger) owned by me of Company Common Stock ("PARENT SECURITIES").

    I represent, warrant and covenant to Parent that in the event I receive any shares of Parent Securities as a result of the Merger:

        A. I shall not make any sale, transfer or other disposition of Parent Securities in violation of the Act or the Rules and Regulations.

        B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Parent Securities to the extent I felt necessary, with my counsel or counsel for the Company.

        C. I have been advised that the issuance of Parent Securities to me pursuant to the Merger shall be registered with the Securities and Exchange Commission (the "COMMISSION") under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since (a) at the time the Merger shall be submitted for a vote of the stockholders of the Company, I may be deemed to be an affiliate of the Company and (b) the distribution by me of Parent Securities has not been registered under the Act, I may not sell, transfer or otherwise dispose of Parent Securities issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

        D. I understand that, except as provided in the Agreement, Parent is under no obligation to register the sale, transfer or other disposition of Parent Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

        E. I also understand that stop transfer instructions will be given to Parent's transfer agents with respect to Parent Securities issued to me and that there will be placed on the certificates for Parent Securities issued to me, or any substitutions therefor, a legend stating in substance:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN
        ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED            BETWEEN THE
        REGISTERED HOLDER HEREOF AND USA WASTE SERVICES, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF USA WASTE SERVICES, INC."

        F. I also understand that, unless the sale or transfer by me of Parent Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to put the following legend on the certificates issued to my transferee:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

        G. I further represent to, and covenant with, Parent that to the extent the consummation of the Merger results in a "change in control" pursuant to any option plan of the Company and, as a result thereof, I exercise my right to require Parent to repurchase my outstanding options thereunder, I will elect to receive Parent Securities as consideration for such repurchase, notwithstanding any ability I may have under such option plan to receive cash consideration from Parent (whether as the result of Parent's sale, on my behalf, of Parent Securities issued to me or otherwise).

        H. I further represent to, and covenant with, Parent that I will not sell, transfer or otherwise dispose of, or execute any cashless exercise of stock options or warrants for, (i) any Company Common Stock during the 30 days immediately preceding the effective date of the Merger or (ii) any Parent Securities received by me in the Merger or any other shares of the capital stock of Parent or enter into any arrangement to reduce my risk relating to Company Common Stock or such Parent Securities until after such time as results covering at least 30 days of combined operations of Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations. Parent shall notify the "affiliates" of the publication of such results.

    Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                               Very truly yours,

                                               --------------------------------------------
                                               Name:

Accepted this   day of
           , 1998, by

USA WASTE SERVICES, INC.

By:
--------------------------------------------
   Name:
   Title:

WASTE MANAGEMENT, INC.

By:
--------------------------------------------
   Name:
   Title:

                                                                 EXHIBIT 6.04(B)

                        FORM OF PARENT AFFILIATE LETTER

USA Waste Services, Inc.
1001 Fannin Street, Suite 4000
Houston, TX 77002

Waste Management, Inc.
3003 Butterfield Road
Oak Brook, IL 60523

Ladies and Gentlemen:

    I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of USA Waste Services, Inc., a Delaware corporation ("PARENT"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "ACT"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger, dated as of March 10, 1998 (the "AGREEMENT"), among Parent, Waste Management, Inc., a Delaware corporation (the "COMPANY"), and Dome Merger Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), Merger Sub shall be merged with and into the Company (the "MERGER") and the stockholders of the Company shall receive shares of common stock, par value $.01 per share, of Parent ("PARENT COMMON STOCK"), in exchange for shares of common stock, par value $1.00 per share, of the Company.

    I represent to, and covenant with, Parent that I will not sell, transfer or otherwise dispose of, or execute any cashless exercise of stock options or warrants for, (i) any Parent Common Stock during the 30 days immediately preceding the effective date of the Merger or (ii) any other shares of the capital stock of Parent or enter into any arrangement to reduce my risk relating to Parent Common Stock until after such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Securities and Exchange Commission (the "COMMISSION"), a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations. Parent shall notify the "affiliates" of the publication of such results.

    Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Parent as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                               Very truly yours,

                                               --------------------------------------------
                                               Name:

Accepted this   day of
           , 1998, by

USA WASTE SERVICES, INC.

By:
--------------------------------------------
   Name:
   Title:

WASTE MANAGEMENT, INC.

By:
--------------------------------------------
   Name:
   Title:

                                                                         ANNEX B

                                     [LOGO]

                                                            As of March 10, 1998

Board of Directors
USA Waste Services, Inc.
1001 Fannin, Suite 4000
Houston, TX 77002

Dear Sirs:

    You have requested our opinion as to the fairness from a financial point of view to USA Waste Services, Inc. ("USA Waste" or the "Company") of the Exchange Ratio (as defined below) pursuant to the terms of the Agreement and Plan of Merger (the "Agreement") dated March 10, 1998 among USA Waste, Dome Merger Subsidiary, Inc. and Waste Management, Inc. ("Waste Management") pursuant to which Dome Merger Subsidiary, Inc. will be merged (the "Merger") with and into Waste Management.

    Pursuant to the Agreement, each share of common stock, $1.00 par value per share, of Waste Management ("Waste Management Common Stock") will be converted, subject to certain exceptions, into the right to receive 0.725 shares (the "Exchange Ratio") of common stock, $.01 par value per share, of the Company ("Company Common Stock").

    In arriving at our opinion, we have reviewed the Agreement as well as financial and other information that was publicly available or furnished to us by the Company and Waste Management including information provided during discussions with their respective managements. Included in the information were certain financial projections of the Company prepared by the management of the Company and certain financial projections of Waste Management prepared by the management of Waste Management. In addition, we have compared certain financial and securities data of the Company and Waste Management with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the Company Common Stock and Waste Management Common Stock, reviewed prices and premiums paid in other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

    In rendering our opinion, we have relied upon and assumed the accuracy, completeness and fairness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and Waste Management and their respective representatives or that was otherwise reviewed by us. In particular, we have relied upon the estimates of the managements of the Company and Waste Management as to the amount and timing of certain operating synergies achievable as a result of the proposed Merger and upon our discussion of such synergies and the timing thereof with the managements of the Company and Waste Management. With respect to the financial projections supplied to us, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the Company and Waste Management as to the future operating and financial performance of the Company and Waste Management. We have assumed that no requisite regulatory consent or approval for the Merger will impose any condition, including any divestiture requirement, that will have a material adverse effect on the contemplated benefits of the Merger. Additionally, we have assumed that the acquisition by Waste Management of the outstanding minority interest in Wheelabrator Technologies Inc. will be completed prior to the consummation of the Merger.

    We have not assumed any responsibility for making any independent evaluation of assets or liabilities of the Company or Waste Management or for independently verifying any of the information reviewed by us. In rendering our opinion, we did not perform any procedures or analysis regarding potential environmental liabilities of either the Company or Waste Management, nor did we consider the impact of changes in the regulatory environment in which the Company and Waste Management operate. We have further assumed that the Merger will be accounted for as a pooling of interests under U.S. generally accepted accounting principles. We have relied as to all legal matters, including that the Merger will be free of federal tax to the Company, Waste Management and the holders of Company Common Stock and as to a reasonable estimate of the cost of resolving certain pending litigation of Waste Management, on advice of counsel to the Company.

    Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter and does not represent an opinion as to the price at which shares of the Company Common Stock will trade following the consummation of the Merger. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion addresses only the fairness of the Exchange Ratio to the Company from a financial point of view. Our opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed transaction.

    Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. DLJ has performed investment banking and other services for the Company in the past, including (i) acting as USA Waste's financial advisor in connection with USA Waste's merger with Western Waste Industries completed in May 1996; (ii) acting as USA Waste's financial advisor in connection with USA Waste's merger with Sanifill, Inc. completed in September 1996; (iii) acting as the lead manager in a public offering of USA Waste common stock and convertible subordinated notes completed in February 1997; (iv) acting as USA Waste's financial advisor in connection with USA Waste's merger with United Waste Systems, Inc. completed in August 1997; (v) acting as the lead manager in a public offering of senior notes completed in September 1997; and (vi) acting as the lead manager in a public offering of senior notes completed in December 1997. DLJ has performed investment banking and other services for Waste Management in the past, including acting as underwriters in connection with numerous debt offerings by Waste Management. In addition, in the ordinary course of our business, we trade the securities of the Company and Waste Management for our own account and for the accounts of customers, and, accordingly, may at any time hold a long or short position in such securities.

    Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the Exchange Ratio is fair to the Company from a financial point of view.

                                Very truly yours,

                                DONALDSON, LUFKIN & JENRETTE
                                SECURITIES CORPORATION

                                By:              /s/ MARK A. PYTOSH
                                     -----------------------------------------
                                                   Mark A. Pytosh
                                                 MANAGING DIRECTOR

                                                                         ANNEX C

                                                                      Investment
Banking
                                                                       Corporate
and Institutional
                                                                          Client
Corp

                                                                            5500
Sears Tower
                                                                        Chicago,
Illinois 60606
                                                                             312
906 6200
   [LOGO]

                                            June 5, 1998

Board of Directors
Waste Management, Inc.
3003 Butterfield Road
Oak Brook, IL 60521

Members of the Board of Directors

    Waste Management, Inc. (the "Company") and USA Waste Services, Inc. ("USA") have entered into an Agreement and Plan of Merger among USA, its wholly owned subsidiary ("Merger Sub") and the Company, dated as of March 10, 1998 (the "Agreement") pursuant to which Merger Sub will be merged into the Company in a transaction (the "Merger") in which each outstanding share of the Company's common stock, par value $1.00 per share (the "Company Shares"), will be converted into the right to receive 0.725 shares (the "Exchange Ratio") of the common stock of USA, par value $0.01 per share (the "USA Shares").

    You have asked us whether, in our opinion, the Exchange Ratio is fair from a financial point of view to the holders of the Company Shares, other than USA and its affiliates.

    In arriving at the opinion set forth below, we have, among other things:

    (1) Reviewed certain publicly available business and financial information relating to the Company and USA that we deemed to be relevant;

    (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company and USA, as well as the amount and timing of the cost savings, related expenses and synergies expected to result from the Merger (the "Expected Synergies") furnished to us by the Company and USA, respectively;

    (3) Conducted discussions with members of senior management and representatives of the Company and USA concerning the matters described in clauses 1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the Merger and the Expected Synergies;

    (4) Reviewed the market prices and valuation multiples for the Company Shares and USA Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

    (5) Reviewed the results of operations of the Company and USA and compared them with those of certain publicly traded companies that we deemed to be relevant;

    (6) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed to be relevant;

    (7) Participated in certain discussions and negotiations among representatives of the Company and USA and their financial and legal advisors;

    (8) Reviewed the potential pro forma impact of the Merger;

    (9) Reviewed the Agreement;

    (10) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

    In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or USA or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company or USA. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with us by the Company or USA, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's or USA's management as to the expected future financial performance of the Company or USA, as the case may be, and the Expected Synergies. We have further assumed that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes.

    Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger.

    In connection with the preparation of this opinion, we have not been authorized by the Company or the Board of Directors to solicit, nor have we solicited, third-party indications of interest for the acquisition of all or any part of the Company.

    We are acting as financial advisor to the Company in connection with the Merger and will receive a fee from the Company for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. We recently advised the Company regarding the purchase of the shares of Wheelabrator Technologies, Inc. that it did not already own, and have, in the past, provided financial advisory and financing services to the Company and USA, and may continue to do so, and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade the Company Shares and other securities of the Company, as well as USA Shares and other securities of USA, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    This opinion is for the use and benefit of the Board of Directors of the Company. Our opinion does not address the merits of the underlying decision by the Company to engage in the Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger or any matter related thereto.

    We are not expressing any opinion herein as to the prices at which the Company Shares or USA Shares will trade following the announcement or consummation of the Merger.

    On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the holders of the Company Shares, other than USA and its affiliates.

                                        Very truly yours,
                                        MERRILL LYNCH, PIERCE, FENNER & SMITH

                                                    INCORPORATED

                                                                         ANNEX D

          FORM OF AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION
                          OF USA WASTE SERVICES, INC.

              AMENDMENT TO ARTICLE FIRST OF THE USA WASTE CHARTER

    Resolved, that Article First of the Restated Certificate of Incorporation, as amended, of USA Waste Services, Inc., be deleted in its entirety, and the following be inserted in its place:

        First: The name of the Corporation is "Waste Management, Inc."

              AMENDMENT TO ARTICLE FOURTH OF THE USA WASTE CHARTER

    Resolved, that the first sentence of Article Fourth of the Restated Certificate of Incorporation, as amended, of USA Waste Services, Inc., be deleted in its entirety, and the following be inserted in its place:

        Fourth: The total number of shares of capital stock which the Corporation shall have authority to issue is one billion, five hundred and ten million (1,510,000,000), divided into one billion, five hundred million (1,500,000,000) shares of Common Stock of the par value of one cent ($0.01) per share and ten million (10,000,000) shares of Preferred Stock of the par value of one cent ($0.01) per share.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Section 102 of the Delaware General Corporation Law ("DGCL") allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. The Registrant's Restated Certificate of Incorporation (the "USA Waste Charter") contains a provision which eliminates directors' personal liability as set forth above.

    The USA Waste Charter and the Bylaws of USA Waste provide in effect that the Registrant shall indemnify its directors and officers, and may indemnify its employees and agents, to the extent permitted by the DGCL. Section 145 of the DGCL provides that a Delaware corporation has the power to indemnify its directors, officers, employees and agents in certain circumstances.

    Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful.

    Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

    Section 145 of the DGCL further provides that, to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided by
Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled; and the corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145 of the DGCL; and that, unless indemnification is ordered by a court, the determination that indemnification under subsections (a) and (b) of Section 145 of the DGCL is proper because the director, officer, employee or agent has met the applicable standard of conduct under such subsections shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

    The Registrant has purchased certain liability insurance for its officers and directors as permitted by Section 145(g) of the DGCL.

    The Registrant has entered into Indemnification Agreements with certain of its directors and executive officers. Such Indemnification Agreements provide that such persons (the "Indemnitees") will be indemnified and held harmless from all expenses, including (without limitation) reasonable fees and expenses of counsel, and all liabilities, including (without limitation) the amount of any judgements, fines, penalties, excise taxes and amounts paid in settlement, actually incurred by an Indemnitee with respect to any threatened, pending or completed claim, action (including any action by or in the right of the Registrant), suit or proceeding (whether formal or informal, or civil, criminal, administrative, legislative, arbitrative or investigative) in respect of which such Indemnitee is, was or at any time becomes, or is threatened to be made, a party, witness, subject or target, by reason of the fact that such Indemnitee is or was a director, officer, agent or fiduciary of the Registrant or serving at the request of the Registrant as a director, officer, employee, fiduciary or representative of another enterprise. Such Indemnification Agreements also provide that the Registrant, if requested to do so by an Indemnitee, will advance to such Indemnitee, prior to final disposition of any proceeding, the expenses actually incurred by the Indemnitee subject to the obligation of the Indemnitee to refund if it is ultimately determined that such Indemnitee was not entitled to Indemnification.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

        (a) The following documents are exhibits to the Registration Statement.

  EXHIBIT
  NUMBER                                             DESCRIPTION OF DOCUMENT
-----------  --------------------------------------------------------------------------------------------------------

      *2.1   Agreement and Plan of Merger, dated as of March 10, 1998, among USA Waste, Dome Merger Subsidiary and
               Waste Management (included as Annex A to the Joint Proxy Statement/ Prospectus which is part of this
               Registration Statement).

       4.1   Form of Stock Certificate of USA Waste Common Stock (incorporated by reference to Exhibit 4.3 of the
               Registrant's Registration Statement on Form S-3, File No. 33-76224).

      *5.1   Opinion of Shearman & Sterling as to the legality of the securities being registered.

      *8.1   Opinion of Shearman & Sterling as to the material United States federal income tax consequences of the
               Merger.

      *8.2   Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois) as to the material United States federal income tax consequences of the Merger.

     *23.1   Consent of Arthur Andersen LLP.

     *23.2   Consent of Coopers & Lybrand L.L.P.

  EXHIBIT
  NUMBER                                             DESCRIPTION OF DOCUMENT
-----------  --------------------------------------------------------------------------------------------------------
     *23.3   Consent of Shearman & Sterling (included in Exhibit 5.1 and Exhibit 8.1 to this Registration Statement).

     *23.4   Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois) (included in Exhibit 8.2 to this Registration
               Statement).

     *23.5   Consent of Donaldson, Lufkin & Jenrette Securities Corporation.

     *23.6   Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     *24.1   Powers of Attorney (included on the signature page of this Registration Statement).

     *99.1   Form of proxy card for the Special Meeting of Stockholders of Waste Management.

     *99.2   Form of proxy card for the Special Meeting of Stockholders of USA Waste.

     *99.3   Form of Chairman and Chief Executive Officer's Letter to the stockholders of Waste Management.

     *99.4   Form of Chairman and Chief Executive Officer's Letter to the stockholders of USA Waste.

     *99.5   Form of Notice of Special Meeting of Stockholders of Waste Management.

     *99.6   Form of Notice of Special Meeting of Stockholders of USA Waste.

     *99.7   Opinion of Donaldson, Lufkin & Jenrette Securities Corporation (included as Annex B to the Joint Proxy
               Statement/Prospectus which is part of this Registration Statement).

     *99.8   Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated (included as Annex C to the Joint Proxy
               Statement/Prospectus which is part of this Registration Statement).

     *99.9   Consents of persons named to become directors of the Registrant who have not signed this Registration
               Statement.

------------------------

*   Filed herewith.

        (b) Not applicable.

        (c) The respective opinions of Donaldson, Lufkin & Jenrette Securities Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated are included as Annex B and Annex C, respectively, to the Joint Proxy Statement/Prospectus which is part of this Registration Statement.

ITEM 22. UNDERTAKINGS

        (a) The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c)(1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

           (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Joint Proxy Statement/Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

        (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                     SIGNATURES OF USA WASTE SERVICES, INC.

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 5th day of June, 1998.

                                USA WASTE SERVICES, INC.

                                By:              /s/ JOHN E. DRURY
                                     -----------------------------------------
                                                   John E. Drury
                                              CHIEF EXECUTIVE OFFICER

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John E. Drury, Earl E. DeFrates and Gregory T. Sangalis, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of USA Waste Services, Inc.) to sign any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

      /s/ JOHN E. DRURY         Chairman of the Board,         June 5, 1998
------------------------------    Chief Executive Officer
        John E. Drury             and Director (Principal
                                  Executive Officer)

     /s/ RODNEY R. PROTO        President, Chief Operating     June 5, 1998
------------------------------    Officer and Director
       Rodney R. Proto

     /s/ EARL E. DEFRATES       Executive Vice President       June 5, 1998
------------------------------    and Chief Financial
       Earl E. DeFrates           Officer (Principal
                                  Financial Officer)

     /s/ BRUCE E. SNYDER        Vice President and Chief       June 5, 1998
------------------------------    Accounting Officer
       Bruce E. Snyder            (Principal Accounting
                                  Officer)

       /s/ RALPH F. COX         Director                       June 5, 1998
------------------------------
         Ralph F. Cox

   /s/ RICHARD J. HECKMANN      Director                       June 5, 1998
------------------------------
     Richard J. Heckmann

    /s/ RICHARD D. KINDER       Director                       June 5, 1998
------------------------------
      Richard D. Kinder

     /s/ LARRY J. MARTIN        Director                       June 5, 1998
------------------------------
       Larry J. Martin

    /s/ WILLIAM E. MOFFETT      Director                       June 5, 1998
------------------------------
      William E. Moffett

   /s/ ALEXANDER W. RANGOS      Director                       June 5, 1998
------------------------------
     Alexander W. Rangos

   /s/ JOHN G. RANGOS, SR.      Director                       June 5, 1998
------------------------------
     John G. Rangos, Sr.

     /s/ KOSTI SHIRVANIAN       Director                       June 5, 1998
------------------------------
       Kosti Shirvanian

  /s/ DAVID SUTHERLAND-YOEST    Director                       June 5, 1998
------------------------------
    David Sutherland-Yoest

      /s/ JEROME B. YORK        Director                       June 5, 1998
------------------------------
        Jerome B. York

                                 EXHIBIT INDEX

    EXHIBIT    DESCRIPTION OF DOCUMENT
     NUMBER    -----------------------------------------------------------------------------------------------------
     ------
       *2.1    Agreement and Plan of Merger, dated as of March 10, 1998, among USA Waste, Dome Merger Subsidiary and
               Waste Management (included as Annex A to the Joint Proxy Statement/Prospectus which is part of this
               Registration Statement).
        4.1    Form of Stock Certificate of USA Waste Common Stock (incorporated by reference to Exhibit 4.3 of the
               Registrant's Registration Statement on Form S-3, File No. 33-76224).
       *5.1    Opinion of Shearman & Sterling as to the legality of the securities being registered.
       *8.1    Opinion of Shearman & Sterling as to the material United States federal income tax consequences of the Merger.
       *8.2    Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois) as to the material United States federal income tax consequences of the Merger.
      *23.1    Consent of Arthur Andersen LLP.
      *23.2    Consent of Coopers & Lybrand L.L.P.
      *23.3    Consent of Shearman & Sterling (included in Exhibit 5.1 and Exhibit 8.1 to this Registration
               Statement).
      *23.4    Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois) (included in Exhibit 8.2 to this
               Registration Statement).
      *23.5    Consent of Donaldson, Lufkin & Jenrette Securities Corporation.
      *23.6    Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.
      *24.1    Powers of Attorney (included on the signature page of this Registration Statement).
      *99.1    Form of proxy card for the Special Meeting of Stockholders of Waste Management.
      *99.2    Form of proxy card for the Special Meeting of Stockholders of USA Waste.
      *99.3    Form of Chairman and Chief Executive Officer's Letter to the stockholders of Waste Management.
      *99.4    Form of Chairman and Chief Executive Officer's Letter to the stockholders of USA Waste.
      *99.5    Form of Notice of Special Meeting of Stockholders of Waste Management .
      *99.6    Form of Notice of Special Meeting of Stockholders of USA Waste.
      *99.7    Opinion of Donaldson, Lufkin & Jenrette Securities Corporation (included as Annex B to the Joint
               Proxy Statement/Prospectus which is part of this Registration Statement).
      *99.8    Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated (included as Annex C to the Joint Proxy
               Statement/Prospectus which is part of this Registration Statement).
      *99.9    Consents of persons named to become directors of the Registrant who have not signed this Registration
               Statement.

------------------------

* Filed herewith.